As filed with the Securities and Exchange Commission on August 6, 2013

Registration No. 333-189177

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CNB Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	6022	25-1450605
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

CNB Financial Corporation

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(814) 765-9621

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph B. Bower, Jr.

President and Chief Executive Officer

CNB Financial Corporation

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(814) 765-9621

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Richard A. Schaberg, Esq. Gregory F. Parisi, Esq. Hogan Lovells US LLP 555 Thirteenth Street, NW Columbia Square Washington, D.C. 20004 (202) 637-5910	Kimberly J. Schaefer, Esq. Vorys, Sater, Seymour and Pease LLP 301 East Fourth Street, Suite 3500 Great American Tower Cincinnati, Ohio 45202 (513) 723-4068

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and upon completion of the merger described in the enclosed proxy statement/prospectus.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, no par value per share	2,339,497	$26,270,148	$3,583.25

(1)	Represents the estimated maximum number of shares of CNB Financial Corporation common stock that may be issued upon the completion of the merger described herein. This registration statement also relates to an indeterminate number of shares of CNB Financial Corporation common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act.
(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rule 457(f)(2) and (f)(3) of the Securities Act, the proposed maximum aggregate offering price of the registrant’s common stock was computed by (a) multiplying (i) the book value as of May 31, 2013, of the common stock of FC Banc Corp. to be exchanged or cancelled in connection with the merger, which equaled $24.65, by (ii) 1,408,587, representing the maximum number of shares of FC Banc Corp. common stock expected to be exchanged or cancelled in connection with the merger, and (b) from that total ($34,721,670) subtracting $8,451,522, representing the estimated amount of cash to be paid to the shareholders of FC Banc Corp.
(3)	The registrant previously paid $3,583.25 in connection with the initial filing of this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. We may not sell the securities offered by this proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where an offer or solicitation is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION—DATED August 6, 2013

PROXY STATEMENT/PROSPECTUS

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Shareholder:

On March 26, 2013, the boards of directors of CNB Financial Corporation, or CNB, and FC Banc Corp., or FC, each unanimously approved a merger agreement between CNB and FC pursuant to which FC will merge with and into CNB, with CNB surviving the merger.

FC is holding a special meeting for its shareholders to vote on the proposals necessary to complete the merger. The merger cannot be completed unless the holders of a majority of the shares of FC common stock outstanding and entitled to vote at FC’s special meeting vote to adopt the merger agreement.

The special meeting of FC shareholders will be held at 105 Washington Square, Bucyrus, Ohio 44820 on September 19, 2013 , at 10:00 a.m., local time.

Under the terms and conditions of the merger, the shareholders of FC, as of the record date, will be able to elect to receive either (i) $30.00 in cash or (ii) 1.754 shares of CNB common stock for each share of FC common stock they own. Each FC shareholder’s election is subject to proration provisions described in this proxy statement/prospectus that may modify the shareholder’s election to ensure that no more than 20% of the outstanding shares of FC common stock (including any dissenters’ shares but excluding shares of FC common stock to be canceled in connection with the merger) are exchanged for cash. The value of the stock consideration will depend on the market price of CNB common stock on the effective date of the merger. FC shareholders will also receive cash in lieu of any fractional shares they would have otherwise received in the merger. CNB expects to issue up to 2,339,497 shares of its common stock in the merger. CNB common stock is listed on the NASDAQ Global Select Market under the symbol “CCNE” and FC common stock is quoted on the OTC Bulletin Board under the symbol “FCBZ.” On August 5, 2013, the last practicable trading day before the printing of the attached proxy statement/prospectus, the closing price of CNB common stock was $17.81 per share and the closing price of FC common stock was $29.50 per share. These prices may fluctuate between now and the closing of the merger. We urge you to obtain current market quotations for both CNB and FC common stock.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card as soon as possible to make sure your shares are represented at the special meeting. If you hold shares through a bank or broker, please use the voting instructions you have received from your bank or broker. If you submit a properly signed proxy card without indicating how you want to vote, your proxy will be counted as a vote “FOR” each of the proposals being voted on at FC’s special meeting. The failure to vote by submitting your proxy or attending FC’s special meeting and voting in person will have the same effect as a vote against adoption of the merger agreement.

The accompanying document serves as the proxy statement for FC’s special meeting and as the prospectus for the shares of CNB common stock to be issued in the merger. This proxy statement/prospectus describes the FC special meeting, the merger, the documents related to the merger and other related matters. Please carefully review and consider this proxy statement/prospectus. Please give particular attention to the discussion under the heading “Risk Factors” beginning on page 15 for risk factors relating to the transaction that you should consider.

FC’s board of directors unanimously recommends that shareholders vote “FOR” the adoption of the merger agreement, and “FOR” the approval of the adjournment of the special meeting, if necessary, in order to solicit additional proxies in favor of the merger agreement and the transactions contemplated by the merger agreement, including the merger.

Sincerely,

Robert D. Hord
Chairman of the Board of Directors

Neither the Securities and Exchange Commission nor any state securities commission or bank regulatory agency has approved or disapproved of the securities to be issued in the merger or determined if the attached proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The shares of CNB common stock to be issued in the merger are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by any federal or state governmental agency.

This proxy statement/prospectus is dated August 6, 2013, and is first being mailed to FC shareholders on or about August 9, 2013.

105 Washington Square

Bucyrus, Ohio 44820

(419) 562-7040

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON

A special meeting of shareholders of FC Banc Corp., or FC, will be held at 105 Washington Square, Bucyrus, Ohio 44820 on September 19, 2013, at 10:00 a.m., local time, for the following purposes:

1.	to consider and vote upon a proposal to adopt the Agreement and Plan of Merger by and between CNB Financial Corporation, or CNB, and FC, dated as of March 26, 2013, pursuant to which FC will merge with and into CNB with CNB surviving; and

2.	to consider and vote upon a proposal to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to adopt the merger agreement.

The merger agreement and proposed merger of FC with and into CNB is more fully described in the attached document, which you should read carefully in its entirety before voting. A copy of the merger agreement is included as Annex A to the attached proxy statement/prospectus.

The board of directors of FC has established the close of business on August 6, 2013, as the record date for the special meeting. Only record holders of FC common stock as of the close of business on that date will be entitled to notice of and vote at the special meeting or any adjournment or postponement of that meeting. A list of shareholders entitled to vote at the special meeting will be available for review at the special meeting upon request by any FC shareholder entitled to vote at the special meeting. The affirmative vote of holders of a majority of the shares of FC common stock outstanding and entitled to vote at the special meeting is required to adopt the merger agreement.

Your vote is important, regardless of the number of shares that you own. Please complete, sign and return the enclosed proxy card promptly in the enclosed postage-paid envelope. Voting by proxy will not prevent you from voting in person at the special meeting, but will assure that your vote is counted if you are unable to attend. You may revoke your proxy at any time before the meeting. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions furnished to you by such record holder with these materials. If you do not vote in person or by proxy or if you abstain from voting or do not instruct your broker as to how to vote, if applicable, the effect will be a vote “AGAINST” adoption of the merger agreement.

The FC board of directors unanimously recommends that you vote “FOR” adoption of the merger agreement and “FOR” the approval of the adjournment proposal as described above.

By Order of the Board of Directors,

Jennifer S. Gingery
Secretary

Bucyrus, Ohio

August 6, 2013

ADDITIONAL INFORMATION

The accompanying proxy statement/prospectus incorporates by reference important business and financial information about CNB from documents that are not included in or delivered with the proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from CNB at the following address and telephone number:

CNB Financial Corporation

1 South Second Street

P.O. Box 42

Clearfield, Pennsylvania 16830

Attention: Richard L. Greslick, Jr.

(814) 765-9621

www.bankcnb.com

(“Investor Relations” tab)

To obtain timely delivery, you must request the information no later than five business days before the FC special meeting. This means that you must make your request no later than September 12, 2013.

For a more detailed description of the information incorporated by reference in the accompanying proxy statement/prospectus and how you may obtain it, see “Where You Can Find More Information” beginning on page 115.

The accompanying proxy statement/prospectus provides a detailed description of the merger and the merger agreement. We urge you to read the proxy statement/prospectus, including any documents incorporated by reference into the proxy statement/prospectus, and its annexes carefully and in their entirety. If you have any questions or need assistance voting your shares, please contact FC at the address or telephone number listed below:

FC Banc Corp.

105 Washington Square

Bucyrus, Ohio 44820

Attention: Coleman J. Clougherty

(419) 562-7040

Please do not send your stock certificates at this time. You will be sent separate instructions regarding the surrender of your stock certificates.

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ii

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QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE FC SPECIAL MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the merger and the FC special meeting. These questions and answers may not address all questions that may be important to you as an FC shareholder. To better understand these matters, and for a description of the legal terms governing the merger, you should carefully read this entire proxy statement/prospectus, including the annexes, as well as the documents that have been incorporated by reference in this proxy statement/prospectus.

Q:	Why am I receiving this proxy statement/prospectus?

A:	CNB and FC have agreed to the acquisition of FC by CNB under the terms of the merger agreement that is described in this proxy statement/prospectus. A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A. In order to complete the merger, FC shareholders must vote to adopt the merger agreement. FC will hold a special meeting of shareholders to obtain this approval. This proxy statement/prospectus contains important information about the merger, the merger agreement, the special meeting of FC shareholders and other related matters, and you should read it carefully. The enclosed voting materials for the FC special meeting allow you to vote your shares of common stock without attending the special meeting in person.

We are delivering this proxy statement/prospectus to you as both a proxy statement of FC and a prospectus of CNB. It is a proxy statement because the board of directors of FC is soliciting proxies from FC shareholders to vote on the adoption of the merger agreement at the FC special meeting of shareholders and adjournments of the special meeting, if necessary, for the purpose of soliciting additional proxies in favor of the foregoing proposal. Your proxy will be used at the FC special meeting or at any adjournment or postponement of that special meeting. It is also a prospectus because CNB will issue CNB common stock to FC shareholders who elect to receive shares of CNB common stock as consideration in the merger, and this prospectus contains information about that common stock.

Q:	What will happen in the merger?

A:	In the proposed merger, FC will merge with and into CNB, with CNB being the surviving entity. Following the merger, The Farmers Citizens Bank, or FC Bank, FC’s principal subsidiary, will be merged with and into CNB Bank, CNB’s principal subsidiary, with CNB Bank being the surviving entity.

Q:	What are the proposals on which I am being asked to vote?

A:	You are being asked to vote on the following proposals: (i) to adopt the merger agreement and (ii) to approve one or more adjournments of the special meeting, if necessary, for the purpose of soliciting additional proxies in favor of the proposal to adopt the merger agreement.

Q:	What will I receive in the merger?

A:	If the merger agreement is adopted and the merger is subsequently completed, FC shareholders will be entitled to receive for each of their shares of FC common stock either (i) $30.00 in cash, without interest, or (ii) 1.754 shares of CNB common stock.

You will have the opportunity to elect the form of consideration to be received for your shares, subject to proration and allocation procedures set forth in the merger agreement and described in this proxy statement/prospectus which may result in your receiving a portion of the merger consideration in a form other than that which you elected.

CNB may opt to increase the exchange ratio in specific circumstances where FC could otherwise terminate the merger agreement and likewise, FC may opt to decrease the exchange ratio in specific circumstances where CNB could otherwise terminate the merger agreement. For more information regarding these termination rights and the adjustments that may result to the merger consideration, see “The Merger—Termination of the Merger Agreement” on page 93 for more information.

The value of the stock consideration is dependent upon the value of CNB common stock and, therefore, will fluctuate with the market price of CNB common stock. Accordingly, any change in the price of CNB common stock prior to the merger will affect the market value of the stock consideration that FC shareholders may elect to receive as a result of the merger.

Q:	What will happen to shares of CNB common stock in the merger?

A:	Each share of CNB common stock outstanding held by CNB shareholders immediately before the merger will continue to represent one share of CNB common stock after the effective time. Accordingly, CNB shareholders will receive no consideration in the merger and the merger will not change the number of shares a CNB shareholder currently owns.

However, after the merger, the current shareholders of CNB as a group will own a smaller percentage of ownership of the combined company than such shareholders’ percentage ownership of CNB before the merger. Based on the weighted average number of shares of common stock of CNB outstanding at March 31, 2013, the current shareholders of CNB and the current shareholders of FC, each as a group, will own 87% and 13%, respectively, of the combined company following the consummation of the transaction.

Q:	Will I receive any fractional shares of CNB common stock as part of the merger consideration?

A:	No. CNB will not issue any fractional shares of CNB common stock in the merger. Instead, CNB will pay you the cash value of a fractional share measured by the average of the daily closing prices of CNB common stock on The NASDAQ Global Select Market for the five consecutive trading days immediately preceding, but not including, the trading day immediately prior to the closing date of the merger.

Q:	Is there a termination fee potentially payable under the merger agreement?

A:	Yes. Under certain circumstances, FC may be required to pay CNB a termination fee if the merger agreement is terminated. See “The Merger Agreement–Termination Fee” on page 95 for more information.

Q:	How do I make an election with respect to my shares of FC common stock?

A:	Each FC shareholder will receive an election form, which you should complete and return according to the instructions printed on the form. The election deadline will be 5:00 p.m., New York City time, on September 18, 2013, the date prior to the date of the special meeting, or the election deadline. A copy of the election form is being mailed under separate cover on or about the date of this proxy statement/prospectus. If you do not send in the election form by the deadline, you will be deemed not to have made an election and you may be paid CNB common stock. See “The Merger Agreement—Election Procedures” on page 81 for more information.

Q:	Can I change or revoke my election with respect to my shares of FC common stock?

A:	You may change your election at any time prior to the election deadline by submitting to Registrar and Transfer Company written notice accompanied by a properly completed and signed, revised election form. Shareholders will not be entitled to change or revoke their elections following the election deadline. All elections will be revoked automatically if the merger agreement is terminated.

Q:	What if I hold options to purchase shares of FC common stock or restricted stock awards?

A:	Immediately prior to the effective time, each outstanding and unexercised option (whether vested or unvested) granted by FC will, by reason of the merger, be canceled and converted into the right to receive in cash an amount (subject to required tax withholdings) equal to the product of (i) the excess, if any, of the cash consideration per share over the exercise price per share of each such option and (ii) the number of shares of FC common stock subject to the option. FC will make the payments in respect of such canceled options immediately prior to the effective time of the merger. Any options which vest in the ordinary course and are properly exercised prior to the effective time will have the right to receive merger consideration on the same terms as all other outstanding shares of FC common stock.

At the effective time, all outstanding unvested shares of FC common stock granted in the form of “restricted stock” awards made by FC will become vested rights to receive the merger consideration on the same terms as all other outstanding shares of FC common stock.

Q:	What are the material U.S. federal income tax consequences of the merger to U.S. holders of shares of FC common stock?

A:	The merger is intended to qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. Therefore, for U.S. federal income tax purposes, as a result of the merger, it is expected that a U.S. holder of shares of FC common stock generally will only recognize gain (but not loss) in an amount not to exceed the cash (if any) received as part of the merger consideration but will recognize gain or loss (1) if such holder received the entirety of its consideration in cash or (2) with respect to any cash received in lieu of fractional shares of CNB common stock. See “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 72.

Tax matters are very complicated, and the tax consequences of the merger to each U.S. holder of FC common stock may depend on such holder’s particular facts and circumstances. Holders of FC common stock are urged to consult with their tax advisors to fully understand the tax consequences of the merger.

Q:	Will I be able to trade the shares of CNB common stock that I receive in the merger?

A:	You may freely trade the shares of CNB common stock issued in the merger, unless you are an “affiliate” of CNB as defined by Rule 144 under the Securities Act of 1933, as amended, or the Securities Act. Affiliates consist of individuals or entities that control, are controlled by, or are under the common control with CNB and include the executive officers and directors and may include significant shareholders of CNB.

Q:	What are the conditions to completion of the merger?

A:	The obligations of CNB and FC to complete the merger are subject to the satisfaction or waiver of certain closing conditions contained in the merger agreement, including the receipt of required regulatory approvals and tax opinions, and the adoption of the merger agreement by the shareholders of FC.

Q:	When do you expect the merger to be completed?

A:	We will complete the merger when all of the conditions to completion contained in the merger agreement are satisfied or waived, including obtaining required regulatory approvals and the adoption of the merger agreement by FC shareholders at FC’s special meeting. While we expect the merger to be completed no later than the fourth quarter of 2013, because fulfillment of some of the conditions to completion of the merger is not entirely within our control, we cannot assure you of the actual timing.

Q:	What FC shareholder approval is required to complete the merger?

A:	The merger cannot be completed unless the holders of a majority of the shares of FC common stock outstanding and entitled to vote at the FC special meeting vote to adopt the merger agreement.

Q:	Are there any FC shareholders already committed to voting in favor of the merger agreement?

A:	Yes. FC’s Chairman, Robert D. Hord, and directors Patrick D. Hord and Richard H. Thut entered into voting agreements with CNB requiring them to vote all of their shares in favor of adoption of the merger agreement. As of the record date, Messrs. Hord, Hord and Thut held 111,887; 4,679 and 436,799 shares of FC common stock, respectively, which collectively represented approximately 8.40%, 0.35% and 33.0% of the outstanding shares of FC common stock on the record date.

Q:	When and where is the FC special meeting?

A:	The special meeting of shareholders of FC will be held at 105 Washington Square, Bucyrus, Ohio 44820 on September 19, 2013, at 10:00 a.m., local time.

Q:	What will happen at the FC special meeting?

A:	At the special meeting, FC shareholders will consider and vote upon the proposal to adopt the merger agreement. If, at the time of the FC special meeting, there are not sufficient votes for the shareholders to adopt the merger agreement, you may be asked to consider and vote upon a proposal to adjourn such special meeting, so that additional proxies may be collected.

Q:	Who is entitled to vote at the FC special meeting?

A:	All holders of FC common stock who held shares at the close of business on August 6, 2013, which is the record date for the special meeting of FC shareholders, are entitled to receive notice of and to vote at the FC special meeting. Each holder of FC common stock is entitled to one vote for each share of FC common stock owned as of the record date.

Q:	What constitutes a quorum for the FC special meeting?

A:	The quorum requirement for the FC special meeting is the presence in person or by proxy of the holders of at least a majority of the total number of outstanding shares of FC common stock entitled to vote.

Q:	How does the board of directors of FC recommend I vote?

A:	After careful consideration, the FC board of directors unanimously recommends that all of the FC shareholders vote “FOR” adoption of the merger agreement, and “FOR” the adjournment proposal, if necessary.

Q:	Are there any risks that I should consider in deciding whether to vote for adoption of the merger agreement?

A:	Yes. You should read and carefully consider the risk factors set forth in the section in this proxy statement/prospectus entitled “Risk Factors” beginning on page 15 as well as the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed in the section of this proxy statement/prospectus titled “Information Regarding Forward-Looking Statements” on page 26.

Q:	What do I need to do now?

A:	You should carefully read and consider the information contained in or incorporated by reference into this proxy statement/prospectus, including its annexes. It contains important information about the merger, the merger agreement, CNB and FC. After you have read and considered this information, you should complete and sign your proxy card and return it in the enclosed postage-paid return envelope as soon as possible so that your shares will be represented and voted at the FC special meeting.

Q:	How may I vote my shares for the special meeting proposals presented in this proxy statement/prospectus?

A:	You may vote by completing, signing, dating and returning the proxy card in the enclosed postage-paid envelope as soon as possible. This will enable your shares to be represented and voted at the FC special meeting. You can also choose to attend the special meeting and vote your shares in person instead of completing and returning a proxy card.

Q:	If my shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee automatically vote my shares for me?

A:	No. Your broker, bank or other nominee will not vote your shares unless you provide instructions to your broker, bank or other nominee on how to vote. You should instruct your broker, bank or other nominee to vote your shares by following the instructions provided by the broker, bank or nominee with this proxy statement/prospectus.

Q:	How will my shares be represented at the special meeting?

A:	At the FC special meeting, the officers named in your proxy card will vote your shares in the manner you requested if you properly signed and submitted your proxy. If you sign your proxy card and return it without indicating how you would like to vote your shares, your proxy will be voted as the FC board of directors recommends, which is, (1) “FOR” the adoption of the merger agreement and (2) “FOR” the approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the special meeting.

Q:	What if I fail to submit my proxy card or to instruct my broker, bank or other nominee?

A:	If you fail to properly submit your proxy card or to instruct your broker, bank or other nominee to vote your shares FC common stock and you do not attend the FC special meeting and vote your shares in person, your shares will not be voted. This will have the same effect as a vote “AGAINST” adoption of the merger agreement, but will have no impact on the outcome of the other proposal.

Q:	Can I attend the FC special meeting and vote my shares in person?

A:	Yes. Although the FC board of directors requests that you return the proxy card accompanying this proxy statement/prospectus, all FC shareholders are invited to attend the special meeting. Shareholders of record on August 6, 2013, can vote in person at the FC special meeting. If your shares are held by a broker, bank or other nominee, then you are not the shareholder of record and you must bring to the special meeting appropriate documentation from your broker, bank or other nominee to enable you to vote at the special meeting.

Q:	Can I change my vote after I have submitted my proxy?

A:	Yes. If you do not hold your shares in “street name,” there are three ways you can change your vote at any time after you have submitted your proxy and before your proxy is voted at the special meeting:

•	you may deliver a written notice bearing a date later than the date of your proxy card to FC’s Secretary at the address listed below, stating that you revoke your proxy;

•	you may submit a new signed proxy card bearing a later date (any earlier proxies will be revoked automatically); or

•	you may attend the special meeting and vote in person, although attendance at the special meeting will not, by itself, revoke a proxy.

You should send any notice of revocation to FC at:

FC Banc Corp.

105 Washington Square

Bucyrus, Ohio 44820

Attn: Jennifer S. Gingery, Secretary

If you have instructed a bank, broker or other nominee to vote your shares, you must follow the directions you receive from your bank, broker or other nominee to change your voting instructions.

Q:	What happens if I sell my shares after the record date but before the special meeting?

A:	The record date of the special meeting is earlier than the date of the special meeting and the date that the merger is expected to be completed. If you sell or otherwise transfer your shares after the record date for the FC special meeting, but before the date of the FC special meeting, you will retain your right to vote at the FC special meeting, but you will not have the right to receive the merger consideration to be received by FC’s shareholders in the merger. In order to receive the merger consideration, an FC shareholder must hold his or her shares through completion of the merger.

Q:	What do I do if I receive more than one proxy statement/prospectus or set of voting instructions?

A:	If you hold shares directly as a record holder and also in “street name” or otherwise through a nominee, you may receive more than one proxy statement/prospectus and/or set of voting instructions relating to the special meeting. These should each be voted and/or returned separately in order to ensure that all of your shares are voted.

Q:	Are FC shareholders entitled to seek appraisal or dissenters’ rights if they do not vote in favor of the adoption of the merger agreement?

A:	Under Ohio law, holders of shares of FC common stock that meet certain requirements will have the right to dissent from the merger and obtain payment in cash for the fair value of their shares of FC common stock. To exercise appraisal rights, FC shareholders must strictly follow the procedures prescribed by Ohio law. These procedures are summarized under the section entitled “The Merger—Dissenters’ Appraisal Rights” beginning on page 77. In addition, the text of the applicable appraisal rights provisions of Ohio law is included as Annex B to this proxy statement/prospectus.

Q:	Should FC shareholders send in their stock certificates now?

A:	No. Following the completion of the merger, FC shareholders will receive a letter of transmittal and instructions for surrendering their stock certificates in exchange for merger consideration. In the meantime, you should retain your stock certificates because they are still valid. Please do not send in your stock certificates with your proxy card or with your form of election.

Q:	Will a proxy solicitor be used?

A:	No.

Q:	Where can I find more information about the companies?

A:	You can find more information about CNB and FC from the various sources described under “Where You Can Find More Information” beginning on page 115.

Q:	Whom should I call with questions?

A:	If you have any questions concerning the merger, the other meeting matters or the proxy statement/prospectus, or need assistance voting your shares, please contact FC at the address or telephone number listed below:

FC Banc Corp.

105 Washington Square

Bucyrus, Ohio 44820

Attention: Coleman J. Clougherty

(419) 562-7040

SUMMARY

This summary highlights selected information from this proxy statement/prospectus. It does not contain all of the information that may be important to you. We urge you to read carefully the entire document and the other documents to which this proxy statement/prospectus refers in order to fully understand the merger and the related transactions. See “Where You Can Find More Information” beginning on page 122. Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail.

The Companies

CNB Financial Corporation

CNB Financial Corporation, or CNB, is a financial holding company that conducts business primarily through CNB Bank, CNB’s principal subsidiary. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include Wealth and Asset Management, a private banking division and 29 full-service offices in Pennsylvania, including ERIEBANK, a division of CNB Bank.

At March 31, 2013, CNB had $1.8 billion in assets, $1.5 billion in deposits and $146 million of shareholders’ equity.

CNB’s principal executive offices are located at 1 South Second Street, P.O. Box 42, Clearfield, Pennsylvania 16830, its phone number is (814) 765-9621 and its website is www.bankcnb.com. Information that is included in CNB’s website does not constitute part of this proxy statement/prospectus.

FC Banc Corp.

FC Banc Corp., or FC, is the holding company for The Farmers Citizens Bank, or FC Bank. Since 1907, FC Bank has had a tradition of being a locally owned bank proudly serving its customers. With offices in Bucyrus, Cardington, Fredericktown, Mount Hope, Upper Arlington, Shiloh and Worthington, FC Bank is a Federal Deposit Insurance Corporation member and an Equal Housing Lender.

At March 31, 2013, FC had $374.4 million in assets, $334.6 million in deposits, and $33.3 million of shareholders’ equity.

FC’s principal executive offices are located at 105 Washington Square, Bucyrus, Ohio 44820. FC’s telephone number is (419) 562-7040 and its website is www.farmerscitizensbank.com. Information that is included in FC’s website does not constitute part of this proxy statement/prospectus.

The Special Meeting of Shareholders of FC

Date, Time and Place of the Special Meeting (Page 52)

FC will hold its special meeting of shareholders at 105 Washington Square, Bucyrus, Ohio 44820 on September 19, 2013, at 10:00 a.m., local time.

Purpose of the Special Meeting (Page 52)

At the special meeting you will be asked to vote upon a proposal to adopt the merger agreement and, if necessary, a proposal to approve one or more adjournments of the special meeting.

Recommendation of FC Board of Directors (Page 52)

The FC board of directors unanimously recommends that you vote “FOR” adoption of the merger agreement and “FOR” approval of the proposal to adjourn the special meeting.

Record Date; Outstanding Shares; Shares Entitled to Vote (Page 52)

Only holders of record of FC common stock at the close of business on the record date of August 6, 2013, are entitled to notice of and to vote at the special meeting. As of the record date, there 1,326,312 were shares of FC common stock outstanding, held of record by approximately 193 shareholders.

Quorum; Vote Required (Page 52)

A quorum of FC shareholders is necessary to hold a valid meeting. If at least a majority of the total number of the outstanding shares of FC common stock entitled to vote are represented in person or by proxy at the special meeting, a quorum will exist. FC will include proxies marked as abstentions and broker non-votes in determining the presence of a quorum at the special meeting.

The affirmative vote of a majority of the outstanding shares of FC common stock is required to adopt the merger agreement. The affirmative vote of a majority of those present in person or by proxy and entitled to vote is required to approve the proposal to adjourn the special meeting.

Share Ownership of Management; Voting Agreement (Page 52)

As of the record date, the directors and executive officers of FC and their affiliates collectively owned 703,068 shares of FC common stock, or approximately 53% of FC’s outstanding shares. FC currently expects that each of its directors and executive officers and their affiliates will vote their shares of FC common stock “FOR” adoption of the merger agreement and approval of the adjournment proposal described in the notice for the special meeting. FC’s Chairman, Robert D. Hord, and directors Patrick D. Hord and Richard H. Thut have entered into agreements that require them to do so.

Messrs. Hord, Hord and Thut have each entered into a voting agreement with CNB, which requires each of Messrs. Hord, Hord and Thut to vote all of the shares of FC common stock beneficially owned by him in favor of adoption of the merger agreement. As of the record date, Robert D. Hord, Patrick D. Hord and Richard H. Thut held 111,887; 4,679 and 436,799 shares of FC common stock, respectively, which collectively represented approximately 8.40%, 0.35% and 33.0% of the outstanding shares of FC common stock as of the record date, respectively. Messrs. Hord, Hord and Thut were not paid any additional consideration in connection with the execution of the voting agreements.

The Merger and the Merger Agreement

The proposed merger is of FC with and into CNB, with CNB as the surviving corporation in the merger. The merger agreement is attached to this proxy statement/prospectus as Annex A. Please carefully read the merger agreement as it is the legal document that governs the merger.

Structure of the Merger (Page 79)

Subject to the terms and conditions of the merger agreement, and in accordance with the Pennsylvania Business Corporation Law of 1988 and the Ohio Revised Code, at the completion of the merger, FC will merge with and into CNB. CNB will be the surviving corporation in the merger and will continue its corporate existence under the laws of the Commonwealth of Pennsylvania. Upon completion of the merger, the separate corporate existence of FC will terminate. In connection with the merger, FC’s wholly owned subsidiary, The Farmers Citizens Bank, or FC Bank, may merge with and into CNB Bank, a wholly owned subsidiary of CNB, with CNB Bank surviving.

Consideration to be Received in the Merger (Page 80)

Cash or Stock Consideration. The merger agreement provides that FC shareholders will have the right, with respect to each of their shares of FC common stock, to elect to receive, subject to proration as described below, either (i) $30.00 in cash, without interest, or (ii) 1.754 shares of CNB common stock. You will have the opportunity to elect the form of consideration to be received for each of your shares, subject to proration and allocation procedures set forth in the merger agreement, which may result in your receiving a portion of the merger consideration in a form other than that which you elected.

The value of the stock consideration is dependent upon the value of CNB common stock and, therefore, will fluctuate with the market price of CNB common stock. Accordingly, any change in the price of CNB common stock prior to the merger will affect the market value of any stock consideration that FC shareholders will receive as a result of the merger.

No fractional shares of CNB common stock will be issued to any holder of FC common stock upon completion of the merger. For each fractional share that would otherwise be issued, CNB will pay each shareholder cash (without interest) in an amount equal to the fractional share interest to which such shareholder would otherwise be entitled multiplied by the average of the daily closing prices of CNB common stock during the regular session of CNB common stock on the NASDAQ Global Select Market for the five consecutive trading days immediately preceding, but not including, the trading day prior to the closing date of the merger.

Election Procedures for Shareholders (Page 81)

If you own FC common stock or are the recipient of an award of shares of “restricted stock,” you will soon receive under separate cover an election form that you may use to indicate whether your preference is to receive cash or shares of CNB common stock. The election deadline will be 5:00 p.m., New York City time, on September 18, 2013, the day prior to the date of the special meeting. To make an election, a holder must submit a properly completed election form and return it so that the form is actually received by Registrar and Transfer Company at or before the election deadline in accordance with the instructions on the election form.

Non-Electing FC Shareholders (Page 80)

FC shareholders who make no election to receive cash or CNB common stock in the merger or who do not make a valid election will be deemed not to have made an election. Shareholders not making an election will be paid in CNB common stock.

Proration (Page 80)

The maximum number of shares of FC common stock to be converted into cash consideration in the merger will be 20% of the outstanding shares of FC common stock (including any shares for which dissenters’ rights are appropriately exercised but excluding shares of FC common stock to be canceled in accordance with terms of the merger agreement). The remaining shares of FC common stock will be converted into shares of CNB common stock. Therefore, elections are subject to certain proration and other provisions to preserve this requirement regarding the maximum number of shares of FC common stock to be converted into cash in the merger.

If the FC shareholders’ election and the number of shares of FC common stock for which dissenters’ rights are appropriately exercised would result in more than 20% of the outstanding shares of FC common stock (including any shares for which dissenters’ rights are appropriately exercised but excluding shares of FC common stock to be canceled in accordance with terms of the merger agreement) being exchanged for cash, then all FC shareholders who elected to receive stock consideration or who did not make an election will receive stock consideration, and all shareholders who have elected to receive cash consideration will receive the following:

•

a number of shares of CNB common stock (rounded to the nearest whole share) equal to the product obtained by multiplying (i) the number of shares for which such shareholder made elections to receive the cash consideration and (ii) a fraction, the numerator of which is the amount by which (a) the sum of the number of shares for which all FC shareholders made elections to receive cash consideration and the number of shares of FC common stock for which dissenters’ rights are appropriately exercised exceeds (b) the maximum number of shares of FC common stock to be converted into cash consideration, and the denominator of which is the number of shares for which elections were made to receive the cash consideration, and

•	the right to receive cash consideration for the remaining number of such shareholder’s shares.

If the FC shareholders’ elections and the number of shares of FC common stock for which dissenters’ rights are appropriately exercised would result in 20% or fewer of the outstanding shares of FC common stock (including any shares for which dissenters’ rights are appropriately exercised but excluding shares of FC common stock to be canceled in accordance with terms of the merger agreement) being exchanged for cash, then all FC shareholders who elected to receive cash consideration will receive cash consideration and all FC shareholders who elected to receive stock consideration or made no election will receive stock consideration.

Treatment of Stock Options and Restricted Stock Awards (Page 81)

Immediately prior to the effective time of the merger, or the effective time, each outstanding and unexercised option (whether vested or unvested) granted by FC will, by reason of the merger, be canceled and converted into the right to receive in cash an amount (subject to required tax withholdings) equal to the product of (i) the excess, if any, of the cash consideration per share over the exercise price per share of such option and (ii) the number of shares of FC common stock subject to such option. FC will make the payments immediately prior to the effective time. Any options which vest in the ordinary course and are properly exercised prior to the effective time will have the right to receive merger consideration on the same terms as all other outstanding shares of FC common stock.

At the effective time, all outstanding unvested shares of FC common stock granted in the form of “restricted stock” awards made by FC will become vested rights to receive the merger consideration, on the same terms as all other outstanding shares of FC common stock.

Surrender of Stock Certificates (Page 81)

Following the effective time of the merger, owners of FC common stock will receive under separate cover a letter of transmittal, together with instructions for the exchange of their FC common stock certificates for the merger consideration. Upon surrendering your certificate(s) representing shares of FC’s common stock, together with the signed letter of transmittal, you shall be entitled to receive, as applicable (i) certificate(s) representing a number of whole shares of CNB’s common stock determined in accordance with the exchange ratio, (ii) a check representing the amount of cash to which you shall have become entitled to, and (iii) a check representing the amount of cash in lieu of fractional shares.

Material U.S. Federal Income Tax Consequences of the Merger (Page 72)

The merger is intended to qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, or the Code. Therefore, for U.S. federal income tax purposes, as a result of the merger, it is expected that a U.S. holder of shares of FC common stock generally will only recognize gain (but not loss) in an amount not to exceed the cash (if any) received as part of the merger consideration and will recognize gain or loss if such holder received its consideration solely in cash or with respect to any cash received in lieu of fractional shares of CNB common stock.

FC shareholders are urged to read the discussion in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 72 and to consult their tax advisors for a full explanation of the tax consequences of the merger.

Recommendation of the FC Board of Directors (Page 52)

After careful consideration of the various factors, including those set forth under the headings “The Merger—FC’s Reasons for the Merger” and “The Merger—Recommendation of FC’s Board of Directors” beginning on page 61, the FC board of directors has determined that the merger agreement, the merger and the transactions contemplated by the merger agreement are advisable, fair to, and in the best interests of FC and its shareholders. Accordingly, the FC Board of Directors unanimously recommends that FC shareholders vote:

•	“FOR” the proposal to adopt the merger agreement; and

•	“FOR” the proposal to approve adjournments or postponements of the special meeting, if necessary, to permit further solicitation of proxies in favor of the foregoing proposal.

The merger is not conditioned on the proposal to approve adjournments or postponements of the special meeting.

Dissenters’ Appraisal Rights (Page 77)

Under Ohio law, you are entitled to dissenters’ rights of appraisal in connection with the merger, provided that you meet all of the conditions set forth in Section 1701.85 of the Ohio Revised Code.

In particular, under Ohio law, appraisal rights are only available if, among other things, you are a record holder of shares as of the record date for the FC special meeting, you do not vote your shares in favor of the proposal to adopt the merger agreement at the FC special meeting and you make a written demand upon FC for the fair cash value of your shares of FC common stock. If you are considering demanding payment of the fair cash value of your shares, you should note that the fair value of your shares determined under Section 1701.85 of the ORC could be more than, the same as, or less than the consideration you would receive under the terms of the merger agreement if you did not demand payment of the fair value of your shares of FC common stock.

To exercise appraisal rights, you must follow the strict procedures prescribed by Section 1701.85 of the Ohio Revised Code. For additional information, please see the section titled “The Merger—Dissenters’ Appraisal Rights” beginning on page 77. In addition, the full text of Section 1701.85 of the Ohio Revised Code is included as Annex B to this proxy statement/prospectus.

Opinion of Boenning & Scattergood, Inc., Financial Advisor to FC (Page 61)

On March 26, 2013, Boenning & Scattergood, Inc., or Boenning, rendered to the FC board of directors its oral opinion, subsequently confirmed in writing that, as of such date, the per share consideration to be paid to the holders of FC common stock was fair to FC shareholders from a financial point of view. The full text of Boenning’s written opinion, which sets forth the assumptions made, matters considered and qualifications and limitations on the review undertaken in connection with the opinion, is attached to this document as Annex C and is incorporated herein by reference. FC shareholders are urged to read the opinion in its entirety. Boenning’s opinion speaks only as of the date of the opinion. The opinion is directed to the board of directors of FC in connection with its consideration of the merger and does not constitute a recommendation to any shareholder of FC as to how such shareholder should vote at any meeting of shareholders called to consider and vote upon the merger. The opinion is directed only to the fairness, from a financial point of view, of the per share consideration to holders of FC common stock and does not address the underlying business decision of FC to engage in the merger, the relative merits of the merger as compared to any other alternative business strategies that might exist for FC or the effect of any other transaction in which FC might engage.

Interests of FC’s Directors and Executive Officers in the Merger (Page 68)

In considering FC’s board of directors’ recommendation to vote in favor of the merger agreement proposal, you should be aware that FC’s executive officers and directors have interests in the merger that may be different from, or in addition to, the interests of FC shareholders generally. These interests include certain payments and benefits that may be provided to certain directors and executive officers of FC, including (i) employment opportunities with the combined company, (ii) acceleration of stock options and restricted stock awards, (iii) cash payments at closing pursuant to settlement agreements, or (iv) continuation of indemnification and insurance coverage (for officers and directors) provided by CNB for a limited time after the merger. These interests also include the appointment, as of the effective time of the merger, of each of the FC directors who are not employees of FC or FC Bank and other than Robert D. Hord, to a regional advisory board of CNB Bank. Those regional advisory board members will be paid a fee for each regional advisory board meeting attended in an amount consistent with the amount paid by CNB Bank to members of its currently existing regional advisory board. This per meeting amount is currently $300.00, paid in shares of CNB common stock.

As discussed in more detail in “The Merger—Interests of FC Directors and Executive Officers in the Merger” beginning on page 68, the following table summarizes the interests of FC’s directors and executive officers:

	Estimated Net Proceeds from the Cash Out of Equity Awards(1)	Cash Payments under Settlement Agreements(2)		Anticipated Value under Director Retirement Agreements(3)	Combined
Executive Officers
Coleman Clougherty	$133,225	$910,897	(4)	0	$1,044,122
David D. Dygert	$187,200	$511,450		0	$698,650
W. Eugene Spurbeck	$44,500	$473,653		0	$518,153
Louis J. Torchio	$21,000	$157,236		0	$178,236
Jeffrey A. Wise	$32,867	$188,319		0	$221,186
Other executive officers as a group (3 persons)	$60,505	$324,881		0	$385,386

Directors(5)
Robert D. Hord(6)	$13,250	0		$227,368	$240,618
Patrick Hord	$13,875	0		0	$13,875
David G. Dostal	$7,000	0		$90,514	$97,514
Patrick J. Drouhard	$7,000	0		$56,492	$63,492
Scott Everhart	$23,750	0		0	$23,750
Lawrence A. Morrison	$17,493	0		0	$17,493

(1)	This column sets forth the net proceeds (determined prior to reduction for applicable tax withholdings) that the executive officer or director shall receive from the cash out of unvested restricted stock and both vested and unvested stock options.
(2)	This column sets forth the lump-sum cash amount (determined prior to reduction for applicable tax withholdings) to be paid to the following executives pursuant to the settlement agreements.
(3)	The anticipated values under these director retirement agreements (determined as of December 31, 2013) are subject to a Code Section 280G cap, and payments under such agreements may be less if this cap applies.
(4)

This amount payable to Coleman J. Clougherty is subject to a Code Section 280G cut back to $666,271. In July 2013, FC paid to Mr. Clougherty a bonus of $225,667 related to Mr. Clougherty’s efforts in negotiating lesser termination fees in respect of FC vendor contracts. The lump-sum cash amount to be paid to Mr. Clougherty under Mr. Clougherty’s settlement agreement will be reduced by $225,667. Mr. Clougherty signed an agreement to repay this bonus to FC if the merger agreement is terminated or if his employment should terminate prior to the merger.

(5)	The table does not include a $300.00 per meeting fee payable to each FC director (other than Robert D. Hord) for attendance at meetings of a CNB regional advisory board to which they would be appointed in connection with the consummation of the transaction.
(6)	Does not include any amounts payable to Mr. Hord as a member of the CNB and CNB Bank boards of directors, which amounts will be paid on the same basis as are currently paid to other non-employee directors serving on such boards.

Additionally, CNB has entered into agreements with each of David D. Dygert, W. Eugene Spurbeck, and Louis J. Torchio regarding his continuing role with the combined company following the merger. As discussed in more detail in “The Merger—Interests of FC Directors and Executive Officers in the Merger” beginning on page 68, under these agreements, Messrs. Dygert, Spurbeck, and Torchio, respectively, (i) receive annual base salary, (ii) are eligible for an annual bonus and to participate in CNB’s insurance and benefit plans, (iii) are provided the use of an automobile (Messrs. Dygert and Spurbeck only), (iv) are subject to confidentiality and competition restrictions, and (v) are entitled to a lump-sum severance payment equal to one (1) times such officer’s annual base salary upon termination without cause.

FC’s board of directors was aware of these interests and considered them, among other matters, when it approved the merger agreement and the merger and the other transactions contemplated thereby. For more information see “The Merger—Interests of FC Directors and Executive Officers in the Merger” beginning on page 68.

CNB’s and CNB Bank’s Board of Directors After the Merger (Page 72)

Immediately following the effective time of the merger, CNB has agreed that it will expand its board of directors by one (1) seat and designate Robert D. Hord, the current Chairman of FC, to serve on the CNB board of directors for a term to expire at CNB’s next annual meeting. At CNB’s next annual meeting, Mr. Hord will be included as a nominee for election to the CNB board of directors as a member of Class 2 thereof, for a term to expire at the 2016 CNB annual meeting. Should Mr. Hord reach the mandatory retirement age for directors of CNB before the completion of his term at the 2016 annual meeting, then CNB will, following consultation with Mr. Hord, choose a replacement familiar with FC’s market to complete the remainder of Mr. Hord’s term. Mr. Hord will also be appointed to the board of directors of CNB Bank effective immediately following the effective time of the merger.

Bank Merger (Page 72)

The merger agreement provides that as soon as practicable after the consummation of the merger or on such later date as CNB specifies, FC Bank shall be merged with and into CNB Bank with CNB Bank surviving.

No Solicitation of Alternative Transactions (Page 87)

The merger agreement restricts FC’s ability to solicit or engage in discussions or negotiations with a third party regarding a proposal to acquire a significant interest in FC. However, if FC receives a bona fide unsolicited written acquisition proposal from a third party that is, or is reasonably likely to be, more favorable to FC shareholders than the terms of the merger agreement, FC may furnish nonpublic information to that third party and engage in negotiations regarding an acquisition proposal with that third party, subject to specified conditions in the merger agreement. In addition, the FC board of directors may not:

•	modify, qualify, amend or withdraw its approval or recommendation of the merger agreement;

•	approve or recommend another acquisition proposal to its shareholders; or

•	cause FC to enter into a letter of intent or definitive agreement with respect to an acquisition transaction or that requires FC to abandon, terminate or fail to consummate the merger.

However, the FC board of directors may modify, qualify, amend or withdraw its recommendation of the merger agreement if it determines in good faith, after consultation with counsel and a financial advisor, that a bona fide unsolicited written acquisition proposal is a superior proposal and, after consultation with counsel, that it is required to take such action to comply with its fiduciary duties to shareholders under applicable law. In that event, FC must provide CNB with notice of such determination and cooperate and negotiate in good faith with CNB to adjust or modify the terms and conditions of the merger agreement.

Conditions to Completion of the Merger (Page 91)

As more fully described in this proxy statement/prospectus and the merger agreement, the completion of the merger depends on a number of conditions being satisfied or waived, including:

•	FC shareholders must approve the merger agreement;

•

CNB and FC must have obtained all regulatory approvals required to consummate the transactions contemplated by the merger agreement, all related statutory waiting periods must have expired, and none of the regulatory approvals shall have imposed any term, condition or restriction that would prohibit or materially limit the ownership or operation by FC or CNB of all or any material portion of the business or assets of FC or CNB, or compel CNB to dispose of or hold separate all or any material portion of the business or assets of FC or CNB, which we refer to in this proxy statement/prospectus as a burdensome condition;

•	the registration statement must be effective;

•

the absence of any order, decree or injunction in effect, or any law, statute or regulation enacted or adopted, that enjoins, prohibits, materially restricts or makes illegal the consummation of the transactions contemplated by the merger agreement;

•	CNB and FC must each receive a legal opinion from their respective counsel regarding treatment of the merger as a “reorganization” for federal income tax purposes;

•	the representations and warranties of each of CNB and FC in the merger agreement must be accurate, subject to exceptions that would not have a material adverse effect; and

•	CNB and FC must each have performed in all material respects all obligations required to be performed by it.

Termination of the Merger Agreement (Page 93)

CNB and FC can mutually agree to terminate the merger agreement before the merger has been completed, and either company can terminate the merger agreement if:

•

the merger is not consummated by December 31, 2013, unless the terminating party’s failure to comply with the merger agreement was the cause of the failure of the merger to occur on or before this date;

•

the other party materially breaches any of its representations, warranties, covenants or other agreements contained in the merger agreement (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), and the breach cannot be or has not been cured within 30 days of written notice of the breach and such breach would entitle the non-breaching party not to consummate the transactions contemplated by the merger agreement;

•

any regulatory approval required for consummation of the merger and the other transactions contemplated by the merger agreement has been denied by final nonappealable action of any regulatory authority, or any governmental authority has issued a final nonappealable order, injunction or decree enjoining or otherwise prohibiting the transactions contemplated by the merger agreement, provided that the terminating party has used its reasonable best efforts to have the order, injunction or decree lifted; or

•	the required approval of the merger agreement by the FC shareholders is not obtained.

In addition, CNB may terminate the merger agreement if:

•	the FC board of directors:

•

withdraws, qualifies, amends, modifies or withholds its recommendation to the FC shareholders to vote in favor of the merger agreement or makes any statement, filing or release that is inconsistent with the recommendation;

•	materially breaches its obligation to call, give notice of and commence the special meeting;

•	approves or recommends another acquisition proposal;

•	fails to publicly recommend against a publicly announced acquisition proposal within five business days of being requested to do so by CNB;

•

fails to publicly reconfirm its recommendation to its shareholders to vote in favor of the merger agreement within five business days of being requested to do so by CNB, except during a period in which the FC board of directors is evaluating an acquisition proposal to comply with its fiduciary duties to FC shareholders under applicable law; or

•	resolves or otherwise determines to take, or announces an intention to take, any of the actions listed above; or

•	FC breaches in any material respect the provisions in the merger agreement prohibiting the solicitation of other offers.

In addition, FC has the right to terminate the merger agreement if the average closing price of CNB common stock for a specified period prior to closing is less than $14.54 and CNB common stock underperforms a specified peer-group index by more than 15%. However, CNB will have the option to increase the amount of CNB common stock to be provided to FC shareholders, in which case no termination will occur. Further, CNB has the right to terminate the merger agreement if the average closing price of CNB common stock for a specified period prior to closing is more than $19.67 and CNB common stock outperforms a specified peer-group index by more than 15%. However, FC will have the option to decrease the amount of CNB common stock to be provided to FC shareholders, in which case no termination will occur.

Termination Fee (Page 95)

FC has agreed to pay to CNB a termination fee of $1.6 million if:

•	CNB terminates the merger agreement as a result of the FC board of directors:

•

withdrawing, qualifying, amending, modifying or withholding its recommendation to the FC shareholders to vote in favor of the merger agreement or making any statement, filing or release that is inconsistent with the recommendation;

•	materially breaching its obligation to call, give notice of and commence the special meeting;

•	approving or recommending another acquisition proposal;

•	failing to publicly recommend against a publicly announced acquisition proposal within five business days of being requested to do so by CNB;

•	failing to publicly reconfirm its recommendation to its shareholders to vote in favor of the merger agreement within five business days of being requested to do so by CNB; or

•	resolving or otherwise determining to take, or announcing an intention to take, any of the actions listed above; or

•

CNB terminates the merger agreement as a result of a material breach by FC of the provisions in the merger agreement prohibiting the solicitation of other offers; and within 12 months of termination of the merger agreement, FC recommends to its shareholders or consummates an acquisition transaction or enters into a definitive agreement with respect to an acquisition transaction. FC has agreed to pay CNB an amount equal to $800,000 in lieu of $1.6 million if CNB terminates the merger agreement as a result of the occurrence of the actions described above but FC does not within 12 months of termination of the merger agreement recommend to its shareholders or consummate an acquisition transaction or enter into a definitive agreement with respect to an acquisition transaction.

FC has further agreed to pay to CNB a termination fee of $1.6 million if:

•	CNB or FC terminates the merger agreement as a result of:

•

the failure of the FC shareholders to approve the merger agreement or the merger not having been consummated by December 31, 2013 due to the failure of FC shareholders to approve the merger agreement, and an acquisition proposal with respect to FC has been publicly announced, disclosed or otherwise communicated to the FC board of directors or senior management of FC prior to December 31, 2013, or prior to the special meeting, as applicable; and

•

within 12 months of termination of the merger agreement, FC recommends to its shareholders an acquisition proposal or enters into a definitive agreement with respect to, or consummates, an acquisition transaction.

FC has also agreed to pay to CNB a termination fee of $1.6 million if:

•	CNB terminates the merger agreement as a result of a breach by FC of any of its representations, warranties, covenants or agreements contained in the merger agreement and:

•

an acquisition proposal with respect to FC has been publicly announced, disclosed or otherwise communicated to the FC board of directors or senior management of FC prior to such breach or during the related cure period; and

•

within 12 months of termination of the merger agreement, FC recommends to its shareholders an acquisition proposal or enters into a definitive agreement with respect to, or consummates, another acquisition transaction; provided, however, that the termination fee will not be payable to CNB if the acquisition transaction referred to in the immediately preceding clause is for aggregate consideration (whether payable to FC shareholders, FC or FC Bank) equal to or less than $20 million (whether payable in cash, stock or other consideration).

Waiver or Amendment of Merger Agreement Provisions (Page 96)

At any time prior to the completion of the merger, a provision of the merger agreement may be waived by the party intended to benefit by the provision, or may be amended or modified by a written action taken or authorized by the parties’ respective boards of directors. However, after the approval of the merger agreement by the FC shareholders, no amendment will be made which by law requires further approval by FC shareholders without such further approval.

Regulatory Approvals Required for the Merger (Page 75)

To complete the merger, CNB and FC need the prior approval (or waiver of such approval) of the Board of Governors of the Federal Reserve Board, or FRB. CNB will file a request for a waiver of the required application with the FRB following the date on which the Federal Deposit Insurance Corporation, or FDIC, deems CNB’s application for approval, as discussed below, complete.

In addition, approval by the FDIC and the Pennsylvania Department of Banking, is required prior to the merger of FC Bank into CNB Bank. The United States Department of Justice is able to provide input into the approval process of federal banking agencies to challenge any approval on antitrust grounds. CNB and FC cannot predict, however, whether or when the required regulatory approvals will be obtained or whether any such approvals will impose any burdensome condition upon CNB or CNB Bank.

Accounting Treatment of the Merger (Page 76)

The merger will be accounted for using the purchase method of accounting with CNB treated as the acquiror. Under this method of accounting, FC’s assets and liabilities will be recorded by CNB at their respective fair values as of the closing date of the merger and added to those of CNB. The excess of purchase price over the net fair values of FC’s assets and liabilities will be recorded as goodwill. The excess of the fair value of FC’s net assets over the purchase price, if any, will be recognized in earnings by CNB on the closing date of the merger.

Listing of CNB Common Stock to be Issued in the Merger

CNB’s common stock is quoted on the NASDAQ Global Select Market under the trading symbol “CCNE.”

Differences Between Rights of CNB and FC Shareholders (Page 97)

CNB is a Pennsylvania corporation and FC is an Ohio corporation. The CNB articles of incorporation and by-laws contain provisions that are different from the FC articles of incorporation and code of regulations. Upon completion of the merger, FC shareholders who receive stock consideration in the merger will become shareholders of CNB, and their rights will be governed by the Pennsylvania Business Corporation Law of 1988 and CNB’s articles of incorporation and by-laws. No change to CNB’s articles of incorporation or by-laws will be made as a result of the completion of the merger. For a discussion of certain differences among the rights of CNB shareholders and FC shareholders, see “Comparison of Shareholder Rights” beginning on page 97.

RISK FACTORS

In addition to the other information contained in or incorporated by reference into this joint proxy statement/prospectus, including the matters addressed under the caption “Information Regarding Forward-Looking Statements” on page 26, you should carefully consider the following risk factors in deciding whether to vote for adoption of the merger agreement.

The value of the merger consideration will vary with changes in CNB’s stock price.

Upon completion of the merger, each share of FC common stock, other than dissenting shares, will be converted into the right to receive merger consideration consisting of, at the option of the holder of such share, either cash or shares of CNB common stock. Because the per share stock consideration is fixed at 1.754 shares of CNB common stock, the market value of the CNB common stock to be issued in the merger will depend upon the market price of CNB common stock. This market price may vary from the closing price of CNB common stock on the date the merger was announced, on the date that this proxy statement/prospectus was mailed to FC shareholders and on the date of the FC special meeting. Accordingly, FC shareholders who elect to receive stock consideration will not necessarily know or be able to calculate the value of the stock consideration they would be entitled to receive upon completion of the merger.

The market price of CNB common stock after the merger may be affected by factors different from those affecting the shares of CNB or FC currently.

The businesses of CNB and FC differ and, accordingly, the results of operations of the combined company and the market price of the combined company’s shares of common stock may be affected by factors different from those currently affecting the independent results of operations and market prices of common stock of each of CNB and FC. For a discussion of the businesses of CNB and FC and, in the case of CNB, of certain factors to consider in connection with those businesses, see “Information About the Companies” beginning on page 28 and the documents incorporated by reference in this proxy statement/prospectus and referred to under “Where You Can Find More Information” beginning on page 115.

FC shareholders may receive a form of consideration different from what they elect.

While each FC shareholder may elect to receive cash or CNB common stock in the merger, no more than 20% of FC common stock outstanding at the completion of the merger will be converted into cash. Therefore, if FC shareholders elect more cash than is available under the merger agreement, their elections will be prorated to permit 80% of FC common stock outstanding at the completion of the merger to be converted into CNB common stock. As a result, your ability to receive cash in accordance with your election may depend on the elections of other FC shareholders.

The merger agreement may not be completed if certain conditions to the merger are not satisfied or waived or if the merger agreement is terminated by the parties in accordance with its terms.

The merger agreement is subject to a number of conditions which must be fulfilled in order to complete the merger. Those conditions include:

•	approval of the merger agreement by FC shareholders;

•	the receipt of required regulatory approvals;

•	absence of orders prohibiting the completion of the merger;

•	effectiveness of the registration statement of which this proxy statement/prospectus is a part;

•	the continued accuracy of the representations and warranties by both parties and the performance by both parties of their covenants and agreements; and

•	the receipt by both parties of legal opinions from their respective tax counsels.

In addition, FC has the right to terminate the merger agreement if the average closing price of CNB common stock for a specified period prior to closing is less than $14.54 and CNB common stock underperforms a specified peer-group index by more than 15%. However, CNB will have the option to increase the amount of CNB common stock to be provided to FC shareholders, in which case no termination will occur. Further, CNB has the right to terminate the merger agreement if the average closing price of CNB common stock for a specified period prior to closing is more than $19.67 and CNB common stock outperforms a specified peer-group index by more than 15%. However, FC will have the option to decrease the amount of CNB common stock to be provided to FC shareholders, in which case no termination will occur. See the section of this proxy statement/prospectus titled “The Merger Agreement—Termination of the Merger Agreement” beginning on page 93 for a more complete discussion of the circumstances under which the merger agreement could be terminated.

The need for regulatory approvals may delay the date of completion of the merger or may diminish the benefits of the merger.

Before the merger may be completed, various approvals or consents (or waivers of such approvals or consents) must be obtained from state and federal governmental authorities, including the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the Pennsylvania Department of Banking. Satisfying any requirements of these regulatory agencies may delay the date of completion of the merger. In addition, it is possible that, among other things, restrictions on the combined operations of the two companies, including divestitures, may be sought by governmental agencies as a condition to obtaining the required regulatory approvals. Any regulatory restriction may diminish the benefits of the merger to CNB. CNB is not required to complete the merger if a governmental agency, as part of its authorization or approval, imposes any term, condition or restriction upon CNB that, in CNB’s reasonable determination, would prohibit or materially limit the ownership or operation by CNB of any material portion of FC’s or CNB’s business or assets, or that would compel CNB to dispose or hold separate any material portion of FC’s or CNB’s assets.

If the merger is not completed, FC will have incurred substantial expenses without its shareholders realizing the expected benefits.

FC has incurred substantial expenses in connection with the transactions described in this proxy statement/prospectus. If the merger is not completed, FC expects that it will have incurred approximately $500,000 in merger-related expenses, excluding any termination fee that may be due to CNB under the merger agreement. See the section of this proxy statement/prospectus titled “The Merger Agreement–Termination Fee” beginning on page 95 for a discussion of the termination fee. These expenses would likely have a material adverse impact on the operating results of FC because it would not have realized the expected benefits of the merger. There can be no assurance that the merger will be completed.

FC’s directors and executive officers have financial interests in the merger that may be different from, or in addition to, the interests of FC shareholders.

In considering the information contained in this proxy statement/prospectus, you should be aware that FC’s executive officers and directors have financial interests in the merger that are different from, or in addition to, the interests of FC shareholders generally. These interests include, among other things:

•	the accelerated vesting of outstanding FC stock options and restricted stock awards in accordance with their existing terms;

•	the right to receive cash severance;

•	the potential right to increased payments under certain Director Retirement Agreements;

•	the right to continued indemnification and liability insurance coverage by CNB after the merger for acts or omissions occurring before the merger; and

•

in the case of FC directors who are not employees of FC or FC Bank and other than Robert D. Hord, seats on a regional advisory board of CNB Bank, and any related compensation for such services, if applicable.

Also, CNB entered into agreements with each of David D. Dygert, W. Eugene Spurbeck and Louis J. Torchio regarding his continuing role with the combined company following the merger. Further, CNB has agreed to, immediately following the effective time of the merger, expand its board of directors by one (1) seat and designate Robert D. Hord, the current Chairman of FC, to serve on the CNB board of directors for a term to expire at CNB’s next annual meeting. Mr. Hord will also be appointed to the board of directors of CNB Bank effective immediately following the effective time of the merger. See the section of this proxy statement/prospectus titled “Interests of FC Directors and Executive Officers in the Merger” beginning on page 68 for a discussion of these financial interests.

FC will be subject to business uncertainties and contractual restrictions while the merger is pending.

Uncertainty about the effect of the merger on employees, suppliers and customers may have an adverse effect on FC. These uncertainties may impair FC’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers, suppliers and others who deal with FC to seek to change existing business relationships with FC. FC employee retention and recruitment may be particularly challenging prior to the effective time of the merger, as employees and prospective employees may experience uncertainty about their future roles with the combined company.

The pursuit of the merger and the preparation for the integration may place a significant burden on management and internal resources. Any significant diversion of management attention away from ongoing business and any difficulties encountered in the transition and integration process could affect the financial results of FC and, following the merger, the combined company. In addition, the merger agreement requires that FC operate in the ordinary course of business consistent with past practice and restricts FC from taking certain actions prior to the effective time of the merger or termination of the merger agreement. These restrictions may prevent FC from pursuing attractive business opportunities that may arise prior to the completion of the merger.

The unaudited pro forma financial data included in this document is preliminary and CNB’s actual financial position and results of operations after the merger may differ materially from the unaudited pro forma financial data included in this document.

The unaudited pro forma financial data in this document is presented for illustrative purposes only and is not necessarily indicative of what the combined company’s actual financial position or results of operations would have been had the merger been completed on the dates indicated. The pro forma financial data reflect adjustments, which are based upon preliminary estimates, to record FC’s identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The purchase price allocation reflected in this document is preliminary and final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of FC as of the date of the completion of the merger. As a result, the final purchase accounting adjustments may differ materially from the pro forma adjustments reflected in this document.

The termination fee and the restrictions on solicitation contained in the merger agreement may discourage other companies from trying to acquire FC.

Until the completion of the merger, FC is prohibited from soliciting, initiating, encouraging, or with some exceptions, considering any inquiries or proposals that may lead to a proposal or offer for a merger or other business combination transaction with any person other than CNB. In addition, FC has agreed to pay a termination fee of $1.6 million (which may, in certain circumstances, be reduced to $800,000) to CNB in specified circumstances. These provisions could discourage other companies from trying to acquire FC even though those other companies might be willing to offer greater value to FC shareholders than CNB has offered in the merger. The payment of the termination fee also could have a material adverse effect on FC’s results of operations.

The fairness opinion obtained by FC from its financial advisor will not reflect changes in circumstances subsequent to the date of the fairness opinion.

Boenning & Scattergood, Inc., FC’s financial advisor in connection with the proposed merger, orally delivered to the board of directors of FC its opinion, which was subsequently confirmed in writing dated as of March 26, 2013. The opinion stated that as of such date, and based upon and subject to the factors and assumptions set forth therein, the per share consideration was fair to the FC shareholders from a financial point of view. The opinion does not reflect changes that may occur or may have occurred after the date of the opinion, including changes to the operations and prospects of CNB or FC, changes in general market and economic conditions or regulatory or other factors. Any such changes, or changes in other factors on which the opinion was based, may materially alter or affect the relative values of CNB or FC.

CNB may fail to realize the anticipated benefits of the merger.

The success of the merger will depend on, among other things, CNB’s ability to realize anticipated cost savings and to combine the businesses of CNB and FC in a manner that does not materially disrupt the existing customer relationships of FC nor result in decreased revenues from any loss of customers. The success of the merger will also depend upon the integration of employees, systems, operating procedures and information technologies, as well as the retention of key employees. Additionally, the success of the merger is to an extent dependent upon FC customers choosing to continue their relationships with the combined company following the consummation of the transaction, despite that the FC franchise will no longer be locally owned. If CNB is not able to successfully achieve its objectives, or if FC customers choose not to continue their relationships with the combined company, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected.

CNB and FC have operated and, until the completion of the merger, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of FC’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the ability of CNB to maintain relationships with customers and employees or to achieve the anticipated benefits of the merger.

Unanticipated costs relating to the merger could reduce CNB’s future earnings per share.

CNB believes that it has reasonably estimated the likely costs of integrating the operations of CNB and FC, and the incremental costs of operating as a combined company. However, it is possible that unexpected transaction costs such as taxes, fees or professional expenses or unexpected future operating expenses such as increased personnel costs or increased taxes, as well as other types of unanticipated adverse developments, could have a material adverse effect on the results of operations and financial condition of the combined company. If unexpected costs are incurred, the merger could have a dilutive effect on the combined company’s earnings per share. In other words, if the merger is completed, the earnings per share of CNB common stock could be less than they would have been if the merger had not been completed.

After the merger is completed, FC shareholders will become CNB shareholders and will have different rights that may be less advantageous than their current rights.

Upon completion of the merger, FC shareholders will become CNB shareholders. Differences in FC’s articles of incorporation and code of regulations and CNB’s articles of incorporation and by-laws will result in changes to the rights of FC shareholders who become CNB shareholders. For more information, see “Comparison of Shareholder Rights,” beginning on page 97 of this document.

Both FC and CNB shareholders will have a reduced ownership and voting interest after the merger and will exercise less influence over management of the combined organization.

FC shareholders currently have the right to vote in the election of the board of directors of FC and on various other matters affecting FC. After the merger, each FC shareholder will hold a percentage ownership of the combined organization that is much smaller than such shareholder’s current percentage ownership of FC. It is expected that the former shareholders of FC as a group will receive shares in the merger constituting less than approximately 16% of the outstanding shares of CNB common stock immediately after the merger. Because of this, FC’s shareholders will have significantly less influence on the management and policies of CNB than they now have on the management and policies of FC. Additionally, CNB’s shareholders will have less influence on the management and policies of CNB than they now have on the management and policies of CNB.

The tax consequences of the merger to an FC shareholder will be dependent upon the merger consideration received.

The merger is intended to qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. Therefore, for U.S. federal income tax purposes, as a result of the merger, it is expected that a U.S. holder of shares of FC common stock generally will only recognize gain (but not loss) in an amount not to exceed the cash (if any) received as part of the merger consideration and will recognize gain or loss if such holder received the entirety of its consideration in cash or with respect to any cash received in lieu of fractional shares of CNB common stock.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF CNB FINANCIAL CORPORATION

The following tables set forth selected consolidated historical financial and other data of CNB for the periods and at the dates indicated. The information is derived in part from and should be read together with the audited consolidated financial statements and notes thereto of CNB incorporated by reference elsewhere in this proxy statement/prospectus. The information at and for the three months ended March 31, 2013 and 2012 is unaudited. However, in the opinion of management of CNB, all adjustments, consisting of normal recurring adjustments necessary for a fair presentation of the results of operations for the unaudited periods have been made. The selected operating data presented below for the three months ended March 31, 2013 and 2012 are not necessarily indicative of the results that may be expected for future periods.

	Three Months Ended March 31,		Year ended December 31,
(Dollars in thousands, except per share data)	2013	2012	2012	2011	2010	2009	2008
INTEREST AND DIVIDEND INCOME:
Loans including fees	$12,302	$12,255	$49,760	$48,324	$46,955	$45,839	$47,355
Deposits with banks	—	2	3	110	125	215	429
Federal funds sold	—	—	—	—	—	—	342
Securities:
Taxable	3,409	3,683	14,685	14,285	11,603	7,687	7,419
Tax-exempt	957	871	3,595	2,957	2,435	2,095	1,414
Dividends	36	13	86	36	29	34	224

Total interest and dividend income	16,704	16,824	68,129	65,712	61,147	55,870	57,183

INTEREST EXPENSE:
Deposits	2,234	3,149	10,875	13,625	13,558	13,091	14,956
Borrowed Funds	829	797	3,245	3,176	4,716	4,527	4,609
Subordinated Debentures	190	201	800	778	782	850	1,018

Total interest expense	3,253	4,147	14,920	17,579	19,056	18,468	20,583

NET INTEREST INCOME	13,451	12,677	53,209	48,133	42,091	37,402	36,600
PROVISION FOR LOAN LOSSES	930	1,104	6,381	4,937	5,158	4,465	3,787

Net interest income after provision for loan losses	12,521	11,573	46,828	43,196	36,933	32,937	32,813
NON-INTEREST INCOME	3,071	3,415	12,664	10,719	9,650	7,950	2,168
NON-INTEREST EXPENSES	9,682	9,014	35,945	33,282	31,798	30,021	28,479

INCOME BEFORE INCOME TAXES	5,910	5,974	23,547	20,633	14,785	10,866	6,502
INCOME TAX EXPENSE	1,613	1,627	6,411	5,529	3,469	2,354	1,267

NET INCOME	$4,297	$4,347	$17,136	$15,104	$11,316	$8,512	$5,235

PER SHARE DATA:
Basic	$0.34	$0.35	$1.38	$1.23	$1.06	$0.98	$0.61
Fully diluted	0.34	0.35	1.38	1.23	1.06	0.98	0.61
Dividends declared	0.165	0.165	0.66	0.66	0.66	0.66	0.645
Book value per share at period end	11.68	10.71	11.65	10.66	8.96	7.92	7.27
AT END OF PERIOD:
Total assets	$1,809,847	$1,686,620	$1,773,079	$1,602,207	$1,413,511	$1,161,591	$1,016,518
Securities	766,011	724,773	741,770	641,340	503,028	347,748	238,181
Loans, net of unearned discount	932,696	860,010	927,824	849,883	794,562	715,142	671,556
Allowance for loan losses	13,897	13,015	14,060	12,615	10,820	9,795	8,719
Deposits	1,545,445	1,436,988	1,485,003	1,353,851	1,162,868	956,858	814,596
FHLB and other borrowings	75,152	74,417	97,806	74,456	105,259	100,003	107,478
Subordinated debentures	20,620	20,620	20,620	20,620	20,620	20,620	20,620
Shareholders’ equity	146,105	133,183	145,364	131,889	109,645	69,409	62,467
KEY RATIOS:
Return on average assets	0.96%*	1.06%*	1.00%	1.00%	0.87%	0.79%	0.55%
Return on average equity	11.76%*	12.96%*	12.17%	12.36%	11.62%	12.86%	7.88%
Loan to deposit ratio	60.35%	59.85%	62.48%	62.78%	68.33%	74.74%	82.44%
Dividend payout ratio	48.03%	47.14%	47.93%	53.79%	61.27%	67.27%	105.53%
Average equity to average assets ratio	8.17%	8.14%	8.22%	8.09%	7.46%	6.17%	7.00%

*	Returns on average assets and return on average equity for the three months ended March 31, 2013 and 2012 are annualized.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF FC BANC CORP.

The following tables set forth selected consolidated historical financial and other data of FC for the periods and at the dates indicated. The information is derived in part from and should be read together with the audited consolidated financial statements and notes thereto of FC. The information at and for the three months ended March 31, 2013 and 2012 is unaudited. However, in the opinion of management of FC, all adjustments, consisting of normal recurring adjustments necessary for a fair presentation of the results of operations for the unaudited periods, have been made. The selected operating data presented below for the three months ended March 31, 2013 and 2012 are not necessarily indicative of the results that may be expected for future periods.

	Three Months Ended March 31,		Year ended December 31,
(Dollars in thousands, except per share data and ratios)	2013	2012	2012	2011	2010	2009	2008
INTEREST INCOME:
Interest income	$3,764	$3,869	$15,607	$15,130	$15,176	$14,658	$12,999

Total interest income	3,764	3,869	15,607	15,130	15,176	14,658	12,999

INTEREST EXPENSE:
Interest expense	717	855	3,303	4,173	6,370	6,808	6,476

Total interest expense	717	855	3,303	4,173	6,370	6,808	6,476

NET INTEREST INCOME	3,047	3,014	12,304	10,957	8,806	7,850	6,523
PROVISION FOR LOAN AND LEASE LOSSES	375	150	408	960	680	1,175	335
NON-INTEREST INCOME	1,310	707	3,758	2,802	2,556	2,783	1,917
NON-INTEREST EXPENSES	2,920	2,547	10,866	9,549	8,112	7,488	6,212
PREFERRED STOCK DIVIDENDS	3	80	166	451	364	0	0

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$772	$671	$3,339	$1,920	$1,488	$1,459	$1,287

PER SHARE DATA:
Earnings – diluted	$0.58	$0.67	$2.77	$2.18	$1.73	$1.69	$1.48
Book value per share at period end	25.11	26.67	25.68	25.98	24.53	23.70	22.96
Dividends declared	0.28	0.25	1.03	0.72	0.56	0.52	0.62
AT END OF PERIOD:
Total assets	$374,428	$354,135	$367,340	$356,613	$355,872	$323,192	$244,403
Loans	239,516	210,925	239,923	205,613	189,004	181,614	156,474
Allowance for loan losses	(2,748)	(2,716)	(3,252)	(2,633)	(2,356)	(2,028)	(1,527)
Investment securities, including Federal bank stock	100,130	120,670	98,298	131,344	142,753	115,753	70,378
Deposits	334,550	309,851	323,437	312,719	309,898	277,226	197,806
Repurchase agreements	0	0	0	128	6,541	4,389	7,725
Other borrowings	5,000	7,500	7,500	7,500	7,512	17,524	17,535
Total common shareholders’ equity	33,299	26,788	34,018	26,097	21,802	20,904	19,637
Loan to deposit ratio	71.59%	68.07%	74.18%	65.75%	60.99%	65.51%	79.10%
KEY RATIOS:
Return on average assets	0.84%*	0.76%*	0.94%	0.54%	0.43%	0.50%	0.56%
Return on average common shareholders’ equity	9.31%*	11.21%*	10.92%	9.84%	8.27%	7.12%	6.76%
Net interest margin – FTE	3.86%	3.98%	4.02%	3.62%	2.91%	3.19%	3.11%
Efficiency ratio	67.02%	68.45%	67.65%	69.40%	71.40%	70.42%	73.60%
Common stock dividend payout ratio	48.06%	37.41%	35.97%	33.39%	33.47%	31.05%	42.27%

*	Returns on average assets and return on average common shareholders’ equity for the three months ended March 31, 2013 and 2012 are annualized.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA FOR CNB

The following Selected Unaudited Pro Forma Condensed Combined Financial Data is based on the historical financial data of CNB and FC, and has been prepared to illustrate the effects of the merger. The Selected Unaudited Pro Forma Condensed Combined Financial Data does not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the merger. The Selected Unaudited Pro Forma Condensed Combined Financial Data also does not include any integration costs the companies may incur related to the merger as part of combining the operations of the companies.

The results of operations data below is presented as if the merger was completed on January 1, 2012 and the balance sheet data below is presented as if the merger was completed on March 31, 2013.

The unaudited pro forma financial data included in this proxy statement/prospectus is based on the historical financial statements of CNB and FC, and on publicly available information and certain assumptions that CNB and FC believe are reasonable, which are described in the notes to the Unaudited Pro Forma Condensed Combined Financial Statements included in this proxy statement/prospectus.

This data should be read in conjunction with the CNB and FC historical consolidated financial statements and accompanying notes included or incorporated by reference herein.

CNB has not performed detailed valuation analysis necessary to determine the fair market values of FC’s assets to be acquired and liabilities to be assumed. Accordingly, the pro forma condensed combined financial data does not include an allocation of the purchase price, unless otherwise specified. The pro forma adjustments included in this proxy statement/prospectus are subject to change depending on changes in interest rates and the components of assets and liabilities and as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after the merger is completed and after completion of thorough analyses to determine the fair value of FC’s tangible and identifiable intangible assets and liabilities as of the date the merger is completed. Increases or decreases in the fair values of the net assets as compared with the information shown in the unaudited pro forma combined condensed consolidated financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact CNB’s statements of income and comprehensive income due to adjustments in yield and/or amortization of the adjusted assets or liabilities. Any changes to FC’s shareholders’ equity, including results of operations from March 31, 2013 through the date the merger is completed, will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill. The final adjustments may be materially different from the unaudited pro forma adjustments presented in this proxy statement/prospectus.

CNB anticipates that the merger with FC will provide the combined company with financial benefits that include reduced operating expenses. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical benefits of the combined company would have been had the two companies been combined during these periods.

The unaudited pro forma shareholders’ equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of CNB common stock or the actual or future results of operations of CNB for any period. Actual results may be materially different than the pro forma information presented.

See also the Unaudited Pro Forma Condensed Combined Financial Statements and notes thereto beginning on page 108.

Selected Unaudited Pro Forma Condensed Combined Financial Data

(Dollars in thousands, except per share data)	As of and for the Three Months Ended March 31, 2013	For the Year Ended December 31, 2012
Consolidated Statements of Income
Total interest and dividend income	$20,468	$83,736
Total interest expense	3,970	18,223

Net interest income	16,498	65,513
Provision for loan losses	1,305	6,789

Net interest income after provision for loan losses	15,193	58,724

Non-interest income	4,381	16,422
Non-interest expenses	12,753	47,482

Income before income taxes	6,821	27,664
Income tax expense	1,953	7,929

Net income	$4,868	$19,735

Per Share Data
Basic	$0.34	$1.38
Fully Diluted	0.34	1.38
Dividends declared	0.165	0.66
Book value	12.03

(Dollars in thousands)	March 31, 2013
Consolidated Balance Sheets
Total assets	$2,177,328
Securities	859,612
Loans, net of unearned discount	1,164,975
Deposits	1,879,995
FHLB and other borrowings	80,152
Subordinated debentures	20,620
Shareholders’ equity	172,643

Pro forma tables are based on preliminary due diligence and include management’s initial estimates of fair value adjustments which are subject to change based on results from detailed valuation analyses not yet completed.

UNAUDITED COMPARATIVE PER SHARE DATA

The table below summarizes selected per share information about CNB and FC. CNB share information is presented on a pro forma basis to reflect the proposed merger with FC. CNB expects to issue up to 2,339,497 shares of its common stock in the merger.

The data in the table should be read together with the financial information and the financial statements of CNB and FC incorporated by reference in this proxy statement/prospectus. The pro forma per share data or combined results of operations per share data is presented as an illustration only. The data does not necessarily indicate the combined financial position per share or combined results of operations per share that would have been reported if the merger had occurred when indicated, nor is the data a forecast of the combined financial position or combined results of operations for any future period. No pro forma adjustments have been included in this proxy statement/prospectus to reflect potential effects of merger integration expenses, cost savings or operational synergies which may be obtained by combining the operations of CNB and FC or the costs of combining the companies and their operations.

It is further assumed that CNB will continue to pay a cash dividend after the completion of the merger at an annual rate of $0.66 per share. The actual payment of dividends is subject to numerous factors, and no assurance can be given that CNB will pay dividends following the completion of the merger or that dividends will not be reduced in the future.

	As of and for the Year Ended December 31, 2012	As of and for the Three Months Ended March 31, 2013
	(In thousands, except per share data)
CNB Historical Per Share Data:
Earnings per share:
Basic	$1.38	$0.34
Diluted	1.38	0.34
Cash dividends per share	0.66	0.165
Book value per share	11.65	11.68
CNB Unaudited Pro Forma Combined Per Share Data:
Earnings per share:
Basic	$1.34	$0.33
Diluted	1.34	0.33
Cash dividends per share	0.66	0.165
Book value per share	11.99	12.03

	As of and for the Year Ended December 31, 2012	As of and for the Three Months Ended March 31, 2013
	(In thousands, except per share data)
FC Historical Per Share Data:
Net income per share:
Basic	$2.77	$0.58
Diluted	2.77	0.58
Cash dividends per share	1.03	0.28
Book value per share	25.68	25.11
FC Unaudited Equivalent Pro Forma Per Share Data:(1)
Net income per share:
Basic	$2.35	$0.58
Diluted	2.35	0.58
Cash dividends per share	1.16	0.29
Book value per share	$21.03	$21.10

(1)	Derived by multiplying the combined company pro forma per share information by the exchange ratio of 1.754.

COMPARATIVE MARKET PRICE DATA AND DIVIDEND INFORMATION

CNB common stock is listed and traded on the NASDAQ Global Select Market under the symbol “CCNE.” FC is not listed on an exchange. FC common stock is quoted on the OTC Bulletin Board under the symbol “FCBZ.” Although FC common stock is quoted on the OTC Bulletin Board, the trading markets on the OTC Bulletin Board lack the depth, liquidity, and orderliness necessary to maintain a liquid market. The OTC Bulletin Board prices are quotations, which reflect inter-dealer prices, without retail mark-up, markdown or commissions and may not represent actual transactions.

The following table sets forth, for the calendar quarters indicated, in the case of CNB, the high and low sales prices per share of CNB, as reported on the NASDAQ Global Select Market, and, in the case of FC, the high and low bid information as quoted on the OTC Bulletin Board for shares of FC common stock. In addition, the table also sets forth the quarterly cash dividends per share declared by CNB and FC with respect to their common stock. On August 5, 2013, the last practicable trading day prior to the date of this proxy statement/prospectus, there were 12,513,541 shares of CNB common stock outstanding and 1,326,312 shares of FC common stock outstanding. As of May 31, 2013, CNB and FC had approximately 1,700 and 195 shareholders of record, respectively. Such numbers of shareholders do not reflect the number of individuals or institutional investors holding stock in nominee name through banks, brokerage firms and others.

		CNB						FC
For the calendar quarterly period ended:		High		Low		Dividends Declared		High		Low		Dividends Declared
2013
	March 31, 2013		$17.35		$16.34		$0.165		$29.00		$22.55		$0.28
	June 30, 2013 (through , 2013)	$		$		$		$		$		$
2012
	March 31, 2012		$17.50		$14.59		$0.165		$20.30		$16.25		$0.25
	June 30, 2012		$17.32		$14.24		$0.165		$20.45		$19.55		$0.26
	September 30, 2012		$18.20		$15.28		$0.165		$24.00		$20.45		$0.26
	December 31, 2012		$17.90		$14.62		$0.165		$23.00		$22.00		$0.26
2011
	March 31, 2011		$15.14		$13.51		$0.165		$18.75		$16.50		$0.16
	June 30, 2011		$14.50		$12.38		$0.165		$18.45		$16.75		$0.16
	September 30, 2011		$14.37		$11.17		$0.165		$19.40		$16.75		$0.18
	December 31, 2011		$17.21		$12.17		$0.165		$20.00		$16.25		$0.22
2010
	March 31, 2010		$18.99		$14.70		$0.165		$24.00		$16.50		$0.14
	June 30, 2010		$16.50		$10.53		$0.165		$21.00		$16.50		$0.14
	September 30, 2010		$13.93		$10.75		$0.165		$18.50		$16.50		$0.14
	December 31, 2010		$15.83		$13.00		$0.165		$17.10		$17.00		$0.14

The following table presents the last reported sale price of a share of CNB and last reported bid price of a share FC common stock, as reported on the NASDAQ Global Select Market and the OTC Bulletin Board, respectively, on March 25, 2013, the last full trading day prior to the public announcement of the proposed merger, and on August 5, 2013, the last practicable trading day prior to the date of this proxy statement/prospectus. The following table also presents the equivalent per share value of the CNB common stock that FC shareholders would receive for each share of their FC common stock if the merger was completed on those dates:

	CNB Common Stock	FC Common Stock	Equivalent Value Per Share of FC Common Stock(1)
March 25, 2013	$17.17	$23.40	$30.12
August 5, 2013	$17.81	$29.50	$31.24

(1)	Calculated by multiplying the closing price of CNB common stock as of the specified date by the exchange ratio of 1.754.

The market value of the CNB common stock to be issued in exchange for shares of FC common stock upon the completion of the merger will not be known at the time of the FC special meeting. The above tables show only historical comparisons. Because the market prices of CNB common stock and FC common stock will likely fluctuate prior to the merger, these comparisons may not provide meaningful information to FC shareholders in determining whether to adopt the merger agreement. FC shareholders are encouraged to obtain current market quotations for CNB common stock and FC common stock and to review carefully the other information contained in this proxy statement/prospectus or incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 115.

The holders of CNB common stock receive dividends as and when declared by CNB’s board of directors out of statutory surplus or from net profits. Following the completion of the merger, subject to approval and declaration by CNB’s board of directors, CNB expects to continue paying quarterly cash dividends on a basis consistent with past practice. The current annualized rate of distribution on a share of CNB common stock is $0.66 per share. However, the payment of dividends by CNB is subject to numerous factors, and no assurance can be given that CNB will pay dividends following the completion of the merger or that dividends will not be reduced in the future.

The merger agreement permits FC to continue to pay regular quarterly cash dividends with record and payment dates consistent with past practice prior to completion of the merger.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus, including information included or incorporated by reference in this proxy statement/prospectus, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the benefits of the merger between CNB and FC, including future financial and operating results and performance; statements about CNB’s and FC’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “should,” “may” or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of CNB’s and FC’s managements and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of CNB and FC. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	the failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all;

•	failure of the shareholders of FC to approve the merger agreement;

•	the failure to obtain governmental approvals of the merger or the imposition of adverse regulatory conditions in connection with regulatory approvals of the merger;

•	disruptions to the parties’ businesses as a result of the announcement and pendency of the proposed merger;

•	costs or difficulties related to the integration of the business following the proposed merger;

•	the risk that the anticipated benefits, cost savings and any other savings from the transaction may not be fully realized or may take longer than expected to realize;

•	changes in general business, industry or economic conditions or competition;

•

changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise;

•	adverse changes or conditions in the capital and financial markets;

•	changes in interest rates or credit availability;

•	the inability to realize expected cost savings or achieve other anticipated benefits in connection with the proposed merger;

•	changes in the quality or composition of loan and investment portfolios;

•	adequacy of loan loss reserves and changes in loan default and charge-off rates;

•	increased competition and its effect on pricing, spending, third-party relationships and revenues;

•	loss of certain key officers;

•	continued relationships with major customers;

•	deposit attrition, necessitating increased borrowings to fund loans and investments;

•	rapidly changing technology;

•	unanticipated regulatory or judicial proceedings and liabilities and other costs;

•	changes in the cost of funds, demand for loan products or demand for financial services; and

•	other economic, competitive, governmental or technological factors affecting operations, markets, products, services and prices.

Additional factors that could cause CNB’s and FC’s results to differ materially from those described in the forward-looking statements can be found in the section of this proxy statement/prospectus titled “Risk Factors” beginning on page 22 and CNB’s filings with the SEC, including CNB’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this proxy statement/prospectus or the date of any document incorporated by reference in this proxy statement/prospectus. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement/prospectus and attributable to CNB or FC or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, CNB and FC undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

INFORMATION ABOUT THE COMPANIES

CNB Financial Corporation

CNB is a registered financial holding company incorporated under the laws of the Commonwealth of Pennsylvania in 1983, with its principal headquarters located in Clearfield, Pennsylvania. CNB is the parent company of CNB Bank, CNB Securities Corporation (which maintains investments in debt and equity securities), County Reinsurance Company (which provides credit life and disability insurance for customers of CNB Bank), CNB Insurance Agency (which provides for the sale of nonproprietary annuities and other insurance products) and Holiday Financial Services Corporation (which offers small balance unsecured loans and secured loans, primarily collateralized by automobiles and equipment, to borrowers with higher risk characteristics).

CNB Bank was incorporated in 1934 and is chartered in the Commonwealth of Pennsylvania. CNB Bank’s primary market area consists of the Pennsylvania counties of Cambria, Cameron, Clearfield, Elk, Indiana, McKean and Warren. It also includes a portion of western Centre County including Philipsburg Borough, Rush Township and the western portions of Snow Shoe and Burnside Townships and a portion of Jefferson County, consisting of the boroughs of Brockway, Falls Creek, Punxsutawney, Reynoldsville and Sykesville, and the townships of Washington, Winslow and Henderson.

ERIEBANK, a division of CNB Bank, began operations in 2005 and provides financial services to individuals and businesses located within its market areas, which include the northwestern Pennsylvania county of Erie and the city of Meadville located in Crawford County. ERIEBANK currently has four full service branch offices in or near the city of Erie, Pennsylvania, two full service branch offices in the city of Meadville, Pennsylvania and one full service branch office in the city of Warren, Pennsylvania.

CNB Bank has 22 full-service branch offices, excluding its ERIEBANK branch offices, located in various communities in its market area.

CNB Bank is a full-service bank engaging in a full range of banking activities and services for individual, business, governmental and institutional customers. These activities and services principally include checking, savings, and time deposit accounts; real estate, commercial, industrial, residential and consumer loans; and a variety of other specialized financial services. CNB Bank’s Wealth & Asset Management Services division offers a full range of client services.

At March 31, 2013, CNB had $1.8 billion in assets, $1.5 billion in deposits and $146 million of shareholders’ equity.

CNB’s principal executive offices are located at 1 South Second Street, P.O. Box 42, Clearfield, Pennsylvania 16830, its phone number is (814) 765-9621 and its website is www.bankcnb.com. Information that is included on this website does not constitute part of this proxy statement/prospectus. CNB common stock is traded on the NASDAQ Global Select Market under the symbol “CCNE.”

FC Banc Corp.

FC Banc Corp., or FC, is the holding company for The Farmers Citizens Bank, or FC Bank. Since 1907, FC Bank has had a tradition of being a locally owned bank proudly serving its customers. With offices in Bucyrus, Cardington, Fredericktown, Mount Hope, Upper Arlington, Shiloh and Worthington, FC Bank is a Federal Deposit Insurance Corporation member and an Equal Housing Lender.

At March 31, 2013, FC had $374.4 million in assets, $334.6 million in deposits, and $33.3 million of shareholders’ equity.

FC’s principal executive offices are located at 105 Washington Square, Bucyrus, Ohio 44820. FC’s telephone number is (419) 562-7040 and its website is www.farmerscitizensbank.com. Information that is included on this website does not constitute part of this proxy statement/prospectus. FC common stock is quoted on the OTC Bulletin Board under the symbol “FCBZ.”

General Information about FC and FC Bank

FC Bank opened for business on January 6, 1908. FC Bank is an Ohio-chartered bank subject to the supervision and regulation of the Federal Reserve Bank and the State of Ohio Division of Financial Institutions. FC Bank has provided continuous customer service to Crawford County for more than 100 years. FC Bank conducts a general banking business in north central Ohio that consists of attracting deposits from the general public and applying those funds to the origination of loans for residential, consumer and non-residential purposes. FC Bank’s principal types of lending are in commercial real estate, residential real estate, and consumer. In the consumer loan area, FC Bank specializes in home equity loans.

FC Bank’s profitability is significantly dependent on net interest income, which is the difference between interest income generated from interest-earning assets (i.e., loans and investments) and the interest expense paid on interest-bearing liabilities (i.e., customer deposits and borrowed funds). Net interest income is affected by the relative amount of interest-earning assets and interest-bearing liabilities and interest received or paid on these balances. The level of interest rates paid or received by FC Bank can be significantly influenced by a number of environmental factors, such as governmental monetary policy, that are outside of FC’s management’s control.

The economy of FC Bank’s markets is driven by several major components: manufacturing, retail trade, governmental service, general service, and agricultural. The general economic conditions of all of FC Bank’s markets are reflective of the state of Ohio and, to a certain extent, our national economy. Currently, the general outlook for the economy is cautiously optimistic. While moderate growth to stable conditions has been seen, in general, the economy has not shown positive signs of a robust economy.

The financial services industry is highly competitive. FC Bank competes with financial services providers, such as banks, savings associations, credit unions, finance companies, mortgage banking companies, insurance companies, and money market and mutual fund companies. FC Bank also faces increased competition from non-banking institutions such as brokerage houses and insurance companies, as well as from financial service subsidiaries of commercial and manufacturing companies. Many of these competitors enjoy the benefits of advanced technology, fewer regulatory constraints, and lower cost structures.

Effects of Economic Trends

FC Bank’s business and earnings are affected significantly by the fiscal and monetary policies of the federal government and its agencies. FC Bank is particularly affected by the policies of the Federal Reserve Board, which regulates the supply of money and credit in the United States. Among the instruments of monetary policy available to the Federal Reserve Board are: (a) conducting open market operations in United States government securities, (b) changing the discount rates of borrowings of depository institutions, and (c) imposing or changing reserve requirements against certain borrowings by banks and their affiliates. These methods are used in varying degrees and combinations to directly affect the availability of bank loans and deposits, as well as the interest rates charged on loans and paid on deposits. For that reason alone, the policies of the Federal Reserve Board have a material effect on the earnings of FC Bank.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FC BANC CORP.’S FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless the context requires otherwise, throughout the following disclosure concerning FC’s management discussion and analysis of financial condition and results of operations, “we,” “us,” “our,” “management,” and “the Company” refer to FC, FC Bank, and management.

The following discussion is intended to focus on and highlight certain financial information regarding the Company and should be read in conjunction with the financial statements and related notes which have been prepared by the management of the Company in accordance with U.S. generally accepted accounting principles. We encourage you to read this discussion and analysis in conjunction with the financial statements and the related notes and the other statistical information included as Annex D to this proxy statement/prospectus.

Critical Accounting Policies

We have adopted various accounting policies that govern the application of accounting principles generally accepted in the United States of America and with general practices within the banking industry in the preparation of our consolidated financial statements. Our significant accounting policies are described in Note 1 to our consolidated financial statements as of December 31, 2012.

Certain accounting policies involve significant judgments and assumptions by us that have a material impact on the carrying value of certain assets and liabilities. We consider these accounting policies to be critical accounting policies. The judgments and assumptions we use are based on historical experience and other factors, which we believe to be reasonable under the circumstances. Because of the nature of the judgments and assumptions we make, actual results could differ from these judgments and estimates, and such differences could have a material impact on the carrying values of our assets and liabilities and our results of operations. Management has reviewed and approved these critical accounting policies and has discussed these policies with the Company’s Audit Committee.

Allowance for Loan Losses

The allowance for loan losses represents the amount which management estimates is adequate to provide for probable losses inherent in its loan portfolio. The allowance method is used in providing for loan losses. Accordingly, all loan losses are charged to the allowance, and all recoveries are credited to it. The allowance for loan losses is established through a provision for loan losses which is charged to operations. The provision is based on management’s periodic evaluation of the adequacy of the allowance for loan losses which encompasses the overall risk characteristics of the various portfolio segments, past experience with losses, the impact of economic conditions on borrowers, and other relevant factors. The estimates used in determining the adequacy of the allowance for loan losses, including the amounts and timing of future cash flows expected on impaired loans, are particularly susceptible to significant change in the near term.

A loan is considered impaired when it is probable the borrower will not repay the loan according to the original contractual terms of the loan agreement. Management has determined that first mortgage loans on one-to-four family properties and all consumer loans represent large groups of smaller-balance homogeneous loans that are to be collectively evaluated. Loans that experience insignificant payment delays, which are defined as 90 days or less, generally are not classified as impaired. A loan is not impaired during a period of delay in payment if the Company expects to collect all amounts due, including interest accrued at the contractual interest rate for the period of delay. All loans identified as impaired are evaluated independently by management. Management determines the significance of payment delays on a case-by-case basis, taking into consideration all circumstances concerning the loan, the creditworthiness and payment history of the borrower, the length of the payment delay, and the amount of shortfall in relation to the principal and interest owed. The Company estimates credit losses on impaired loans based on the present value of expected cash flows or the fair value of the underlying collateral if the loan repayment is expected to come from the sale or operation of such collateral. Impaired loans, or portions thereof, are charged off when it is determined a realized loss has occurred. Until such time, an allowance for loan losses is maintained for estimated losses. Cash receipts on impaired loans are applied first to accrued interest receivable unless otherwise required by the loan terms, except when an impaired loan is also a nonaccrual loan. Payments received on nonaccrual loans are recorded as income or applied against principal according to management’s judgment as to the collectability of such principal.

Management establishes the allowance for loan losses based upon its evaluation of the pertinent factors underlying the types and quality of loans in the portfolio. Commercial loans and commercial real estate loans are reviewed on a regular basis, with a focus on larger loans along with loans that have experienced past payment or financial deficiencies. Larger commercial loans and commercial real estate loans which are 90 days or more past due are selected for impairment testing. These loans are analyzed to determine whether they are “impaired,” which means that it is probable that all amounts will not be collected according to the contractual terms of the loan agreement. All commercial loans that are delinquent 90 days and residential mortgage loans that are 120 days delinquent and are placed on nonaccrual status are classified on an individual basis. The remaining loans are evaluated and classified as groups of loans with similar risk characteristics. The Company allocates allowances based on the factors described below, which conform to the Company’s asset classification policy. In reviewing risk within FC Bank’s loan portfolio, management has determined there to be several different risk categories within the loan portfolio. The allowance for loan losses consists of amounts applicable to: (i) the loans secured by residential real estate portfolio; (ii) the commercial real estate portfolio; (iii) the consumer loan portfolio; and (iv) the commercial loan portfolio. Factors considered in this process included general loan terms, collateral, and availability of historical data to support the analysis. Historical loss percentages for each risk category are calculated and used as the basis for calculating allowance allocations. Certain qualitative factors are then added to the historical allocation percentage to get the total factor to be applied to nonclassified loans. The following qualitative factors are analyzed:

•	Levels of and trends in delinquencies

•	Trends in volume and terms

•	Trends in credit quality ratings

•	Changes in management and lending staff

•	Economic trends

•	Concentrations of credit

The Company analyzes its loan portfolio each quarter to determine the appropriateness of its allowance for loan losses.

Investment Securities

Currently, the Company’s investment securities portfolio is classified as available for sale. The portfolio serves principally as a source of liquidity and is carried at fair value with unrealized holding gains and losses for available-for-sale securities reported as a separate component of stockholders’ equity, net of tax, until realized. Debt securities acquired with the intent to hold to maturity would be classified as held to maturity and carried at cost adjusted for amortization of premium and accretion of discount, which are computed using the interest method and recognized as adjustments of interest income. Realized security gains and losses are computed using the specific identification method. Interest and dividends on investment securities are recognized as income when earned.

Securities are periodically reviewed for other-than-temporary impairment based upon a number of factors, including, but not limited to, the length of time and extent to which the market value has been less than cost, the financial condition of the underlying issuer, the ability of the issuer to meet contractual obligations, the likelihood of the security’s ability to recover any decline in its market value, and whether or not the Company intends to sell the security or whether it’s more likely than not that the Company would be required to sell the security before its anticipated recovery in market value. A decline in value that is considered to be other than temporary is recorded as a loss within non-interest income in the Consolidated Statement of Income.

Common stock of the Federal Home Loan Bank, or FHLB, Federal Reserve Bank, and Great Lakes Bankers Bank represents ownership in institutions which are wholly owned by other financial institutions. These equity securities are accounted for at cost and are included in other assets.

FC Bank is a member of the FHLB of Cincinnati and, as such, is required to maintain a minimum investment in stock of the FHLB that varies with the level of advances outstanding with the FHLB. The stock is bought from and sold to the FHLB based upon its $100 par value. The stock does not have a readily determinable fair value and, as such, is classified as restricted stock, carried at cost, and evaluated by management. The stock’s value is determined by the ultimate recoverability of the par value rather than by recognizing temporary declines. The determination of whether the par value will ultimately be recovered is influenced by criteria such as the following: (a) the significance of the decline in net assets of the FHLB as compared with the capital stock amount and the length of time this situation has persisted; (b) commitments by the FHLB to make payments required by law or regulation and the level of such payments in relation to the operating performance; (c) the impact of legislative and regulatory changes on the customer base of the FHLB; and (d) the liquidity position of the FHLB. Management concluded that the stock was not impaired at December 31, 2012 or 2011.

Income Taxes

The Company and FC Bank file a consolidated federal income tax return. Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Results of Operations for Periods Ended March 31, 2013 and 2012

General. The Company reported net income available to common stockholders of $772,000 and $671,000 for the three months ended March 31, 2013 and 2012, respectively. Basic and diluted earnings per share for the first three months of 2013 and 2012 were $0.58 and $0.67, respectively. The increase in net income for the first three months of 2013, compared to the same period in 2012 of $101,000, or 15.1%, resulted primarily from an increase in net interest income of $33,000 and an increase in non-interest income of $603,000. These were partially offset by an increase in non-interest expense of $373,000, an increase in provision for loan losses of $225,000, and an increase in income taxes of $14,000. Return on average assets and return on average equity for the first three months of 2013 were 0.84% and 9.19%, respectively, as compared to 0.76% and 8.38% for the same period in 2012.

Average Balance Sheet and Yield/Rate Analysis. The following table sets forth, for the periods indicated, information concerning the total dollar amounts of interest income from interest-earning assets and the resultant average yields, the total dollar amounts of interest expense on interest-bearing liabilities, and the resultant average costs, net interest income, interest rate spread, and the net interest margin earned on average interest-earning assets. For purposes of this table, average balances are calculated using monthly averages and the average loan balances include nonaccrual loans and exclude the allowance for loan losses and interest income includes accretion of net deferred loan fees. Yields on tax-exempt securities and loans (tax-exempt for federal income tax purposes) are shown on a fully tax equivalent basis utilizing a federal tax rate of 34%.

	For the Three Months Ended March 31,
	2013			2012
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
	(Dollars in thousands)
Interest-earning assets:
Loan, net (3)(4)	$238,961	$3,089	5.18%	$208,185	$3,053	5.87%
Taxable investment securities	79,647	477	2.40%	99,731	609	2.44%
Non-taxable investment securities (3)	24,509	197	4.87%	24,820	206	5.03%
Federal funds sold	3,330	1	0.12%	1,306	1	0.31%

Total interest-earning assets	346,447	3,764	4.47%	334,042	3,869	4.76%

Non-interest-earning assets	21,322			17,544

Total assets	$367,769			$351,586

Interest-bearing liabilities:
Interest-bearing checking	$15,362	$6	0.16%	$15,415	$10	0.26%
Money market deposits	7,779	5	0.26%	8,806	5	0.23%
Savings accounts	212,830	377	0.71%	196,730	389	0.79%
Certificates of deposits	77,558	271	1.40%	79,272	377	1.90%

Total deposits	313,529	659	0.84%	300,223	781	1.04%
Short-term borrowings	253	—	0.73%	421	1	0.74%
Other borrowings	7,656	58	3.03%	8,522	73	3.43%

Total interest-bearing liabilities	321,438	717	0.89%	309,166	855	1.11%

Non-interest-bearing liabilities	12,712			10,397

Total liabilities	334,150			319,563
Retained earnings	33,619			32,023

Total liabilities and retained earnings	$367,769			$351,586

Net interest income		$3,047			$3,014

Interest rate spread (1)			3.57%			3.66%

Net interest margin (2)			3.86%			3.98%

Ratio of average interest-earnings assets to average interest-bearing liabilities			107.78%			108.05%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(2)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(3)	Yields are presented on a fully tax-equivalent basis using a 34% federal statutory tax rate.
(4)	Tax equivalent adjustments to the loan average yield for tax-exempt loans were $3 and $4 for the periods ended March 31, 2013 and 2012, respectively.

Analysis of Changes in Net Interest Income. The following table analyzes the changes in interest income and interest expense in terms of: (1) changes in volume of interest-earning assets and interest-bearing liabilities and (2) changes in yields and rates. The table reflects the extent to which changes in the Company’s interest income and interest expense are attributable to changes in rate (change in rate multiplied by prior period volume), changes in volume (changes in volume multiplied by prior period rate), and changes attributable to the combined impact of volume/rate (change in rate multiplied by change in volume). The changes attributable to the combined impact of volume/rate are allocated on a consistent basis between the volume and rate variances. Changes in interest income on securities reflect the changes in interest income on a fully tax equivalent basis.

	For the Three Months Ended March 31,
	2013 vs. 2012
	Increase (Decrease) Due to
	Volume	Rate	Net
	(Dollars in thousands)
Interest and dividend income:
Loans receivable	$1,630	$(1,594)	$36
Taxable investment securities	(120)	(12)	(132)
Non-taxable investment securities	(3)	(6)	(9)

Total interest-earnings assets	$1.507	$(1,612)	$(105)

Interest expense:
Interest-bearing checking	$—	$(4)	$(4)
Money market deposits	(2)	2	—
Savings accounts	137	(149)	(12)
Certificates of deposit	(8)	(98)	(106)

Total deposits	127	(249)	(122)
Short-term borrowings	—	(1)	(1)
Other borrowings	(7)	(8)	(15)

Total interest-bearing liabilities	$120	$(258)	$(138)

Change in net interest income	$1,387	$(1,354)	$33

Net interest income. Net interest income, the primary source of revenue for the Company, is determined by the Company’s interest rate spread, which is defined as the difference between income on earning assets and the cost of funds supporting those assets and the relative amounts of interest earning assets and interest bearing liabilities. Management periodically adjusts the mix of assets and liabilities, as well as the rates earned or paid on those assets and liabilities in order to manage and improve net interest income. The level of interest rates and changes in the amount and composition of interest earning assets and liabilities affect the Company’s net interest income. Net interest income increased by $33,000, or 1.1%, to $3,047,000 for the first three months in 2013, as compared to $3,014,000 for the same period in 2012. This increase in net interest income can be attributed to the decrease in interest expense of $138,000, or 16.1%, partially offset by the decrease in interest income of $105,000, or 2.7%. The decrease to interest expense reflects a 22 basis point decrease in the cost of interest-bearing liabilities to 0.89% for the first three months of 2013, as compared to 1.11% for the same period of 2012. Comparatively, during 2012 and 2011, loan interest income comprised 82.1% and 78.9%, respectively, of interest income, and investment interest comprised 17.9% and 21.1%, respectively, of interest income.

Interest income. Interest income decreased $105,000, or 2.7%, to $3,764,000 over the first three months of 2013, as compared to $3,869,000 for the same period of 2012. This decrease in interest income can be attributed to the decrease in interest earned on investment securities of $141,000, or 17.3%, partially offset by an increase in interest earned on loans of $36,000, or 1.2%.

Interest earned on loans increased $36,000, or 1.2%, to $3,089,000 for the first three months in 2013, as compared to $3,053,000 for the same period of 2012. This increase was attributable to an increase in the average balance of loans outstanding of $30.8 million, or 14.8%, to $239.0 million for the three months ended March 31, 2013, as compared to $208.2 million for the same period of 2012, partially offset by a decrease in yield on the portfolio of 69 basis points to 5.18% for the three months ended March 31, 2013, as compared to 5.87% for the same period of 2012.

Interest earned on taxable securities decreased $132,000, or 21.7%, to $477,000 for the three months ended March 31, 2013, as compared to $609,000 for the same period of 2012. This decrease was primarily attributable to a decline in the average balance of the portfolio of $20.1 million, or 20.1%, to $79.6 million for the three months ended March 31, 2013, as compared to $99.7 million for the same period of 2012 and by a decrease in yield on the portfolio of 4 basis points to 2.40% for the three months ended March 31, 2013, as compared to 2.44% for the same period of 2012.

Interest earned on non-taxable securities decreased $9,000, or 4.4%, to $197,000 for the three months ended March 31, 2013, as compared to $206,000 for the same period of 2012. This decrease was primarily attributable to a decrease in the average balance of the portfolio of $311,000, or 1.3%, to $24.5 million for the three months ended March 31, 2013, as compared to $24.8 million for the same period of 2012 and by an decrease in yield on the portfolio of 16 basis points to 4.87% for the three months ended March 31, 2013, as compared to 5.03% for the same period of 2012.

Interest expense. Interest expense decreased $138,000, or 16.1%, to $717,000 for the three months ended March 31, 2013, as compared to $855,000 for the same period of 2012. This decrease in interest expense can be attributed to decreases in interest incurred on deposits and borrowings of $122,000 and $16,000, respectively.

Interest incurred on deposits decreased $122,000, or 15.6%, to $659,000 for the three months ended March 31, 2013, as compared to $781,000 for the same period of 2012. This decrease was primarily attributable to a decrease in the cost of interest earning deposits of 20 basis points to 0.84% for the first three months of 2013 from 1.04% for the same period of 2012, partially offset by an increase of $13.3 million, or 4.4%, in the average balance of interest-bearing deposits to $313.5 million for the first three months ended March 31, 2013, as compared to $300.2 million for the same period of 2012.

Interest incurred on borrowings, which includes short-term borrowings and other borrowings with the FHLB, decreased $16,000, or 21.6%, to $58,000 for the three months ended March 31, 2013, as compared to $74,000 for the same period of 2012. This decrease was primarily attributable to a decrease in the average balance of borrowed funds of $1.0 million, or 11.6%, to $7.9 million for the three months ended March 31, 2013, as compared to $8.9 million for the same period of 2012 and by a decrease in the cost of these funds of 38 basis points to 2.93% for the three months ended March 31 2013, as compared 3.31% for the same period of 2012.

Provision for loan losses. The Company maintains an allowance for loan losses in an amount, which, in management’s judgment, is adequate to absorb reasonably foreseeable losses inherent in the loan portfolio. The provision for loan losses is determined by management as the amount to be added to the allowance for loan losses, after net charge-offs have been deducted, to bring the allowance to a level which is considered adequate to absorb potential losses inherent in the loan portfolio in accordance with generally accepted accounting principles, or GAAP. The amount of the provision is based on management’s regular review of the loan portfolio and consideration of such factors as historical loss experience, generally prevailing economic conditions, changes in size and composition of the loan portfolio, and considerations relating to specific loans, including the ability of the borrower to repay the loan and the estimated value of the underlying collateral. The provision for loan losses increased $225,000 to $375,000 for the three months ended March 31, 2013, as compared to $150,000 for the same period of 2012. The Company experienced net charge-offs of $879,000 in the first quarter of 2013, compared to $67,000 in the first quarter of 2012. This increase was primarily related to the charge-off of two loan relationships that had both encountered severe economic conditions specific to their line of business.

Historical loss percentages for each risk category are calculated and used as the basis for calculating allowance allocations. These historical loss percentages are calculated over a four-year period for all portfolio segments. Certain qualitative factors are then added to the historical allocation percentage to get the adjusted factor to be applied to non classified loans. Please refer to the loan information table in Note 5 to the Company’s consolidated financial statements for the allocation of the allowance.

Management reviews significant factors affecting the allowance regularly and believes that the allowance was adequate to cover potentially uncollectible loans as of March 31, 2013 and December 31, 2012.

Noninterest income. The following table shows the breakdown of noninterest income for the three months ended March 31, 2013 and 2012 (dollars in thousands):

	For the Three Months Ended March 31,		Change
	2013	2012	Amount	%
Service charges on deposit accounts	$126	$146	$(20)	(13.7)
Investment securities gains, net	760	44	716	1,627.3
Gains on loan sales, net	165	150	15	10.0
Bank-owned life insurance earnings	25	24	1	4.2
Other	234	343	(109)	(31.8)

	$1,310	$707	603	85.3

Noninterest income increased $603,000 from $707,000 for the first three months of 2012 to $1.3 million for the first three months of 2013. This increase in total noninterest income resulted primarily from increased volume of investment sale activity that resulted in net gains of $760,000 for the first three months of 2013, as compared to $44,000 for the same period of 2012. Management had both liquidity needs and a strategic direction to take advantage of yield curve opportunities given a historically low interest rate environment. By moving out the yield curve in a very modest way FC Bank achieved protection against increased downward margin pressures on the earning assets component of that ratio. As the yield on FC Bank’s loan portfolio continued to be pressured lower, the investment portfolio was able to maintain a level yield in the first quarter in contrast to the direction of interest rates. Additionally, liquidity needs for increasing loan demand were materializing at the close of the first quarter and a larger federal funds position was established.

Noninterest expense. The following table shows the breakdown of noninterest expense for the three months ended March 31, 2013 and 2012 (dollars in thousands):

	For the Three Months Ended March 31,		Change
	2013	2012	Amount	%
Salaries and employee benefits	$1,646	$1,413	$233	16.5
Net occupancy and equipment expenses	328	290	38	13.1
Professional fees	106	88	18	20.5
State franchise tax	107	91	16	17.6
Federal deposit insurance	52	54	(2)	(3.7)
Data processing	111	101	10	9.9
Advertising	146	121	25	20.7
Other	424	389	35	9.0

	2,920	$2,547	$373	14.6

Noninterest expense was $2.9 million for the three months ended March 31, 2013, a $373,000, or 14.6%, increase from noninterest expense of $2.5 million for the same period of 2012. Salaries and employee benefits and occupancy and equipment expenses comprised 67.6% of the total noninterest expense for the three months ended March 31, 2013, as compared to 66.9% for the three months ended March 31, 2012.

The Company’s efficiency ratio was 67.02% and 68.45% for the periods ended March 31, 2013 and 2012, respectively. The efficiency ratio represents the percentage of one dollar of expense required to be incurred to earn a full dollar of revenue and is computed by dividing noninterest expense by the sum of interest income and noninterest income. Based on this calculation, the Company spent $0.67 on average to earn $1.00 of revenue for the three months ended March 31, 2013.

Salaries and employees benefits increased $233,000, or 16.5%, for the first three months of 2013 to $1.6 million, compared to $1.4 million for the same period of 2012. This increase is primarily attributed to expansion of the mortgage division that sells loans to the secondary market through the hiring of full-time employees in 2012 and normal salary increases.

Provision for income taxes. The provision for income taxes increased $14,000, or 5.1%, to $287,000 for the first three months of 2013, as compared to $273,000 for the same period of 2012. This increase is due to an increase in pre-tax income of $38,000, or 3.7%, to $1,062,000 for the first three months of 2013, as compared to $1,024,000 for the same period of 2012. The effective tax rate for the three months ended March 31, 2013 and 2012 was 27.0%, compared to 26.7% for the same period of 2012.

Results of Operations for Fiscal Years Ended December 31, 2012, 2011, and 2010

General. The Company reported net income available to common stockholders of $3.3 million, $1.9 million, and $1.5 million in 2012, 2011, and 2010, respectively. Basic and diluted earnings per share were $2.77, $2.18, and $1.73 for 2012, 2011, and 2010, respectively. The increase in net income for 2012 resulted primarily from an increase in net interest income of $1.3 million, a decrease in provision for loan losses of $552,000, and an increase in non-interest income of $956,000. These were offset by an increase in non-interest expense of $1.3 million and an increase in income taxes of $404,000. The increase in net income for 2011 resulted primarily from an increase in net interest income of $2.1 million and an increase in non-interest income of $310,000. These were offset by an increase in provision for loan losses of $280,000, an increase in non-interest expense of $1.4 million, and an increase in income taxes of $161,000. Return on average assets and return on average equity for 2012 were 0.94% and 10.06%, respectively, as compared to 0.54% and 6.34% for 2011 and 0.43% and 5.16% for 2010.

Average Balance Sheet and Yield/Rate Analysis. The following table sets forth, for the periods indicated, information concerning the total dollar amounts of interest income from interest-earning assets and the resultant average yields, the total dollar amounts of interest expense on interest-bearing liabilities and the resultant average costs, net interest income, interest rate spread, and the net interest margin earned on average interest-earning assets. For purposes of this table, average balances are calculated using monthly averages, and the average loan balances include nonaccrual loans and exclude the allowance for loan losses and interest income includes accretion of net deferred loan fees. Yields on tax-exempt securities and loans (tax-exempt for federal income tax purposes) are shown on a fully tax equivalent basis utilizing a federal tax rate of 34%.

	For the Years Ended December 31,
	2012			2011			2010
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
				(Dollars in thousands)
Interest-earning assets:
Loan, net	$227,412	$12,759	5.62%	$192,753	$11,714	6.09%	$187,786	$11,723	6.26%
Taxable investment securities	83,271	2,007	2.41%	118,377	2,772	2.34%	123,786	3,027	2.45%
Non-taxable investment securities (3)	25,891	840	4.92%	17,609	643	5.53%	11,591	424	5.54%
Federal Funds sold	1,273	1	0.08%	905	1	0.11%	1,843	2	0.11%

Total interest-earning assets	337,847	15,607	4.75%	329,644	15,130	4.69%	325,006	15,176	4.75%

Non-interest-earning assets	19,163			22,989			22,994

Total assets	$357,010			$352,633			$348,000

Interest-bearing liabilities:
Interest-bearing checking	$16,412	49	0.30%	$41,953	396	0.94%	$66,869	1,048	1.57%
Money market deposits	8,531	20	0.23%	10,069	35	0.35%	10,890	123	1.13%
Savings accounts	201,110	1,594	0.79%	150,986	1,312	0.87%	96,275	1,362	1.41%
Certificates of deposits	77,409	1,346	1.74%	87,146	2,132	2.45%	105,278	3,454	3.28%

Total deposits	303,462	3,009	0.99%	290,154	3,875	1.34%	279,312	5,987	2.14%
Short-term borrowings:	249	1	0.40%	5,258	5	0.10%	5,348	12	0.22%
Other borrowings	8,350	293	3.51%	7,933	293	3.69%	9,740	371	3.81%

Total interest-bearing liabilities	312,061	3,303	1.06%	303,345	4,173	1.38%	294,400	6,370	2.16%

Non-interest-bearing liabilities	11,750			18,981			24,746

Total liabilities	323,811			322,326			319,146
Retained earnings	33,199			30,307			28,854

Total liabilities and retained earnings	$357,010			$352,633			$348,000

Net interest income		$12,304			$10,957			$8,806

Interest rate spread (1)			3.69%			3.32%			2.59%

Net interest margin (2)			4.02%			3.62%			2.91%

Ratio of average interest-earnings assets to average interest-bearing liabilities			108.26%			108.67%			110.40%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(2)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(3)	Yields are presented on a fully tax-equivalent basis using a 34% federal statutory tax rate.
(4)	Tax equivalent adjustments to interest income for tax-exempt securities was $15, $26 and $38 for 2012, 2011, and 2010, respectively.

Analysis of Changes in Net Interest Income. The following table analyzes the changes in interest income and interest expense in terms of: (1) changes in volume of interest-earning assets and interest-bearing liabilities and (2) changes in yields and rates. The table reflects the extent to which changes in interest income and interest expense are attributable to changes in rate (change in rate multiplied by prior period volume), changes in volume (changes in volume multiplied by prior period rate), and changes attributable to the combined impact of volume/rate (change in rate multiplied by change in volume). The changes attributable to the combined impact of volume/rate are allocated on a consistent basis between the volume and rate variances. Changes in interest income on securities reflect the changes in interest income on a fully tax equivalent basis.

	For the Years Ended December 31,			For the Years Ended December 31,
	2012 vs. 2011			2011 vs. 2010
	Increase (Decrease) Due to			Increase (Decrease) Due to
	Volume	Rate	Net	Volume	Rate	Net
	(Dollars in thousands)			(Dollars in thousands)
Interest and dividend income:
Loans receivable	$1,996	$(951)	$1,045	$318	$(327)	$(9)
Taxable investment securities	(844)	79	(765)	(129)	(126)	(255)
Non-taxable investment securities	335	(138)	197	220	(1)	219
Federal funds sold	—	—	—	(1)	—	(1)

Total interest-earnings assets	$1,487	$(1,010)	$477	$408	$(454)	$(46)

Interest expense:
Interest-bearing checking	$(163)	$(184)	$(347)	$(315)	$(337)	$(652)
Money market deposits	(5)	(10)	(15)	(8)	(80)	(88)
Savings accounts	405	(123)	282	596	(646)	(50)
Certificates of deposit	(219)	(567)	(786)	(534)	(788)	(1,322)

Total deposits	18	(884)	(866)	(261)	(1,851)	(2,112)
Short-term borrowings	(9)	5	(4)	—	(7)	(7)
Other borrowings	—	—	—	(67)	(11)	(78)

Total interest-bearing liabilities	$9	$(879)	$(870)	$(328)	$(1,869)	$(2,197)

Change in net interest income	$1,478	$(131)	$1,347	$736	$1,415	$2,151

2012 Results Compared to 2011 Results

Net interest income. Net interest income, the primary source of revenue for the Company, is determined by the Company’s interest rate spread, which is defined as the difference between income on earning assets and the cost of funds supporting those assets and the relative amounts of interest-earning assets and interest-bearing liabilities. Management periodically adjusts the mix of assets and liabilities, as well as the rates earned or paid on those assets and liabilities in order to manage and improve net interest income. The level of interest rates and changes in the amount and composition of interest-earning assets and liabilities affect the Company’s net interest income. Net interest income increased by $1.3 million, or 12.3%, to $12.3 million in 2012, compared to $11.0 million in 2011. This increase in net interest income can be attributed to an increase in interest income of $477,000, or 3.2%, and a decrease in interest expense of $870,000, or 20.8%. The decrease to interest expense reflects a 32 basis point decrease in the cost of interest-bearing liabilities to 1.06% in 2012 from 1.38% in 2011. Comparatively, during 2012 and 2011, loan interest income comprised 81.8% and 77.4% of interest income, and investment interest comprised 18.2% and 22.6%, respectively, of interest income.

Interest income. Interest income increased $477,000, or 3.2%, to $15.6 million for 2012, compared to $15.1 million for 2011. This increase in interest income can be attributed to an increase in interest earned on loans of $1.0 million partially offset by a decrease in interest earned on investment securities of $568,000.

Interest earned on loans increased $1.0 million, or 8.9%, to $12.7 million for 2012, compared to $11.7 million for 2011. This increase was attributable to an increase in the average balance of loans outstanding of $34.7 million, or 18.0%, to $227.4 million for the year ended December 31, 2012, as compared to $192.8 million for 2011, partially offset by a decrease in yield on the portfolio of 47 basis points to 5.62% for the year ended December 31, 2012, as compared to 6.09% for 2011.

Interest earned on taxable securities decreased $765,000, or 27.6%, to $2.0 million for the year ended December 31, 2012, compared to $2.8 million for 2011. This decrease was primarily attributable to a decline in the average balance of the portfolio of $35.1 million, or 29.7%, to $83.3 million for the year ended December 31, 2012, compared to $118.4 million for 2011, partially offset by an increase in yield on the portfolio of 7 basis points to 2.41% for the year ended December 31, 2012, compared to 2.34% for 2011.

Interest earned on non-taxable securities increased $197,000, or 30.6%, to $840,000 for the year ended December 31, 2012, compared to $643,000 for 2011. This increase was primarily attributable to an increase in the average balance of the portfolio of $8.3 million, or 47%, to $25.9 million for the year ended December 31, 2012, compared to $17.6 million for 2011, partially offset by an decrease in yield on the portfolio of 61 basis points to 4.92% for the year ended December 31, 2012, compared to 5.53% for 2011.

Interest expense. Interest expense decreased $870,000, or 20.8%, to $3.3 million for the year ended December 31, 2012, compared to $4.2 million for 2011. This decrease in interest expense can be attributed to decreases in interest incurred on deposits and borrowings of $866,000 and $4,000, respectively.

Interest incurred on deposits decreased $866,000, or 22.3%, to $3.0 million for the year ended December 31, 2012, compared to $3.9 million for 2011. This decrease was primarily attributable to a decrease in the cost of interest-earning deposits of 35 basis points to 0.99% in 2012 from 1.34% in 2011, partially offset by an increase of $13.3 million, or 4.6%, in the average balance of interest-bearing deposits to $303.5 million for 2012 as compared to $290.2 million for 2011.

Interest incurred on borrowings, which includes short-term borrowings and other borrowings with the FHLB, decreased $4,000, or 1.3%, to $294,000 for the year ended December 31, 2012, compared to $298,000 for 2011. This decrease was primarily attributable to a decrease in the average balance of borrowed funds of $4.6 million, or 34.8%, to $8.6 million for 2012, compared to $13.2 million for 2011, partially offset by an increase in the cost of these funds of 116 basis points to 3.42% for 2012 compared to 2.26% for 2011.

Provision for loan losses. Management concluded that the allowance was adequate as of December 31, 2012 and 2011. The provision for loan losses decreased $552,000 to $408,000 for the year ended December 31, 2012, compared to $960,000 for 2011. These provisions were part of the normal operations of the Company for 2012. As a result of the provisions for loan losses during 2012 and 2011, the Company’s allowance for loan losses amounted to $3.3 million, or 1.36%, of the Company’s total loan portfolio at December 31, 2012, compared to $2.6 million, or 1.28%, at December 31, 2011. The Company’s allowance for loan losses as a percentage of non-performing loans at December 31, 2012 and December 31, 2011 was 115.48% and 733.43%, respectively.

Noninterest income. The following table shows the breakdown of noninterest income for the years ended December 31, 2012 and 2011 (dollars in thousands).

	For the Year Ended December 31,		Change
	2012	2011	Amount	%
Service charges on deposit accounts	$634	$626	$8	1.3
Investment securities gains, net	862	853	9	1.1
Gains on loan sales, net	954	230	724	314.8
Bank-owned life insurance earnings	101	111	(10)	(9.0)
Loan servicing income	254	94	160	170.2
Fees on investment services	355	310	45	14.5
Debit card fees	469	424	45	10.6
Other	129	154	(25)	(16.2)

	$3,758	$2,802	$956	34.1

Noninterest income increased $956,000 from $2.8 million for 2011 to $3.8 million for 2012. The increase in total noninterest income during 2012 compared to 2011 resulted primarily from increased volume of loan sale activity that resulted in gains of $954,000 in 2012 compared to $230,000 in 2011. Loan servicing income also increased $160,000 to $254,000 in 2012 compared to $94,000 in 2011 as the banks mortgage division continued to grow and mature.

Noninterest expense. The following table shows the breakdown of noninterest expense for the years ended December 31, 2012 and 2011 (dollars in thousands).

	For the Year Ended December 31,		Change
	2012	2011	Amount	%
Salaries and employee benefits	$6,199	$5,064	$1,135	22.4
Net occupancy and equipment expenses	1,201	1,188	13	1.1
Professional fees	433	390	43	11.0
State franchise tax	386	354	32	9.0
Federal deposit insurance	347	336	11	3.3
Data processing	213	364	(151)	(41.5)
Advertising	401	393	8	2.0
Other	1,686	1,460	226	15.5

	$10,866	$9,549	$1,317	13.8

Noninterest expense was $10.9 million for the year ended December 31, 2012, a $1.3 million, or 13.8%, increase from noninterest expense of $9.5 million for 2011. Salaries and employee benefits and occupancy and equipment expenses comprised 68.1% of the total noninterest expense for 2012 compared to 65.5% for 2011.

FC Bank’s efficiency ratio was 67.65% and 69.40% for the years ended December 31, 2012 and 2011, respectively. The efficiency ratio represents the percentage of one dollar of expense required to be incurred to earn a full dollar of revenue and is computed by dividing noninterest expense by the sum of interest income and noninterest income. Based on this calculation, the Company spent $0.68 on average to earn $1.00 of revenue during the year ended December 31, 2012.

Salaries and employees benefits increased $1.1 million, or 22.4%, for 2012 to $6.2 million compared to $5.1 million for 2011. This increase is primarily attributed to the expansion of the mortgage division that sells loans to the secondary market through the hiring of full-time employees as well as an increase in bonus and incentive expenses of $236,000 from $995,000 in 2011 to $1.2 million in 2012.

Data processing costs declined $151,000, or 41.5%, for 2012 to $213,000 compared to $364,000 for 2011. This decline is due to elevated costs in 2011 associated with the conversion of the Company’s core processing system.

Provision for income taxes. The provision for income taxes increased $404,000, or 46.0%, to $1.3 million for 2012 as compared to $879,000 for 2011. This increase is due to an increase in pre-tax income of $1.5 million, or 47.3%, to $4.8 million for 2012 as compared to $3.3 million for 2011. The effective tax rate for 2012 was 26.8% compared to 27.0% for 2011. This slight decline is mainly due to an increased percentage of the Company’s tax free income to total income.

2011 Results Compared to 2010 Results

Net interest income. Net interest income increased by $2.2 million, or 23.7%, to $11.0 million in 2011, compared to $8.8 million in 2010. This increase in net interest income can be attributed to a decrease in interest expense of $2.2 million, or 34.5%, partially offset by a decrease in interest income of $110,000, or 0.7%. The decrease to interest expense reflects a 78 basis point decrease in the cost of interest-bearing liabilities to 1.38% in 2011 from 2.16% in 2010. Comparatively, during 2011 and 2010, loan interest income comprised 77.4% and 77.2% of interest income, and investment interest comprised 22.6% and 22.8%, respectively, of interest income.

Interest income. Interest income decreased $46,000, or 0.3%, to $15.1 million for 2011, compared to $15.2 million for 2010. This decrease in interest income can be attributed to a decrease in interest earned on loans of $9,000 and a decrease in interest earned on investment securities of $36,000.

Interest earned on loans decreased $9,000, or 0.1%, to $11.7 million for 2011, compared to $11.7 million for 2010. This decrease was attributable to an increase in the average balance of loans outstanding of $5.0 million, or 2.6%, to $192.8 million for the year ended December 31, 2011, as compared to $187.8 million for 2010, which was more than offset by the decrease in yield on the portfolio of 17 basis points to 6.09% for the year ended December 31, 2011, as compared to 6.26% for 2010.

Interest earned on taxable securities decreased $255,000, or 8.4%, to $2.8 million for the year ended December 31, 2011, compared to $3.0 million for 2010. This decrease was primarily attributable to a decline in the average balance of the portfolio of $5.4 million, or 4.4%, to $118.4 million for the year ended December 31, 2011, compared to $123.8 million for 2010, and by an decrease in yield on the portfolio of 11 basis points to 2.34% for the year ended December 31, 2011, compared to 2.45% for 2010.

Interest earned on non-taxable securities increased $219,000, or 51.7%, to $643,000 for the year ended December 31, 2011, compared to $424,000 for 2010. This increase was primarily attributable to an increase in the average balance of the portfolio of $6.0 million, or 51.9%, to $17.6 million for the year ended December 31, 2011, compared to $11.6 million for 2010, partially offset by an decrease in yield on the portfolio of 1 basis point to 5.53% for the year ended December 31, 2011, compared to 5.54% for 2010.

Interest expense. Interest expense decreased $2.2 million, or 34.5%, to $4.2 million for the year ended December 31, 2011, compared to $6.4 million for 2010. This decrease in interest expense can be attributed to decreases in interest incurred on deposits and borrowings of $2.1 million and $85,000, respectively.

Interest incurred on deposits decreased $2.1 million, or 35.3%, to $3.9 million for the year ended December 31, 2011, compared to $6.0 million for 2010. This decrease was primarily attributable to a decrease in the cost of interest-earning deposits of 80 basis points to 1.34% in 2011 from 2.14% in 2010, partially offset by an increase of $10.8 million, or 3.9%, in the average balance of interest-bearing deposits to $290.2 million for 2011 as compared to $279.3 million for 2010.

Interest incurred on borrowings, which includes short-term borrowings and other borrowings with the FHLB, decreased $85,000, or 22.2%, to $298,000 for the year ended December 31, 2011, compared to $383,000 for 2010. This decrease was primarily attributable to a decrease in the average balance of borrowed funds of $1.9 million, or 12.6%, to $13.2 million for 2011, compared to $15.1 million for 2010, and a decrease in the cost of these funds of 28 basis points to 2.26% for 2011 compared to 2.54% for 2010.

Provision for loan losses. The provision for loan losses increased $280,000 to $960,000 for the year ended December 31, 2011, compared to $680,000 for 2010. These provisions were part of the normal operations of the Company for 2011. As a result of the provisions for loan losses during 2011 and 2010, the Company’s allowance for loan losses amounted to $2.6 million, or 1.28%, of the Company’s total loan portfolio at December 31, 2011, compared to $2.4 million, or 1.25%, at December 31, 2010. The Company’s allowance for loan losses as a percentage of nonperforming loans at December 31, 2011 and December 31, 2010, was 733.43% and 281.48%, respectively.

Noninterest income. The following table shows the breakdown of noninterest income for the years ended December 31, 2011 and 2010 (dollars in thousands).

	For the Year Ended December 31,		Change
	2011	2010	Amount	%
Service charges on deposit accounts	$626	$726	$(100)	(13.8)
Investment securities gains, net	853	725	128	17.7
Gains on loan sales, net	230	145	85	58.6
Bank-owned life insurance earnings	111	116	(5)	(4.3)
Other	982	844	138	16.4

	$2,802	$2,556	$246	9.6

Noninterest income increased $246,000 from $2.6 million for 2010 to $2.8 million for 2011. The increase in total noninterest income during 2011 compared to 2010 resulted primarily from increased volume of loan sale activity that resulted in gains of $230,000 in 2011 compared to $145,000 in 2010 and increased gains on investment sales of $128,000 from $725,000 in 2010 to $853,000 in 2011 as well as an increase in other income of $138,000, which was partially offset by the decrease in service charges on deposits of $100,000.

Noninterest expense. The following table shows the breakdown of noninterest expense for the years ended December 31, 2011 and 2010 (dollars in thousands).

	For the Year Ended December 31,		Change
	2011	2010	Amount	%
Salaries and employee benefits	$5,064	$3,731	$1,333	35.7
Net occupancy and equipment expenses	1,188	1,167	21	1.8
Professional fees	390	406	(16)	(3.9)
State franchise tax	354	257	97	37.7
Federal deposit insurance	336	347	(11)	(3.2)
Data processing	364	423	(59)	(13.9)
Advertising	393	450	(57)	(12.7)
Other	1,460	1,331	129	9.7

	$9,549	$8,112	$1,437	17.7

Noninterest expense was $9.5 million for the year ended December 31, 2011, a $1.4 million, or 17.7%, increase from noninterest expense of $8.1 million for 2010. Salaries and employee benefits and occupancy and equipment expenses comprised 65.5% of the total noninterest expense for 2011 compared to 60.4% for 2010.

The Company’s efficiency ratio was 69.4% and 71.4% for the years ended December 31, 2011 and 2010, respectively. The efficiency ratio represents the percentage of one dollar of expense required to be incurred to earn a full dollar of revenue and is computed by dividing noninterest expense by the sum of interest income and noninterest income. Based on this calculation, the Company spent $0.69 and $0.71 on average to earn $1.00 of revenue during the years ended December 31, 2011 and 2010.

Salaries and employees benefits increased $1.3 million, or 35.7%, for 2011 to $5.0 million compared to $3.7 million for 2010. This increase is primarily attributed to an increase in bonus and incentive expenses of $836,000 from $159,000 in 2010 to $995,000 in 2011. This increase period over period is attributed to the increased activity in a growing and maturing mortgage loan division.

Provision for income taxes. The provision for income taxes increased $161,000, or 22.4%, to $879,000 for 2011 as compared to $718,000 for 2010. This increase is due to an increase in pre-tax income of $679,000, or 26.4%, to $3.3 million for 2011 as compared to $2.6 million for 2010. The effective tax rate for 2011 was 27.0% compared to 27.9% for 2010. This slight decline is mainly due to an increased percentage of the Company’s tax free income to total income.

Changes in Financial Condition

General – March 31, 2013 versus December 31, 2012

The Company’s total assets increased $7.1 million, or 1.9%, to $374.4 million at March 31, 2013 from $367.3 million at December 31, 2012. The increase was primarily comprised of increases in cash and due from banks, investment securities, and net loans of $3.8 million, $1.8 million, and $547,000, respectively.

The increase in the Company’s total assets reflects a corresponding increase in total liabilities of $7.8 million, or 2.3%, to $340.9 million at March 31, 2013, compared to $333.1 million at December 31, 2012, and a decrease in total stockholders’ equity of $719,000, or 2.1%, to $33.5 at March 31, 2013, compared to $34.2 at December 31, 2012. The increase in total liabilities is primarily due to increases in deposits of $11.1 million, or 3.4%, to $334.6 million from $323.4 million, partially offset by decreases in other borrowings and other liabilities of $2.5 million, or 33.3%, and $806,000, or 36.6%, respectively, to $5.0 million and $1.4 million, respectively. The net decrease in total stockholders’ equity is primarily attributed to increases in retained earnings and a decrease in treasury stock of $402,000 and $43,000, respectively, which are more than offset by the decrease in accumulated other comprehensive income of $1.2 million.

General – December 31, 2012 versus December 31, 2011

The Company’s total assets increased $10.7 million, or 3.0%, to $367.3 million at December 31, 2012 from $356.6 million at December 31, 2011. The increase was primarily comprised of increases in cash and due from banks and net loans of $10.3 million and $33.7 million, respectively, partially offset by a decrease in investment securities of $33.0 million.

The increase in the Company’s total assets reflects a corresponding increase in total liabilities of $8.3 million, or 2.6%, to $333.1 million at December 31, 2012, compared to $324.8 million at December 31, 2011, and an increase in total stockholders’ equity of $2.4 million, or 7.6%, to $34.2 at December 31, 2012 compared to $31.8 million at December 31, 2011. The increase in total liabilities is primarily due to increases in deposits of $10.7 million, or 3.4%, to $323.4 million from $312.7 million, partially offset by a decrease in other liabilities of $2.3 million, or 50.8%, to $2.2 million from $4.5 million. The net increase in total stockholders’ equity is primarily attributed to increases in common stock, retained earnings, and accumulated other comprehensive income of $5.5 million, $2.1 million, and $252,000, respectively, partially offset by decreases in preferred stock and additional paid-in capital of $1.5 million and $4.0 million, respectively.

Investment securities available for sale. The investment portfolio, all of which is classified as available for sale, decreased $33.0 million, or 25.4%, to $96.8 million at December 31, 2012, compared to $129.9 million at December 31, 2011. The primary purposes of the Company’s investment portfolio are to provide a source of liquidity sufficient to meet deposit withdraws or loan funding demands, to assist in the management of interest rate risk, and to secure certain public deposits. As investment securities matured or were called, the Company did not immediately replace those securities and used the proceeds to fund loan demand. The amortized costs and the fair value of investment securities are as follows.

	March 31, 2013		December 31, 2012		December 31, 2011
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
			(Dollars in thousands)
U.S. government agency securities	$—	$—	$3,001	$3,013	$27,516	$27,596
Obligations of states and political subdivisions	24,263	25,273	28,100	29,904	25,587	26,588
Mortgage-backed securities in government-sponsored entities	73,671	73,322	63,231	63,852	74,679	75,649

Total debt securities	97,934	98,595	94,332	96,769	127,782	129,833
Equity securities in financial institutions	121	72	121	66	121	48

Total	$98,055	$98,667	$94,453	$96,835	$127,903	$129,881

Contractual maturities and yields on investment securities are shown in the following table. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	March 31, 2013
	One Year or Less		More than One Year through Five Years		More than Five Years through Ten Years		More than Ten Years		Total Securities
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
					(Dollars in thousands)
Obligations of states and political subdivisions	$—	—	$1,655	4.40%	$3,261	3.64%	$19,347	4.87%	$24,263	$25,273	4.67%
Mortgage-backed securities in government-sponsored entities	—	—	—	—	—	—	73,671	2.14%	73,671	73,322	2.14%

Total	$—	—	$1,655	4.40%	$3,261	3.64%	$93,018	2.71%	$97,934	$98,595	2.77%

There were 31 positions that were temporarily impaired at March 31, 2013. Declines in the fair value of available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses to the extent the impairment is related to credit losses. The amount of the impairment related to other factors is recognized in other comprehensive income. In estimating other-than-temporary impairment losses, management considers, among other things, (i) the length of time and the extent to which the fair value has been less than cost; (ii) the financial condition and near-term prospects of the issuer; and (iii) whether or not the Company is more likely than not to sell the security before recovery of its cost basis. As of March 31, 2013, management does not have the intent to sell any of the securities in the table on the previous page and believes that it is more likely than not that the Company will not have to sell any such securities before a recovery of cost. The Company has concluded that any impairment of its investment securities portfolio is not other than temporary but is the result of interest rate changes, sector credit ratings changes, or Company-specific ratings changes that are not expected to result in the noncollection of principal and interest during the period. Management does not believe any of the securities are impaired due to reasons of credit quality. Accordingly, as of March 31, 2013, management believes the impairments are temporary and no impairment loss has been realized in the Company’s Consolidated Statement of Income.

Loans. Since loans typically provide higher interest yields than other types of interest-earning assets, a substantial percentage of our earning assets are invested in the loan portfolio. Average loans for the years ended December 31, 2012, 2011, and 2010 were $227.4 million, $192.8 million, and $187.8 million, respectively. Before allowance for loan losses, total loans outstanding at December 31, 2012, 2011, and 2010 were $239.9 million, $205.6 million, and $189.0 million, respectively. The principal component of the Company’s loan portfolio is loans secured by real estate mortgages. Most of the Company’s real estate loans are secured by residential or commercial property. The Company does originate traditional long-term residential mortgages, but the majority is sold into the secondary market. The Company obtains a security interest in real estate whenever possible, in addition to any other available collateral. This collateral is taken to increase the likelihood of the ultimate repayment of the loan. Generally, the Company limits the loan-to-value ratio on loans we make to 80%. We attempt to maintain a relatively diversified loan portfolio to help reduce the risk inherent in concentration in certain types of collateral. FC Bank in its strategic plan and direction has actively sought out quality loan relationships as it has grown its market presence. Having access to very viable markets and a reputation of being a quality community bank, FC has been able to historically grow its loan portfolio profitably.

The following table summarizes the composition of the Company’s loan portfolio, excluding loans held for sale, as of March 31, 2013, and for each of the five years ended December 31:

	March 31,		December 31,
	2013		2012		2011		2010		2009		2008
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Loans secured by real estate:
Residential	$32,746	13.7%	$29,873	12.5%	$45,996	22.4%	$38,363	20.3%	$39,519	21.8%	$38,997	24.9%
Commercial	191,372	79.9%	192,451	80.2%	140,525	68.3%	126,703	67.0%	115,001	63.3%	91,100	58.2%
Construction	585	0.2%	699	0.3%	2,610	1.3%	6,992	3.7%	8,844	4.9%	11,523	7.4%
Commercial, industrial, and agricultural	14,392	6.0%	16,282	6.8%	15,330	7.5%	15,883	8.4%	16,739	9.2%	12,889	8.2%
Consumer	421	0.2%	618	0.3%	1,152	0.6%	1,063	0.6%	1,511	0.8%	1,965	1.3%

	239,516	100.0%	239,923	100.0%	205,613	100.0%	189,004	100.0%	181,614	100.0%	156,474	100.0%
Less allowance for loan losses	2,748		3,252		2,633		2,356		2,028		1,527

Net loans	$236,768		$236,671		$202,980		$186,648		$179,586		$154,947

The following table summarizes the loan maturity distribution, excluding loans held for sale, by type, and related interest rate characteristics. The information in this table is based on the contractual maturities of individual loans, including loans which may be subject to renewal at their contractual maturity. Renewal of such loans is subject to review and credit approval, as well as modification of terms upon maturity. Actual repayments of loans may differ from the maturities reflected below because borrowers have the right to prepay obligations with or without prepayment penalties.

	December 31, 2012
	Due within one year	Due after one through five years	Due after five years	Total
Loans secured by real estate:
Residential	$848	$4,690	$24,335	$29,873
Commercial	14,584	47,538	130,329	192,451
Construction	503	—	196	699
Commercial, industrial, and agricultural	4,335	1,791	10,156	16,282
Consumer	414	205	—	619

Total loans	$20,684	$54,224	$165,016	$239,923

Loans maturing after one year with:
Fixed interest rates				$93,853
Floating interest rates				125,387

				$219,240

Allowance for loan losses. The allowance for loan losses represents the amount which management estimates is adequate to provide for probable losses inherent in its loan portfolio. The allowance method is used in providing for loan losses. Accordingly, all loan losses are charged to the allowance, and all recoveries are credited to it. The allowance for loan losses is established through a provision for loan losses which is charged to operations. The provision is based on management’s periodic evaluation of the adequacy of the allowance for loan losses which encompasses the overall risk characteristics of the various portfolio segments, past experience with losses, the impact of economic conditions on borrowers, and other relevant factors. The estimates used in determining the adequacy of the allowance for loan losses, including the amounts and timing of future cash flows expected on impaired loans, are particularly susceptible to significant change in the near term.

At December 31, 2012 and 2011, the allowance for loan losses was $3.3 million and $2.6 million, respectively, or 1.36% and 1.28% of total loans, respectively. The increase in the allowance for loan losses is a result of significant growth in commercial real estate loans and increases in specific reserves on impaired loans. The Company had net recoveries of $211,000 in 2012 as compared to net charge-offs in 2011 of $683,000.

The following table summarizes the activity related to the Company’s allowance for loan losses for the periods ended March 31, 2013 and 2012, and for the five years ended December 31:

	For the Three Months Ended March 31,			For the Years Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
				(Dollars in thousands)
Beginning balance	$3,252	$2,633	$2,633	$2,356	$2,028	$1,527	$1,224
Charge-offs:
Residential real estate	562	17	93	40	104	330	—
Commercial real estate	108	—	134	—	231	227	40
Construction real estate	—	56	—	651	—	—	—
Commercial, industrial, and agricultural	209	—	—	17	—	150	37
Consumer	4	5	19	31	44	25	30

Total charge-offs	883	78	246	739	379	732	107

Recoveries:
Residential real estate	—	1	2	—	2	44	—
Commercial real estate	—	4	436	—	5	—	40
Construction real estate	—	—	—	30	—	—	—
Commercial, industrial, and agricultural	—	—	—	4	—	—	17
Consumer	4	6	19	22	20	14	18

Total charge-offs	4	11	457	56	27	58	75

Net (charge-offs) recoveries	(879)	(67)	211	(683)	(352)	(674)	(32)
Provision for loan losses	375	150	408	960	680	1,175	335

Ending balance	$2,748	$2,716	$3,252	$2,633	$2,356	$2,028	$1,527

Ratios:
Net charge-offs (recoveries) to average gross loans outstanding	1.47%	0.13%	(0.09)%	0.35%	0.19%	0.40%	0.02%
Allowance for loan losses to gross loans	1.14%	1.29%	1.36%	1.28%	1.25%	1.12%	0.98%

The following table sets forth the allocation of the allowance by category and the percent of loans in each category to total loans as of March 31, 2013, and as of the five years ended December 31, 2012:

	March 31,		December 31,
(Dollars in thousands)	2013		2012		2011		2010		2009		2008
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Loans secured by real estate:
Residential	$293	13.7%	$329	12.5%	$349	22.4%	$425	20.3%	$174	21.8%	$192	24.9%
Commercial	2,278	79.9%	2,777	80.2%	2,085	68.3%	1,666	67.0%	1,308	63.3%	945	58.2%
Construction	5	0.2%	6	0.3%	25	1.3%	77	3.7%	35	4.9%	197	7.4%
Commercial, industrial, and agricultural	152	6.0%	107	6.8%	117	7.5%	176	8.4%	444	9.2%	124	8.2%
Consumer	20	0.2%	33	0.3%	57	0.6%	12	0.6%	67	0.8%	69	1.3%

	$2,748	100.0%	$3,252	100.0%	$2,633	100.0%	$2,356	100.0%	$2,028	100.0%	$1,527	100.0%

Nonperforming Assets. The following table shows the nonperforming assets and the related percentage of nonperforming assets to total assets and gross loans as of March 31, 2013, and as of the five years ended December 31, 2012. Generally, a loan is placed on nonaccrual status when it becomes 90 days past due as to principal or interest, or, after considering economic or business conditions and collection efforts, the borrower’s financial condition is such that the collection of the loan is doubtful.

	March 31,	December 31,
	2013	2012	2011	2010	2009	2008
			(dollars in thousands)
Nonaccrual loans:
Residential real estate	$821	$98	$227	$—	$25	$369
Commercial real estate	996	2,718	—	597	548	522
Construction real estate	—	—	—	—	—	—
Commercial, industrial, and agricultural	—	—	—	17	—	—
Consumer	—	—	—	—	—	—

Total nonaccrual loans	1,817	2,816	227	614	573	891

Loans delinquent 90 days or greater and still accruing:
Residential real estate	—	—	132	223	12	85
Commercial real estate	—	—	—	—	—	—
Construction real estate	—	—	—	—	—	—
Commercial, industrial, and agricultural	—	—	—	—	—	—
Consumer	—	—	—	—	—	—

Total loans delinquent 90 days or greater and still accruing	—	—	132	223	12	85

Total nonperforming loans	1,817	2,816	359	837	585	976
Other real estate owned	—	—	—	27	—	—

Total nonperforming assets	$1,817	$2,816	$359	$864	$585	$976

Ratios:
Nonperforming loans to gross loans	0.76%	1.17%	0.17%	0.44%	0.32%	0.62%
Nonperforming assets to gross assets	0.49%	0.77%	0.10%	0.24%	0.18%	0.40%
Allowance for loan loans to nonperforming loans	151.24%	115.48%	733.43%	281.48%	346.67%	156.45%

At March 31, 2013, nonperforming assets were $1.8 million, or 0.49%, of total assets and nonperforming loans were 0.76% of total loans. Comparatively, at December 31, 2012, nonperforming assets were $2.8 million, or 0.77%, of total assets and nonperforming loans were 1.17% of total loans. Comparatively, at December 31, 2011, nonperforming assets were $359,000, or 0.10%, of total assets and nonperforming loans were 0.17% of total loans. Nonaccrual loans decreased $1.0 million to $1.8 million at March 31, 2013, from $2.8 million at December 31, 2012. Nonaccrual loans increased $2.6 million to $2.8 million at December 31, 2012, from $227,000 at December 31, 2011. This increase is primarily the result of a troubled debt restructuring on a commercial real estate loan relationship in the fourth quarter of 2012 in the amount of $2.2 million. The amount of foregone interest income on nonaccrual loans for the years ended December 31, 2012, 2011, and 2010, was approximately $67,000, $60,000, and $77,000, respectively.

At March 31, 2013, impaired loans totaled $5.4 million, of which $700,000 of these impaired loans had a specific allowance allocation of approximately $96,000, or 1.8% of loans individually evaluated for impairment. At December 31, 2012, impaired loans totaled $6.0 million of which $2.4 million of these impaired loans had a specific allowance allocation of approximately $784,000, or 13.1%, of loans individually evaluated for impairment. At December 31, 2011, impaired loans totaled $5.8 million of which $2.5 million of these impaired loans had a specific allowance allocation of $270,000, or 4.7%, of loans individually evaluated for impairment. The reduction in specific allowance allocation is directly attributed to one credit that was charged down in the first quarter of 2013 to its regulatory fair value.

At March 31, 2013, approximately 93% of our loans were collateralized by real estate, and 100% of our impaired loans were secured by real estate. The Company utilizes third-party appraisers to determine the fair value of collateral dependent loans. Impaired loans are individually reviewed on a quarterly basis to determine the level of impairment. As of March 31, 2013, there are no impaired loans carried at a value in excess of the appraised value. The Company typically records a charge-off or creates a specific reserve for impaired loans when repayment is not expected to occur as agreed upon under the original terms of the loan agreement.

The Company considers a loan to be a troubled debt restructuring (“TDR”) when the debtor experiences financial difficulties and the Company provides concessions with the original terms of the loan agreement. Concessions can relate to the contractual interest rate, maturity date, or payment structure of the note. As part of our workout plan for individual loan relationships, the Company may restructure loan terms to assist borrowers facing challenges in the current economic environment. During the year ended December 31, 2012, the Company modified the terms of one commercial real estate loan relationship totaling $2.2 million and placed the loan relationship on nonaccrual status. There were no TDRs during the period ended March 31, 2013, or in years previous to 2012. See Note 5 to the consolidated financial statements for additional information on TDRs.

Deposits. The average amount and the average rate paid on deposits are summarized below for the period ended March 31, 2013, and for the years ended December 31, 2012 and 2011.

	For the Three Months Ended			For the Years Ended December,
	March 31, 2013			2012			2011
	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate

				(Dollars in thousands)
Deposit type:
Non-interest-bearing demand	$8,902	2.8%	—	$5,767	1.9%	—	$15,137	5.0%	—
Interest-bearing checking	15,362	4.8%	0.16%	16,412	5.3%	0.30%	41,953	13.7%	0.95%
Savings accounts	212,831	66.0%	0.48%	201,109	65.0%	0.79%	150,987	49.4%	0.87%
Money market accounts	7,779	2.4%	0.26%	8,531	2.8%	0.23%	10,069	3.3%	0.35%
Time deposits	77,558	24.1%	2.04%	77,409	25.0%	1.74%	87,568	28.6%	2.43%

Total deposits	$322,432	100.0%	0.82%	$309,228	100.0%	0.97%	$305,714	100.0%	1.27%

Our primary sources of funds for loans and investments are our deposits, advances from the FHLB of Cincinnati, and federal funds sold. Our core deposits as of March 31, 2013, and as of December 31, 2012 and 2011, represented $257.0 million, or 76.8%, of total deposits, $246.2 million, or 76.1% of total deposits, and $230.6 million, or 73.7%, of total deposits, respectively. Our loan-to-deposit ratio was 71.6%, 74.2%, and 65.8% at March 31, 2013 and December 31, 2012 and 2011, respectively. Core deposits have been a focus of FC Bank for over three years. Marketing campaigns, coupled with an increasing low interest rate environment, aided in the strategic direction of the bank to increase its core deposits and lessen its dependency on time deposits that historically are very competitive and price sensitive.

All of the Company’s time deposits are certificates of deposits. The maturity distribution of our time deposits of $100,000 or more is as follows:

(Dollars in thousands)	March 31,
2013
Within three months	$6,907
Beyond three but within six months	7,240
Beyond six but within twelve months	17,523
Beyond one year	14,140

Total	$45,810

The Dodd-Frank Act permanently raised the standard maximum deposit insurance amount to $250,000. The FDIC insurance coverage limit applies per depositor and per insured depository institution for each account ownership category.

Short-Term Borrowings. For the period ended March 31, 2013, and for the years ended December 31, 2012 and 2011, the Company had no short-term borrowings for which the average balance outstanding during the period was 30% or greater of stockholders’ equity.

Other Borrowings. Deposits and repayment of loan principal are the Company’s primary sources of funds for lending activities and other general business purposes. However, when the supply of lendable funds or funds available for general business purposes cannot satisfy the demand for loans or general business purposes, the Company can obtain funds from the FHLB of Cincinnati. At March 31, 2013 and at December 31, 2012 and 2011, the Company had $5.0 million, $7.5 million, and $7.5 million of FHLB borrowings outstanding, respectively.

Capital Resources. Total stockholders’ equity was $33.5 million at March 31, 2013 and $34.2 million and $31.8 million at December 31, 2012 and 2011, respectively. The $719,000 decrease during the period ended March 31, 2013, can be attributed to the other comprehensive loss that occurred in the amount of $1.2 million and $373,000 in dividends, partially offset by net income of $775,000 during the period. The $2.4 million increase during the year ended December 31, 2012, can be attributed to the net income of $3.5 million and other comprehensive income of $252,000 during the year, partially offset by dividends on preferred stock and common stock of $166,000 and $1.2 million, respectively. The $2.4 million increase during the year ended December 31, 2011, can be attributed to the net income of $2.4 million and other comprehensive income of $1.0 million during the year, partially offset by dividends on preferred stock and common stock of $451,000 and $641,000, respectively.

The following table shows the return on average assets (net income divided by average total assets), return on average equity (net income divided by average equity), and equity to assets ratio (average equity divided by average total assets) for the period ended March 31, 2013, and for the years ended December 31, 2012 and 2011.

	For the Three Months Ended	For the Years Ended December,
	March 31, 2013	2012	2011
Return on average assets	0.84%	0.94%	0.54%
Return on average equity	9.19%	10.06%	6.34%
Dividend payout ratio	48.06%	35.97%	33.39%
Average equity to average assets ratio	9.14%	9.30%	8.59%
Tier 1 capital to average assets ratio	9.00%	9.07%	8.60%

The annualized return on average assets was 0.84% for the three months ended March 31, 2013, and for the years ended December 31, 2012 and 2011, the return on average assets was 0.94% and 0.54%, respectively. The annualized return on average equity was 9.22% for the three months ended March 31, 2013, and for the years ended December 31, 2012 and 2011, the return on average equity was 10.06% and 6.34%, respectively.

Regulatory Capital. The Company is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weighting and other factors. Failure to meet capital requirements can initiate regulatory action.

Quantitative measures established by regulation to ensure capital adequacy require the maintenance of minimum amounts and ratios (as set forth in the tables below) of Total capital and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes that, as of December 31, 2012 and 2011, the Company met all capital adequacy requirements to which it is subject.

As of December 31, 2012, the Company is categorized as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Company must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the following table (dollar figures are in thousands). There are no conditions or events since those notifications that management believes have changed those categories.

	March 31,		December 31,
	2013		2012		2011
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
Total capital
(to risk-weighted assets)
Actual	$35,562	15.09%	$35,662	15.28%	$33,257	15.34%
For capital adequacy purposes	18,853	8.00	18,670	8.00	17,344	8.00
To be well capitalized	23,567	10.00	23,337	10.00	21,680	10.00
Tier I capital
(to risk-weighted assets)
Actual	$32,799	13.92%	$32,743	14.03%	$30,624	14.13%
For capital adequacy purposes	9,425	4.00	9,335	4.00	8,672	4.00
To be well capitalized	14,138	6.00	14,002	6.00	13,008	6.00
Tier I capital
(to average assets)
Actual	$32,799	9.00%	$32,742	9.07%	$30,624	8.60%
For capital adequacy purposes	14,577	4.00	14,442	4.00	14,251	4.00
To be well capitalized	18,222	5.00	18,050	5.00	17,814	5.00

Liquidity. Liquidity measures an organization’s ability to meet its cash obligations as they come due. The consolidated statements of cash flows included in the accompanying financial statements provide analysis of the Company’s cash and cash equivalents and the sources and uses of cash. Liquidity is monitored by both management and the Company Board’s Asset-Liability Committee, which establishes and monitors ranges of acceptable liquidity. Also, the Company is a member of FHLB which provides for a total borrowing line of approximately $26.5 million, with approximately $19.0 million, available at December 31, 2012 and $22.2 million available at March 31, 2013. Management believes that the Company’s current liquidity position is acceptable.

Market Risk and Interest Rate Sensitivity

As a financial institution, the Company’s primary source of market risk is interest rate risk, which is the exposure to fluctuations in future earnings resulting from changes in interest rates. This exposure is correlated to the repricing characteristics of the Company’s portfolio of assets and liabilities. Each asset or liability reprices either at maturity or during the life of the instrument.

The principal purpose of asset/liability management is to maximize current and future net interest income within acceptable levels of interest rate risk while satisfying liquidity and capital requirements. Net interest income is enhanced by increasing the net interest margin and by the growth in earning assets. As a result, the primary goal of interest rate risk management is to maintain a balance between risk and reward such that net interest income is maximized while risk is maintained at an acceptable level.

The Company uses an asset-liability management model to measure the effect of interest rate changes on its net interest income. Management also reviews asset-liability maturity gap and repricing analyses regularly. Management does not always attempt to achieve a precise match between interest sensitive assets and liabilities because it believes that an actively managed amount of interest rate risk is inherent and appropriate in the management of profitability. Asset-liability modeling techniques and simulation involve assumptions and estimates that inherently cannot be measured with precision. Key assumptions in these analyses include maturity and repricing characteristics of assets and liabilities, prepayments on amortizing assets, non-maturing deposit sensitivity, and loan and deposit pricing. These assumptions are inherently uncertain due to the timing, magnitude, and frequency of rate changes and changes in market conditions and management strategies, among other factors. However, the analyses are useful in quantifying risk and provide a relative gauge of the Company’s interest rate risk position over time. Management reviews interest rate risk on a quarterly basis and reports to the Asset-Liability Committee. This review includes earnings shock scenarios whereby interest rates are immediately increased and decreased by 100, 200, 300, and 400 basis points. These scenarios, detailed in the table below, indicate that there would not be a significant variance in net interest income over a one-year period due to interest rate changes; however, actual results could vary significantly. At March 31, 2013 and December 31, 2012 and 2011, all interest rate risk levels according to the model were within the tolerance limits of the Asset-Liability Committee’s approved policy. In addition, the table does not take into consideration changes that management would make to realign its assets and liabilities in the event of an unexpected changing interest rate environment. Due to the historically low interest rate environment, the -200, -300, and -400 scenarios have been excluded from the table.

March 31, 2013		December 31, 2012		December 31, 2011
Change in Basis Points	% Change in Net Interest Income	Change in Basis Points	% Change in Net Interest Income	Change in Basis Points	% Change in Net Interest Income
400	5.50%	400	4.80%	400	8.70%
300	4.20%	300	3.70%	300	6.80%
200	2.80%	200	2.60%	200	4.80%
100	1.50%	100	1.30%	100	2.60%
-100	-2.40%	-100	-2.50%	-100	-5.60%

Effects of Inflation and Changing Prices

The effect of relative purchasing power over time due to inflation has not been taken into account in our consolidated financial statements. Rather, our financial statements have been prepared on an historical cost basis in accordance with generally accepted accounting principles.

THE SPECIAL MEETING OF FC SHAREHOLDERS

This proxy statement/prospectus is being furnished to holders of FC common stock for use at a special meeting of FC’s shareholders and any adjournments or postponements thereof.

Date, Time and Place of the Special Meeting

The special meeting of shareholders of FC will be held at the 105 Washington Square, Bucyrus, Ohio 44820 on September 19, 2013, at 10:00 a.m., local time.

Purpose of the Special Meeting

At the special meeting, FC’s shareholders as of the record date will be asked to consider and vote on the following proposals:

1.	to adopt the Agreement and Plan of Merger by and between CNB and FC, dated as of March 26, 2013, pursuant to which FC will merge with and into CNB, with CNB surviving; and

2.	to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to adopt the merger agreement.

Recommendation of the FC Board of Directors

The FC board of directors has unanimously approved the merger agreement and recommends that you vote your shares as follows:

•	“FOR” adoption of the merger agreement; and

•	“FOR” the proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies.

Record Date; Outstanding Shares; Shares Entitled to Vote

Only holders of record of FC common stock at the close of business on the record date of August 6, 2013, are entitled to notice of and to vote at FC’s special meeting. As of the record date, there were 1,326,312 shares of FC common stock outstanding, held of record by 193 shareholders. Each holder of FC common stock is entitled to one vote for each share of FC common stock owned as of the record date.

The list of shareholders entitled to vote at the special meeting will be available for review at the special meeting upon request by any FC shareholder entitled to vote at the special meeting.

Quorum; Vote Required

A quorum of FC shareholders is necessary to hold a valid meeting. If at least a majority of the total number of the outstanding shares of FC common stock entitled to vote are represented in person or by proxy at the special meeting, a quorum will exist. FC will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the special meeting.

The affirmative vote of the holders of a majority of the outstanding shares of FC common stock is required to adopt the merger agreement. The affirmative vote of a majority of those present in person or by proxy and entitled to vote is required to approve the proposal to adjourn the special meeting.

Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the adoption of the merger agreement, but will have no effect on the other proposal.

Share Ownership of Management; Voting Agreement

As of the record date, the directors and executive officers of FC and their affiliates collectively owned 703,068 shares of FC common stock, or approximately 53% of FC’s outstanding shares. FC currently expects that each of its directors and executive officers and their affiliates will vote their shares of FC common stock “FOR” adoption of the merger agreement and the other proposal described in the notice for the special meeting, although, except for FC’s Chairman, Robert D. Hord, and directors Patrick D. Hord and Richard H. Thut, none of them has entered into an agreement requiring them to do so.

Messrs. Hord, Hord and Thut has each entered into a voting agreement with CNB that requires him to vote all of his shares of FC common stock beneficially owned by him in favor of adoption of the merger agreement. As of the record date, Messrs. Hord, Hord and Thut held 111,887; 4,679 and 436,799 shares of FC common stock, which collectively represented approximately 41.72% of the outstanding shares of FC common stock as of the record date. Messrs. Hord, Hord and Thut were not paid any additional consideration in connection with the execution of their respective voting agreements.

When considering the FC board of directors’ recommendation that you vote in favor of the adoption of the merger agreement, you should be aware that the executive officers and directors of FC have financial interests in the merger that may be different from, or in addition to, the interests of shareholders of FC. See “The Merger—Interests of FC’s Directors and Executive Officers in the Merger” beginning on page 68.

Voting of Proxies

If you are an FC shareholder, the FC board of directors requests that you return the proxy card accompanying this document for use at the FC special meeting. Please complete, date and sign the proxy card and promptly return it in the enclosed postage-paid envelope.

All properly signed proxies received prior to the special meeting and not revoked before the vote at the special meeting will be voted at the special meeting according to the instructions indicated on the proxies or, if no instructions are given, the shares will be voted “FOR” adoption of the merger agreement and “FOR” an adjournment of the special meeting to solicit additional proxies, if necessary.

If you have any questions concerning the merger, the other meeting matters or this proxy statement/prospectus or need assistance voting your shares, please contact FC at the address or telephone number listed below:

FC Banc Corp.

105 Washington Square

Bucyrus, Ohio 44820

Attention: Coleman J. Clougherty

(419) 562-7040

If you hold your shares of FC common stock in “street name,” meaning in the name of a bank, broker or other nominee who is the record holder, you must either direct the record holder of your shares of FC common stock how to vote your shares or obtain a proxy from the record holder to vote your shares in person at the special meeting.

If you fail to properly submit your proxy card or to instruct your broker, bank or other nominee to vote your shares of FC common stock and you do not attend the special meeting and vote your shares in person, your shares will not be voted. This will have the same effect as a vote “AGAINST” adoption of the merger agreement.

How to Revoke Your Proxy

If you are an FC shareholder, you may revoke your proxy at any time by taking any of the following actions before your proxy is voted at the special meeting:

•	delivering a written notice bearing a date later than the date of your proxy card to the Secretary of FC, stating that you revoke your proxy;

•	submitting a new signed proxy card bearing a later date (any earlier proxies will be revoked automatically); or

•	attending the special meeting and voting in person, although attendance at the special meeting will not, by itself, revoke a proxy.

You should send any notice of revocation to Jennifer S. Gingery, Secretary, at the following address:

FC Banc Corp.

105 Washington Square

Bucyrus, Ohio 44820

If you have instructed a bank, broker or other nominee to vote your shares, you must follow the directions you receive from your bank, broker or other nominee to change your vote.

Voting in Person

If you are an FC shareholder and plan to attend the FC special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the special meeting, you must obtain a proxy from the broker, bank or other nominee in order to vote your shares.

Whether or not you plan to attend the special meeting, FC requests that you complete, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-paid envelope. This will not prevent you from voting in person at the special meeting but will assure that your vote is counted if you are unable to attend.

Abstentions and Broker Non-Votes

Only shares affirmatively voted for adoption of the merger agreement, including shares represented by properly executed proxies that do not contain voting instructions, will be counted as votes “FOR” adoption of the merger agreement and “FOR” approval of the proposal to adjourn the special meeting.

Brokers who hold shares of FC common stock in street name for a customer who is the beneficial owner of those shares may not exercise voting authority on the customer’s shares with respect to the actions proposed in this document without specific instructions from the customer. Proxies submitted by a broker that do not exercise this voting authority are referred to as broker non-votes. If your broker holds your FC stock in street name, your broker will vote your shares only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker with this document.

Accordingly, you are urged to mark and return the enclosed proxy card to indicate your vote, or fill out the voter instruction form, if applicable.

Abstentions and broker non-votes will be included in determining the presence of a quorum at the special meeting. Abstentions and broker non-votes will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement, but will have no effect on the other proposal.

Proxy Solicitation

If you are an FC shareholder, the enclosed proxy is solicited by and on behalf of the FC board of directors. FC will pay the expenses of soliciting proxies to be voted at the special meeting, except that CNB has agreed to pay the costs of preparing, printing, filing and mailing this document, other than attorneys’ and accountants’ fees which will be paid by the party incurring the expense. Following the original mailing of the proxies and other soliciting materials, FC and its agents also may solicit proxies by mail, telephone, facsimile or in person. No additional compensation will be paid to directors, officers or other employees of FC for making these solicitations. FC intends to reimburse persons who hold FC common stock of record but not beneficially, such as brokers, custodians, nominees and fiduciaries, for their reasonable expenses in forwarding copies of proxies and other soliciting materials to, and requesting authority for the exercise of proxies from, the persons for whom they hold the shares.

This proxy statement/prospectus and the proxy card are first being sent to FC shareholders on or about August 9, 2013.

Stock Certificates

If you are an FC shareholder, you should not send in any certificates representing FC common stock. Following the completion of the merger, you will receive separate instructions for the exchange of your certificates representing FC common stock.

Proposal to Approve Adjournment of the Special Meeting

FC is also submitting a proposal for consideration at the special meeting to authorize the named proxies to approve one or more adjournments of the special meeting if there are not sufficient votes to adopt the merger agreement at the time of the special meeting. Even though a quorum may be present at the special meeting, it is possible that FC may not have received sufficient votes to adopt the merger agreement by the time of the special meeting. In that event, FC would need to adjourn the special meeting in order to solicit additional proxies. The adjournment proposal relates only to an adjournment of the special meeting for purposes of soliciting additional proxies to obtain the requisite shareholder approval to adopt the merger agreement. Any other adjournment of the special meeting (e.g., an adjournment required because of the absence of a quorum) would be voted upon pursuant to the discretionary authority granted by the proxy card. If the special meeting is adjourned, FC is not required to give notice of the time and place of the adjourned meeting unless the board of directors fixes a new record date for the special meeting.

The proposal to approve one or more adjournments of the special meeting requires the affirmative vote of a majority of those present in person or by proxy and entitled to vote on the proposal. The FC board of directors retains full authority to the extent set forth in FC’s Code of Regulations and Ohio law to adjourn the special meeting for any other purpose, or to postpone the special meeting before it is convened, without the consent of any FC shareholders.

PROPOSAL I—THE MERGER

The following discussion contains material information about the merger. The discussion is subject, and qualified in its entirety by reference, to the merger agreement and financial advisors’ opinions attached as annexes to this proxy statement/prospectus. We urge you to read carefully this entire proxy statement/prospectus, including the merger agreement and FC’s financial advisor’s opinion attached as annexes to this proxy statement/prospectus, for a more complete understanding of the merger.

General

On March 26, 2013, the CNB board of directors and the FC board of directors approved the merger agreement. The merger agreement provides for the acquisition by CNB of FC through a merger of FC with and into CNB, with CNB as the surviving corporation. Following the merger, FC Bank will be merged with and into CNB Bank, with CNB Bank as the surviving entity.

Upon completion of the merger, holders of FC common stock (other than stock held by FC or CNB) will be entitled to elect to receive, for each share of FC common stock that is issued and outstanding, (i) $30.00 in cash, without interest, or (ii) 1.754 shares of CNB common stock, subject to proration provisions described herein and set forth in the merger agreement.

See “The Merger Agreement,” beginning on page 79, for additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to the merger and the provisions for terminating or amending the merger agreement.

Background of the Merger

For the past five years, the boards of directors of FC and FC Bank have discussed their increasing concerns regarding the ability of FC Bank to continue to grow in a safe and sound manner and profitably in an environment of escalating competition, rapidly changing technology, increasing regulatory compliance and oversight expense, increasing general operating expenses, low interest rates, shrinking margins, inconsistent demand for quality loans, increased capital requirements for the banking industry, limited availability of capital, and expanding customer demand for new products and services. The directors have focused on how to meet the burgeoning expense of the current and future banking environment while avoiding risky growth and continuing the ongoing safe and sound operation of FC Bank. In an effort to better understand and address the current and future industry environment, the current and prospective opportunities for FC and FC Bank in particular, and to plan for the future, the FC board of directors has periodically consulted with financial and banking industry advisors.

In 2010, the FC board of directors asked a financial advisor to solicit the interest of other financial institutions and persons in respect of a possible merger or other business combination with FC and FC Bank. FC held discussions with a number of the solicited financial institutions and persons regarding a potential transaction, but none of those discussions developed into a definitive agreement. The list of solicited institutions did not include CNB.

At a strategic board retreat on March 9, 2011, the FC directors invited representatives of Boenning & Scattergood, Inc., or Boenning, to make a presentation concerning the state of the community banking industry and to present ideas for how FC and FC Bank could increase shareholder value in light of the challenging business environment. Boenning suggested, among other things, that FC consider (a) a stock offering of a significant dollar amount to permit significant future growth; (b) a merger with a financial institution of similar size; (c) the sale of FC and FC Bank to a larger financial institution in FC’s market or to a financial institution looking to expand into FC’s market; and (d) remaining independent and acquiring small banks in existing or adjacent markets. Boenning’s presentation described each of the strategic alternatives and their relative advantages and disadvantages in detail. Boenning also provided a list of potential merger partners based on such parties’ sizes and geographic proximity to FC’s market, along with financial information for each of those potential partners. The list of potential merger partners did not include CNB.

After extensive discussion and consideration of the alternatives throughout 2011, FC’s board of directors decided to request that Boenning explore the possibility of a merger with either a similar sized or larger institution. In October 2011, Boenning contacted 13 financial institutions (which institutions did not include CNB) selected by the FC board of directors from a list of 25 potential partners identified by Boenning on the basis of their size, geographic proximity to FC’s market and Boenning’s knowledge of the banking industry in such markets, and received two expressions of interest. Following the receipt of the expressions of interest, FC held discussions with each of those financial institutions concerning a potential business combination transaction, but those discussions did not lead to the negotiation of a definitive agreement.

Following the termination of those discussions, the FC board of directors continued to periodically conduct strategic reviews and explore business combinations with comparably sized financial institutions and, in September 2012, following extensive discussion, the FC board of directors determined to consider the possibility of a $10 million equity offering. During the consideration of such an offering, Boenning, in an informal meeting with CNB management in October 2012, became aware of CNB’s interest in expanding its market and pursuing growth opportunities in Ohio. In October 2012, representatives of Boenning discussed with the FC board of directors the possibility of exploring a business combination transaction with CNB and, with the approval of the FC board of directors, Boenning introduced the senior executive management teams of FC and CNB to each other, and dialogue regarding the potential business combination transaction began in November 2012.

CNB’s management and board of directors have periodically conducted strategic reviews as part of their on-going efforts to improve CNB’s banking franchise and enhance shareholder value. These reviews have focused on assessing opportunities for increasing earnings through organic growth and for growth through acquisitions of other banks or de novo branching. CNB’s management and board of directors also regularly review the banking industry environment and potential strategies for enhancing CNB’s competitive position in this environment. As part of the strategic reviews, CNB’s management and board of directors have considered potential acquisition targets, including banking institutions located in Ohio. In particular, CNB had been interested in entering the Ohio market given the size and nature of the market. CNB had also been interested in opportunities to replicate CNB’s ERIEBANK business model.

On November 16, 2012, CNB entered into a confidentiality agreement with FC, agreeing to maintain the confidential nature of any non-public information shared by FC with CNB.

Senior executive officers of CNB and FC met on January 9, 2013 and held substantive discussions concerning their respective businesses and a potential business combination transaction. On January 15, 2013 the CNB board of directors discussed with CNB’s senior executive officers a potential strategic transaction between CNB and FC. At that meeting, CNB senior managers reviewed the opportunity and the expected financial impact on CNB of a possible transaction with FC. At the conclusion of the discussion, CNB’s board of directors authorized management to submit to FC a non-binding indication of interest outlining the terms of a proposed acquisition by CNB of FC.

CNB submitted a non-binding indication of interest to FC on January 25, 2013, which contemplated that CNB would acquire 100% of the outstanding shares of common stock of FC at a price of $30.00 per share (for total consideration of approximately $40.4 million, representing a market premium at that time of 25% over FC’s stock price, or 118% of tangible book value as of December 31, 2012), with at least 80% of the consideration being paid to FC’s shareholders in the form of shares of CNB common stock. The pro forma annualized cash dividend based on the then-current FC dividend indicated an anticipated increase of 12% in projected dividends for FC shareholders. Among other things, the indication of interest also provided for the merger of FC Bank into CNB Bank concurrently with the merger of FC into CNB, the appointment of a director of FC to the CNB board, and operation of the former FC Bank as a separately branded division of CNB Bank. Further, the indication of interest provided CNB with 60 days of exclusivity to negotiate the definitive terms of a merger with FC.

Following the submission of the non-binding indication of interest, the senior executive officers of CNB and FC engaged in further substantive discussions concerning the terms and conditions of the transaction proposed by CNB. While these discussions were ongoing, in January 2013, another bank holding company, referred to herein as Company A, approached FC on an unsolicited basis and, after discussions, on February 11, 2013, submitted a non-binding indication of interest to combine with FC.

Company A’s non-binding indication of interest contemplated acquiring 100% of the outstanding stock of FC at a price of $28.20 per share (for total consideration of approximately $37.6 million for FC shares, representing a market premium of 17.5% and 110% of tangible book value as of December 31, 2012), with at least 80% of the consideration being paid to FC’s shareholders in the form of shares of Company A’s common stock. Based on the then-current FC dividend, the pro forma annualized cash dividend indicated an anticipated decrease of 78% in projected dividends for FC shareholders. Among other things, Company A’s non-binding indication of interest provided for the merger of FC Bank into Company A’s subsidiary bank concurrently with the merger of FC into Company A, but did not contemplate the appointment of a FC director to board of directors of Company A and did not indicate that the former FC Bank would be operated as a separately branded division of Company A’s banking subsidiary.

Both CNB’s and Company A’s non-binding indications of interest contained similar proposed transaction legal structures and neither contained any financing contingency.

On February 12, 2013, at a special meeting of the boards of directors of FC and FC Bank, the directors, with the assistance of representatives of Boenning and Vorys, Sater, Seymour and Pease LLP, legal counsel to FC and FC Bank, discussed in depth the non-binding indications of interest provided by CNB and Company A. After the discussion, the directors concluded that the CNB proposal was more attractive than Company A’s proposal because, based on the information presented, the CNB transaction involved a better price and potentially better future prospects for FC shareholders that became shareholders of CNB. The FC directors also noted that the CNB proposal was more favorable for FC shareholders than any of the earlier business combination transactions considered by FC in 2012. Representatives of Boenning stated that they believed that, based upon the current condition of the institutions, the terms of the CNB proposal would be fair for FC shareholders from a financial perspective. At the conclusion of the discussion, FC’s board of directors authorized management to execute CNB’s non-binding indication of interest, provided that such non-binding indication of interest was first revised to (i) include certain pricing protection mechanisms, (ii) clarify certain aspects of the proposed appointment of an FC director to the CNB board of directors, and (iii) include any other provisions favorable to FC as determined by management and FC’s legal and financial advisors.

Following discussions with CNB’s senior executive officers regarding these revisions and the agreement by CNB to the revised draft of the non-binding indication of interest submitted to CNB by FC, FC executed CNB’s non-binding indication of interest on February 12, 2013. Following FC’s execution of the non-binding indication of interest, CNB and its representatives were provided access to a secure virtual data room containing due diligence materials and non-public information about FC.

Thereafter and continuing throughout the negotiations process, CNB and representatives of CNB conducted a due diligence review of FC’s business, finances and operations. CNB made supplemental requests for due diligence materials, and representatives of the parties had numerous discussions with respect to matters raised in the course of the due diligence process. Additionally, from February 26, 2013 through February 28, 2013, CNB and its representatives conducted an on-site due diligence review of FC’s business, finances and operations at FC’s principal office in Bucyrus, Ohio and engaged in discussions with certain senior managers of FC concerning the terms of their potential employment by CNB following the consummation of the proposed acquisition.

On March 8, 2013, Hogan Lovells US LLP, CNB’s legal counsel, transmitted an initial draft merger agreement to FC’s advisors. On March 15, 2013, Hogan Lovells US LLP transmitted initial drafts of voting agreements pursuant to which certain directors of FC would agree to vote their shares of FC common stock in favor of the proposed transaction and certain other ancillary documents, including employment and settlement agreements, to FC’s advisors. On March 19, 2013, FC’s legal advisors transmitted an initial round of comments to the draft merger agreement to Hogan Lovells US LLP. The parties and their legal advisors negotiated the terms and conditions of the merger agreement and the related ancillary documents over the course of the next week.

During the week of March 18, 2013, FC conducted on-site “reverse due diligence” of CNB and CNB Bank with the assistance of Boenning and legal counsel. As part of its review, FC reviewed various CNB and CNB Bank documents that were requested by FC and met with CNB’s management to discuss CNB’s business, results of operations and prospects. FC also reviewed CNB’s publicly-available documents previously filed with the Securities and Exchange Commission and discussed CNB’s relationships with its bank regulators as well as CNB’s ability to address new and anticipated regulatory requirements.

At a special meeting of the FC board of directors on March 19, 2013, the FC board of directors met with representatives of Boenning and Vorys to discuss the status of the negotiations with CNB, and reviewed and discussed the then-most recent version of the draft merger agreement. The directors asked numerous questions regarding the terms and conditions of the merger agreement, to which representatives of Vorys and Boenning responded. The FC board of directors also reviewed and discussed its position as to various points in the merger agreement that were the subject of ongoing negotiations.

Between March 19, 2013 and March 26, 2013, the parties continued to negotiate and revise the merger agreement and certain ancillary documents, directly and through legal counsel, to address the unresolved business and legal issues in connection with the merger. During this period, representatives of CNB and FC also prepared disclosure schedules and exhibits required by the terms and conditions of the merger agreement.

On March 26, 2013, FC’s board of directors held a special meeting to review and consider the proposed transaction with CNB. Copies of the merger agreement and related materials were distributed to the members of the FC board of directors in advance of the meeting. At the meeting, members of FC’s senior executive management, together with representatives of Vorys and Boenning, discussed the status of negotiations with CNB and presented to the FC board of directors the material terms and conditions of the merger agreement, including all material revisions made to the agreement since the directors’ March 19, 2013 meeting. The FC board of directors also considered the presentation by Boenning as to the fairness, from a financial point of view, of the merger consideration that FC shareholders would receive in accordance with the merger agreement. Boenning concluded its presentation by giving its oral opinion, later confirmed in writing, that such merger consideration was fair to FC and its shareholders from a financial point of view.

At the conclusion of the special meeting, the FC board of directors unanimously determined that the merger with CNB, in accordance with the terms and conditions of the merger agreement, was fair to, and in the best interests of, FC and its shareholders and other proper constituencies, after which the directors unanimously adopted resolutions to approve the merger and the merger agreement and, subject to the exercise of the FC board of directors’ fiduciary duties and the terms and conditions of the merger agreement, recommend that the shareholders of FC approve the merger and the merger agreement.

On March 26, 2013, CNB’s board of directors met with CNB’s legal and financial advisors to review and consider the proposed transaction with FC and the terms of the merger agreement. After discussion, CNB’s board of directors unanimously approved the transaction and authorized CNB’s management to execute and deliver the merger agreement.

Following the meetings of the FC and CNB boards of directors on March 26, 2013, the parties executed the merger agreement and related documents, including the voting agreements of Messrs. Thut, Robert D. Hord and Patrick Hord, and publicly announced the transaction in a press release.

FC’s Reasons for the Merger

In reaching its decision to approve the merger agreement and related transactions, the FC board of directors consulted with executive management, the board’s financial advisors, and its legal counsel and considered a number of factors, including, among others, the following, which are not presented in order of priority:

•	a combined FC and CNB may create a company with sufficient size and scale to more efficiently compete in a highly-competitive industry;

•	the likelihood of a need for additional capital, and CNB’s access to capital to support future growth and address likely future regulatory requirements for the industry generally;

•	the combined company’s potential to increase shareholder value and to create opportunities for enhanced earnings and potential dividends;

•	increased liquidity for FC’s shareholders resulting from the merger, and the fact that CNB’s common shares are traded on the NASDAQ Global Stock Market;

•	projected increased dividend payout levels;

•	CNB’s plan to retain FC’s name and presence in FC’s present markets;

•	the current and prospective business and economic environment in which FC operates, including local and regional economic conditions;

•	the continuing consolidation in the financial services industry;

•	increased regulatory burdens on financial institutions;

•	the uncertainties in the regulatory and economic climate going forward;

•	the compatibility of FC’s and CNB’s respective core philosophies and the similarities between the markets served by FC and CNB;

•	the business, earnings, operations, financial condition, management, prospects, capital levels and asset quality of FC and FC Bank;

•	the financial analysis prepared by Boenning and opinion of Boenning that the merger consideration is fair, from a financial point of view, to FC’s shareholders;

•	the form and amount of merger consideration, and the ability of FC’s shareholders to participate in the future performance of the combined company;

•

the belief by the FC board of directors that CNB is a high-quality financial services company with a compatible business culture and shared approach to customer service and increasing shareholder value;

•	the belief of the FC board of directors that CNB shares FC’s commitment to supporting FC’s local communities and developing the local economies;

•	CNB’s plan to retain many of FC’s front-line employees, enabling FC customers to continue to interact with the same people after the merger;

•	the increased lending opportunities in the communities served by FC Bank as a result of the combined banks’ increased lending limits;

•	direct representation of FC on the board of directors of CNB;

•	economies of scale with respect to overhead and operating expenses of the combined company;

•	the effect of the merger on FC’s and FC Bank’s employees, including the prospects for continued employment and the other benefits agreed to be provided by CNB to FC’s and FC Bank’s employees; and

•	the effect of the merger on FC’s and FC Bank’s customers and the communities in which they conduct business.

The FC board of directors also considered a variety of potentially negative factors in its deliberations concerning the merger agreement and the merger, including the following, which are not presented in order of priority:

•	FC would lose the autonomy associated with being an independent financial institution;

•	FC’s customers may be hesitant to engage with a much larger financial institution;

•

the fact that, while FC expects that the merger will be consummated, there can be no assurance that all conditions to the parties’ obligations to complete the merger agreement will be satisfied, including the risks that necessary regulatory or shareholder approvals might not be obtained and, as a result, the merger may not be consummated;

•

the risk that any potential benefits and synergies sought in the merger may not be realized or may not be realized within the expected time period, and the risks associated with the integration of the two companies;

•

the restrictions of the conduct of FC’s business prior to the completion of the merger, which are customary for merger agreements such as the merger agreement between FC and CNB, but which, subject to specific exceptions, could delay or prevent FC from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of FC absent the pending completion of the merger;

•

the significant risks and costs involved in connection with entering into and completing the merger, of failing to complete the merger in a timely manner, or at all, including as a result of any failure to obtain required regulatory approvals, such as the risks and costs relating to diversion of management and employee attention, potential employee attrition, and the potential effect on business and customer relationships;

•

the fact that FC would be prohibited from affirmatively soliciting acquisition proposals after execution of the merger agreement, and the possibility that the $1.6 million termination fee payable by FC upon the termination of the merger agreement under certain circumstances could discourage other potential acquirers from making a competing bid to acquire FC;

•	the possibility of litigation in connection with the merger;

•	the other risks described under the heading “Risk Factors” beginning on page 22; and

•

as FC currently does not anticipate asking Boenning to update its opinion, that the opinion will not address the fairness of the merger consideration, from a financial point of view, at the time the merger is completed.

During its consideration of the merger agreement, FC’s board of directors was also aware that FC officers and directors may have financial interests in the merger that are different from, or are in addition to, the interests of FC shareholders and took those issues into consideration in negotiating the merger agreement. See “—Interests of FC’s Directors and Executive Officers in the Merger,” beginning on page 68.

The foregoing discussion of the factors considered by the FC board of directors is not intended to be exhaustive, but does set forth the principal factors considered by the board. Based on the factors described above, the FC board of directors determined that the merger with CNB would be advisable and in the best interests of FC shareholders and unanimously approved the merger agreement and related transactions contemplated by the merger agreement and recommended approval of the proposed merger by FC shareholders. In view of the wide variety and complexity of factors considered by the FC board of directors in connection with its evaluation of the merger, the board of directors did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any factor, was favorable or unfavorable to the ultimate determination of the board. Rather, the FC board of directors made its recommendation based on the totality of information presented to and the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different individual factors.

Recommendation of the FC Board of Directors

The FC board of directors has unanimously approved the merger agreement and recommends that FC’s shareholders vote “FOR” adoption of the merger agreement.

Opinion of Boenning & Scattergood, Inc., Financial Advisor to FC

By letter dated April 27, 2012, as amended February 11, 2013, FC retained Boenning & Scattergood, Inc., or Boenning, to act as its exclusive financial advisor in connection with a possible sale, merger, or other business combination with CNB. Boenning is an investment banking firm headquartered in West Conshohocken, Pennsylvania with an expertise in merger and acquisitions involving banks and other financial institutions. Boenning is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

Boenning acted as financial advisor to FC in connection with the proposed transaction and participated in certain of the negotiations leading to the execution of the merger agreement, dated as of March 26, 2013. At a meeting of the FC board of directors on March 26, 2013, the FC board of directors reviewed the merger agreement and Boenning delivered to the board of directors its oral and written opinion, that as of such date, the merger consideration was fair to the holders of FC common stock from a financial point of view. The FC board of directors approved the merger agreement at this meeting.

The full text of Boenning’s written opinion dated March 26, 2013, which is referred to herein as the Opinion, is attached as Annex C and is incorporated in this proxy statement/prospectus by reference. The Opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Boenning in rendering the Opinion. The description of the Opinion set forth below is qualified in its entirety by reference to the Opinion. FC shareholders are urged to read the entire Opinion carefully in connection with their consideration of the proposed merger.

The Opinion speaks only as of its date. The Opinion was directed to the FC board of directors and is directed only to the fairness, from a financial point of view, of the merger consideration to be paid to the holders of FC common stock. It does not address the underlying business decision of FC to engage in the merger or any other aspect of the merger and is not a recommendation to any FC shareholder as to how such shareholder should vote at the special meeting with respect to the merger or any other matter.

In connection with rendering the Opinion, Boenning reviewed and considered, among other things:

•	the merger agreement;

•	audited financial statements for the three years ended December 31, 2012 and other historical financial information of FC;

•	certain publicly available financial statements and other historical financial information of CNB;

•	an internal budget for FC for the year ending December 31, 2013, as provided by senior management of FC;

•	certain internal financial projections in respect of FC’s annual earnings growth and dividends, as provided orally by senior management of FC;

•	publicly available median analyst earnings estimate for CNB for the years ending December 31, 2013 and December 31, 2014;

•

the pro forma financial impact of the proposed merger between CNB and FC based on assumptions as determined by the senior managements of FC and CNB, relating to transaction expenses, purchase accounting adjustments, and cost savings;

•	the terms and structures of other recent mergers and acquisition transactions in the commercial banking sector;

•	the current market environment generally and in the commercial banking sector in particular; and

•	such other information, financial studies, analyses and investigations and financial, economic and market criteria as Boenning considered relevant.

Boenning also discussed with certain members of senior management of FC the business, financial condition, results of operations and prospects of FC and held similar discussions with senior management of CNB concerning the business, financial condition, results of operations and prospects of CNB.

In performing its review, Boenning relied upon the accuracy and completeness of all of the financial and other information that was available to Boenning from public sources, that was provided to Boenning by FC and CNB, or their respective representatives, or that was otherwise reviewed by Boenning, and Boenning has assumed such accuracy and completeness for purposes of rendering the Opinion. Boenning has further relied on the assurances of the respective managements of FC and CNB that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. Boenning has not been asked to and has not undertaken an independent verification of any of such information and does not assume any responsibility or liability for the accuracy or completeness thereof. Boenning did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of FC and CNB or any of their respective subsidiaries. Boenning renders no opinion or evaluation on the collectability of any assets or the future performance of any loans of FC and CNB. Boenning did not make an independent evaluation of the adequacy of the allowance for loan losses of FC and CNB, or the combined entity after the merger, and it has not reviewed any individual credit files relating to FC and CNB. Boenning has assumed, with FC’s consent, that the respective allowances for loan losses for both FC and CNB are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

In preparing its analyses, Boenning used an internal budget for FC and financial projections in respect of FC’s annual earnings growth and dividends as provided by the senior management of FC and publicly available earnings estimates for CNB as discussed with senior management of CNB. Boenning also received and used in its analyses certain projections of transaction costs, purchase accounting adjustments, expected cost savings and other synergies which were prepared by and/or reviewed with the senior management of FC. With respect to those projections, estimates and judgments, the management of FC confirmed to Boenning that those projections, estimates and judgments reflected the best currently available estimates and judgments of FC management of the future financial performance of FC and Boenning assumed that such performance would be achieved. The projections in respect of FC’s annual earnings growth and dividends were furnished orally to Boenning by FC’s senior management team and were used by Boenning in certain of its analyses. FC does not publicly disclose internal management projections of the type orally provided to Boenning in connection with its review of the merger. As a result, such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions, which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections. Boenning expresses no opinion as to such financial projections or estimates or the assumptions on which they are based. Boenning has also assumed that there has been no material change in FC’s and CNB’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to Boenning. Boenning has assumed in all respects material to its analysis that FC and CNB will remain as going concerns for all periods relevant to its analyses, that all of the representations and warranties contained in the merger agreement and all related agreements are true and correct, that each party to the merger agreement will perform all of the covenants required to be performed by such party under the merger agreement and that the conditions precedent in the merger agreement are not waived. Finally, with the consent of FC, Boenning has relied upon the advice that FC has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the merger and the other transactions contemplated by the merger agreement.

The Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect the Opinion. Boenning has not undertaken to update, revise, reaffirm or withdraw the Opinion or otherwise comment upon events occurring after the date thereof.

The Opinion was directed to the FC board of directors in connection with its consideration of the merger and does not constitute a recommendation to any shareholder of FC as to how any such shareholder should vote at the FC special meeting. The Opinion is directed only to the fairness, from a financial point of view, of the merger consideration to the holders of FC common stock and does not address the underlying business decision of FC to engage in the merger, the relative merits of the merger as compared to any other alternative business strategies that might exist for FC or the effect of any other transaction in which FC might engage. The Opinion shall not be reproduced or used for any other purposes, without Boenning’s prior written consent. The Opinion has been approved by Boenning’s fairness opinion committee. Boenning has consented to inclusion of the Opinion and a summary thereof in this proxy statement/prospectus and in the registration statement on Form S-4 which includes this proxy statement/prospectus. Boenning does not express any opinion as to the fairness of the amount or nature of the compensation to be received in the merger by any officer, director, or employee, or class of such persons, relative to the compensation to be received in the merger by any other shareholder.

In rendering its Opinion, Boenning performed a variety of financial analyses. The following is a summary of the material analyses performed by Boenning, but is not a complete description of all the analyses underlying Boenning’s opinion. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. In arriving at its opinion, Boenning did not attribute any particular weight to any analysis or factor that it considered. Rather, Boenning made qualitative judgments as to the significance and relevance of each analysis and factor. Boenning did not form an opinion as to whether any individual analysis or factor (positive or negative) considered in isolation supported or failed to support the Opinion; rather Boenning made its determination as to the fairness of the merger consideration on the basis of its experience and professional judgment after considering the results of all its analyses taken as a whole. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Boenning believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses to be considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Boenning’s comparative analyses described below is identical to FC or CNB and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of FC or CNB and the companies to which they are being compared.

In performing its analyses, Boenning also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of FC, CNB and Boenning. The analysis performed by Boenning is not necessarily indicative of actual values or future results, both of which may be significantly more or less favorable than suggested by such analyses. Boenning prepared its analyses solely for purposes of rendering the Opinion and provided such analyses to the FC board of directors at the March 26, 2013 meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Boenning’s analyses do not necessarily reflect the value of FC’s common stock or the prices at which FC’s common stock may be sold at any time. The analysis and the Opinion of Boenning was among a number of factors taken into consideration by the board of directors of FC in making its determination to approve of FC’s entry into the merger agreement and the analyses described below should not be viewed as determinative of the decision the board of directors of FC or management with respect to the fairness of the merger.

At the March 26, 2013 meeting of the FC board of directors, Boenning presented certain financial analyses of the merger. The summary below is not a complete description of the analyses underlying the opinions of Boenning or the presentation made by Boenning to the FC board of directors, but is instead a summary of the material analyses performed and presented in connection with the Opinion.

Summary of Proposal

Boenning reviewed the financial terms of the proposed transaction. Shares of FC common stock issued and outstanding immediately prior to the merger will be converted into a combination of shares of Company common stock and cash in aggregate amount equal to $40,432,000, including the implied economic value of certain stock options and subject to certain potential adjustments as described in this proxy statement/prospectus. Pursuant to the terms of the merger agreement, each FC shareholder will have the right, with respect to each of their shares of FC common stock, to elect to receive, subject to certain proration and allocation provisions set forth in the merger agreement, either (i) $30.00 in cash, without interest, or (ii) 1.754 shares of CNB common stock. The exchange ratio was determined by dividing $30.00 by $17.11, which reflects the average closing price of CNB common stock for the ten trading days ending on March 25, 2013, the last trading day before the announcement of the merger.

Based upon financial information as or for the quarter ended December 31, 2012, Boenning calculated the following transaction ratios:

Transaction Value / Book Value:	118.2%
Transaction Value / Tangible Book Value:	118.2%
Transaction Value / Last Twelve Months Earnings:	11.5	x
Market Premium:	27.7%

Boenning calculated the pro forma cash dividend FC shareholders would receive, on a relative basis, based on the exchange ratio of 1.754 shares of CNB common stock for each share of FC common stock. Based upon the quarterly cash dividends of FC and CNB as of March 25, 2013, Boenning calculated the following values:

CNB Quarterly Cash Dividend Annualized:	$0.66
Exchange Ratio:	1.754
Pro Forma Quarterly Cash Dividend Annualized:	$1.16
FC Quarterly Cash Dividend Annualized:	$1.12
Change ($):	$0.04
Change (%):	3.0%

FC – Comparable Company Analysis

Boenning also used publicly available information to compare selected financial and market trading information for FC and a group of financial institutions selected by Boenning.

The FC peer group consisted of the following selected Ohio publicly-traded banks and thrifts with total assets between $250 million and $650 million.

Croghan Bancshares, Inc	United Bancorp, Inc.

CSB Bancorp, Inc.	Consumers Bancorp, Inc.

Cortland Bancorp	Minster Financial Corp.

Killbuck Bancshares, Inc.	Commercial Banchsares, Inc.*

National Bancshares Corporation	Ohio Heritage Bancorp, Inc.

*	Data as of 9/30/12

The analysis compared publicly available financial information for FC and the median financial and market trading data for the FC peer group as of and for the year ended December 31, 2012, unless otherwise noted. The table below sets forth the data for FC and the median data for the FC peer group as of and for the year ended December 31, 2012, with pricing data as of March 25, 2013. Core EPS is defined as core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of held to maturity and available for sale securities, amortization of intangibles, goodwill and nonrecurring items. The assumed tax rate is 35%.

	FC	Comparable Group Median
Total Assets (in millions)	$367	$440
Tangible Common Equity / Tangible Assets	9.5%	8.5%
Total Risk Based Capital Ratio	14.5%	13.4%
Return on Average Assets	0.94%	0.74%
Return on Average Equity	10.9%	7.3%
Net Interest Margin	3.64%	3.53%
Efficiency Ratio	67.7%	71.1%
Loans / Deposits	74.2%	71.8%
Non-performing Assets / Assets	0.77%	1.21%
Price / Tangible Book Value	91.4%	109.6%
Price / LTM Core EPS	8.9x	12.7x
Market Capitalization (in millions)	$31.3	$43.5

CNB – Comparable Company Analysis

Boenning also used publicly available information to compare selected financial and market trading information for CNB and a group of financial institutions selected by Boenning.

CNB’s peer group consisted of the following selected Pennsylvania NASDAQ-listed banks and thrifts with total assets between $950 million and $2.7 billion.

Metro Bancorp, Inc. Univest Corporation of Pennsylvania Bryn Mawr Bank Corporation Citizens & Northern Corporation	Orrstown Financial Services, Inc. Codorus Valley Bancorp, Inc. ACNB Corporation Republic First Bancorp, Inc.

The analysis compared publicly available financial information for CNB and the median financial and market trading data for CNB peer group as of and for the year ended December 31, 2012. The table below sets forth the data for CNB and the median data for Company peer group as of and for the year ended December 31, 2012, with pricing data as of March 25, 2013.

	CNB	Comparable Group Median
Total Assets (in millions)	$1,773	$1,260
Tangible Common Equity / Tangible Assets	7.6%	8.2%
Total Risk Based Capital Ratio	15.3%	14.9%
Return on Average Assets	1.00%	0.88%
Return on Average Equity	12.17%	8.15%
Net Interest Margin	3.47%	3.83%
Efficiency Ratio	53.7%	64.6%
Loans / Deposits	62.5%	74.5%
Non-performing Assets / Assets	1.41%	1.70%
Price / Tangible Book Value	159.5%	118.7%
Price / LTM Core EPS	12.4x	14.0x
Market Capitalization (in millions)	$214.8	$177.9

FC – Discounted Dividend Analysis

Using a discounted dividend analysis, Boenning compared the price per share for FC’s common stock implied in the transaction to the implied price per share for FC’s common stock based on discounting projected future cash flows that would accrue to a holder over a five-year period based on five-year earnings growth and dividend assumptions provided by FC’s management. FC management’s projected earnings growth rate for the projected five-year period was a range of 0% to 10% while its projected cash dividend per share payout was consistent with its current annual payout of $1.04 per share. This analysis employed two different terminal value calculation methodologies: (i) an earnings based (P/E multiple) terminal value calculation, which applied an 8.9x P/E multiple (based on FC’s trading data as March 25, 2013) to the projected earnings in year five of the projection period; and (ii) a tangible book value based (P/TBV multiple) terminal value calculation, which applied a 90% P/TBV multiple (based on FC’s trading data as March 25, 2013) to projected tangible book value per share at the end of year five of the projection period. The terminal values were then discounted to present value using a discount rate of 6.83%. This discount rate was used in order to reflect an expected rate of return that may be required by holders of or prospective buyers of FC’s common stock. In addition, FC’s management five-year projections assumed a capital raise of $10 million, priced at 90% of December 31, 2012 tangible book value. The discounted dividend analysis indicated, based upon the aforementioned assumptions and on a stand-alone basis, an implied mid-point per share valuation range of FC’s common stock of $20.80 to $25.38 per share as illustrated below.

		Terminal Price to Earnings Multiple
		8.0 x	8.5 x	8.9 x	11.3 x	13.6 x
	0.0	$16.48	$17.18	$17.87	$21.44	$25.01
	2.5	17.74	18.51	19.29	23.23	27.17
EPS Growth Rate (%)	5.0	19.11	19.95	20.80	25.14	29.48
	7.5	20.57	21.50	22.43	27.20	31.97
	10.0	22.14	23.16	24.18	29.41	34.64

		Terminal Price to Tangible Book Value Multiple
		0.7 x	0.8 x	0.9 x	1.0 x	1.1 x
	0.0	$19.88	$22.27	$24.65	$26.31	$27.97
	2.5	20.16	22.58	25.00	26.70	28.39
EPS Growth Rate (%)	5.0	20.45	22.91	25.38	27.10	28.83
	7.5	20.75	23.26	25.77	27.53	29.28
	10.0	21.06	23.62	26.19	27.98	29.77

In connection with the discounted dividend analysis performed, Boenning considered, and discussed with FC’s board of directors, how the present value analysis would be affected by changes in the underlying assumptions, including variations with respect to the growth rate of assets, net interest spread, non-interest income and non-interest expenses, earnings, and terminal valuation multiples. Boenning noted that the discounted dividend stream and terminal value analysis is a widely used valuation methodology, but the assumptions that must be made, and the results of this analysis, are not necessarily indicative of actual values or future results.

Analysis of Selected Merger Transactions

Boenning reviewed four sets of comparable mergers and acquisitions.

The first set of mergers and acquisitions included 34 transactions announced from January 1, 2012 through March 25, 2013 in which the targets were U.S. banks with assets between $250 million and $750 million. Boenning deemed these transactions to be reflective of the proposed combination of FC and CNB. Boenning derived and reviewed the following multiples: transaction price per share to book value per share, transaction price per share to tangible book value per share, transaction price per share to last twelve months’ earnings per share and core deposit premium. As illustrated in the following table, Boenning compared the proposed merger multiples to the median multiples of these comparable transactions. Core deposit premium is defined as the difference between the purchase price paid by a buyer to the tangible book value of a seller expressed as a percentage of the seller’s core deposits. Core deposits are defined as all deposits less all deposit accounts with balances over $100,000 and foreign deposits.

	FC / CNB	Comparable Transactions Median
Transaction Value / Book Value	118.2%	103.9%
Transaction Value / Tangible Book Value	118.2%	112.3%
Transaction Value / Last Twelve Months Earnings	11.5x	16.7x
Core Deposit Premium	2.3%	0.9%

The second set of mergers and acquisitions included 8 transactions announced from January 1, 2012 through March 25, 2013 in which the targets were Midwest banks with assets between $250 million and $750 million. Boenning deemed these transactions to be reflective of the proposed FC and CNB combination. Boenning reviewed the following multiples: transaction price to book value per share, transaction price to tangible book value per share, transaction price to last twelve months’ earnings per share and core deposit premium. As illustrated in the following table, Boenning compared the proposed merger multiples to the median multiples of these comparable transactions.

	FC / CNB	Comparable Transactions Median
Transaction Value / Book Value	118.2%	96.3%
Transaction Value / Tangible Book Value	118.2%	98.7%
Transaction Value / Last Twelve Months Earnings	11.5x	15.1x
Core Deposit Premium	2.3%	(0.3%)

The third set of mergers and acquisitions included 7 transactions announced from January 1, 2012 through March 25, 2013 in which the targets were U.S. banks with assets between $250 million and $750 million, NPAs/Assets less than 1% and Tangible Equity/ Tangible Assets greater than 7.5%. Boenning deemed these transactions to be reflective of the proposed FC and CNB combination. Boenning reviewed the following multiples: transaction price to book value per share, transaction price to tangible book value per share, transaction price to last twelve months’ earnings per share and core deposit premium. As illustrated in the following table, Boenning compared the proposed merger multiples to the median multiples of these comparable transactions.

	FC / CNB	Comparable Transactions Median
Transaction Value / Book Value	118.2%	122.3%
Transaction Value / Tangible Book Value	118.2%	122.3%
Transaction Value / Last Twelve Months Earnings	11.5x	16.8x
Core Deposit Premium	2.3%	2.7%

The fourth set of mergers and acquisitions included 7 transactions announced from October 31, 2012 through March 25, 2013 in which the targets were U.S. banks with assets between $250 million and $750 million. Boenning deemed these transactions to be reflective of the proposed FC and CNB combination. Boenning reviewed the following multiples: transaction price to book value per share, transaction price to tangible book value per share, transaction price to last twelve months’ earnings per share and core deposit premium. As illustrated in the following table, Boenning compared the proposed merger multiples to the median multiples of these comparable transactions.

	FC / CNB	Comparable Transactions Median
Transaction Value / Book Value	118.2%	100.7%
Transaction Value / Tangible Book Value	118.2%	100.7%
Transaction Value / Last Twelve Months Earnings	11.5x	15.6x
Core Deposit Premium	2.3%	0.1%

Pro Forma Merger Analysis

Boenning analyzed certain potential pro forma effects of the merger, assuming the following: (i) the merger is completed in the fourth quarter of 2013; (ii) the implied price to be paid for each share of FC common stock at the time of the announcement was $30.00 based on the fixed stock-for-stock exchange ratio of 1.754 shares of CNB’s common stock for each share of FC’s common stock; (iii) CNB would be able to achieve estimated pre-tax cost savings of $2.2 million on an annual basis and such savings would be fully phased-in in 2014; (iv) estimated one-time transaction related costs of $8.7 million pre-tax are expensed prior to closing; (v) FC’s performance was calculated in accordance with FC’s management’s prepared earnings projections; (vi) CNB’s performance was calculated in accordance with the publicly available earnings estimates for CNB; and (vii) certain other assumptions pertaining to costs and expenses associated with the transaction, intangible amortization, opportunity cost of cash and other items. The analyses indicated that, for the full years 2013 and 2014, the merger (excluding transaction expenses) would be accretive to CNB’s projected earnings per share and, on a pro forma basis as of December 31, 2012, would be dilutive to CNB’s tangible book value per share. The actual results achieved by the combined company may vary from projected results and the variations may be material.

Boenning’s Compensation and Other Relationships with FC

Boenning has acted as financial advisor to FC in connection with the merger and received fees totaling $22,500 prior to the execution of the definitive agreement. In addition, FC agreed to pay Boenning a transaction fee of 1.5% of the aggregate deal value, or approximately $630,000 of which $150,000 was paid upon the signing of a definitive agreement with the remainder to be paid upon the closing of the merger. FC has also agreed to reimburse Boenning for its reasonable out-of-pocket expenses, up to $15,000 and subsequent to management approval thereafter, and to indemnify Boenning against certain liabilities arising out of its engagement. Boenning’s Opinion was approved by Boenning’s fairness opinion committee.

In the ordinary course of their respective broker and dealer businesses, Boenning may purchase securities from and sell securities to FC and CNB and their affiliates. Boenning may also actively trade the debt and/or equity securities of FC and CNB or their affiliates for its own accounts and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Since July 2011, Boenning has received $212,000 in aggregate compensation for services provided to FC, including broker-dealer services, consisting of $172,500 for advisory services provided to FC in connection with the merger, $25,000 for advisory services provided to FC that were unrelated to the merger and approximately $14,500 in brokerage commissions, and, in addition, has received $33,125 as reimbursement of expenses incurred in the provision of such services.

Interests of FC’s Directors and Executive Officers in the Merger

Certain directors and executive officers of FC have interests in the merger as individuals in addition to, or different from, their interests as shareholders of FC, including, but not limited to, (i) in the case of certain officers and directors of FC, agreements with FC Bank that provide for payments and benefits in addition to the merger consideration, (ii) the continuation of indemnification and insurance coverage (for officers and directors) provided by CNB for a limited time after the merger and (iii) in the case of Mr. Hord, Mr. Hord’s appointment, immediately following the effective time of the merger, to the CNB and CNB Bank boards of directors. The FC board of directors was aware of these interests and considered them, among other matters, when it approved the merger agreement.

The dates and share prices used below to quantify these interests have been selected based upon applicable disclosure requirements and are for illustrative purposes only. They do not necessarily reflect the dates on which certain events will occur and do not represent a projection about the future value of FC common stock.

Restricted Stock and Stock Options

Each holder of an FC stock option (whether vested or unvested) that is unexercised and outstanding as of the effective time shall, by reason of the merger, be canceled and converted into the right to receive in cash an amount (less applicable tax withholdings) equal to the product of (i) the excess, if any, of the cash consideration per share over the exercise price per share of such option and (ii) the number of shares of FC common stock subject to such option, with no FC stock option being exercisable following the effective time. FC stock options which vest in the ordinary course and are properly exercised prior to the effective time will have the right to receive merger consideration on the same terms as all other outstanding shares of FC common stock. Similarly, each outstanding restricted stock award which is unvested immediately prior to the effective time shall vest as of the effective time and will have the right to receive merger consideration on the same terms as all other outstanding shares of FC common stock. See the section titled “The Merger Agreement—Consideration to be Received in the Merger—Treatment of FC Stock Options and Restricted Stock Awards” beginning on page 81.

The following table sets forth, based on outstanding awards under FC equity plans as of June 7, 2013 (i) the number of shares of unvested restricted stock, (ii) the number of vested stock options, (iii) the number of unvested stock options held by each FC executive officer and director, and (iv) the estimated net proceeds (determined prior to reduction for applicable tax withholdings) such officers and directors will receive in connection with merger as a result of the cash-out of such equity awards as described above.

	Number of Shares of Unvested Restricted Stock(1)	Number of Vested Stock Options	Number of Unvested Stock Options(2)	Estimated Net Proceeds
Executive Officers
Coleman Clougherty	1,000	29,513	900	$133,225
David D. Dygert	3,400	2,840	4,260	$187,200
W. Eugene Spurbeck	1,000	2,900	600	$44,500
Louis J. Torchio	500	200	300	$21,000
Jeffrey A. Wise	250	5,473	150	$32,867
Other executive officers as a group (3 persons)	1,250	4,510	750	$60,505

	Number of Shares of Unvested Restricted Stock(1)	Number of Vested Stock Options	Number of Unvested Stock Options(2)	Estimated Net Proceeds
Directors
Robert D. Hord	—	1,650	600	$13,250
Patrick Hord	—	2,700	300	$13,875
David G. Dostal	—	1,200	300	$7,000
Patrick J. Drouhard	—	1,200	300	$7,000
Scott Everhart	—	2,200	800	$23,750
Lawrence A. Morrison	—	5,450	300	$17,493

(1)	All shares of restricted stock fully vest on May 5, 2014, except for David D. Dygert’s restricted stock, of which 1,700 shares fully vest on April 25, 2014 and 1,700 shares fully vest on February 12, 2016.
(2)	All unvested stock options have an exercise price of $18.00 per share, except for 500 of the unvested stock options for Scott Everhart, which have an exercise price of $22.90 per share.

Employment Agreements with CNB and CNB Bank

In anticipation of the closing of the merger, each of David D. Dygert, Executive Vice President and Columbus Metro Regional Manager of Commercial Banking of FC Bank; W. Eugene Spurbeck, Chief Operations Officer and Chief Credit Officer of FC Bank; and Louis J. Torchio, Executive Vice President and Director of Residential and Consumer Lending of FC Bank, have entered into employment agreements with CNB and CNB Bank that will become effective upon closing.

Pursuant to the employment agreement with David D. Dygert, Dygert will serve as the Senior Vice President of Commercial Lending of FC Bank, a division of CNB Bank, for a two-year term with an annual base salary of $174,000. Upon commencement of employment, Dygert will receive a grant of restricted shares of CNB stock with an aggregate fair market value of $60,000 on the date of grant. During the term of the agreement, Dygert will be eligible to participate in CNB’s insurance and benefit plans and to receive an annual bonus, upon meeting certain additional requirements, not to exceed an amount equal to 100 percent of the annual base salary. In addition, Dygert will be provided the use of an automobile during the term of the employment agreement.

Pursuant to the employment agreement with W. Eugene Spurbeck, Spurbeck will serve as Senior Vice President of Commercial Banking of FC Bank, a division of CNB Bank, for a two-year term with an annual base salary of $175,000. During the term of the agreement, he will be eligible to participate in CNB’s insurance and benefit plans and will be eligible for an annual bonus with a target equal to 35 percent of his annual base salary upon meeting certain conditions; however, the annual bonus will not be less than five percent of his annual base salary. In addition, Spurbeck will be provided the use of an automobile during the term of the employment agreement.

Pursuant to the employment agreement with Louis J. Torchio, Torchio will serve as Senior Vice President of Retail Banking of FC Bank, a division of CNB Bank, for a two-year term with an annual base salary of $175,100. During the term of the agreement, he will be eligible to participate in CNB’s insurance and benefit plans and will be eligible for an annual bonus with a target equal to 35 percent of his annual salary upon meeting certain conditions.

Each of the employment agreements contains confidentiality restrictions with respect to certain confidential information and a covenant not to compete with CNB while employed by CNB and until the expiration of one (1) year following the date on which the individual is last employed by CNB.

Under each of these employment agreements, if the employment of the officer is terminated without cause during the term of the agreement, the applicable officer will be entitled to receive, subject to timely execution and delivery of a general release of claims, a lump-sum severance payment equal to one (1) times such officer’s annual base salary. In addition to this severance payment, any unvested portion of Dygert’s unvested award of restricted stock will fully vest.

The employment agreements with Messrs. Dygert, Spurbeck and Torchio are filed as Exhibits 10.13, 10.14 and 10.15 to the registration statement of which this proxy statement/prospectus forms a part.

In addition to the employment agreements described above, Coleman J. Clougherty, the President and Chief Executive Officer of FC Bank, is expected to continue employment with CNB Bank after the merger.

Settlement Agreements

In anticipation of the merger, each of Coleman J. Clougherty, the President and Chief Executive Officer of FC Bank; Jeffrey A. Wise, the Controller of FC Bank; David D. Dygert, Executive Vice President and Columbus Metro Regional Manager of Commercial Banking of FC Bank; W. Eugene Spurbeck, Chief Operations Officer and Chief Credit Officer of FC Bank; and Louis J. Torchio, Executive Vice President and Director of Residential and Consumer Lending of FC Bank, as well as three other executive officers of FC Bank, have entered into settlement agreements with CNB, FC, and FC Bank, under which FC agreed to pay to each of the executives above lump-sum cash amounts, less applicable tax withholdings, in full satisfaction of the obligations of FC and FC Bank under employment agreements between each executive, FC, and FC Bank.

The following table sets forth the amount of the lump-sum cash amounts (determined prior to reduction for applicable tax withholdings) to be paid to the following executives pursuant to the settlement agreements or:

Executive Officer	Settlement Payment
Coleman J. Clougherty	$910,897	(1)
Jeffrey A. Wise	$188,319
David D. Dygert	$511,450
W. Eugene Spurbeck	$473,653
Louis J. Torchio	$157,236
Other executive officers as a group (3 persons)	$324,881

(1)	This amount payable to Coleman J. Clougherty is subject to a Code Section 280G cut back to $666,271 which amount will be further reduced by the amount of the transaction related bonus paid to Mr. Clougherty by FC, as described below under the heading “Transaction Related Bonus”.

Transaction Related Bonus

In July 2013, FC paid to Mr. Clougherty a bonus of $225,667 related to Mr. Clougherty’s efforts in negotiating lesser termination fees in respect of FC vendor contracts. The lump-sum cash amount to be paid to Mr. Clougherty, as set forth in the table above, under Mr. Clougherty’s settlement agreement will be reduced by $225,667. Mr. Clougherty signed an agreement to repay this bonus to FC if the merger agreement is terminated or if his employment should terminate prior to the merger.

Director Retirement Agreements

Certain active and inactive FC Bank directors, including David D. Dostal, Patrick J. Drouhard, and R. Duane Hord, are parties to director retirement agreements with FC Bank. Pursuant to these agreements, upon a change in control, (i) inactive participants in pay status will receive a lump sum payment equal to their remaining benefit balance under the agreements within three business days of the change in control and (ii) active participants who separate from service within 24 months of the change in control will receive a benefit, despite the director’s years of service, determined based on their date of separation from service in a single lump-sum payment within 60 days of such separation.

The anticipated values under these director retirement agreements as of December 31, 2013 for the three current FC Bank directors are set forth below. All director retirement agreements, however, are subject to a Code Section 280G cap, and payments under such agreements may be less if this cap applies.

Director	Anticipated Value
David D. Dostal	$90,513.37
Patrick J. Drouhard	$56,491.96
R. Duane Hord	$227,367.82

Board Appointments for FC’s Existing Directors

Immediately following the effective time of the merger, CNB has agreed that it will expand its board of directors by one (1) seat and designate Robert D. Hord, age 67, the current Chairman of FC, to serve on the CNB board of directors for a term to expire at CNB’s next annual meeting. At CNB’s next annual meeting, Mr. Hord will be included as a nominee for election to the CNB board of directors as a member of Class 2 thereof, for a term to expire at the 2016 CNB annual meeting. Should Mr. Hord reach the mandatory retirement age for directors of CNB before the completion of his term at the 2016 annual meeting, then CNB will, following consultation with Mr. Hord, choose a replacement familiar with FC’s market to complete the remainder of Mr. Hord’s term. Mr. Hord will also be appointed to the board of directors of CNB Bank effective immediately following the effective time of the merger.

Mr. Hord has been a director of FC Bank since 1979 and of FC since 1994, serving as its Chairman since 1996. Mr. Hord is the President of Hord Livestock, Inc., a grain and hog operation in Crawford County, Ohio, a position he has held since 1979. Mr. Hord has also been the President of Hord Elevator, LLC, a grain receiving and feed mill located in Crawford County, Ohio, for over 10 years. Mr. Hord also serves on the Crawford County Economic Development Board. Mr. Hord’s executive and director-level experience provide him with valuable and extensive corporate governance experience and insight into FC’s markets.

Mr. Hord, when appointed, will be an independent director of CNB. “Independent” directors are those who, in the judgment of CNB’s board of directors, meet the standards for independence as required by NASDAQ.

Other than as described herein, there are no arrangements or understandings between Mr. Hord and any other person pursuant to which Mr. Hord will be designated to serve on the boards of directors of CNB and CNB Bank. There has been no transaction nor are there any proposed transactions between CNB, CNB Bank and Mr. Hord that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Compensation of Mr. Hord as Chairman of FC and FC Bank

Members of the FC board of directors are paid an annual fee of $875 and members of the FC Bank board of directors are paid an annual fee of $17,000, except that the Chairman of the FC Bank board of directors is paid an annual fee of $34,000. Members of the FC board of directors are eligible to receive a cash bonus for their board service at the sole discretion of the directors. Members of the FC Bank board of directors are also eligible to receive grants of restricted shares of FC common stock.

In addition to the foregoing benefits, FC Bank pays premiums with respect to health insurance coverage for the Chairman of the FC and FC Bank boards of directors, Robert D. Hord.

	Fees Earned or Paid in Cash	Stock Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name	($)(1)	($)	($)(2)	($)(3)	($)
Robert D. Hord	34,875	0	10,315	5,543	50,733

(1)	FC paid Mr. Hord $34,000 and $875 for his service on the FC Bank board of directors and FC board of directors, respectively, during the year ended December 31, 2012.

(2)	Represents an increase in actuarial value under the director retirement agreement to which Mr. Hord is a party.

(3)	Mr. Hord received a cash bonus for his service on the FC board of directors during the year ended December 31, 2012 of $3,000. The remainder of $2,543 represents premiums paid by FC Bank with respect to health insurance coverage during 2012.

In addition, CNB has also agreed to, at the effective time of the merger, appoint each of the directors of FC, other than Robert D. Hord, who are not employees of FC or FC Bank to a regional advisory board of CNB Bank. Those regional advisory board members will be paid a fee for each regional advisory board meeting attended in an amount consistent with the amount paid by CNB Bank to members of its currently existing regional board. This per meeting amount is currently $300.00, paid in shares of CNB common stock.

Indemnification

Pursuant to the merger agreement, all rights to indemnification and all limitations of liability existing in favor of any director or officer of FC or FC Bank as provided for in FC’s Articles of Incorporation or Code of Regulations or in any similar document of FC Bank with respect to matters occurring on or prior to the effective time of the merger will continue in full force and effect to the extent provided by applicable law.

Officers’ and Directors’ Insurance

FC and CNB agreed that prior to the effective time of the merger, FC will purchase extended reporting period endorsement under FC’s existing directors’ and officers’ liability insurance coverage for FC’s directors and officers, for a period of six years following the effective time of the merger. If the cost of that liability insurance is over 150% of the amount currently being paid by FC for such insurance, then FC will enter into an agreement to spend up to that amount to purchase lesser coverage as may be obtained with such amount.

Summary of Golden Parachute Arrangements

The following table sets forth the aggregate dollar value of the various elements of compensation that each senior executive officer of FC would receive that is based on or otherwise relates to the merger, assuming the following:

•	the merger closed on August 5, 2013, the last practicable date prior to the date of these materials, and

•	the employment of the executive officers is terminated without cause immediately following the closing of the merger on August 5, 2013, the last practicable date prior to the date of these materials.

Any changes in these assumptions or estimates would affect the amounts shown in the following table.

Name	Cash (1)		Equity (2)	Pension/ NQDC (3)	Perquisites/ Benefits (4)	Tax Reimbursement (5)	Other(6)	Total(7)
Clougherty	$910,897	(8)	$40,800	—	—	—	—	$951,697
Dygert	$511,450	(9)	$153,120	—	—	—	—	$664,570
Spurbeck	$473,653	(9)	$37,200	—	—	—	—	$510,853
Torchio	$157,236		$18,600	—	—	—	—	$175,836
Wise	$188,319		$9,300	—	—	—	—	$197,619
Other executive officers as a group (3 persons)	$324,881		$46,500	—	—	—	—	$371,381

(1)	Cash: The amounts in this column reflect the amounts payable by FC to each executive officer pursuant to settlement agreements entered into among the executive officers, FC, FC Bank, and CNB. See the section titled “Interests of FC’s Directors and Executive Officers in the Merger Settlement Agreements” beginning on page 68.

(2)	Equity: The amounts in this column reflect the value of the vesting of the executive officers’ unvested equity awards that would occur at the effective time of the merger. For purposes of calculating these amounts, the merger is assumed to take place on June 7, 2013. The unvested equity awards consist of unvested restricted stock and unvested options. See the section titled “Interests of FC’s Directors and Executive Officers in the Merger” beginning on page 68. The restricted stock amounts are based on a price per share of common stock of $30.00. The unvested stock options are based on a price per share equal to the product of (i) the excess, if any, of the cash consideration per share ($30.00) over the exercise price per share of such option ($18.00), and (ii) the number of shares of FC common stock subject to such option.

Name	Stock Options	Restricted Stock	Total Equity
Clougherty	$10,800	$30,000	$40,800
Dygert	$51,120	$102,000	$153,120
Spurbeck	$7,200	$30,000	$37,200
Torchio	$3,600	$15,000	$18,600
Wise	$1,800	$7,500	$9,300
Other executive officers as a group (3 persons)	$9,000	$37,500	$46,500

(3)	Pension/NQDC: No pension or nonqualified deferred compensation arrangements exist with the executive officers.
(4)	Perquisites/Benefits: No perquisites or other personal benefits or property, or health care and welfare benefits are provided to any of the executive officers, other than cash-out payments of accumulated sick days in accordance with FC Bank policy and on a uniform basis applicable to all FC Bank employees.
(5)	Tax Reimbursement: No tax reimbursements are provided to any of the executive officers.
(6)	Other: No other amounts are provided to any of the executive officers.
(7)	Total: The amounts listed in this column represent the total amounts available to each executive officer.
(8)	The amount payable to Clougherty pursuant to the settlement agreement is subject to a Code Section 280G cut back to $666,271 which amount will be further reduced by the amount of the transaction related bonus paid to Mr. Clougherty by FC, as described herein under the heading “Transaction Related Bonus.”
(9)	The amounts payable to Dygert and Spurbeck are subject to a Code Section 280G cap, and to the extent such cap applies, payments to these executive officers may be less than set forth in this column.

CNB’s and CNB Bank’s Board of Directors After the Merger

Immediately following the effective time of the merger, CNB has agreed that it will expand its board of directors by one (1) seat and designate Robert D. Hord, the current Chairman of FC, to serve on the CNB board of directors for a term to expire at CNB’s next annual meeting. At CNB’s next annual meeting, Mr. Hord will be included as a nominee for election to the CNB board of directors as a member of Class 2 thereof, for a term to expire at the 2016 CNB annual meeting. Should Mr. Hord reach the mandatory retirement age for directors of CNB before the completion of his term at the 2016 annual meeting, then CNB will, following consultation with Mr. Hord, choose a replacement familiar with FC’s market to complete the remainder of Mr. Hord’s term. Mr. Hord will also be appointed to the board of directors of CNB Bank effective immediately following the effective time of the merger.

Bank Merger

The merger agreement provides that as soon as practicable after the consummation of the merger, FC Bank will be merged with and into CNB Bank. CNB has caused CNB Bank, and FC has caused FC Bank, to enter into an agreement and plan of merger providing for the bank merger. CNB Bank will be the surviving entity in the bank merger and will continue its corporate existence.

Material U.S. Federal Income Tax Consequences of the Merger

The following summary describes the anticipated material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of FC’s common stock. The following summary is based upon the Internal Revenue Code of 1986, or the Code, its legislative history, existing and proposed regulations thereunder and published rulings and decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below. Tax considerations under state, local and foreign laws, under federal laws other than those pertaining to income tax, and under federal laws applicable to alternative minimum taxes are not addressed in this proxy statement/prospectus.

For purposes of this summary, we use the term “U.S. holder” to mean a beneficial owner which is:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions;

•

a trust that (1) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income taxation on its income regardless of its source.

If a partnership or other entity taxed as a partnership holds FC common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships and partners in such partnerships should consult their tax advisors about the tax consequences of the merger to them.

This summary addresses only those U.S. holders of FC common stock that hold their FC common stock as a capital asset within the meaning of Section 1221 of the Code and does not address all the U.S. federal income tax consequences that may be relevant to particular holders of FC common stock in light of their individual circumstances or to holders of FC common stock that are subject to special rules, such as:

•	financial institutions;

•	pass-through entities and investors in pass-through entities;

•	insurance companies;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark to market method of accounting;

•	persons that hold FC common stock as a hedge or as part of a straddle, constructive sale or conversion transaction, or other risk management transaction;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or persons whose “functional currency” is not the U.S. dollar;

•	persons who are not U.S. holders;

•	retirement plans; and

•	holders who acquired their shares of FC common stock through the exercise of an employee stock option or otherwise as compensation.

The actual tax consequences of the merger to you may be complex and will depend on your specific situation and on factors that are not within the control of CNB, FC or their advisors. You should consult with your own tax advisor as to the tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local and foreign and other tax laws, and of changes in those laws.

Tax Consequences of the Merger Generally. The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. If, as intended, the merger qualifies as a reorganization, the material U.S. federal income tax consequences will be as follows:

•	no gain or loss will be recognized by CNB or FC as a result of the merger;

•

no gain or loss will be recognized by U.S. holders who exchange all of their FC common stock solely for CNB common stock pursuant to the merger (with respect to cash received instead of a fractional share of CNB common stock, see below under “Receipt of Cash Consideration Only and Cash Received Instead of a Fractional Share of CNB Common Stock”);

•

gain (but not loss) will be recognized by U.S. holders of FC common stock who receive both shares of CNB common stock and cash in exchange for shares of FC common stock pursuant to the merger, in an amount equal to the lesser of (1) the amount by which the sum of the fair market value of the CNB common stock and cash received by a U.S. holder of FC common stock exceeds such U.S. holder’s basis in its FC common stock and (2) the amount of cash received by such U.S. holder of FC common stock (except with respect to U.S. holders who receive cash only or cash instead of a fractional share of CNB common stock, which is discussed below under “Receipt of Cash Consideration Only and Cash Received Instead of a Fractional Share of CNB Common Stock”);

•

the aggregate basis of the CNB common stock received by a U.S. holder of FC common stock in the merger (including the basis of fractional shares of CNB common stock deemed received, prior to their deemed redemption as described below) will be the same as the aggregate basis of FC common stock for which it is exchanged, decreased by the amount of cash (if any) received in the merger (other than cash received instead of fractional share interests in CNB common stock), and increased by the amount of gain recognized on the exchange (other than gain recognized with respect to cash received instead of fractional share interests in CNB common stock, as discussed below under “Receipt of Cash Consideration Only and Cash Received Instead of a Fractional Share of CNB Common Stock”); and

•

the holding period of CNB common stock received in exchange for shares of FC common stock (including fractional shares of CNB common stock deemed received and redeemed as described below) will include the holding period of FC common stock for which it is exchanged.

If a U.S. holder of FC common stock acquired different blocks of FC common stock at different times or at different prices, any gain or loss will be determined separately with respect to each block of FC common stock, and the cash and shares of CNB common stock received will be allocated pro rata to each such block of stock. In computing the amount of gain realized, if any, a U.S. holder of FC common stock may not offset a loss realized on one block of shares against the gain realized on another block of shares. U.S. holders should consult their tax advisors with regard to identifying the bases and holding periods of the particular shares of CNB common stock received in the merger.

At the time that a U.S. holder makes a cash or stock election pursuant to the terms of the merger agreement, such U.S. holder will not know whether, and to what extent, the proration provisions of the merger agreement might alter the mix of consideration such U.S. holder will receive. As a result, the U.S. federal income tax consequences to such U.S. holder will not be ascertainable with certainty until such U.S. holder knows the precise amount of cash and/or CNB common shares that such U.S. holder will receive in the merger.

Completion of the merger is conditioned on, among other things, the receipt by CNB and FC of legal opinions from Hogan Lovells US LLP and Vorys, Sater, Seymour and Pease LLP, respectively, each dated as of the closing date of the merger, that for U.S. federal income tax purposes the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Code. In addition, prior to the effectiveness of the registration statement of which this proxy statement/prospectus is a part, each of Hogan Lovells US LLP and Vorys, Sater, Seymour and Pease LLP will deliver an opinion to CNB and FC, respectively, to the same effect as the opinions described above. These opinions will be based on certain assumptions and on representations and covenants contained in representation letters provided by FC and CNB and will assume that these representations are true, correct and complete, and that FC and CNB, as the case may be, will comply with these covenants. Although the merger agreement allows each of CNB and FC to waive its tax opinion closing condition, neither CNB nor FC currently anticipates waiving this condition. If either CNB or FC does waive its tax opinion closing condition after the registration statement of which this proxy statement/prospectus is a part is declared effective by the Securities and Exchange Commission, and if the U.S. federal income tax consequences of the merger to FC shareholders have materially changed, CNB and FC will recirculate the proxy statement/prospectus and resolicit the shareholder vote of FC. Neither of the legal opinions will be binding on the Internal Revenue Service or on any court. Neither CNB nor FC intends to request any ruling from the Internal Revenue Service as to the U.S. federal income tax consequences of the merger and there is no guarantee that the Internal Revenue Service will treat the merger as a “reorganization” within the meaning of Section 368(a) of the Code.

Taxation of Capital Gain. Except as described under “Additional Considerations—Recharacterization of Gain as a Dividend” below, gain that U.S. holders of FC common stock recognize in connection with the merger generally will constitute capital gain and will constitute long-term capital gain if such U.S. holders have held (or are treated as having held) their FC common stock for more than one year as of the date of the merger. For U.S. holders of FC common stock that are non-corporate holders, long-term capital gain is generally taxed at preferential rates. You are urged to consult with your own tax advisors about the U.S. federal income tax rate on long-term capital gain applicable to you.

Additional Considerations—Recharacterization of Gain as a Dividend. In limited circumstances, all or part of the gain that a particular U.S. holder of FC common stock recognizes could be treated as dividend income rather than capital gain. Because the possibility of dividend treatment depends primarily upon the particular circumstances of a holder of FC common stock, including the application of certain constructive ownership rules, U.S. holders of FC common stock should consult their own tax advisor regarding the potential tax consequences of the merger to them.

Receipt of Cash Consideration Only and Cash Received Instead of a Fractional Share of CNB Common Stock. A U.S. holder of FC common stock who receives the entirety of its consideration in the form of cash will generally recognize gain or loss equal to the difference between the amount of cash received and its tax basis in its FC common stock. In addition, a U.S. holder of FC common stock who receives cash instead of a fractional share of CNB common stock will be treated as having received the fractional share pursuant to the merger and then as having exchanged the fractional share for cash in a redemption by CNB. As a result, such U.S. holder of FC common stock will generally recognize gain or loss equal to the difference between the amount of cash received and its tax basis in its fractional share interest as set forth above. The gain or loss recognized by the U.S. holders described in this paragraph will generally be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, the U.S. holder’s holding period for the relevant shares is greater than one year. The deductibility of capital losses is subject to limitations.

You are urged to consult with your own tax advisors about the particular tax consequences of the merger to you, including the effects of U.S. federal, state and local, foreign and other tax laws.

Backup Withholding and Information Reporting. Payments of cash to a U.S. holder of FC common stock pursuant to the merger are subject to information reporting and may, under certain circumstances, be subject to backup withholding unless the U.S. holder provides CNB with its taxpayer identification number and otherwise complies with the backup withholding rules. Any amounts withheld from payments to a U.S. holder under the backup withholding rules are not additional tax and generally will be allowed as a refund or credit against the U.S. holder’s federal income tax liability, provided that the U.S. holder timely furnishes the required information to the Internal Revenue Service.

A U.S. holder of FC common stock who receives CNB common stock as a result of the merger will be required to retain records pertaining to the merger. Each U.S. holder of FC common stock who is required to file a U.S. federal income tax return and who is a “significant holder” that receives CNB common stock in the merger will be required to file a statement with such U.S. federal income tax return setting forth such holder’s basis in FC common stock surrendered and the fair market value of the CNB common stock and cash received in the merger. A “significant holder” is a holder of FC common stock, who, immediately before the merger, owned at least 5% of the outstanding stock of FC or has a tax basis of $1 million or more in its FC common stock.

This summary does not address tax consequences that may vary with, or are contingent on, individual circumstances. Moreover, it does not address any non-income tax or any foreign, state or local tax consequences of the merger. Tax matters are very complicated, and the tax consequences of the merger to you will depend upon the facts of your particular situation. Accordingly, we strongly urge you to consult with a tax advisor to determine the particular federal, state, local and foreign income and other tax consequences to you of the merger.

Regulatory Approvals Required for the Merger

General. CNB and FC have agreed to use their reasonable best efforts to obtain all permits, consents, approvals and authorizations of all third parties and governmental authorities that are necessary to consummate the merger. This includes the approval of or notice to the FRB, the FDIC and the Pennsylvania Department of Banking. CNB has filed the application or notice materials necessary to obtain these regulatory approvals and nonobjections. The merger cannot be completed without such approvals and non-objections. CNB and FC cannot assure you that all required regulatory approvals and non-objection will be obtained, when they will be received or whether there will be conditions in the approvals or any litigation challenging the approvals.

FRB. Unless approval is waived, the merger is subject to the prior approval of the FRB, which may not approve the merger if:

•

such transaction would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or

•

the effect of such transaction, in any section of the country, may be to substantially lessen competition, or tend to create a monopoly, or in any manner restrain trade, unless in each case the FRB finds that the anticompetitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

In every case, the FRB is required to consider the financial and managerial resources and future prospects of the banks concerned and the convenience and needs of the communities to be served. Under the Community Reinvestment Act of 1977, the FRB also must take into account the record of performance of each bank in meeting the credit needs of the entire community, including low and moderate-income neighborhoods, served by each bank holding company and its subsidiaries. In addition, the FRB must consider the effectiveness of the companies in combating money laundering activities. Further, the FRB must consider the extent to which the proposed transaction would result in greater or more concentrated risks to the stability of the United States banking or financial system. Applicable regulations require publication of notice of an application for approval of the merger and an opportunity for the public to comment on the application in writing and to request a hearing.

If a waiver is sought but not granted, and application is thereafter made to the FRB, any transaction approved by the FRB may not be completed until 30 days after such approval, during which time the U.S. Department of Justice may challenge such transaction on antitrust grounds and seek divesture of certain assets and liabilities. With the approval of the FRB and the U.S. Department of Justice, the waiting period may be reduced to 15 days.

CNB will file a request for a waiver of the required application with the FRB following the date on which the FDIC deems the Bank Merger Act application, as discussed below, complete.

FDIC. The Bank Merger Act requires the prior written approval of the FDIC before any insured depository institution may merge or consolidate with another insured depository institution if the resulting institution is to be a state non-member bank. As a state non-member bank, CNB’s subsidiary, CNB Bank, filed its application for approval of the merger with the FDIC on April 25, 2013.

The Bank Merger Act prohibits the FDIC from approving any proposed merger transaction that would result in a monopoly, or would further a combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States. Similarly, the Bank Merger Act prohibits the FDIC from approving a proposed merger transaction whose effect in any section of the country may be substantially to lessen competition, or to tend to create a monopoly, or which in any other manner would be in restraint of trade.

In every proposed merger transaction, the FDIC must also consider the financial and managerial resources and future prospects of the existing and proposed institutions, the convenience and needs of the community to be served, and the effectiveness of each insured depository institution involved in the proposed merger transaction in combatting money-laundering activities, including in overseas branches. In addition, the FDIC must consider the effectiveness of the companies in combating money laundering activities. Further, the FDIC must consider the extent to which the proposed transaction would result in greater or more concentrated risks to the stability of the United States banking or financial system. Any transaction approved by the FDIC may not be completed until 30 days after such approval. With the concurrence of the U.S. Department of Justice, the waiting period may be reduced to 15 days.

Pennsylvania Department of Banking. Pursuant to Chapter 16 of the Pennsylvania Banking Code of 1965, a merger that will result in a Pennsylvania state-chartered institution must be approved by the Department of Banking and Securities, or the Department. In every proposed merger transaction the Department must consider, among other things, whether the proposed transaction adequately protects the interests of depositors, other creditors and shareholders. The Department also must consider whether the proposed transaction would be consistent with adequate and sound banking and in the public interest on the basis of the financial history and condition of the parties, their prospects, the character of their management, the potential effect of the merger or consolidation on competition and the convenience and needs of the area primarily to be served by the resulting institution.

Accounting Treatment of the Merger

The merger will be accounted for using the purchase method of accounting with CNB treated as the acquiror. Under this method of accounting, FC’s assets and liabilities will be recorded by CNB at their respective fair values as of the closing date of the merger and added to those of CNB. Any excess of purchase price over the net fair values of FC’s assets and liabilities will be recorded as goodwill. The excess of the fair value of FC’s net assets over the purchase price, if any, will be recognized in earnings by CNB on the closing date of the merger. Financial statements of CNB issued after the merger will reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of FC prior to the merger. The results of operations of FC will be included in the results of operations of CNB beginning on the effective date of the merger.

Dissenters’ Appraisal Rights

Dissenters’ rights are statutory rights that enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the company pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the merger.

If the merger agreement is adopted, a holder of shares of FC common stock who does not vote in favor of adopting the merger agreement may be entitled to seek relief as a dissenting shareholder under Section 1701.85 of the ORC.

The following is intended as a brief summary of the material provisions of the Ohio statutory procedures that an FC shareholder must follow in order to dissent from the merger and obtain payment of the fair value of their shares of FC common stock instead of the merger consideration. This summary is qualified by reference to Section 1701.85 and other provisions of the ORC. Any shareholder contemplating exercise of dissenting shareholders’ rights is urged to review carefully the provisions of Section 1701.85 and to consult an attorney, since failure to follow fully and precisely the procedural requirements of the ORC may result in termination or waiver of those rights. A copy of Section 1701.85 of the ORC is attached to this proxy statement/prospectus as Annex B and is incorporated herein by reference.

To perfect dissenting shareholders’ rights, a dissenting FC shareholder must satisfy each of the following conditions and must otherwise comply with Section 1701.85 of the ORC:

•

Must be a shareholder of record. A dissenting shareholder must be a record holder of shares of FC common stock on , 2013, the record date established for determining those shareholders entitled to vote on the proposal to adopt the merger agreement. Because only shareholders of record on the record date may exercise dissenting shareholders’ rights, any person who beneficially owns shares that are held of record by a broker, bank or other nominee and who desires to exercise dissenting shareholders’ rights must, in all cases, instruct the broker, bank or other nominee holding the shares to satisfy all of the requirements outlined under Section 1701.85 of the ORC.

•

Must not vote in favor of adopting the merger agreement. A dissenting shareholder must not vote his, her or its shares in favor of the proposal to adopt the merger agreement at the special meeting. Failing to vote or abstaining from voting does not waive a dissenting shareholder’s rights. However, a proxy returned to FC signed but not marked to specify voting instructions will be voted in favor of the proposal to adopt the merger agreement and will constitute a waiver of dissenting shareholders’ rights, even if a shareholder has previously filed a written notice of intent to demand payment.

•

Must file a written demand. Prior to the shareholder vote upon the adoption of the merger agreement, any shareholder seeking to perfect dissenting shareholders’ rights must make a written demand upon FC for the fair cash value of the shares of FC common stock so held by him, her or it. Any written demand must specify the shareholder’s name and address, the number and class of shares held by the shareholder on the record date, and the amount claimed by the shareholder as the “fair cash value” of the shares. Voting against the proposal to adopt the merger agreement is not a written demand as required by Section 1701.85 of the ORC.

•

Deliver certificates for placement of a legend. If FC sends a request to the dissenting shareholder at the address specified in the dissenting shareholder’s demand, the dissenting shareholder must deliver the share certificates to FC within 15 days of such request for endorsement thereon by FC that a demand for the fair cash value of the shares has been made. Such a request is not an admission by FC that a dissenting shareholder is entitled to relief. FC will promptly return the share certificates to the dissenting shareholder. At the option of FC, a dissenting shareholder who fails to deliver his, her or its certificates upon request may have his, her or its dissenting shareholder’s rights terminated, unless a court for good cause shown otherwise directs.

FC and a dissenting shareholder may come to an agreement as to the fair cash value of the dissenting shareholder’s shares of FC common stock. If FC and any dissenting shareholder cannot agree upon the fair cash value of the shares, then either FC or the dissenting shareholder may, within three months after service of the dissenting shareholder’s demand for fair cash value, file a petition in the Court of Common Pleas in Crawford County, Ohio for a determination that the shareholder is entitled to exercise dissenting shareholders’ rights and to determine the fair cash value of the shares of FC common stock. The cost of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, will be assessed as the court considers equitable.

“Fair cash value” is the amount that a willing seller, under no compulsion to sell, would be willing to accept, and that a willing buyer, under no compulsion to purchase, would be willing to pay. But, in no event shall the fair cash value exceed the amount specified in the dissenting shareholder’s demand. Fair cash value is determined as of the day before the shareholder meeting to adopt the merger agreement. The amount of the fair cash value excludes (a) any appreciation or depreciation in market value of the shares resulting from the merger proposal being submitted to the shareholders, and (b) any premium associated with control of the corporation, or any discount for lack of marketability or minority status. If you are considering demanding payment of the fair cash value of your shares, you should note that the fair value of your shares determined under Section 1701.85 of the ORC could be more than, the same as, or less than the consideration you would receive under the terms of the merger agreement if you did not demand payment of the fair value of your shares of FC common stock.

Restrictions on Sales of Shares by Certain Affiliates

The shares of CNB common stock to be issued in the merger will be freely transferable under the Securities Act, except for shares issued to any shareholder who is an “affiliate” of CNB as defined by Rule 144 under the Securities Act. Affiliates consist of individuals or entities that control, are controlled by, or are under common control with CNB and include the executive officers and directors of CNB and may include significant shareholders of CNB.

Stock Exchange Listing

Following the merger, the shares of CNB common stock will continue to trade on the NASDAQ Global Select Market under the symbol “CCNE.”

THE MERGER AGREEMENT

This section of the document describes the material terms of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is incorporated in this proxy statement/prospectus by reference and attached as Annex A to this proxy statement/prospectus. This summary may not contain all of the information about the merger agreement that may be important to you. You are urged to read the full text of the merger agreement. The merger agreement contains customary representations and warranties of CNB and FC made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between CNB and FC and are not intended to provide factual, business, or financial information about CNB or FC. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or different from what a shareholder might view as material, may have been used for purposes of allocating risk between CNB and FC rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the merger agreement that were made to the other party in connection with the negotiation of the merger agreement and generally were solely for the benefit of the parties to that agreement.

Structure of the Merger

Subject to the terms and conditions of the merger agreement, and in accordance with the Pennsylvania Business Corporation Law of 1998 and the Ohio Revised Code, at the completion of the merger, FC will merge with and into CNB. CNB will be the surviving corporation in the merger and will continue its corporate existence under the laws of the Commonwealth of Pennsylvania. Upon completion of the merger, the separate corporate existence of FC will terminate.

Each share of CNB common stock that is issued and outstanding at the effective time of the merger will remain issued and outstanding as one share of common stock of CNB, and each share of FC common stock issued and outstanding at the effective time of the merger (excluding dissenters’ shares) will be converted into the right to elect to receive either (x) $30.00 in cash, without interest, or (y) 1.754 shares of CNB common stock, subject to proration procedures that may modify the shareholder’s election to ensure that no more than 20% of the outstanding shares of FC common stock (including any dissenters’ shares but excluding shares of FC common stock to be canceled in connection with the merger) are exchanged for cash, as described below. See “—Consideration to be Received in the Merger.”

The amended and restated articles of incorporation of CNB will be the articles of incorporation of the combined company, and the by-laws of CNB will be the bylaws of the combined company. See “Comparison of Shareholder Rights” beginning on page 97.

The merger agreement provides that CNB may, prior to the approval of the merger agreement by the shareholders of FC, change the method of effecting the business combination between CNB and FC. However, no such change may (A) alter or change the amount of merger consideration to be issued to FC shareholders under the merger agreement, (B) adversely affect the tax treatment of FC’s shareholders under the merger agreement, (C) adversely affect the tax treatment of CNB or FC under the merger agreement, or (D) materially impede or delay consummation of the transactions contemplated by the merger agreement.

Effective Time and Timing of Closing

The merger will be completed and become effective when CNB and FC execute and file certificates of merger with the Department of State of the Commonwealth of Pennsylvania and the Secretary of State of the State of Ohio. The closing of the merger will take place (A) on a date specified by both parties, which shall be no later than five business days after the conditions to the closing of the merger (other than conditions to be satisfied at the closing) have been satisfied or waived, or (B) on such other date as CNB and FC may agree. CNB and FC anticipate that the merger will be completed in the fourth quarter of 2013. However, completion of the merger could be delayed if there is a delay in obtaining the required regulatory approvals or in satisfying any other conditions to the merger. There can be no assurances as to whether, or when, CNB and FC will obtain the required approvals or complete the merger.

CNB’s and CNB Bank’s Board of Directors After the Merger

Immediately following the effective time of the merger, CNB will expand the size of its board of directors by one seat and designate Robert D. Hord, the current chairman of FC’s board of directors, to serve on the board of directors of CNB until CNB’s next annual meeting. At CNB’s next annual meeting, Mr. Hord will be included as a nominee for election to the CNB board of directors as a member of Class 2 thereof, for a term to expire at CNB’s 2016 annual meeting of shareholders. If Mr. Hord reaches the mandatory retirement age for directors of CNB before the completion of his term at the 2016 annual meeting of shareholders, CNB will, following consultation with Mr. Hord, choose a replacement familiar with FC’s market to complete the remainder of Mr. Hord’s term. Mr. Hord will also be appointed to the board of directors of CNB Bank effective immediately following the effective time of the merger.

Bank Merger

The merger agreement provides that as soon as practicable after the consummation of the merger, FC Bank shall be merged with and into CNB Bank, subject to all required regulatory approvals. As soon as practicable after the execution of the merger agreement, CNB shall cause CNB Bank, and FC shall cause FC Bank, to enter into an agreement and plan of merger providing for the bank merger. CNB Bank shall be the surviving entity in the bank merger and shall continue its corporate existence. CNB will operate the business of the former FC Bank as a distinctly branded division of CNB.

Consideration to be Received in the Merger

The merger agreement provides that FC shareholders will have the right, with respect to each of their shares of FC common stock, to elect to receive, subject to certain proration and other provisions as described below, either (i) $30.00 in cash, without interest, or (ii) 1.754 shares of CNB common stock. At least 80% of the number of shares of FC common stock outstanding as of the effective time of the merger (including any dissenters’ shares but excluding shares of FC common stock to be canceled in accordance with the terms of the merger agreement) will be converted into shares of CNB common stock.

No guarantee can be made that you will receive solely cash, if you so elect. As a result of the proration provisions and other limitations described in this document and in the merger agreement, you may receive CNB common stock or cash in amounts that vary from the amounts you elect to receive. The proportion of stock and cash to be issued in the merger is also subject to potential adjustment for tax purposes.

Non-Electing FC Shareholders. FC shareholders who make no election to receive cash or CNB common stock in the merger, and FC shareholders who do not make a valid election, will be deemed not to have made an election. Shareholders not making an election will be paid in CNB common stock.

Proration. The maximum number of shares of FC common stock to be converted into cash consideration in the merger will be 20% of the outstanding shares of FC common stock (including any shares for which dissenters’ rights are appropriately exercised but excluding shares of FC common stock to be canceled in accordance with terms of the merger agreement). The remaining shares of FC common stock will be converted into shares of CNB common stock. Therefore, elections are subject to certain proration and other provisions to preserve this requirement regarding the maximum number of shares of FC common stock to be converted into cash in the merger.

If the FC shareholders’ election and the number of shares of FC common stock for which dissenters’ rights are appropriately exercised would result in more than 20% of the outstanding shares of FC common stock (including any shares for which dissenters’ rights are appropriately exercised but excluding shares of FC common stock to be canceled in accordance with terms of the merger agreement) being exchanged for cash, then all FC shareholders who elected to receive stock consideration or who did not make an election will receive stock consideration, and all shareholders who have elected to receive cash consideration will receive the following:

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a number of shares of CNB common stock (rounded to the nearest whole share) equal to the product obtained by multiplying (i) the number of shares for which such shareholder made elections to receive the cash consideration and (ii) a fraction, the numerator of which is the amount by which (a) the sum of the number of shares for which all FC shareholders made elections to receive cash consideration and the number of shares of FC common stock for which dissenters’ rights are appropriately exercised exceeds (b) the maximum number of shares of FC common stock to be converted into cash consideration, and the denominator of which is the number of shares for which elections were made to receive the cash consideration, and

•	the right to receive cash consideration for the remaining number of such shareholder’s shares.

If the FC shareholders’ elections and the number of shares of FC common stock for which dissenters’ rights are appropriately exercised would result in 20% or fewer of the outstanding shares of FC common stock (including any shares for which dissenters’ rights are appropriately exercised but excluding shares of FC common stock to be canceled in accordance with the terms of the merger agreement) being exchanged for cash, then all FC shareholders who elected to receive cash consideration will receive cash consideration and all FC shareholders who elected to receive stock consideration or made no election will receive stock consideration.

Treatment of FC Stock Options and Restricted Stock Awards. At least thirty (30) days prior to the effective time of the merger, and pursuant to the terms of FC’s stock option and incentive plans under which FC stock options are granted, FC will take all actions necessary so that each holder of an FC stock option (whether vested or unvested) that is unexercised and outstanding as of the effective time will, by reason of the merger, be canceled and converted into the right to receive in cash an amount (subject to required tax withholdings) equal to the product of (i) the excess, if any, of the cash consideration per share over the exercise price per share of such option and (ii) the number of shares of FC common stock subject to such option, with no FC stock option being exercisable following the effective time. FC will make the payments immediately prior to the effective time. Any FC stock options that vest in the ordinary course and are properly exercised prior to the effective time will have the right to receive merger consideration on the same terms as all other outstanding shares of FC common stock. Similarly, each outstanding restricted stock award which is unvested immediately prior to the effective time, shall vest as of the effective time in accordance with the terms of the applicable FC equity plan and will have the right to receive merger consideration on the same terms as all other outstanding shares of FC common stock.

FC convertible preferred stock. The merger agreement provides that, unless each holder of FC convertible preferred stock has converted all of its FC convertible preferred stock into FC common stock or entered into a valid and binding agreement with FC pursuant to which such holder agrees to convert all of its FC convertible preferred stock into FC common stock prior to the effective time of the merger, FC shall take all necessary action to redeem FC convertible preferred stock prior to the effective time (taking into account all notice, waiting and other periods under the terms of the FC convertible preferred stock).

Fractions of Shares. No fractional shares of CNB common stock will be issued to any holder of FC common stock upon completion of the merger. For each fractional share that would otherwise be issued, CNB will pay each shareholder cash (without interest) in an amount equal to the product obtained by multiplying (A) the fractional share interest to which the holder would otherwise be entitled by (B) the average of the daily closing sales prices of CNB common stock reported on the NASDAQ Global Select Market for the five consecutive trading days immediately preceding but not including the trading day prior to the closing date for the merger.

Conversion. The conversion of FC’s common stock into the merger consideration will occur automatically upon completion of the merger. Under the merger agreement, after the effective time, CNB will cause its exchange agent to pay the “purchase price” to each FC shareholder who surrenders the appropriate documents to the exchange agent. The term “purchase price” refers to the (i) shares of CNB’s common stock, (ii) cash (if any) and (iii) any cash to be paid instead of a fraction of a share of CNB common stock, payable to each holder of FC’s common stock.

Election Procedures for Shareholders; Surrender of Stock Certificates

If you own FC common stock or are the recipient of an award of shares of “restricted stock,” you will soon receive under separate cover an election form. The election form entitles the record holder of FC common stock to specify (a) the number of shares of FC common stock owned by such holder for which the holder elects to receive stock consideration, or (b) the number of shares of FC common stock owned by such holder for which the holder elects to receive cash consideration. If no election is made, then such holder shall receive stock consideration in the merger as outlined above.

To make an effective election, a shareholder of record must submit a properly completed election form to Registrar and Transfer Company, which will be acting as the exchange agent, on or before 5:00 p.m., New York City time, on September 18, 2013, or the election deadline, which is the day prior to the FC special meeting of shareholders. You may change or revoke your election at any time prior to the election deadline by written notice received by the exchange agent prior to the election deadline accompanied by a properly completed and signed, revised election form. You may revoke your election by written notice received by the exchange agent prior to the election deadline. All elections will be revoked automatically if the merger agreement is terminated.

You may not revoke or change your elections following the election deadline.

If you do not submit a properly completed election form or revoke your election form prior to the election deadline, your shares of FC common stock will be designated as non-election shares and you will receive stock consideration as outlined above. Prior to the effective time of the merger, CNB will deposit with the exchange agent certificates representing CNB’s common stock sufficient to pay the aggregate stock consideration and sufficient cash to permit payment of the aggregate cash consideration and cash in lieu of fractional shares of CNB common stock. No later than five business days following the effective time of the merger, the exchange agent will mail to each holder of record of FC share certificates which immediately prior to the effective time of the merger represented outstanding shares of FC common stock which were converted into the right to receive merger consideration and any cash in lieu of fractional shares of CNB common stock a letter of transmittal, together with instructions for use in surrendering the shareholder’s FC stock certificates in exchange for the merger consideration and any cash in lieu of fractional shares. Upon surrendering his or her certificate(s) representing shares of FC’s common stock, together with the signed letter of transmittal, the FC shareholder shall be entitled to receive, as applicable (i) certificate(s) representing a number of whole shares of CNB’s common stock determined in accordance with the exchange ratio, (ii) a check representing the amount of cash to which such holder shall have become entitled to, and (iii) a check representing the amount of cash in lieu of fractional shares. You will not be paid dividends or other distributions declared after the merger with respect to any CNB common stock into which your shares of FC common stock have been converted until you surrender your FC stock certificates for exchange. No interest will be paid or accrue to FC shareholders on the cash consideration, cash instead of fractional shares or unpaid dividends and distributions, if any. After the effective time, there will be no further transfers of the FC common stock. FC stock certificates presented for transfer after the completion of the merger will be cancelled and exchanged for the merger consideration.

If your stock certificates have been lost, stolen or destroyed, you will have to prove your ownership of these certificates and certify that they were lost, stolen or destroyed before you receive any consideration for your shares.

If any portion of the merger consideration is to be paid to persons other than the person in whose name the certificate for shares of FC common stock is registered, it is a condition of payment that the FC common stock certificate be properly endorsed or otherwise be in proper form for transfer and that the person requesting the payment either:

•	inform the exchange agent whether any transfer or other taxes are required by reason of the payment to a person other than the registered holder of the certificate surrendered, or

•	establish to the reasonable satisfaction of the exchange agent that the tax has been paid or is not payable.

Any portion of the merger consideration made available to the exchange agent that remains unclaimed by FC shareholders six months after the effective time of the merger may be returned to CNB. FC shareholders who have not exchanged their shares of FC common stock for the merger consideration in accordance with the merger agreement before that time may look only to CNB for payment of the merger consideration for these shares, cash in lieu of fractional shares and any unpaid dividends or distributions with respect to CNB common stock payable upon due surrender of the FC common stock certificates. In any event, CNB and the exchange agent will not be liable to any FC shareholder for any amount properly delivered to a public official under applicable abandoned property, escheat or similar laws.

Representations and Warranties

The merger agreement contains representations and warranties made by and to CNB and FC. The representations and warranties were made for purposes of the merger agreement between CNB and FC and are subject to important qualifications and limitations agreed to by CNB and FC in connection with negotiating its terms. In addition, certain representations and warranties were made as of a specified date, may be subject to contractual standards of materiality different from what may be viewed as material to shareholders, or may have been used for the purpose of allocating risk between CNB and FC rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information. Third parties are not entitled to the benefits of the representations and warranties in the merger agreement.

Each of CNB and FC has made representations and warranties to the other regarding, among other things:

•	due organization, good standing and authority;

•	capitalization;

•	corporate power;

•	corporate authority;

•	no violation or breach of certain organizational documents, agreements and governmental orders;

•	absence of consent or approval of any third party or governmental authority;

•	corporate records;

•	compliance with laws;

•	litigation and regulatory action;

•	financial reports and regulatory reports;

•	absence of certain changes or events;

•	taxes and tax returns;

•	employee benefit plans;

•	brokers;

•	deposit insurance;

•	Community Reinvestment Act, anti-money laundering and customer information security compliance; and

•	financial controls and procedures;

In addition, FC has made other representations and warranties about itself to CNB as to:

•	subsidiaries;

•	labor matters;

•	insurance;

•	environmental matters;

•	intellectual property;

•	material agreements and defaults;

•	property and leases;

•	inapplicability of takeover laws;

•	regulatory capitalization;

•	loans and nonperforming and classified assets;

•	investment securities;

•	investment management and related activities;

•	derivative transactions;

•	repurchase agreements;

•	transactions with affiliates;

•	the receipt of a fairness opinion from its financial advisor; and

•	information contained in the proxy statement/prospectus.

In addition, CNB has made other representations and warranties about itself to FC as to:

•	SEC documents;

•	its financial ability to consummate the merger; and

•	CNB common stock.

The representations and warranties of each of CNB and FC will expire at the effective time of the merger. The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to carefully read Articles III and IV of the merger agreement attached to this proxy statement/prospectus as Annex A.

Conduct of Business Pending the Merger

Conduct of Business of FC Pending the Merger. Under the merger agreement, FC has agreed that, until the effective time of the merger or the termination of the merger agreement, FC and its subsidiaries will not, except as expressly permitted by the merger agreement or with the prior written consent of CNB (which consent CNB will not unreasonably withhold or delay):

•	conduct its business other than in the ordinary and usual course consistent with past practice;

•

fail to use reasonable best efforts to preserve intact its business organizations and assets, and maintain its rights, franchises, and existing relations with customers, suppliers, employees and business associates;

•

take any action that would reasonably be expected to adversely affect the ability of either FC or CNB to obtain any necessary approval of FC’s shareholders of any necessary regulatory approval required to complete the transactions contemplated by the merger agreement or adversely affect FC’s ability to perform any of its material obligations under the merger agreement;

•

issue, sell or otherwise permit to become outstanding, or authorize the creation of, any securities or equity equivalents or enter into any agreement with respect to the foregoing, except with respect to stock based awards outstanding on the date of the merger agreement;

•	accelerate the vesting of any existing stock-based awards;

•	effect a split, dividend, recapitalization or reclassification of its capital stock;

•

declare or pay any dividend or other distribution on its capital stock (including FC convertible preferred stock) other than: (A) dividends paid by wholly owned subsidiaries to FC or any other wholly owned subsidiary of FC; or (B) regular quarterly cash dividends not to exceed the rate paid during the fiscal quarter immediately preceding the date of the merger agreement;

•	directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of its stock;

•

enter into or amend any employment, severance or similar agreement or arrangement with any director, officer, employee or consultant, grant any salary or wage increase, increase any employee benefit, or make any incentive or bonus payments, except for (A) normal merit increases in base salary in the ordinary course of business consistent with past practice not to exceed an aggregate increase of more than three percent from the aggregate base salary paid in 2012, (B) as may be required by law, or (C) to satisfy existing contractual obligations;

•

enter into, establish, adopt, or amend any benefit plans or any agreement, arrangement, plan or policy between FC and any of its directors, officers or employees, except as required by law or to satisfy existing contractual obligations;

•

hire or terminate the employment of any officer, member of senior management or other employee exempt from overtime requirements, elect to any office any person who is not a member of FC’s management team as of the date of the merger agreement or elect to the FC or FC Bank board of directors any person who is not a member of the FC or FC Bank board of directors as of the date of the merger agreement, except to satisfy contractual obligations existing as of the date of the merger agreement and persons hired to fill any vacancies arising after the date of the merger agreement as a result of the termination or resignation of an existing employee at an annual salary of less than $30,000 and whose employment is terminable at the will of FC, as applicable;

•

sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of FC’s assets, deposits, business or properties except in the ordinary course of business consistent with past practice and in a transaction, that, together with all other such transactions, is not material to FC and its subsidiaries taken as a whole;

•	amend its articles of incorporation or code of regulations;

•

acquire all or any portion of the assets, business, securities, deposits or properties of any other entity, other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice;

•

make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not to exceed $10,000 individually or $50,000 in the aggregate;

•	enter into or terminate any material agreement, amend or modify in any material respect any existing material agreement, or waive any rights under any material agreement;

•

enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which FC or any of its subsidiaries is a party, or waive or release any material rights or claims, or agree or consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting its business or operations in any material respect;

•	enter into any new material line of business;

•

change its material lending, investment, underwriting, risk and asset liability management or other material banking and operating policies, except as required by applicable law, regulation or policies imposed by any regulatory authority;

•	introduce any material new products or services, any material marketing campaigns or any material new sales compensation or incentive programs or arrangements;

•	file any application or make any contract with respect to branching or site location or branching or site relocation;

•	enter into any derivative transactions;

•

incur, modify, extend or renegotiate any indebtedness for borrowed money (other than deposits, federal funds purchased, Federal Home Loan Bank advances, and securities sold under agreements to repurchase, in each case in the ordinary course of business consistent with past practice);

•	prepay any indebtedness or other similar arrangements so as to cause FC or any of its subsidiaries to incur any prepayment penalty;

•	assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, other than in the ordinary course of business consistent with past practice;

•

acquire (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) any debt security or equity investment of a type or in an amount that is not permissible for FC Bank under applicable law or any other debt security other than in the ordinary course of business consistent with past practice, or restructure or materially change its investment securities portfolio or its interest rate risk position, through purchases, sales or otherwise, or in the manner in which the portfolio is classified; provided that FC may take actions necessary to redeem all outstanding FC convertible preferred stock prior to the effective time;

•

make or acquire or issue new commitments for (A) any commercial and industrial loans in a principal amount in excess of $1,000,000, (B) any unsecured loans in a principal amount in excess of $250,000, or (C) any other new loan in a principal amount in excess of $2,000,000; renegotiate, renew, increase or modify any existing loan in a principal amount in excess of $3,000,000, or purchase any participation in any loan; provided, however, that no such action shall be taken with respect to any classified loans with a principal amount balance in excess of $500,000 and that the loan thresholds shall refer to the amount of all loans to any one borrower or related borrowers in the aggregate, as defined in FC’s credit policies;

•

make any investment or commitment to invest in real estate or in any real estate development project, other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case, in the ordinary course of business consistent with past practice;

•

foreclose on or take a deed or title to any real estate other than one-to-four family residential properties or properties valued at more than $200,000 without first conducting a Phase I environmental assessment of the property, or foreclose or take a deed or title to any real estate if such environmental assessment indicates the presence of hazardous material;

•	change its accounting principles, practices or methods other than as may be required by changes in laws or regulations or by generally accepted accounting principles;

•

make or change any tax election, change an annual accounting period, adopt or change any accounting method, file any amended tax return, fail to timely file any tax return, enter into any closing agreement, settle or compromise any liability with respect to taxes, agree to any adjustment of any tax attribute, surrender any right to claim a refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment, or take any other similar action relating to the filing of any tax return or the payment of any tax;

•	change its loan policies or procedures except as required by a governmental authority;

•	knowingly take any action that would, or would be reasonably likely to, prevent or impede the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

•

take any action that is intended or is reasonably likely to result in: (A) any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time prior to the effective time of the merger; (B) any of the conditions to the merger set forth in the merger agreement not being satisfied; or (C) a material violation of any provision of the merger agreement; or

•	agree or commit to do any of these prohibited activities.

Conduct of Business of CNB Pending the Merger. CNB has agreed that, except as permitted by the merger agreement or otherwise consented to by FC in writing, it will not:

•	amend its articles of incorporation or bylaws in a manner that would materially and adversely affect the economic benefits of the merger to FC’s shareholders;

•	knowingly take any action that would, or would be reasonably likely to, prevent or impede the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; or

•	take any action that is reasonably likely to result in any of the conditions to the merger not being satisfied.

FC Shareholders’ Meeting

FC has agreed to call, hold and convene a special meeting of its shareholders to consider and vote upon the adoption of the merger agreement. FC has also agreed to ensure that its shareholders’ meeting is called, noticed, convened, held and conducted in compliance with state law, its articles of incorporation and code of regulations and all other applicable legal requirements.

Additionally, the board of directors of FC has agreed to recommend that FC shareholders vote to adopt the merger agreement and any other matters required to be approved by FC shareholders for consummation of the merger.

No Solicitation of Alternative Transactions

FC has agreed that neither it nor its subsidiaries nor any of its respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants, consultants, affiliates and other of its agents (which we refer to as FC’s representatives) will, directly or indirectly:

•

initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an acquisition proposal;

•

subject to certain exceptions, participate in any discussions or negotiations regarding any acquisition proposal or furnish, or otherwise afford access, to any person (other than CNB) any information or data with respect to FC or any of its subsidiaries or otherwise relating to an acquisition proposal;

•	release any person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which FC is a party; or

•

subject to certain exceptions, enter into any agreement, agreement in principle or letter of intent with respect to any acquisition proposal or approve or resolve to approve any acquisition proposal or any agreement, agreement in principle or letter of intent relating to an acquisition proposal.

Under the merger agreement, an “acquisition proposal” means any inquiry, offer or proposal (other than an inquiry, offer or proposal from CNB), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an acquisition transaction. An “acquisition transaction” means:

•

any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving FC or any of its subsidiaries;

•

any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, any assets of FC or any of its subsidiaries representing, in the aggregate, 15% or more of the assets of FC and its subsidiaries on a consolidated basis;

•

any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing 15% or more of the votes attached to the outstanding securities of FC or any of its subsidiaries;

•	any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning 15% or more of any class of equity securities of FC or any of its subsidiaries; or

•	any transaction which is similar in form, substance or purpose to any of the transactions listed above, or any combination of these types of transactions.

If FC receives a bona fide unsolicited written acquisition proposal that did not result from a breach by FC of any of the non-solicitation provisions in the merger agreement as discussed above, the FC board of directors may (i) participate in discussions or negotiations regarding the unsolicited acquisition proposal or furnish the third party with, or otherwise afford the third party access to any information or data with respect to FC or any of its subsidiaries or otherwise relating to the acquisition proposal, and (ii) subject to certain exceptions, enter into any agreement, agreement in principle or letter of intent with respect to any acquisition proposal or approve or resolve to approve any acquisition proposal or any agreement, agreement in principle or letter of intent relating to an acquisition proposal, if:

•

the FC board of directors first determines in good faith, (1) after consultation with its outside legal counsel and a nationally recognized, independent financial advisor, that such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal, and (2) after consultation with its outside legal counsel, that it is required to take such actions to comply with its fiduciary duties to its shareholders under applicable law;

•	FC has provided CNB with at least two business days’ prior notice that the FC board of directors is reasonably likely to make such a determination; and

•

prior to furnishing or affording access to any information or data with respect to FC or any of its subsidiaries or otherwise relating to an acquisition proposal, the third party enters into a confidentiality agreement with FC containing terms no less favorable to FC than those contained in its confidentiality agreement with CNB.

A “superior proposal” means any bona fide written proposal (on its most recently amended or modified terms, if amended or modified) made by a third party to enter into an acquisition transaction on terms that the FC board of directors determines in its good faith judgment, after consultation with outside legal counsel and an independent financial advisor of nationally recognized reputation:

•

would, if consummated, result in the acquisition of all, but not less than all, of the issued and outstanding shares of FC’s common stock or all, or substantially all, of the assets of FC and its subsidiaries on a consolidated basis;

•	would result in a transaction that:

•

involves consideration to the FC shareholders that is more favorable, from a financial point of view, than the consideration to be paid to FC shareholders pursuant to the merger agreement, considering, among other things, the nature of the consideration being offered and any material regulatory approvals or other risks, financing conditions or other contingencies associated with the consummation or timing of the proposed transaction beyond or in addition to those specifically contemplated by the merger agreement; and

•	is, in light of the other terms of such proposal, more favorable to FC shareholders than the merger and the transactions contemplated by the merger agreement; and

•	is reasonably likely to be completed on the terms proposed, in each case taking into account all legal, financial, regulatory and other aspects of the proposal.

FC has agreed to promptly, and in any event within 24 hours, notify CNB in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, FC or any of its representatives, in each case in connection with any acquisition proposal. Any such notice will indicate the name of the person initiating such discussions or negotiations or making such proposal, offer or information request, the material terms and conditions of any proposals or offers and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, copies of these materials, except to the extent that such materials constitute confidential information of the party making such offer or proposal under an effective confidentiality agreement. FC is also required to keep CNB informed, on a reasonably current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).

FC has also agreed to provide CNB with any non-public information about FC or any of its subsidiaries provided to any other person that was not previously provided to CNB, no later than the date provided to such other person.

In addition, under the merger agreement, FC agreed that its board of directors, or any committee of the board, will not:

•

withdraw, qualify, amend or modify, or propose to withdraw, qualify, amend or modify, in a manner adverse to CNB in connection with the transactions contemplated by the merger agreement (including the merger), its recommendation that FC shareholders vote to approve the merger agreement;

•	fail to reaffirm its recommendation that FC shareholders vote to approve the merger agreement within five business days following a request by CNB;

•

make any statement, filing or release, in connection with the special meeting or otherwise, inconsistent with its recommendation that FC shareholders vote to approve the merger agreement (including taking a neutral position or no position with respect to an acquisition proposal);

•	approve or recommend, or propose to approve or recommend, any acquisition proposal; or

•

enter into any letter of intent, agreement in principle, acquisition agreement or other agreement related to any acquisition transaction (other than a confidentiality agreement entered into in accordance with the non-solicitation provisions of the merger agreement); or requiring FC to abandon, terminate or fail to consummate the merger or any other transaction contemplated by the merger agreement.

However, prior to the date of the special meeting of FC shareholders, the FC board of directors may withdraw, qualify, amend or modify its recommendation that FC shareholders vote to approve the merger agreement if the FC board reasonably determines in good faith, after consultation with outside legal counsel and a nationally recognized financial advisor, that (A) an unsolicited acquisition proposal that FC received (that did not result from a breach of the non-solicitation provisions of the merger agreement) constitutes a superior proposal and (B) it is required to do so in order to comply with its fiduciary duties to the FC shareholders under applicable law. In the event that the FC board makes this determination, FC must provide three business days’ prior written notice to CNB that its board has decided that the bona fide unsolicited written acquisition proposal constitutes a superior proposal. During the three business days after CNB’s receipt of the notice of a superior proposal, FC and its board must cooperate and negotiate in good faith with CNB to make any adjustments, modifications or amendments to the terms and conditions of the merger agreement as would enable FC to proceed with its board’s original recommendation with respect to the merger agreement without requiring FC to withdraw, qualify, amend or modify its board’s recommendation with respect to the merger agreement. At the end of the three business day period, and after taking into account any such adjusted, modified or amended terms as may have been proposed by CNB during that period, the FC board must again determine in good faith, after consultation with outside legal counsel, that:

•	it is required to withdraw, qualify, amend or modify its recommendation with respect to the merger agreement to comply with its fiduciary duties to its shareholders under applicable law; and

•	the acquisition proposal is a superior proposal.

In the event of any material revisions to the superior proposal, FC must provide a new notice of such superior proposal to CNB. During the one business day period following receipt of such new written notice, FC and its board must cooperate and negotiate in good faith with CNB to make any adjustments, modifications or amendments to the terms and conditions of the merger agreement as would enable FC to proceed with its board’s original recommendation with respect to the merger agreement without requiring FC to withdraw, qualify, amend or modify its board’s recommendation with respect to the merger agreement.

Employee Benefits

Under the terms of the merger agreement, as soon as practicable after the effective time of the merger, CNB will provide the employees of FC and any of its subsidiaries who remain employed after the effective time of the merger with at least the types and levels of comparable employee benefits in the aggregate as those provided to similarly-situated employees of CNB. CNB has the right in its sole discretion to terminate, merge or continue any of FC’s employee benefit plans, except that CNB will maintain FC’s plans (other than stock-based plans, incentive plans or defined benefit plans) until the employees of FC and any of its subsidiaries are permitted to participate in comparable CNB plans. To the extent that FC’s employees become eligible to participate in CNB’s employee benefit plans after the merger, CNB will:

•

provide each employee with eligibility and vesting credit, but not benefit accrual credit with respect to CNB’s plans and not for participation in or accrual under any retiree health plan or executive supplemental retirement plan, equal to the amount of service credited by FC prior to the merger;

•

subject to the terms of CNB’s employee plans, not treat any employee of FC or any of its subsidiaries as a “new” employee for purposes of any exclusions under any health or similar plan of CNB for any pre-existing medical condition, except to the extent such employee was treated as a “new” employee under the FC health plan; and

•

subject to the terms of CNB’s employee plans, provide for any deductibles, co-payments or out-of-pocket expenses paid under FC’s health plans to be credited toward deductibles, co-payments or out-of-pocket expenses under CNB’s health plans upon delivery to CNB of appropriate documentation.

In addition, CNB has agreed to cause FC and its subsidiaries to honor and continue to be obligated to perform all contractual rights of current and former employees and directors of FC or any of its subsidiaries existing as of the date of the merger agreement under the terms of certain employment, severance, change in control agreement, deferred compensation plans, supplemental retirement plans and split-dollar agreements of FC and its subsidiaries. CNB has also agreed to pay to each employee of FC or any of its subsidiaries who is not covered by a written employment or severance agreement and either (i) not offered continued employment by CNB or CNB Bank after the effective time, or (ii) is terminated by CNB or any of its subsidiaries, without cause, within six months following the effective time, a severance payment equal to one week of his or her then current base salary multiplied by the number of total completed years of service with FC or any FC subsidiary. The minimum severance payment will equal four weeks of the employee’s base salary and the maximum severance payment shall not exceed 26 weeks of his or her base salary. Immediately prior to the effective time, FC will accrue all unused sick time with respect to its employees and pay such amounts to its employees, subject to applicable withholding, as of the effective time. Immediately prior to the effective time of the merger, FC will accrue all liabilities under director retirement agreements to which the FC is a party which have not already been accrued.

Indemnification and Insurance

Indemnification. Under the merger agreement, CNB has agreed that all rights to indemnification and all limitations of liability existing in favor of any director or officer of FC or any of its subsidiaries, as provided in the articles of incorporation and code of regulations of FC, similar governing documents of an FC subsidiary or in applicable law as in effect on the date of the merger agreement with respect to matters occurring on or prior to the effective time of the merger will survive the merger.

Directors’ and Officers’ Insurance. The merger agreement provides for FC to purchase an extended reporting period endorsement under its existing directors’ and officers’ liability insurance coverage prior to the effective time of the merger in a form acceptable to FC. This extended reporting period endorsement will provide FC’s directors and officers with coverage for six years following the effective time of the merger of not less than the existing coverage under, and have other terms at least as favorable to the insured persons as, the directors’ and officers’ liability insurance coverage presently maintained by FC so long as the aggregate cost is less than 150% of the annual premium currently paid by FC for such insurance. In the event that this premium limit is insufficient for such coverage, FC will enter into an agreement to spend up to that amount to purchase such lesser coverage as may be obtained with such amount.

The Voting Agreements

FC’s chairman, Robert D. Hord, and directors Patrick Hord and Richard H. Thut have each entered into a voting agreement with CNB. In the voting agreements, Messrs. Hord, Hord and Thut have each agreed to vote, and granted CNB an irrevocable proxy and power of attorney to vote, all of his shares of FC common stock:

•	in favor of adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger;

•

against any action or agreement that would result in a breach of any covenant, representation or warranty, or any other obligation or agreement of FC contained in the merger agreement or of the shareholder contained in the voting agreement, or that would preclude fulfillment of a condition under the merger agreement to FC’s and CNB’s respective obligations to consummate the merger; and

•

against another acquisition proposal, or any agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect the consummation of the transactions contemplated by the merger agreement or of the voting agreement or the performance by the shareholder of his obligations under the voting agreement.

Under each such voting agreement, Messrs. Hord, Hord and Thut each agreed not to, and not to permit any of his affiliates, to:

•

initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, another acquisition proposal;

•

participate in any discussions or negotiations regarding another acquisition proposal, or furnish, or otherwise afford access, to any person (other than CNB) any information or data with respect to FC or any of its subsidiaries or otherwise relating to another acquisition proposal;

•	enter into any agreement, agreement in principle or letter of intent with respect to another acquisition proposal;

•

solicit proxies or become a participant in a solicitation with respect to another acquisition proposal (other than the merger agreement) or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the merger in accordance with the terms of the merger agreement;

•	initiate a shareholders’ vote or action by consent of FC’s shareholders with respect to another acquisition proposal; or

•	except by reason of the voting agreement, become a member of a group with respect to any voting securities of FC that takes any action in support of another acquisition proposal.

In addition, except under limited circumstances, Messrs. Hord, Hord and Thut also agreed not to sell, assign, transfer or otherwise dispose of or encumber their shares of FC common stock while their voting agreement is in effect. The voting agreements terminate immediately upon the earlier of the effective time of the merger, the termination of the merger agreement in accordance with its terms, or mutual written agreement of the parties to each voting agreement.

As of the record date, Patrick D. Hord held 4,679 shares of FC common stock which represented approximately 0.35% of the outstanding FC common stock; Robert D. Hord held 111,887 shares of FC common stock which represented approximately 8.40% of the outstanding FC common stock; and Richard H. Thut held 436,799 shares of FC common stock which represented approximately 33.0% of the outstanding FC common stock. Messrs. Hord, Hord and Thut were not paid any additional consideration in connection with the execution of the voting agreements.

Additional Agreements

CNB and FC have also agreed to use their reasonable best efforts to:

•	take all actions necessary, proper or advisable under the merger agreement and applicable law to consummate the merger as soon as practicable; and

•

promptly prepare and file all necessary documentation to obtain the consent, approval and authorization of all third parties and governmental entities which are necessary or advisable to consummate the merger.

The merger agreement also contains covenants relating to cooperation in the preparation of this proxy statement/prospectus and additional agreements relating to, among other things, access to information, notice of certain matters, the listing of CNB common stock on the NASDAQ Global Select Market, tax representation letters, and the appointment of FC directors (other than Robert D. Hord) to a regional advisory board of CNB Bank.

Conditions to Completion of the Merger

The obligations of CNB and FC to consummate the merger are subject to the fulfillment of the following conditions:

•	the merger agreement being approved by the requisite affirmative vote of the shareholders of FC;

•

CNB and FC having obtained all regulatory approvals required to consummate the transactions contemplated by the merger agreement, all related statutory waiting periods having expired, and none of the regulatory approvals having imposed any term, condition or restriction that CNB reasonably determines would prohibit or materially limit the ownership or operation by CNB or FC of all or any material portion of the business or assets of CNB or FC, or compel CNB to dispose of or hold separate all or any material portion of the business or assets of FC or CNB (a “burdensome condition”);

•

the absence of any order, decree or injunction in effect, or any law, statute or regulation enacted or adopted, that enjoins, prohibits, materially restricts or makes illegal the consummation of the transactions contemplated by the merger agreement; and

•

the registration statement, of which this proxy statement/prospectus is a part, being declared effective and the absence of any proceeding or threatened proceeding to suspend, or stop order suspending, that effectiveness.

In addition, the obligation of CNB to complete the merger is subject to the fulfillment or written waiver, where permissible, of the following conditions:

•

each of the representations and warranties of FC contained in the merger agreement having been true and correct as of the date of the merger agreement and as of the closing date of the merger, unless the failure of those representations and warranties to be true and correct, individually or in the aggregate, has not had, or would not reasonably be likely to have, a material adverse effect on FC;

•

each and all of the agreements and covenants of FC to be performed and complied with pursuant to the merger agreement on or prior to the closing date of the merger having been duly performed and complied with in all material respects;

•	CNB having received a certificate from the chief executive officer and chief financial officer of FC with respect to compliance with the foregoing conditions;

•	CNB having received an opinion from its tax counsel that the merger will be treated for federal income tax purposes as a “reorganization” under Section 368(a) of the Code;

•

CNB having obtained all regulatory approvals required to consummate the merger of CNB Bank and FC Bank, all related statutory waiting periods having expired, and none of the regulatory approvals having imposed any term, condition or restriction that CNB reasonably determines would be a burdensome condition;

•

the absence of any order, decree or injunction in effect, or any law, statute or regulation enacted or adopted, that enjoins, prohibits, materially restricts or makes illegal the consummation of the merger of CNB Bank and FC Bank; and

•

all outstanding shares of FC convertible preferred stock having been redeemed or converted into FC common stock prior to the effective time and no shares of FC convertible preferred stock remaining outstanding.

The obligations of FC to complete the merger are subject to the fulfillment or written waiver, where permissible, of the following additional conditions:

•

each of the representations and warranties of CNB contained in the merger agreement having been true and correct as of the date of the merger agreement and as of the closing date of the merger, unless the failure of those representations and warranties to be true and correct, individually or in the aggregate, has not had, or would not reasonably be likely to have, a material adverse effect on CNB;

•

each and all of the agreements and covenants of CNB to be performed and complied with pursuant to the merger agreement on or prior to the closing date of the merger having been duly performed and complied with in all material respects;

•	FC having received a certificate from the chief executive officer and chief financial officer of CNB with respect to compliance with the foregoing conditions; and

•	FC having received an opinion from its tax counsel that the merger will be treated for federal income tax purposes as a “reorganization” under Section 368(a) of the Code.

“Material adverse effect” when used in reference to CNB or FC, means any fact, change, event, development, effect or circumstance that, individually or in the aggregate, (A) are, or would reasonably be expected to be, materially adverse to the current or prospective business, prospects, operations, assets, liabilities, condition (financial or otherwise), results of operations, cash flows or properties of CNB or FC, taken as a whole, or (B) would reasonably be expected to prevent CNB or FC from materially performing its obligations under the merger agreement or consummating the transactions contemplated by the merger agreement; however, material adverse effect does not include the impact of:

•

any fact, change, event, development, effect or circumstance arising after the date of the merger agreement affecting banks or their holding companies generally or arising from changes in general business or economic conditions (and not specifically relating to or having the effect of specifically relating to or having a materially disproportionate effect on CNB or FC, taken as a whole);

•

any fact, change, event, development, effect or circumstance resulting from any change in law, generally accepted accounting principles or regulatory accounting after the date of the merger agreement, which affects generally entities such as CNB or FC, taken as a whole (and not specifically relating to or having the effect of specifically relating to or having a materially disproportionate effect on CNB or FC, taken as a whole);

•

actions and omissions of CNB or FC taken with the prior written consent of the other party in furtherance of the transactions contemplated by the merger agreement or otherwise permitted to be taken by CNB or FC under the merger agreement;

•	any fact, change, event, development, effect or circumstance resulting from the announcement or pendency of the transactions contemplated by the merger agreement;

•	any failure by CNB or FC to meet any internal or published industry analyst projections or forecasts or estimates of revenues or earnings for any period; and

•	changes in the trading price or trading volume of CNB’s common stock.

Termination of the Merger Agreement

The merger agreement may be terminated and the merger and the transactions contemplated by the merger agreement abandoned as follows:

•	by mutual written consent of the parties;

•

by CNB or FC if the merger is not consummated by December 31, 2013, unless the terminating party’s failure to comply with the merger agreement was the cause of the failure of the merger to occur on or before this date;

•

by CNB or FC if the other party materially breaches any of its representations, warranties, covenants or other agreements contained in the merger agreement (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), and the breach cannot be or has not been cured within 30 days of written notice of the breach and such breach would entitle the non-breaching party not to consummate the transactions contemplated by the merger agreement;

•

by CNB or FC if any regulatory approval required for consummation of the merger and the other transactions contemplated by the merger agreement has been denied by final nonappealable action of any regulatory authority, or any governmental entity has issued a final nonappealable order, injunction or decree enjoining or otherwise prohibiting the transactions contemplated by the merger agreement, provided that the terminating party has used its reasonable best efforts to have the order, injunction or decree lifted;

•	by CNB or FC if the required approval of the merger agreement by the FC shareholders is not obtained at a duly held meeting of the FC shareholders or at any adjournment or postponement thereof;

•	by CNB, if the FC board of directors:

•

withdraws, qualifies, amends, modifies or withholds its recommendation to the FC shareholders to vote in favor of the merger agreement or makes any statement, filing or release that is inconsistent with the recommendation;

•	materially breaches its obligation to call, give notice of and commence the special meeting;

•	approves or recommends another acquisition proposal;

•	fails to publicly recommend against a publicly announced acquisition proposal within five business days of being requested to do so by CNB;

•

fails to publicly reconfirm its recommendation to its shareholders to vote in favor of the merger agreement within five business days of being requested to do so by CNB, except during a period in which the board of directors of FC is evaluating an acquisition proposal to comply with its fiduciary duties to FC’s shareholders under applicable law; or

•	resolves or otherwise determines to take, or announces an intention to take, any of the actions listed above;

•	by CNB if FC breaches in any material respect the provisions in the merger agreement prohibiting the solicitation of other offers; or

•

by FC, if its board of directors so determines by a majority vote of the members of its entire board, at any time during the five business day period commencing on the latest of the date, which is referred to as the determination date, on which (1) all regulatory approvals have been received, and (2) the approval of the merger agreement by the FC shareholders is obtained, if both of the following conditions are satisfied:

•

the average of the daily closing sales prices of a share of CNB common stock as reported on the NASDAQ Global Select Market for the 10 consecutive trading days immediately preceding the determination date is less than $14.54 (which represents 85% of the average of the daily closing sales prices of a share of CNB common stock, as reported on the NASDAQ Global Select Market, for the 10 consecutive trading days immediately preceding the date of the merger agreement); and

•

the number obtained by dividing the average of the daily closing sales prices of a share of CNB common stock as reported on the NASDAQ Global Select Market for the 10 consecutive trading days immediately preceding the determination date by the average of the daily closing sales prices of a share of CNB common stock, as reported on the NASDAQ Global Select Market, for the 10 consecutive trading days immediately preceding the date of the merger agreement is less than the quotient obtained by dividing the average of the closing prices of the NASDAQ Bank Index on each of the 10 consecutive trading days immediately preceding the determination date by the average of the closing prices of the NASDAQ Bank Index for the 10 consecutive trading days immediately preceding the date of the merger agreement, minus 0.15.

If the FC board of directors exercises the termination right described immediately above, CNB will have the option to increase the amount of CNB common stock to be provided to FC shareholders such that the implied value of the exchange ratio would be equivalent to the minimum implied value that would have avoided triggering the termination right described above. If CNB elects to increase the exchange ratio pursuant to the preceding sentence, no termination will occur;

•

by CNB, if its board of directors so determines by a majority vote of the members of its entire board, at any time during the five business day period commencing on the determination date, if both of the following conditions are satisfied:

•

the average of the daily closing sales prices of a share of CNB common stock as reported on the NASDAQ Global Select Market for the 10 consecutive trading days immediately preceding the determination date is greater than $19.67 (which represents 115% of the average of the daily closing sales prices of a share of CNB common stock, as reported on the NASDAQ Global Select Market, for the 10 consecutive trading days immediately preceding the date of the merger agreement); and

•

the number obtained by dividing the average of the daily closing sales prices of a share of CNB common stock as reported on the NASDAQ Global Select Market for the 10 consecutive trading days immediately preceding the determination date by the average of the daily closing sales prices of a share of CNB common stock, as reported on the NASDAQ Global Select Market, for the 10 consecutive trading days immediately preceding the date of the merger agreement is greater than the quotient obtained by dividing the average of the closing prices of the

NASDAQ Bank Index on each of the 10 consecutive trading days immediately preceding the determination date by the average of the closing prices of the NASDAQ Bank Index for the 10 consecutive trading days immediately preceding the date of the merger agreement, plus 0.15.

If the CNB board of directors exercises the termination right described immediately above, FC will have the option to decrease the amount of CNB common stock to be provided to FC shareholders such that the implied value of the exchange ratio would be equivalent to the maximum implied value that would have avoided triggering the termination right described above. If FC elects to decrease the exchange ratio pursuant to the preceding sentence, no termination will occur.

Termination Fee

Under the terms of the merger agreement, FC must pay CNB a termination fee of $1.6 million if:

•	CNB terminates the merger agreement as a result of the FC board of directors:

•

withdrawing, qualifying, amending, modifying or withholding its recommendation to the FC shareholders to vote in favor of the merger agreement or making any statement, filing or release that is inconsistent with the recommendation;

•	materially breaching its obligation to call, give notice of and commence the special meeting;

•	approving or recommending another acquisition proposal;

•	failing to publicly recommend against a publicly announced acquisition proposal within five business days of being requested to do so by CNB;

•

failing to publicly reconfirm its recommendation to its shareholders to vote in favor of the merger agreement within five business days of being requested to do so by CNB, except during a period in which the board of directors of FC is evaluating an acquisition proposal to comply with its fiduciary duties to FC’s shareholders under applicable law; or

•	resolving or otherwise determining to take, or announcing an intention to take, any of the actions listed above; or

•

as a result of a material breach by FC of the provisions in the merger agreement prohibiting the solicitation of other offers; and within twelve months of such termination FC shall have (A) recommended to its shareholders or consummated a transaction qualifying as an acquisition transaction or (B) entered into a definitive agreement with respect to an acquisition transaction. FC shall pay to CNB an amount equal to $800,000 to satisfy the termination fee. FC has agreed to pay CNB an amount equal to $800,000 in lieu of $1.6 million if CNB terminates the merger agreement as a result of the occurrence of the actions described above but FC does not within twelve months of termination of the merger agreement recommend to its shareholders or consummate an acquisition transaction or enter into a definitive agreement with respect to an acquisition transaction.

FC has also agreed to pay to CNB a termination fee of $1.6 million if CNB or FC terminates the merger agreement as a result of:

•

the failure of the FC shareholders to approve the merger agreement, or the merger not having been consummated by December 31, 2013, due to the failure of FC shareholders to approve the merger agreement, and both an acquisition proposal with respect to FC has been publicly announced, disclosed or otherwise communicated to the FC board of directors or senior management of FC prior to December 31, 2013, or prior to the special meeting, as applicable; and

•

within 12 months of termination of the merger agreement, FC recommends to its shareholders another acquisition proposal or enters into a definitive agreement with respect to, or consummates, another acquisition transaction; provided, however, that all references to 15% in the definition of “acquisition transaction” set forth under the caption “No Solicitation of Alternative Transactions” on page 87 shall instead refer to 50%; or

•	CNB terminates the merger agreement as a result of a material breach by FC of any of its representations, warranties, covenants or agreements contained in the merger agreement, if both:

•

an acquisition proposal with respect to FC has been publicly announced, disclosed or otherwise communicated to the FC board of directors or senior management of FC prior to such breach or during the related cure period; and

•

within 12 months of termination of the merger agreement, FC recommends to its shareholders an acquisition proposal or enters into a definitive agreement with respect to, or consummates, another acquisition transaction; provided, however, that the termination fee will not be payable to CNB if the acquisition transaction referred to in the immediately preceding clause is for aggregate consideration (whether payable to FC shareholders, FC or FC Bank) equal to or less than $20 million (whether payable in cash, stock or other consideration).

Waiver and Amendment

At any time prior to the completion of the merger, the merger agreement may be waived by the party intended to benefit by the provision, or amended or modified by a written action taken or authorized by their respective boards of directors. However, after the approval of the merger agreement by the FC shareholders, no amendment will be made which by law requires further approval by FC shareholders without such further approval.

Expenses

Each party will pay all fees and expenses it incurs in connection with the merger agreement and the related transactions, except that any printing costs and SEC filing and registration fees shall be borne by CNB.

Specific Performance

CNB and FC have agreed that they are each entitled to an injunction or other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement, this being in addition to any other remedy to which the parties are entitled at law or in equity.

COMPARISON OF SHAREHOLDER RIGHTS

FC is incorporated under the laws of the State of Ohio and CNB is incorporated under the laws of the Commonwealth of Pennsylvania. Upon completion of the merger, the amended and restated articles of incorporation and by-laws of CNB in effect immediately prior to the effective time of the merger will be the articles of incorporation and by-laws of the combined company and the rights of FC shareholders who receive shares of CNB common stock as a result of the merger will be governed by Pennsylvania law, CNB’s amended and restated articles of incorporation, which is referred to in this proxy statement/prospectus as CNB’s articles of incorporation, and CNB’s by-laws. The following discussion summarizes certain material differences between the rights of holders of FC common stock and CNB common stock resulting from the differences in the companies’ respective governing documents and Ohio and Pennsylvania law.

This discussion does not purport to be a complete statement of the rights of holders of CNB common stock under applicable Pennsylvania law and CNB’s articles of incorporation and by-laws or the rights of holders of FC common stock under applicable Ohio law and FC’s articles of incorporation and FC’s code of regulations, which are referred to in this proxy statement/prospectus as FC’s bylaws, and is qualified in its entirety by reference to the governing corporate documents of CNB and FC and applicable law. See “Where You Can Find More Information” beginning on page 115.

	FC	CNB
Capital Stock

FC’s articles of incorporation authorize 4,000,000 shares of common stock, no par value per share, and 100,000 shares of Series A Non-Voting Non-Cumulative Convertible Preferred Stock, par value $100.00 per share.

As of March 26, 2013, there were (i) 1,326,312 shares of FC common stock issued and outstanding, (ii) 73,080 shares of FC common stock reserved for issuance upon exercise of outstanding stock options or otherwise, (iii) 16,423 shares of FC common stock held, directly or indirectly, by FC as treasury stock, and (iv) 500 shares of FC Series A Non-Voting Non-Cumulative Convertible Preferred Stock issued and outstanding.

CNB’s articles of incorporation authorize 50,000,000 shares of capital stock, no par value per share.

As of March 26, 2013, there were (i) 12,599,603 shares of CNB common stock issued and outstanding, (ii) 90,314 shares of CNB common stock held, directly or indirectly, by CNB as treasury stock, and (iii) 424,941 shares reserved for issuance upon exercise of outstanding stock options or otherwise.

Board of Directors; Classification

The Ohio Revised Code, or ORC, provides that the board of directors of an Ohio corporation must consist of one or more directors. The articles or regulations of a corporation may fix the number of directors.

FC’s code of regulations provides that the number of directors shall not be less than five (5) nor more than twelve (12) and that the exact number will be fixed and determined by the affirmative vote of a majority of the shares represented at a meeting of FC’s shareholders, provided that two-thirds (2/3) of the board of directors shall have approved such change.

FC’s board of directors is divided into three classes, with directors in each class being elected for staggered three-year terms.

The Pennsylvania Business Corporation Law of 1988, or BCL, provides that the board of directors of a Pennsylvania corporation must consist of one or more directors. The articles or bylaws of a corporation may fix the number of directors.

CNB’s bylaws provide that the number of directors shall not be less than nine (9) nor more than twenty-four (24), as may be determined from time to time by resolution of a majority of the board of directors.

If the merger is completed, the size of CNB’s board of directors will be expanded by one additional member. CNB’s board of directors is divided into three classes, with the numbers in each class being no less than three (3), nor more than eight (8) directors, and with directors in each class being elected for staggered three-year terms.

The board of directors of each of FC and CNB is classified.

Removal of Directors	Any director of FC may be removed at any time, but only for cause, by the affirmative vote of a majority of the shares entitled to vote at an election of directors, and at a special meeting of the shareholders called for that purpose.

The BLC provides that the entire board of directors, a class of the board, or any individual director may be removed from office by vote of the shareholders entitled to elect directors. If a board of directors is classified, such removal may be effected only for cause unless otherwise provided in the articles of incorporation by a specific and unambiguous statement to that effect.

CNB’s articles of incorporation do not provide for removal by shareholder vote without cause.

Under CNB’s by-laws, the board of directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or if, within 60 days after notice of his or her selection, the director does not accept the office either in writing or by attending a meeting of the board of directors. Additionally, CNB’s by-laws permit the board of directors to remove a fellow director upon a two-thirds (2/3) majority vote for conduct or circumstances detrimental to the best interests of CNB.

Both FC and CNB directors may be removed for cause by majority vote of the shareholders. CNB’s board of directors may remove a fellow director under certain circumstances.

Vacancies on the Board of Directors and Additional Directors

FC’s code of regulations provides that any vacancies in the board of directors may be filled by the directors then in office, although if less than a quorum, by the majority vote of the directors then in office. Any director elected to fill a vacancy shall be elected for the term remaining for the directors of the class to which he is elected.

FC’s code of regulations further provides that any vacancy on the board of directors caused by removal of a director by the shareholders may be filled by the shareholders at the meeting at which the removal occurred.

CNB’s by-laws provide that vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the board of directors though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve until the next annual meeting of shareholders, at which time he or she shall stand separately for election to serve out the term to which he or she has been appointed.

The board of directors of each of FC and CNB may fill vacancies and the shareholders of FC may fill a vacancy under certain circumstances.

Cumulative Voting for Election of Directors	FC’s articles of incorporation provide that no holder of shares of any class shall have the right to vote cumulatively in the election of directors.	CNB’s articles of incorporation provide that shareholders shall not have the right to cumulate their votes in the election of directors.

Neither FC nor CNB permit cumulative voting for the election of directors.

Right to Call a Special Meeting of Shareholders	FC’s code of regulations provides that a special meeting of the shareholders may be called by (i) the chairman of the board of directors; (ii) FC’s president; (iii) an authorized officer; (iv) a majority of the members of the board of directors acting with or without a meeting; or (v) by any persons holding fifty percent (50%) or more of the shares then outstanding and entitled to vote at a meeting of shareholders.	CNB’s by-laws provide that special meetings of the shareholders may be called at any time by (i) CNB’s president; (ii) by order of the board of directors; or (iii) upon the written request of shareholders entitled to cast at least fifty percent (50%) of the votes that all shareholders are entitled to cast at the particular meeting.

Both FC and CNB shareholders may call a special meeting of shareholders, subject to certain minimum vote requirements.

Notice of Shareholder Meetings	FC’s code of regulations provides that except as otherwise required by law, notice of a meeting of shareholders shall be given, either by personal delivery or by mail, overnight delivery service, or any other means of communication authorized by the shareholder to whom the notice is given, not more than sixty (60) nor fewer than (7) days before the date of the meeting.

CNB’s by-laws provide that all shareholder meetings shall only be upon at least twenty-one (21) days prior written notice. Whenever written notice is required to be given to any person, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by facsimile transmission, or by electronic mail or other electronic communication, to the address (or to the telex, TWX or fax number or the electronic mail address) of the person appearing on the books of CNB or, in the case of directors, supplied by the director to CNB for the purpose of notice.

In the case of a meeting of CNB’s shareholders that has as one of its purposes action on the by-laws, written notice is to be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the by-laws. There is to be included in, or enclosed with, the notice a copy of the proposed amendment or a summary of the changes to be effected thereby.

FC must provide prior written notice of a shareholder meeting within at least seven days of the meeting. CNB must provide prior written notice of a shareholder meeting at least twenty-one days prior to the meeting.

Shareholder Nominations and Proposals

With respect to director nominations, FC’s code of regulations provides that nominations for directors to be elected at an annual meeting of shareholders, except those made by a majority of FC’s board of directors, must be submitted to FC in writing not less than ninety (90) days prior to the one year anniversary date of the last annual meeting; or, in the case of a special meeting, not less than ninety (90) days prior to the date of the special meeting.

With respect to other proposals to be considered at an annual or special meeting, FC’s code of regulations provides that, unless proposed by a majority of FC’s board of directors, a shareholder’s proposal must be delivered to and received by FC at least ninety (90) days prior to the date of the one year anniversary date of the last annual meeting; or, in the case of a special meeting, not less than ninety (90) days prior to the date of the special meeting.

Shareholder proposals with respect to director nominations must contain certain information required by FC’s code of regulations.

The BCL provides that if a corporation’s bylaws provide a fair and reasonable procedure for the nomination of candidates for election as directors, only candidates who have been duly nominated in accordance therewith shall be eligible for election. If a corporation’s bylaws impose a fair and reasonable requirement of advance notice of proposals to be made by a shareholder at the annual meeting of the shareholders, only proposals for which advance notice has been properly given may be acted upon at the meeting.

CNB’s by-laws do not impose a “fair and reasonable” requirement or any other procedural requirement for the nomination of candidates for election as directors or for proposals to be acted upon at a meeting of the shareholders.

FC shareholders have the ability to nominate directors and bring proposals before a meeting of shareholders, subject to certain procedural requirements. CNB shareholders have the ability to bring nominations and proposals before a meeting of shareholders without restriction.

Shareholder Quorum	FC’s code of regulations provides that those shareholders present in person, by proxy or by the use of communications equipment entitling them to exercise a majority of the voting power shall constitute a quorum for any meeting of shareholders. In the event of an absence of a quorum at any meeting or at any adjournment thereof, a majority of those present in person or by proxy and entitled to vote may adjourn such meeting from time to time.	CNB’s by-laws provide that the presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at a meeting of shareholders shall constitute a quorum for the purposes of consideration and action on the matter. Shares of CNB owned, directly or indirectly, by it or controlled, directly or indirectly, by CNB’s board of directors, as such, shall not be counted in determining the total number of outstanding shares for quorum purposes at any given time. If a meeting cannot be organized because a quorum has not attended, those present may, except as provided in the BCL, adjourn the meeting to such time and place as they may determine.

For both FC and CNB a majority of the votes entitled to be cast on a particular matter constitutes quorum. In determining the presence of a quorum, CNB does not count voting shares controlled, directly or indirectly, by CNB or its board of directors.

Inspection of Corporate Records/Shareholder Lists	Under the ORC, upon request of any shareholder at any meeting of shareholders, there shall be produced at such meeting an alphabetically arranged list, or classified lists, of the shareholders of record as of the applicable record date, who are entitled to vote, showing their respective addresses and the number and class of shares held by each. Such list or lists when certified by the officer or agent in charge of the transfers of shares shall be prima-facie evidence of the facts shown therein. If the meeting is to be held solely or in part by means of communications equipment, then the corporation shall make the list or lists open to the examination of any shareholder or proxy holder during the whole time of the meeting on a reasonably accessible electronic network. The directors may adopt guidelines and procedures to permit the corporation to verify that any person accessing the list or lists is a shareholder or proxy holder. Any shareholder of the corporation, upon written demand stating the specific purpose thereof, shall have the right to examine in person or by agent or attorney at any reasonable time and for any reasonable and proper purpose, the articles of the corporation, its regulations, its books and records of account, minutes, and records of shareholders aforesaid, and voting trust agreements, if any, on file with the corporation, and to make copies or extracts thereof. Any written demand by an acquiring person to examine the records of shareholders for the purpose of communicating with shareholders of the issuing public corporation in connection with a meeting of shareholders called pursuant to the ORC shall be deemed to have been made by a shareholder of the issuing public corporation for a reasonable and proper purpose.	CNB’s by-laws provide that every shareholder shall, upon ten (10) days’ written verified demand stating specifically the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business and for any proper purpose, the share register, books and records of account, and records of the proceedings of the incorporators, shareholders and directors and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to the interest of the person as a shareholder. In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand shall be accompanied by a verified power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the shareholder. The demand shall be directed to CNB at its registered office in Pennsylvania or at its principal place of business wherever situated.

The shareholders of FC and CNB have similar inspection rights.

Amendment of Articles of Incorporation	The shareholders of FC may amend or repeal FC’s articles of incorporation only by the affirmative vote of the holders of at least eighty percent (80%) of the outstanding common shares of FC entitled to vote thereon; provided, however, that if two-thirds (2/3) of FC’s board of directors shall have approved such amendment or repeal, the articles of incorporation may, under the ORC, be amended or repealed by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power of FC.	Under the BCL, a vote of the shareholders entitled to vote on a proposed amendment of the articles of a business corporation shall be taken at the next annual or special meeting of which notice for that purpose has been duly given. Unless the articles of incorporation or a specific provision of the BCL requires a greater vote, a proposed amendment of the articles of a business corporation will be adopted upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote. Every amendment of the articles of a business corporation shall be proposed: (1) by the adoption by the board of directors of a resolution setting forth the proposed amendment; or (2) unless otherwise provided in the articles, by petition of shareholders entitled to cast at least 10% of the votes that all shareholders are entitled to cast thereon, setting forth the proposed amendment, which petition shall be directed to the board of directors and filed with the secretary of the corporation. Except as provided in (2) above (relating to proposal of amendments), a proposed amendment of the articles shall not be deemed to have been adopted by the corporation unless it has also been approved by the board of directors, regardless of the fact that the board has directed or suffered the submission of the amendment to the shareholders for action.

The articles of incorporation of both FC and CNB may be amended only by vote of their shareholders, subject to certain minimum vote requirements and, except in certain circumstances, any amendment to CNB’s articles of incorporation must also be approved by the board of directors.

Amendment of Bylaws / Code of Regulations	The shareholders of FC may adopt, amend or repeal the code of regulations only by the affirmative vote of the holders of at least eighty percent (80%) of the outstanding common shares of FC entitled to vote thereon; provided, however, that if two-thirds (2/3) of FC’s board of directors shall have approved such adoption, amendment or repeal, the code of regulations may be adopted, amended or repealed by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power of FC.

CNB’s by-laws may be amended or repealed, or new by-laws may be adopted, by affirmative vote of a majority of the shareholders entitled to vote at any duly organized annual or special meeting of shareholders. Any change in the by-laws shall take effect when adopted unless otherwise provided in the resolution effecting the change.

In the case of a meeting of shareholders that has as one of its purposes action on the by-laws, written notice is to be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the by-laws. There is to be included in, or enclosed with, the notice a copy of the proposed amendment or a summary of the changes to be effected thereby.

FC’s code of regulations and CNB’s by-laws may be amended from time to time by vote of their shareholders.

Shareholder Rights Plan	None.	None.

Neither FC nor CNB has a shareholder rights plan currently in place.

Action without a Meeting	Any action which may be authorized or taken at a meeting of FC shareholders may be taken without a meeting if authorized by a writing signed by all shareholders who would be entitled to notice of a meeting called for such purpose.	CNB’s by-laws provide that CNB’s shareholders may take action by written consent in lieu of a meeting with (i) the consent of all of the shareholders who would be entitled to vote thereon at a meeting of the shareholders or (ii) the consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. The action shall not become effective until after at least ten (10) days’ written notice of the action has been given to each shareholder entitled to vote thereon who has not consented thereto.

FC shareholders may take action by written consent in lieu of a meeting only with the consent of all shareholders entitled to vote at the meeting. CNB shareholders may take action by written consent in lieu of a meeting with the consent of (i) all shareholders who would have been entitled to vote at the meeting or (ii) shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at the meeting, provided certain notice requirements have been met.

Rights of Dissenting Shareholders

Under the ORC, dissenting shareholders are entitled to dissenters’ rights in connection with certain amendments to a corporation’s articles of incorporation and the lease, sale, exchange, transfer or other disposition of all or substantially all of the assets of a corporation unless the shares of the selling corporation are listed on a national securities exchange and the consideration consists of shares listed on a national securities exchange. Shareholders of an Ohio corporation being merged into or consolidated with another corporation are also entitled to dissenters’ rights.

The ORC provides that a shareholder’s written demand must be delivered to the corporation before the vote on the matter giving rise to dissenters’ rights.

Under the BCL, shareholders may, in the case of a merger or consolidation, obtain a judicial appraisal of the fair value of their shares if they have neither voted in favor of nor consented in writing to the merger or consolidation. Shareholders do not have appraisal rights with respect to shares of any class or series of stock if such shares of stock, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders, are either (1) listed on a national securities exchange or (2) held of record by more than 2,000 holders, with certain exceptions.

FC shareholders have appraisal rights in connection with the proposed merger, subject to certain exceptions and limitations. CNB shareholders do not have appraisal rights.

Preemptive Rights	Preemptive rights generally allow shareholders to maintain their proportionate share of ownership of a corporation by permitting the shareholders to purchase a proportionate share of any new stock issuances. Preemptive rights protect the shareholders from dilution of value and control upon new stock issuances.

	Under FC’s articles of incorporation, no shareholder shall have any preemptive rights.	Under CNB’s articles of incorporation, the shares of stock of CNB shall not have preemptive rights.

Neither FC shareholders nor CNB shareholders have preemptive rights.

Dividends	The ORC provides that dividends may be paid in cash, property or shares of a corporation’s capital stock. The ORC further provides that a corporation may pay dividends out of surplus and if a dividend is paid out of capital surplus, the corporation must notify its shareholders as to the kind of surplus out of which it is paid.	Under the BCL, the board of directors may declare and pay dividends, unless after paying such distribution the corporation would be unable to pay its debts as they come due, the total assets of the corporation would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time as of which the distribution is measured, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distributions.

FC and CNB may each declare and pay dividends.

Business Combinations	FC’s articles of incorporation provide that the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of FC entitled to vote shall be required to consolidate or merge FC with or into another corporation, except that if two-thirds of the board of directors of FC have approved the transaction, the affirmative vote of the holders of a majority of the outstanding shares of FC entitled to vote shall be required. The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of “voting stock” (as defined in FC’s articles of incorporation) of FC and the affirmative vote of the holders of not less than sixty-seven percent (67%) of the outstanding shares of voting stock held by shareholders other than a “related party” (as defined in FC’s articles of incorporation) shall be required for the approval of any merger or consolidation of FC with or into a related party, subject to certain exceptions.

Subject to certain exceptions, the BCL provides that the affirmative action of a majority of the outstanding shares entitled to vote shall be required in order to effect the merger or consolidation of a corporation.

CNB’s by-laws provide that whenever any corporate action is to be taken by vote of its shareholders, such action shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class.

CNB’s articles of incorporation provide that in order to effect the merger or consolidation of CNB into another corporation which is not a wholly owned subsidiary of CNB, the affirmative vote of sixty-six percent (66%) of the outstanding shares entitled to vote is required.

FC’s articles of incorporation contain business combination provisions requiring a higher vote requirement in the event of transactions with interested stockholders.

Ohio Anti-Takeover Provisions

Certain provisions of the ORC make a change in control of an Ohio corporation more difficult, even if desired by holders of a majority of the corporation’s shares. Provided below is a summary of the Ohio anti-takeover statues.

Ohio Control Share Acquisition Statute. Section 1701.831 of the ORC, known as the “Ohio Control Share Acquisition Statute,” provides that specified notice and informational filings and special shareholder meeting and voting procedures must occur before consummation of a proposed “control share acquisition.” A control share acquisition is defined as any acquisition of shares of an “issuing public corporation” that would entitle the acquirer, directly or indirectly, alone or with others, to exercise or direct the voting power of the issuing public corporation in the election of directors within any of the following ranges:

•	one-fifth or more, but less than one-third, of the voting power;

•	one-third or more, but less than a majority, of the voting power; or

•	a majority or more of the voting power.

An “issuing public corporation” is an Ohio corporation with 50 or more shareholders that has its principal place of business, principal executive offices, or substantial assets within the State of Ohio, and as to which no close corporation agreement exists. Assuming compliance with the notice and informational filing requirements prescribed by the Ohio Control Share Acquisition Statute, the proposed control share acquisition may take place only if, at a duly convened special meeting of shareholders, the acquisition is approved by both:

•	a majority of the voting power of the corporation in the election of directors represented in person or by proxy at the meeting; and

•	a majority of the voting power at the meeting exercised by shareholders, excluding:

•	the acquiring shareholder;

•	officers of the corporation elected or appointed by the directors of the corporation;

•	employees of the corporation who are also directors of the corporation; and

•	persons who acquire specified amounts of shares after the first public disclosure of the proposed control share acquisition.

An Ohio corporation may opt out of the provisions of the Ohio Control Share Acquisition Statute by adopting an appropriate amendment to its articles of incorporation or regulations. FC has not amended its articles of incorporation or code of regulations to opt out of the provisions of the Ohio Control Share Acquisition Statute. However, the provisions of the Ohio Control Share Acquisition Statute are expressly not applicable to the proposed merger of FC with and into CNB.

Ohio Merger Moratorium Statute. Chapter 1704 of the ORC, known as the “Ohio Merger Moratorium Statute,” prohibits specified business combinations and transactions between an issuing public corporation and a beneficial owner of shares representing 10% or more of the voting power of the corporation in the election of directors (an “interested shareholder”) for at least three years after the interested shareholder became such, unless the board of directors of the issuing public corporation approves either (1) the transaction or (2) such share acquisition resulted in the person becoming an interested shareholder prior to the acquisition of the corporation’s shares.

For three years after a person becomes an interested shareholder, the following transactions between the corporation and the interested shareholder (or persons related to the interested shareholder) are prohibited:

•	the disposition or acquisition of an interest in assets meeting thresholds specified in the statute;

•	mergers and similar transactions;

•	a voluntary dissolution;

•	the issuance or transfer of shares or any rights to acquire shares having a fair market value at least equal to 5% of the aggregate fair market value of the corporation’s outstanding shares;

•	a transaction that increases the interested shareholder’s proportionate ownership of shares of the corporation; and

•	the receipt by the interested shareholder of certain other benefits provided by or through the issuing public corporation that are not shared proportionately by all shareholders.

After the three-year period, transactions between the corporation and the interested shareholder are permitted if, among other things:

•

the transaction is approved by the holders of shares entitling them to exercise at least two-thirds of the voting power of the corporation in the election of directors (or a different proportion specified in the corporation’s articles of incorporation), including at least a majority of the outstanding disinterested shares; or

•	the business combination results in shareholders, other than the interested shareholder, receiving a “fair market value” for their shares determined by the method described in the statute.

An Ohio corporation may opt out of the provisions of the Ohio Merger Moratorium Statute by adopting an appropriate amendment to its articles of incorporation. FC has not amended its articles of incorporation to opt out of the provisions of the Ohio Merger Moratorium Statute. However, the provisions of the Ohio Merger Moratorium Statute are not applicable to the proposed merger of FC with and into CNB because neither FC nor CNB is an interested shareholder of the other as defined in the Ohio Merger Moratorium Statute.

Pennsylvania Anti-Takeover Provisions

Under the BCL, certain anti-takeover provisions apply to Pennsylvania publicly traded companies including those relating to (i) control share acquisitions, (ii) disgorgement of profits by certain controlling persons, (iii) business combination transactions with interested shareholders and (iv) the rights of shareholders to demand fair value for their stock following a control transaction. Pennsylvania law allows registered corporations to opt-out of any of these anti-takeover provisions. CNB has not opted out of the anti-takeover provisions listed above. A general summary of the applicable anti-takeover provisions is set forth below.

Control Share Acquisitions. The BCL limits control share acquisitions relating to the act of acquiring for the first time voting power over voting shares equal to at least 20%, 33 1/3% and 50% of the voting power of the corporation. Once a control share acquisition has occurred, then all shares in excess of the number required to meet the applicable threshold, plus shares purchased at any time with the intention of making a control share acquisition and shares purchased within 180 days of the date the triggering threshold was exceeded, are considered control shares. Control shares cannot vote either until their voting rights have been restored by two separate votes of the shareholders, as described below, at a meeting or until they have been transferred to a person who does not thereby also become the holder of control shares.

The holder of control shares may wait until the next annual or special meeting after the acquisition took place to submit the request for the restoration of voting rights to the shareholders, or the acquiring person may accelerate the process by agreeing to underwrite the cost of a special meeting of shareholders for that purpose. In either case, the acquiring person is required to furnish for distribution to the shareholders an information statement containing a detailed disclosure concerning the acquiring person, its intentions with respect to ownership of securities of the corporation and other matters. The restoration of voting rights may only be approved by the affirmative vote of the holders of a majority of the voting power entitled to vote in two separate votes of all of (i) the disinterested shareholders and (ii) the voting shares of the corporation.

For a period of 24 months after the later of (i) a control share acquisition by an acquiring person who does not properly request consideration of voting rights, or (ii) the denial of such a request or lapse of voting rights, the corporation may redeem all the control shares at the average public market sales price of the shares on the date notice of the call for redemption is given by the corporation.

Disgorgement of Profits by Certain Controlling Persons. Under the BCL, disgorgement of profits by certain controlling persons applies in the event that (i) any person or group publicly discloses that the person or group may acquire control of the corporation, or (ii) a person or group acquires (or publicly discloses an intent to acquire) 20% or more of the voting power of the corporation and, in either case, sells shares within 18 months thereafter. Any profits from sales of equity securities of the corporation received by the person or group during such 18-month period will belong to the corporation if the securities that were sold were acquired during the 18-month period or within 24 months prior thereto.

Business Combination Transactions with Interested Shareholders. The BCL prohibits certain business combinations with “interested shareholders,” defined as persons who acquire the direct or indirect beneficial ownership of shares entitled to cast at least 20% of the votes entitled to be cast for the election of directors. A corporation subject to this provision may not effect mergers or certain other business combinations with the interested shareholder for a period of five years, unless:

•

the business combination or the acquisition of stock by means of which the interested shareholder became an interested shareholder is approved by the corporation’s board of directors prior to such stock acquisition;

•	the business combination is approved by the affirmative vote of the holders of all the outstanding common shares of the corporation; or

•

the business combination is approved by the affirmative vote of the holders of a majority of all shares entitled to vote, excluding shares held by the interested shareholders, and at the time of such vote, the interested shareholder is the beneficial owner of at least 80% of the voting shares of the corporation. This exception applies only if the value of the consideration to be paid by the interested shareholder in connection with the business combination satisfies certain fair price requirements.

After the five-year restricted period, an interested shareholder of the corporation may engage in a business combination with the corporation if (i) the business combination is approved by the affirmative vote of a majority of the shares other than those beneficially owned by the interested shareholder and its affiliates, or (ii) the merger is approved at a shareholders meeting and certain fair price requirements are met.

Rights of Shareholders to Demand Fair Value for Stock Following a Control Transaction. The BCL provides, generally, that following a control transaction, any holder of voting shares may, prior to or within a reasonable time following the giving of notice by the controlling person, demand that the controlling person pay them the fair value of their shares under specified procedures. Fair value may not be less than the highest price paid per share by the controlling person at any time during the 90-day period ending on and including the date on which the controlling person became such, plus any increment representing any value, such as a control premium, that is not reflected in such price.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Condensed Combined Financial Data is based on the historical financial data of CNB and FC, and has been prepared to illustrate the effects of the merger. The Unaudited Pro Forma Condensed Combined Financial Data does not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the merger. The Unaudited Pro Forma Condensed Combined Income Statement also does not include any integration costs the companies may incur related to the merger as part of combining the operations of the companies.

The results of operations data below is presented as if the merger was completed on January 1, 2012 and the balance sheet data below is presented as if the merger was completed on March 31, 2013.

The unaudited pro forma financial data included in this proxy statement/prospectus is based on the historical financial statements of CNB and FC, and on publicly available information and certain assumptions that CNB and FC believe are reasonable, which are described in the notes to the Unaudited Pro Forma Condensed Combined Financial Statements included in this proxy statement/prospectus.

This data should be read in conjunction with the CNB and FC historical consolidated financial statements and accompanying notes included or incorporated by reference herein.

CNB has not performed detailed valuation analysis necessary to determine the fair market values of FC’s assets to be acquired and liabilities to be assumed. Accordingly, the pro forma condensed combined financial data does not include an allocation of the purchase price, unless otherwise specified. The pro forma adjustments included in this proxy statement/prospectus are subject to change depending on changes in interest rates and the components of assets and liabilities and as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after the merger is completed and after completion of thorough analyses to determine the fair value of FC’s tangible and identifiable intangible assets and liabilities as of the date the merger is completed. Increases or decreases in the fair values of the net assets as compared with the information shown in the unaudited pro forma combined condensed consolidated financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact CNB’s statements of income and comprehensive income due to adjustments in yield and/or amortization of the adjusted assets or liabilities. Any changes to FC’s shareholders’ equity, including results of operations from March 31, 2013 through the date the merger is completed, will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill. The final adjustments may be materially different from the unaudited pro forma adjustments presented in this proxy statement/prospectus.

CNB anticipates that the merger with FC will provide the combined company with financial benefits that include reduced operating expenses. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical benefits of the combined company would have been had the two companies been combined during these periods.

The unaudited pro forma shareholders’ equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of CNB common stock or the actual or future results of operations of CNB for any period. Actual results may be materially different than the pro forma information presented. For the unaudited pro forma financial data below, dollars are in thousands, except share and per share data.

Unaudited Pro Forma Condensed Combined Balance Sheets

As of March 31, 2013

	Historical		Pro Forma Before Entries	Pro Forma Adjustments	Notes		Pro Forma Combined
	CNB	FC
Assets:
Cash and cash equivalents	$38,491	$22,930	$61,421	$(13,870)	(G	)	$47,551
Securities available for sale	760,945	98,667	859,612				859,612
Trading securities	5,066	—	5,066				5,066
Loans held for sale	956	1,507	2,463				2,463
Loans, net of unearned discount	932,696	239,516	1,172,212	(7,237)	(B	)	1,164,975
Allowance for loan losses	(13,897)	(2,748)	(16,645)	2,963	(C	)	(13,682)

FHLB and other equity interests	6,597	1,463	8,060				8,060
Premises and equipment, net	24,416	5,930	30,346				30,346
Bank owned life insurance	27,907	3,906	31,813				31,813
Mortgage servicing rights	674	169	843				843
Goodwill	10,946	—	10,946	7,301	(J	)	18,247
Other intangible assets, net	—	—	—	3,693	(F	)	3,693
Accrued interest receivable and other assets	15,050	3,088	18,138	203	(E	)	18,341

Total assets	$1,809,847	$374,428	$2,184,275	$(6,947)			$2,177,328

Liabilities:
Non-interest bearing deposits	$163,646	$10,712	$174,358	$—			$174,358
Interest-bearing deposits	1,381,799	323,838	1,705,637	—			1,705,637

Total deposits	1,545,445	334,550	1,879,995	—			1,879,995
FHLB and other borrowings	75,152	5,000	80,152	—			80,152
Subordinated debentures	20,620	—	20,620	—			20,620
Accrued interest payable and other liabilities	22,525	1,393	23,918	—			23,918

Total liabilities	1,663,742	340,943	2,004,685	—			2,004,685

Shareholders’ equity:
Preferred stock	—	186	186	(186)			—
Common stock, paid in capital and treasury stock	42,595	15,991	58,586	10,547			69,133
Retained earnings	91,193	16,997	108,190	(16,997)			91,193
Accumulated other comprehensive income	12,317	311	12,628	(311)			12,317

Total shareholders’ equity	146,105	33,485	179,590	(6,947)	(H	)	172,643

Total liabilities and shareholders’ equity	$1,809,847	$374,428	$2,184,275	$(6,947)			$2,177,328

Unaudited Pro Forma Condensed Combined Statements of Income

Three Months Ended March 31, 2013

	CNB	FC	Pro Forma Before Entries	Pro Forma Adjustments	Notes		Pro Forma Combined
Total interest and dividend income	$16,704	$3,764	$20,468	$—			$20,468
Total interest expense	3,253	717	3,970	—			3,970
Net interest income	13,451	3,047	16,498	—			16,498
Provision for loan losses	930	375	1,305	—			1,305
Net interest income after provision for loan losses	12,521	2,672	15,193	—			15,193
Non-interest income	3,071	1,310	4,381	—			4,381
Non-interest expenses	9,682	2,920	12,602	151	(F	)	12,753
Income before income taxes	5,910	1,062	6,972	(151)			6,821
Income tax expense	1,613	287	1,900	53	(I	)	1,953
Net income	$4,297	$775	$5,072	$(204)			$4,868
Basic earnings per share	$0.34	$0.58					$0.34
Diluted earnings per share	$0.34	$0.58					$0.34
Weighted average basic shares outstanding	12,443,739	1,323,584		1,871,598			14,315,337
Weighted average diluted shares outstanding	12,445,148	1,327,623		1,871,598			14,316,746

Unaudited Pro Forma Condensed Combined Statements of Income

Twelve Months Ended December 31, 2012

	Historical		Pro Forma Before Entries	Pro Forma Adjustments	Notes		Pro Forma Combined
	CNB	FC
Total interest and dividend income	$68,129	$15,607	$83,736	$—			$83,736
Total interest expense	14,920	3,303	18,223	—			18,223

Net interest income	53,209	12,304	65,513	—			65,513
Provision for loan losses	6,381	408	6,789	—			6,789

Net interest income after provision for loan losses	46,828	11,896	58,724	—			58,724
Non-interest income	12,664	3,758	16,422	—			16,422
Non-interest expenses	35,945	10,866	46,811	671	(F	)	47,482

Income before income taxes	23,547	4,788	28,335	(671)			27,664
Income tax expense	6,411	1,283	7,694	235	(I	)	7,929

Net income	$17,136	$3,505	$20,641	$(906)			$19,735

Basic earnings per share	$1.38	$2.77					$1.38
Diluted earnings per share	$1.38	$2.77					$1.38
Weighted average basic shares outstanding	12,400,138	1,205,437		1,871,598			14,271,736
Weighted average diluted shares outstanding	12,403,110	1,206,714		1,871,598			14,274,708

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma combined consolidated financial information related to the merger includes the unaudited pro forma combined condensed consolidated balance sheet as of March 31, 2013, which assumes that the merger was completed on March 31, 2013. The unaudited pro forma combined condensed consolidated income statements for the three months ended March 31, 2013 and for the year ended December 31, 2012 were prepared assuming that the merger was completed January 1, 2012. CNB is registering 2,339,497 shares of its common stock for possible issuance in the transaction. However, for the purpose of the pro forma combined condensed consolidated financial statements the purchase price consideration is currently estimated at $40.4 million, which is based on consideration of $8.4 million in cash and issuance of 1,871,598 common shares of CNB Financial Corporation, or CNB, common stock for an estimated value of $32.0 million. This allocation of the purchase price consideration is based on an assumption of 20% cash and 80% stock, with FC preferred shares being converted into shares of FC common stock prior to the effective time of the merger.

The merger will be accounted for as an acquisition of FC Banc Corp., or FC, by CNB in accordance with the acquisition method of accounting. The acquisition method of accounting requires an acquiror to recognize the assets acquired, and the liabilities assumed to be based on their fair values as of the date of acquisition. Goodwill will be recognized as of the acquisition date in the amount equal to the excess of consideration transferred over the fair value of the identifiable net assets acquired. Based on CNB’s preliminary purchase allocation, goodwill of $7.3 million is currently expected to be recorded by CNB in the period the merger is completed. Upon closing, the amount of goodwill will be adjusted based on the results from a detailed valuation analysis of the net assets acquired.

As the merger is recorded using the acquisition method of accounting, all loans of FC are recorded at fair value, including adjustments for credit, and no allowance for loan losses is carried over to CNB’s balance sheet. In addition, certain anticipated nonrecurring merger transaction costs associated with the merger, such as investment banking fees, change in control severance costs, accounting and legal fees, transfer agent fees, and other related expenditures are reflected in the pro forma condensed consolidated balance sheets, but are excluded from the pro forma condensed statements of income.

The future estimated merger and transaction cost for CNB associated with the acquisition is estimated at approximately $7.6 million pre-tax and $5.5 million after tax. The after tax cost of $5.5 million is included in the pro forma adjustment in the condensed consolidated balance sheets; see footnote (3)(D).

2.	PRELIMINARY PURCHASE ACCOUNTING ALLOCATIONS

The unaudited pro forma combined condensed consolidated financial information for the merger includes an unaudited pro forma combined condensed balance sheet as of March 31, 2013 assuming the merger was completed on March 31, 2013. The unaudited pro forma combined condensed consolidated statements of income for the three months ended March 31, 2013 and for the year ended December 31, 2012 were prepared assuming the merger was completed on January 1, 2012.

Preliminary Purchase Accounting Allocations

March 31, 2013

(Dollars in thousands)

FC Banc Corp. shareholders’ equity – March 31, 2013			$33,485
Less estimated fair value adjustments:
Loan fair value	$(7,237	)(B)
Allowance for loan losses	2,963	(C)

Loans, net	(4,274)
Core deposit intangible	3,693	(F)
Deferred tax asset, net	203	(E)

Total fair value adjustments			(378)

Net Assets (shareholders’ equity less fair value adjustments)			33,107
Total consideration paid to FC Banc Corp. shareholders (1)			40,408

Goodwill			$7,301

(1)	The purchase price is based on estimated total consideration of $40.4 million. This includes $8.4 million of cash and issuance of 1,871,598 shares of CNB common stock at a price of approximately $17.11 per common share for a value of $32.0 million. See also (H) in Note 3.

3. PRELIMINARY PRO FORMA ADJUSTMENTS

(A)	Adjustments to equity reflect the acquisition of FC by issuance of 1,871,598 shares of CNB common stock at a closing value of $17.11 per share for a fair value of $32.0 million (see Note H). Total consideration is $40.4 million.

(B)	The fair value of the loan portfolio acquired from FC is estimated by CNB to be less than book value. Based on management’s judgment, CNB applied an approximate discount of $7.2 million to FC’s gross loan portfolio to estimate the fair value adjustment as of March 31, 2013. The adjustment reflects CNB’s estimates of both market interest rate differential and credit considerations on pools of loans and the potential adjustments required by ASC 310-30, “Receivables - Loans and Debt Securities Acquired with Deteriorated Credit Quality” for applicable individual loans. The portion of the fair value adjustment that will be classified as accretable yield is not significant; accordingly, no interest yield is estimated. The loan fair value adjustment will be amortized over the estimated remaining life of the loan portfolio.

(C)	Pursuant to applicable accounting guidance, the acquired loans are recorded at fair value at the acquisition date and there is no carryover of FC’s allowance for loan losses of $3.0 million at March 31, 2013.

(D)	The estimated transaction costs related to the merger are approximately $5.5 million, net of tax (see Note H). This cost is included in the Pro Forma Condensed Consolidated Balance Sheet but is not included in the Pro Forma Condensed Combined Statements of Income. Some of the merger costs are not tax deductible. The deductibility of such costs is estimated in the table below, but will be finalized and determined subsequent to completion of the merger. For purposes of the pro forma presentation, these costs are assumed to be paid out in cash by CNB at the date of the merger. However, several of these costs may not actually be paid out in cash and would be accrued for or paid by FC.

Merger Transaction Costs Schedule (in thousands)
Salaries and employee benefits	$3,443
Legal, accounting and advisory fees	1,675
Other non-interest expenses	2,482

Total non-interest expense	7,600
Tax benefit	2,115

Net non-interest expenses after tax benefit	$5,485

The plan to integrate the operations of CNB and FC following the merger is still being developed. The specific details of the plan will continue to be refined during the next several months prior to closing and will include assessments of the personnel, benefit plans, and contracts to determine the extent of the redundancies that may be eliminated. Certain decisions arising from these assessments may involve involuntary terminations of employees, changing information systems, and canceling contracts with service providers. Costs associated with these actions will be recorded based on the nature of the cost and timing of the integration actions.

(E)	The adjustment to other assets represents a $203 thousand net deferred tax asset attributable to the $1.5 million deferred tax asset associated with the net credit mark on the loan portfolio and the $1.3 million deferred tax liability associated with the core deposit intangible.

(F)	Adjustments to other intangible assets include a core deposit intangible of approximately $3.7 million. A core deposit intangible arises from a financial institution having a deposit base comprised of funds associated with stable customer relationships. These customer relationships provide a cost benefit to the acquiring institution since the associated customer deposits typically are at lower interest rates and can be expected to be retained on a long-term basis. This amount reflects management’s estimate of the market premium associated with these core deposits. The amortization of core deposit intangibles is estimated at approximately $671,000 for the year ended December 31, 2012 and $151,000 for the three months ended March 31, 2013. Additional intangible assets may be identified and recorded upon completion of the detailed purchase price allocation.

(G)	Adjustments to cash represent the cash portion of merger consideration and merger costs:

Adjustments to cash (in thousands)
Cash portion of purchase consideration	$8,385
One-time transaction costs, after tax	5,485

Cash pro forma adjustment	$13,870

(H)	The net pro forma adjustment to shareholders’ equity is calculated as follows:

Additional paid in capital issued—CNB—1,871,598 shares issued at $17.11	$32,023
Elimination of FC equity	(33,485)
Merger transaction costs, net of tax	(5,485)

Shareholders’ equity pro forma adjustment	$(6,947)

The issue price of $17.11 was calculated using the average of the daily closing prices of CNB common stock as reported on the NASDAQ Global Select Market for the ten consecutive trading days immediately preceding the announcement of the merger transaction on March 26, 2013.

(I)	Adjustments to income tax expense represent the tax effect of the pro forma adjustments using a statutory rate of 35%.

(J)	See Note 2 for the computation of goodwill.

LEGAL MATTERS

The validity of the shares of CNB common stock to be issued in the merger will be passed upon for CNB by Hogan Lovells US LLP, 555 Thirteenth Street, NW, Columbia Square, Washington, D.C. 20004. Hogan Lovells US LLP and Vorys, Sater, Seymour and Pease LLP, 301 East Fourth Street, Suite 3500, Great American Tower, Cincinnati, Ohio 45202, will deliver opinions to CNB and FC, respectively, as to certain federal income tax consequences of the merger. See “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 72.

EXPERTS

The consolidated financial statements of CNB at December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, have been audited by Crowe Horwath LLP, independent registered public accounting firm, as set forth in their report. Such consolidated financial statements have been so incorporated into this document and into the registration statement by reference to CNB’s Annual Report on Form 10-K for the year ended December 31, 2012, in reliance upon their report and given upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of FC as of December 31, 2012 and 2011 and for each of the years in the three-year period ended December 31, 2012 have been audited by S.R. Snodgrass AC, an independent registered public accounting firm, as set forth in their report. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

FUTURE SHAREHOLDER PROPOSALS

If the merger is completed, FC shareholders will become shareholders of CNB. To be included in CNB’s 2014 annual meeting of shareholders, shareholder proposals will only be considered for inclusion in CNB’s proxy statement for the 2014 annual meeting if they (1) are submitted to Joseph B. Bower, Jr., President and Chief Executive Officer of CNB at 1 South Second Street, P.O. Box 42, Clearfield, Pennsylvania 16830 by certified mail, return receipt requested, not later than the close of business on November 15, 2013, and (2) concern a matter that may properly be considered and acted upon at the annual meeting in accordance with law and the rules of the Securities and Exchange Commission, including Rule 14a-8 under the Exchange Act. Shareholder proposals that are to be considered at the 2014 annual meeting but not requested to be included in the proxy statement must be submitted no later than February 3, 2014.

WHERE YOU CAN FIND MORE INFORMATION

CNB files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. SEC filings are also available to the public at the SEC’s website at www.sec.gov.

CNB has filed a registration statement on Form S-4 to register with the SEC the shares of CNB common stock that FC shareholders may receive in the merger. This proxy statement/prospectus is part of the registration statement of CNB on Form S-4 and is a prospectus of CNB and a proxy statement of FC for the FC special meeting.

The SEC permits CNB to “incorporate by reference” information into this proxy statement/prospectus. This means that CNB can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is considered a part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus or by information contained in documents filed with or furnished to the SEC after the date of this proxy statement/prospectus that is incorporated by reference in this proxy statement/prospectus.

This proxy statement/prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about CNB and its financial condition.

CNB SEC Filings (SEC File Number 000-13396)	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2012, filed March 8, 2013

Quarterly Reports on Form 10-Q	Quarter ended March 31, 2013 (filed May 9, 2013)

Current Reports on Form 8-K	Filed February 12, 2013, March 27, 2013, April 17, 2013, May 15, 2013 and May 17, 2013 (other than the portions of those documents not deemed to be filed)

Description of CNB common stock contained in CNB Registration Statement on Form 8-A, filed April 17, 1985, and any amendment or report filed for the purpose of updating these descriptions.

In addition, CNB also incorporates by reference additional documents that it may file with the SEC under Sections 13(a), 13(c) or 15(d) of the Exchange Act, between the date of the initial filing of the registration statement and the date of the FC special meeting. These documents include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. To the extent that any information contained in any Current Report on Form 8-K, or any exhibit to such report, was furnished to, rather than filed with, the SEC, such information or exhibit is not specifically incorporated by reference into this proxy statement/prospectus.

Documents incorporated by reference are available from CNB, without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this proxy statement/prospectus. You can obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from CNB at the following addresses and telephone numbers:

CNB Financial Corporation

1 South Second Street

P.O. Box 42

Clearfield, Pennsylvania 16830

Attention: Richard L. Greslick, Jr.

(814) 765-9621

www.bankcnb.com

(“Investor Relations” tab)

Neither CNB nor FC has authorized anyone to give any information or make any representation about the merger or the FC special meeting that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that are incorporated by reference into this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this proxy statement/prospectus nor any distribution of securities pursuant to this proxy statement/prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this proxy statement/prospectus by reference or in our affairs since the date of this proxy statement/prospectus. The information contained in this proxy statement/prospectus with respect to CNB was provided by CNB, and the information contained in this proxy statement/prospectus with respect to FC was provided by FC. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

Annex A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

by and between

CNB FINANCIAL CORPORATION

and

FC BANC CORP.

Dated as of March 26, 2013

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ii

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AGREEMENT AND PLAN OF MERGER, dated as of March 26, 2013 (this “Agreement”), by and between CNB Financial Corporation, a Pennsylvania corporation (“Buyer”), and FC Banc Corp., an Ohio corporation (the “Company”).

RECITALS

WHEREAS, the respective Boards of Directors of Buyer and the Company have determined that it is in the best interests of their respective corporations and shareholders to enter into this Agreement and to consummate the strategic business combination provided for herein, pursuant to which, subject to the terms and conditions set forth herein, the Company will merge with and into Buyer, with Buyer being the surviving corporation and continuing its corporate existence under the laws of the Commonwealth of Pennsylvania (the “Merger”);

WHEREAS, as a condition to the willingness of Buyer to enter into this Agreement, each of Richard H. Thut, Robert D. Hord and Patrick D. Hord have entered into Voting Agreements with Buyer dated as of the date hereof (the “Voting Agreements”), substantially in the form attached hereto as Exhibit A, pursuant to which such shareholders have agreed, among other things, to vote all shares of the Company’s common stock, no par value per share (“Company Common Stock”), for which they have and possess voting authority, in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in the Voting Agreements;

WHEREAS, after the Effective Time of the Merger, on a date selected by Buyer, The Farmers Citizens Bank, an Ohio-chartered bank and wholly owned subsidiary of the Company (the “Company Bank”), will merge with and into CNB Bank, a Pennsylvania-chartered bank and wholly owned subsidiary of Buyer (the “Buyer Bank”), with the Buyer Bank continuing as the surviving entity;

WHEREAS, the parties intend the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement shall constitute a “plan of reorganization” for purposes of Sections 354 and 361 of the Code; and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

THE MERGER

Section 1.01 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Pennsylvania Business Corporation Law of 1988 (the “BCL”) and the Ohio Revised Code (the “ORC”), and in reliance upon the representations, warranties and covenants set forth herein, at the Effective Time, the Company shall merge with and into Buyer, the separate corporate existence of the Company shall cease and Buyer shall survive and continue its corporate existence under its Articles of Incorporation, Bylaws, as amended and restated, and the laws of the Commonwealth of Pennsylvania (Buyer, as the surviving corporation in the Merger, being sometimes referred to herein as the “Surviving Corporation”).

Section 1.02 Effective Time. On the Closing Date, as promptly as practicable after all of the conditions set forth in Article VII shall have been satisfied or, if permissible, waived by the party entitled to the benefit of the same, Buyer and the Company shall (a) execute and file with the Department of State of the Commonwealth of Pennsylvania a certificate of merger in a form reasonably satisfactory to Buyer and the Company, in accordance with the BCL, and (b) execute and file with the Secretary of State of the State of Ohio a certificate of merger in a form reasonably satisfactory to Buyer and the Company, in accordance with the ORC. The Merger shall become effective on the date of such filings at the time specified therein (the “Effective Time”).

Section 1.03 Effects of the Merger. At the Effective Time, the effect of the Merger shall be as provided herein and as provided in the applicable provisions of the BCL and the ORC, and the regulations promulgated thereunder. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the separate corporate existence of the Company shall cease and all of the rights, privileges, powers, franchises, properties, assets, debts, liabilities, obligations, restrictions, disabilities and duties of the Company shall be vested in and assumed by Buyer.

Section 1.04 Closing. Subject to Article VIII, the transactions contemplated by this Agreement shall be consummated at a closing (the “Closing”) that will take place at the offices of Hogan Lovells US, LLP, Columbia Square, 555 Thirteenth Street, NW, Washington, DC 20004 on a date to be specified by the parties, which shall be no later than five (5) Business Days after all of the conditions to the Closing set forth in Article VII (other than conditions to be satisfied at the Closing, which shall be satisfied or waived at the Closing) have been satisfied or waived in accordance with the terms hereof (the “Closing Date”). Notwithstanding the foregoing, the Closing may take place at such other place, time or date as may be mutually agreed upon in writing by Buyer and the Company.

Section 1.05 Articles of Incorporation and Bylaws. The Articles of Incorporation of Buyer, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, until thereafter amended as provided therein and in accordance with applicable law. The Bylaws of Buyer, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter amended as provided therein and in accordance with applicable law.

Section 1.06 Directors of the Surviving Corporation. The directors of Buyer immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each of whom shall serve in accordance with the Articles of Incorporation and the Bylaws of the Surviving Corporation; provided, however, that immediately following the Effective Time, Buyer shall expand the size of its Board of Directors by one (1) seat in connection with the Merger and designate Robert D. Hord (the “Company Director Designee”) to fill such seat and to serve on the Board of Directors of the Surviving Corporation for a term to expire at the

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Surviving Corporation’s next annual meeting. At the Surviving Corporation’s next annual meeting, the Company Director Designee shall be included as a nominee for election to the Board of Directors of the Surviving Corporation as a member of Class 2 thereof, for a term to expire at the 2016 annual meeting of shareholders of the Surviving Corporation (corresponding with the expiration of terms for the other members of Class 2). Should the Company Director Designee reach the mandatory retirement age for directors of the Surviving Corporation before the completion of his term at the 2016 annual meeting of shareholders of the Surviving Corporation, then Buyer shall, following consultation with the Company Director Designee, choose a replacement familiar with the Company’s market to complete the remainder of the Company Director Designee’s term. It is intended that the Company Director Designee (and any replacement thereof) will qualify as an “independent director” under applicable securities laws and NASDAQ listing standards. The Company Director Designee shall also be appointed to the Board of Directors of the Buyer Bank in accordance with the articles and the Bylaws of the Buyer Bank and effective immediately following the Effective Time.

Section 1.07 Officers of the Surviving Corporation. The officers of Buyer immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

Section 1.08 Tax Consequences. It is intended that the Merger shall qualify as a “reorganization” under Section 368(a) of the Code, and that this Agreement shall constitute a “plan of reorganization” for purposes of Sections 354 and 361 of the Code.

Section 1.09 Bank Merger.

(a) As soon as practicable after consummation of the Merger (or on such later date as Buyer shall specify), the Company Bank shall be merged with and into the Buyer Bank (the “Bank Merger”). The Buyer Bank shall be the surviving entity in the Bank Merger and shall continue its corporate existence.

(b) As soon as practicable after the execution of this Agreement (or on such later date as Buyer shall specify), Buyer shall cause the Buyer Bank, and the Company shall cause the Company Bank, to enter into an Agreement and Plan of Merger providing for the Bank Merger (the “Bank Merger Agreement”). The Bank Merger Agreement shall be in the form attached hereto as Exhibit B.

(c) Following consummation of the Bank Merger and for a period of at least two (2) years from the date of such consummation, Buyer will operate the business of the former Company Bank as a distinctly branded division of Buyer.

Section 1.10 Additional Actions. If, at any time after the Effective Time, Buyer shall consider or be advised that any further deeds, documents, assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, or record or otherwise, in Buyer its right, title or interest in, to or under any of the rights, properties or assets of the Company, or (b) otherwise carry out the purposes of this Agreement, the Company and its officers and directors shall be deemed to have granted to Buyer an irrevocable power of attorney

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to execute and deliver, in such official corporate capacities, all such deeds, assignments or assurances in law or any other acts as are necessary or desirable to (x) vest, perfect or confirm, of record or otherwise, in Buyer its right, title or interest in, to or under any of the rights, properties or assets of the Company or (y) otherwise carry out the purposes of this Agreement, and the officers and directors of Buyer are authorized in the name of the Company or otherwise to take any and all such action.

Section 1.11 Alternative Structure. Buyer may, at any time prior to the approval of this Agreement by the Company’s shareholders, change the method of effecting the combination of Buyer and the Company (including the provisions of this Article I) if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (a) alter or change the Merger Consideration; (b) adversely affect the tax treatment of the Company’s shareholders pursuant to this Agreement; (c) adversely affect the tax treatment of Buyer or the Company pursuant to this Agreement; or (d) materially impede or delay consummation of the transactions contemplated by this Agreement. In the event Buyer makes such a change, the Company agrees to execute an appropriate amendment to this Agreement in order to reflect such change.

ARTICLE II

MERGER CONSIDERATION; EXCHANGE PROCEDURES

Section 2.01 Merger Consideration.

(a) At the Effective Time, each share of Company Common Stock issued and outstanding as of the Effective Time (excluding Dissenters’ Shares) shall be converted into the right to receive, without interest, at the election of the holder thereof and in accordance with the procedures set forth in Section 2.03 and subject to Sections 2.02 and 2.04, the following:

(i) for each share of Company Common Stock with respect to which an election to receive cash has been effectively made and not revoked or lost, pursuant to Section 2.03 (a “Cash Election”), the right to receive in cash from Buyer, without interest, an amount equal to $30.00 (the “Cash Consideration”) (collectively, “Cash Election Shares”);

(ii) for each share of Company Common Stock with respect to which an election to receive common stock, no par value, of Buyer (“Buyer Common Stock”) has been effectively made and not revoked or lost, pursuant to Section 2.03 (a “Stock Election”), the right to receive from Buyer the number of shares of Buyer Common Stock equal to the Exchange Ratio (the “Stock Consideration”) (collectively, the “Stock Election Shares”); and

(iii) for each share of Company Common Stock other than shares as to which a Cash Election or a Stock Election has been effectively made and not revoked or lost, pursuant to Section 2.03 (collectively, “Non-Election Shares”), the right to receive from Buyer the Stock Consideration.

For purposes of this Agreement: (x) “Exchange Ratio” means 1.754 shares of Buyer Common Stock; and (y) the Cash Consideration and Stock Consideration are sometimes referred to herein collectively as the “Merger Consideration.”

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(b) Notwithstanding anything herein to the contrary, no Dissenters’ Shares shall be converted into the Merger Consideration pursuant to this Section 2.01, but instead shall be treated in accordance with the provisions set forth in Section 2.05(a).

(c) At the Effective Time, all shares of Company Common Stock that are owned by the Company as treasury stock and all shares of Company Common Stock or Company Convertible Preferred Stock that are owned directly or indirectly by Buyer or the Company, including any shares of Company Common Stock or Company Convertible Preferred Stock held by Buyer or the Company or any of their respective Subsidiaries in respect of a debt previously contracted, other than shares that are held by Buyer or the Company, if any, in a fiduciary capacity, shall be canceled and shall cease to exist and no cash or other consideration shall be delivered in exchange therefor. All shares of Buyer Common Stock that are owned by the Company shall become treasury stock of Buyer.

(d) At least 80% of the aggregate Merger Consideration plus the aggregate consideration to be paid by Buyer with respect to the Dissenters’ shares (the “Total Consideration”) to be paid to holders of Company Common Stock will be paid with Buyer Common Stock. In the event that the foregoing clauses of this Section 2.01 result in less than 80% of the aggregate Total Consideration being paid with Buyer Common Stock, pro rata adjustments will be made in accordance with Section 2.02 to result in payment of at least 80% of the aggregate Total Consideration in Buyer Common Stock and the balance of the aggregate Total Consideration in cash.

(e) If either the tax opinion referred to in Section 7.02(b) or the tax opinion referred to in Section 7.03(b) cannot be rendered (as reasonably determined, in each case, by the counsel charged with giving such opinion) as a result of the Merger potentially failing to satisfy the “continuity of interest” requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the Code, then Buyer shall reduce the Cash Consideration and increase the Stock Consideration to the minimum extent necessary to enable the relevant tax opinions to be rendered.

Section 2.02 Proration.

(a) Notwithstanding any other provision contained in this Agreement, the maximum number of shares of Company Common Stock to be converted into Cash Consideration (the “Maximum Cash Conversion Number”) shall be equal to the product obtained by multiplying (x) the number of shares of Company Common Stock issued and outstanding as of the Effective Time (including any Dissenters’ Shares but excluding shares of Company Common Stock to be canceled as provided in Section 2.01(c)) by (y) 0.20.

(b) Within five (5) Business Days after the Effective Time, Buyer shall cause the Exchange Agent (as defined below) to effect the allocation among holders of Company Common Stock of rights to receive the Cash Consideration and the Stock Consideration as follows:

(i) If the sum of the Cash Election Shares plus any Dissenters’ Shares is greater than the Maximum Cash Conversion Number, then

(A) all Stock Election Shares and Non-Election Shares shall be converted into the right to receive the Stock Consideration; and

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(B) the Cash Election Shares of each holder thereof shall be converted into the right to receive the Stock Consideration in respect of that number of Cash Election Shares (rounded to the nearest whole share) equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the sum of the Cash Election Shares plus any Dissenters’ Shares exceeds (2) the Maximum Cash Conversion Number and the denominator of which is the total number of Cash Election Shares, with the remaining number of such holder’s Cash Election Shares being converted into the right to receive the Cash Consideration.

(ii) If the sum of the Cash Election Shares plus any Dissenters’ Shares is equal to or less than the Maximum Cash Conversion Number, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and all Stock Election Shares and Non-Election Shares shall be converted into the right to receive the Stock Consideration.

Section 2.03 Election and Exchange Procedures. Each holder of record (“Holder”) of shares of Company Common Stock (other than Dissenters’ Shares) shall have the right, subject to the limitations set forth in this Article II, to submit an election in accordance with the following procedures:

(a) Each Holder may specify in a request made in accordance with the provisions of this Section 2.03 (herein called an “Election”) (x) the number of shares of Company Common Stock owned by such Holder with respect to which such Holder desires to make a Stock Election and (y) the number of shares of Company Common Stock owned by such Holder with respect to which such Holder desires to make a Cash Election.

(b) Buyer shall prepare a form reasonably acceptable to the Company (the “Form of Election”) which shall be mailed to the Company’s shareholders entitled to vote at the Company Meeting so as to permit Company shareholders to exercise their right to make an Election prior to the Election Deadline.

(c) The Form of Election shall be mailed to each Holder no less than thirty (30) Business Days prior to the Election Deadline or on such earlier date as the Company and Buyer shall mutually agree.

(d) Any Election shall have been made properly only if the Person authorized to receive Elections and to act as Exchange Agent under this Agreement, which Person shall be designated by Buyer and reasonably acceptable to the Company (the “Exchange Agent”), pursuant to an agreement entered into prior to Closing shall have received, by 5:00 p.m. local time in the city in which the principal office of such Exchange Agent is located, on the date that is the day prior to the date of the Company Meeting (the “Election Deadline”), a Form of Election properly completed and signed.

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(e) Any Company stockholder may, at any time prior to the Election Deadline, change or revoke his or her Election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed, revised Form of Election. If Buyer, after consultation with the Exchange Agent, shall determine in its reasonable discretion that any Election is not properly made with respect to any shares of Company Common Stock, such Election shall be deemed to be not in effect, and the shares of Company Common Stock covered by such Election shall, for purposes hereof, be deemed to be Non-Election Shares, unless a proper Election is thereafter timely made.

(f) Any Company stockholder may, at any time prior to the Election Deadline, revoke his or her Election by written notice received by the Exchange Agent prior to the Election Deadline. All Elections shall be revoked automatically if the Exchange Agent is notified in writing by Buyer or the Company that this Agreement has been terminated in accordance with Article VIII.

(g) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name a certificate of shares of Company Common Stock (a “Company Stock Certificate”) surrendered pursuant to Section 2.03(o) is registered, it shall be a condition to such payment that such Company Stock Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall inform the Exchange Agent whether any transfer or other similar Taxes are required as a result of such payment to a Person other than the registered holder of such Company Stock Certificate, or establish to the reasonable satisfaction of the Exchange Agent that such Taxes are not payable. If such transfer or other similar Taxes are payable pursuant to the preceding sentence, then the Exchange Agent shall withhold and deduct from the Merger Consideration (including Stock Consideration and cash in lieu of fractional shares of Buyer Common Stock) otherwise payable pursuant to this Agreement to the designated Person other than the registered holder such amounts as the Exchange Agent determines is necessary based on the information supplied by the registered holder. The Exchange Agent (or, subsequent to the six-month anniversary of the Effective Time, Buyer) shall be entitled to deduct and withhold from the Merger Consideration (including Stock Consideration and cash in lieu of fractional shares of Buyer Common Stock) otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as the Exchange Agent or Buyer, as the case may be, is required to deduct and withhold under the Code, or any provision of state, local or foreign Tax law, with respect to the making of such payment. To the extent that any amounts are withheld by the Exchange Agent or Buyer, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Company Common Stock in respect of whom such deduction and withholding was made by the Exchange Agent or Buyer, as the case may be.

(h) After the Effective Time there shall be no further registration or transfers of shares of Company Common Stock. After the Effective Time, Company Stock Certificates that are presented to the Surviving Corporation shall be cancelled and exchanged for the Merger Consideration in accordance with the procedures set forth in this Article II.

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(i) At any time following the six-month anniversary of the Effective Time, Buyer shall be entitled to require the Exchange Agent to deliver to it any remaining portion of the Merger Consideration not distributed to Holders that was deposited with the Exchange Agent at the Effective Time (the “Exchange Fund”) (including any interest received with respect thereto and other income resulting from investments by the Exchange Agent, as directed by Buyer), and Holders shall be entitled to look only to Buyer (subject to abandoned property, escheat or other similar laws) with respect to the Merger Consideration, any cash in lieu of fractional shares of Buyer Common Stock and any dividends or other distributions with respect to Buyer Common Stock payable upon due surrender of their Company Stock Certificates, without any interest thereon. Notwithstanding the foregoing, neither Buyer nor the Exchange Agent shall be liable to any Holder of a Company Stock Certificate for Merger Consideration (or dividends or distributions with respect thereto) or cash from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar Laws.

(j) In the event any Company Stock Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Stock Certificate(s) to be lost, stolen or destroyed and, if required by Buyer or the Exchange Agent, the posting by such Person of a bond in such sum as Buyer may reasonably direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Company Stock Certificate(s), Buyer shall cause the Exchange Agent to issue the Merger Consideration deliverable in respect of the shares of Company Common Stock represented by such lost, stolen or destroyed Company Stock Certificates.

(k) No dividends or other distributions with respect to Buyer Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Buyer Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to subsection (l) below, and all such dividends, other distributions and cash in lieu of fractional shares of Buyer Common Stock shall be paid by Buyer to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Company Stock Certificate in accordance with subsection (l) below. Subject to the effect of applicable abandoned property, escheat or similar Laws, following surrender of any such Company Stock Certificate there shall be paid to the Holder of a certificate for Buyer Common Stock (a “Buyer Stock Certificate”) representing whole shares of Buyer Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Buyer Common Stock and the amount of any cash payable in lieu of a fractional share of Buyer Common Stock to which such Holder is entitled pursuant to subsection (l), and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Buyer Common Stock. Buyer shall make available to the Exchange Agent cash for these purposes, if necessary.

(l) No Buyer Stock Certificates representing fractional shares of Buyer Common Stock shall be issued upon the surrender for exchange of Company Stock Certificates; no dividend or distribution by Buyer shall relate to such fractional share interests; and such fractional share interests will not entitle the owner thereof to vote or to any rights as a

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stockholder of Buyer. In lieu of any such fractional shares, each Holder of a Company Stock Certificate who would otherwise have been entitled to receive a fractional share interest in exchange for such Company Stock Certificate shall receive from the Exchange Agent an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such Holder (after taking into account all shares of Company Common Stock held by such holder at the Effective Time) would otherwise be entitled by (B) the Closing Buyer Share Value. Notwithstanding any other provision contained in this Agreement, funds utilized to acquire fractional shares as aforesaid shall be furnished by Buyer on a timely basis and shall in no event be derived from or diminish the Cash Consideration available for distribution as part of the Merger Consideration.

(m) Buyer, in the exercise of its reasonable discretion, shall have the right to make all determinations, not inconsistent with the terms of this Agreement, governing (A) the validity of the Forms of Election and compliance by any Company Stockholder with the Election procedures set forth herein, (B) the manner and extent to which Elections are to be taken into account in making the determinations prescribed by Section 2.03, (C) the issuance and delivery of Buyer Stock Certificates into which shares of Company Common Stock are converted in the Merger and (D) the method of payment of cash for shares of Company Common Stock converted into the right to receive the Cash Consideration and cash in lieu of fractional shares of Buyer Common Stock.

(n) Prior to the Effective Time, Buyer will deposit with the Exchange Agent certificates representing shares of Buyer Common Stock sufficient to pay in a timely manner, and Buyer shall instruct the Exchange Agent to timely pay, the aggregate Stock Consideration. In addition, prior to the Effective Time, Buyer shall deposit with the Exchange Agent sufficient cash to permit prompt payment of the Cash Consideration and cash in lieu of fractional shares of Buyer Common Stock, and Buyer shall instruct the Exchange Agent to timely pay the Cash Consideration and cash in lieu of fractional shares of Buyer Common Stock.

(o) As soon as reasonably practicable, but in any event no later than five (5) Business Days after the Effective Time, Buyer shall cause the Exchange Agent to mail to each holder of record of a Company Stock Certificate(s) which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.01 and any cash in lieu of fractional shares of Buyer Common Stock to be issued or paid in consideration therefor, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Stock Certificate(s) shall pass, only upon delivery of the Company Stock Certificate(s) (or affidavits of loss in lieu of such certificates)) (the “Letter of Transmittal”) to the Exchange Agent and shall be substantially in such form and have such other provisions as shall reasonably be determined by Buyer and reasonably be acceptable to Company and (ii) instructions for use in surrendering the Company Stock Certificate(s) in exchange for the Merger Consideration and any cash in lieu of fractional shares of Buyer Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.03(l) and any dividends or distributions to which such holder is entitled pursuant to Section 2.03(k).

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(p) Upon surrender to the Exchange Agent of its Company Stock Certificate(s), accompanied by a properly completed Letter of Transmittal, a Holder of Company Common Stock will be entitled to receive promptly after the Effective Time the Merger Consideration (elected or deemed elected by it, subject to Sections 2.01 and 2.02) in respect of the shares of Company Common Stock represented by its Company Stock Certificate. Until so surrendered, each such Company Stock Certificate shall represent after the Effective Time, for all purposes, only the right to receive the Merger Consideration and any cash in lieu of fractional shares of Buyer Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.03(l) and any dividends or distributions to which such holder is entitled pursuant to Section 2.03(k).

Section 2.04 Certain Adjustments. If after the date hereof and on or prior to the Effective Time the outstanding shares of Buyer Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization or combination, stock split, reverse stock split, stock dividend or rights issued in respect of such stock, or any similar event shall occur (any such action, a “Buyer Adjustment Event”), the Exchange Ratio shall be proportionately adjusted to provide to the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such Buyer Adjustment Event.

Section 2.05 Appraisal Rights; Dissenters’ Shares.

(a) Notwithstanding anything in this Agreement to the contrary and to the extent available under the ORC, all shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by shareholders of the Company who have neither voted in favor of the Merger nor consented thereto in writing and who have demanded properly in writing appraisal for such shares of Company Common Stock in accordance with Section 1701.85 of the ORC (collectively, the “Dissenters’ Shares”) shall not be converted into, or represent the right to receive, the Merger Consideration. Such shareholders shall be entitled to receive payment of the appraised value of Dissenters’ Shares held by them in accordance with the provisions of Section 1701.85 of the ORC, except that all Dissenters’ Shares held by shareholders of the Company who have failed to perfect or who effectively have withdrawn or lost their rights to appraisal of such Dissenters’ Shares under Section 1701.85 of the ORC shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 2.01(a).

(b) The Company shall give Buyer (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other similar instruments served pursuant to the ORC and received by the Company and (ii) the opportunity, in consultation with the Company, to direct all negotiations and proceedings with respect to demands for appraisal under the ORC. The Company shall not, except with the prior written consent of Buyer, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands or waive any failure to timely deliver a demand, subject to the Company’s legal duties and obligations under the ORC.

Section 2.06 Options and Restricted Stock. At least thirty (30) days prior to the Effective Time, and pursuant to the terms of the 1997 Stock Option and Incentive Plan, the 2007

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Stock Option and Incentive Plan, and the 2009 Stock Incentive Plan (collectively, the “Company Equity Plans”) under which Company Options are granted, the Company will take (or will cause to be taken) all actions necessary (including providing such notices, adopting such resolutions and taking such other actions as are reasonably requested by Buyer) such that each holder of a Company Option (whether vested or unvested) that is unexercised and outstanding as of the Effective Time shall, by reason of the Merger, be canceled and converted into the right to receive in cash an amount (subject to required tax withholdings) equal to (i) the excess, if any, of (A) the Cash Consideration per share over (B) the exercise price per share of each such Company Option multiplied by (ii) the number of shares of Company Common Stock subject to the Company Option (the “Option Payment”) with no Company Option being exercisable following the Effective Time. The Company shall make the Option Payments immediately prior to the Effective Time and the Company shall use commercially reasonable efforts to obtain the written acknowledgment of each such holder of the receipt of the Option Payment and the cancellation of all Company Options held by such holder in consideration for such Option Payment. Any Company Options which vest in the ordinary course and are properly exercised prior to the Effective Time pursuant to the provisions of the Company Equity Plans and the terms of the Company Options will have the right to receive Merger Consideration on the same terms as all other outstanding Company Common Stock pursuant to this Article II. Similarly, each outstanding restricted stock award which is unvested immediately prior to the Effective Time, shall vest as of the Effective Time in accordance with the terms of the Company Equity Plans and will have the right to receive Merger Consideration on the same terms as all other outstanding Company Common Stock pursuant to this Article II.

Section 2.07 Listing of Additional Shares. Prior to the Effective Time, Buyer shall notify NASDAQ of the additional shares of Buyer Common Stock to be issued by Buyer in exchange for the shares of Company Common Stock.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.01 Making of Representations and Warranties.

(a) As a material inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Company hereby makes to Buyer the representations and warranties contained in this Article III, subject to the standards established by Section 9.01.

(b) On or prior to the date hereof, the Company has delivered to Buyer a schedule (the “Company Disclosure Schedule”) listing, among other things, items the disclosure of which is necessary or appropriate in relation to any or all of the Company’s representations and warranties contained in this Article III; provided, however, that no such item is required to be set forth on the Company Disclosure Schedule as an exception to a representation or warranty if its absence is not reasonably likely to result in the related representation or warranty being untrue or incorrect under the standards established by Section 9.01.

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Section 3.02 Organization, Standing and Authority.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (“BHCA”), and the regulations of the Board of Governors of the Federal Reserve System (the “FRB”) promulgated thereunder. The Company has elected to be a financial holding company under Section 4(l)(C) of the BHCA and meets all of the qualifications for a financial holding company under Section 4(l) of the BHCA and the regulations of the FRB promulgated thereunder. The Company is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. A complete and accurate list of all such jurisdictions is set forth on Schedule 3.02 of the Company Disclosure Schedule.

(b) The Company Bank is a state-chartered bank duly organized, validly existing and in good standing under the laws of the State of Ohio. Deposit accounts of the Company Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”) through the Deposit Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by the Company Bank. The Company Bank is a member in good standing of the Federal Home Loan Bank (the “FHLB”) of Cincinnati.

Section 3.03 Capitalization.

(a) As of the date hereof, the authorized capital stock of the Company consists solely of (i) 100,000 shares of preferred stock, par value $100.00 per share, of which 500 shares of Series A Non-Voting Non-Cumulative Convertible Preferred Stock (“Company Convertible Preferred Stock”) are issued and outstanding, (ii) 4,000,000 shares of Company Common Stock, no par value per share, of which 1,326,312 shares are issued and outstanding, (iii) 73,080 shares reserved for issuance upon exercise of outstanding stock options or otherwise, and (iv) 16,423 shares that are held, directly or indirectly, by the Company as treasury stock. The outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable and subject to no preemptive or similar rights (and were not issued in violation of any preemptive or similar rights). Except as set forth on Schedule 3.03(a) of the Company Disclosure Schedule, there are no additional shares of the Company’s capital stock authorized or reserved for issuance, the Company does not have any securities (including units of beneficial ownership interest in any partnership or limited liability company) convertible into or exchangeable for any additional shares of stock, any stock appreciation rights, phantom units or any other rights to subscribe for or acquire shares of its capital stock issued and outstanding, and the Company does not have, and is not bound by, any commitment to authorize, issue or sell any such shares or other rights. Other than this Agreement and the agreements contemplated hereby, there are no agreements to which the Company is a party with respect to the voting, sale or transfer, or registration of any securities of the Company. Other than the Voting Agreements, to the Knowledge of the Company, there are no agreements among other parties, to which the Company is not a party, with respect to the voting or sale or transfer of any securities of the Company. All of the issued and outstanding shares of Company Common Stock were issued in compliance with applicable securities laws.

(b) There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity interests in, the Company or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of the Company.

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(c) Schedule 3.03(c) of the Company Disclosure Schedule sets forth, as of the date hereof, for each outstanding stock option pursuant to which any person may acquire shares of Company Common Stock (“Company Options”) and each outstanding restricted stock award, as of the date hereof, the name of the grantee, identification of any such grantees that are not current or former employees, directors or officers of the Company, the exercise price per share with respect to each Company Option, the date of grant, the plan under which the grant was made, the number of shares for which such Company Option may be exercised or the number of shares of restricted stock granted, the date of expiration of each Company Option, and any vesting schedule applicable to each unvested Company Option and restricted stock award. Upon issuance in accordance with the terms of the outstanding award agreements, the shares of Company Common Stock issued pursuant to the Company Options and restricted stock awards shall be issued in compliance with all applicable laws.

(d) The authorized capital stock of the Company Bank consists of 83,204 shares of common stock, $10.00 par value per share (“Company Bank Common Stock”). As of the date hereof, there are three (3) shares of Company Bank Common Stock issued and outstanding, all of which shares are owned by the Company, and no shares of the Company Common Stock are held in the Company Bank’s treasury.

Section 3.04 Subsidiaries.

(a) (i) Schedule 3.04(a)(i) of the Company Disclosure Schedule sets forth a complete and accurate list of all of the Company’s Subsidiaries, including the jurisdiction of organization of each such Subsidiary, (ii) the Company owns, directly or indirectly, all of the issued and outstanding equity securities of each Subsidiary, (iii) no equity securities of any of the Company’s Subsidiaries are or may become required to be issued (other than to the Company) by reason of any contractual right or otherwise, (iv) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any of its equity securities (other than to the Company or a wholly owned Subsidiary of the Company), (v) there are no contracts, commitments, understandings or arrangements relating to the Company’s rights to vote or to dispose of such securities and (vi) all of the equity securities of each such Subsidiary held by the Company, directly or indirectly, are validly issued, fully paid and nonassessable, not subject to preemptive or similar rights and are owned by the Company free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind (collectively, “Liens”).

(b) The Company does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind.

(c) Each of the Company’s Subsidiaries has been duly organized and qualified under the laws of the jurisdiction of its organization and is duly qualified to do business and in good

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standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. A complete and accurate list of all such jurisdictions is set forth on Schedule 3.04(c) of the Company Disclosure Schedule.

Section 3.05 Corporate Power. Each of the Company and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all of its properties and assets and the Company has the corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

Section 3.06 Corporate Authority. This Agreement and the transactions contemplated hereby, subject to approval by the holders of not less than eighty percent (80%) of the shares of Company Common Stock outstanding and entitled to vote thereon, or, if approved by not less than two-thirds (2/3rds) of the Company Board, then subject to approval by the holders of not less than a majority of the shares of Company Common Stock outstanding and entitled to vote thereon, have been authorized by all necessary corporate action of the Company and the Company Board. The Company Board (a) unanimously approved this Agreement and determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and in the best interests of the holders of Company Common Stock and (b) unanimously resolved to recommend that the holders of Company Common Stock vote for the approval of this Agreement and the transactions contemplated hereby at a meeting of the shareholders of the Company. The Company has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Buyer, this Agreement is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general principles of equity). The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of Company Common Stock, or, if approved by not less than two-thirds (2/3rds) of the Company Board, the affirmative vote of the holders of not less than a majority of the outstanding shares of the Company Common Stock, is the only vote of any class of capital stock of the Company required by the ORC, the Articles of Incorporation of the Company or the Code of Regulations of the Company to approve this Agreement and the transactions contemplated hereby.

Section 3.07 Non-Contravention.

(a) Subject to the receipt of the Regulatory Approvals, the Bank Merger Approvals and the required filings under federal and state securities laws, and except as set forth on Schedule 3.07(a) of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the Merger and the Bank Merger) by the Company do not and will not (1) constitute a breach or violation of, or a default under, result in a right of termination or the acceleration of any right or obligation under, any law, rule or regulation or any judgment, decree, order, permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, franchise or other agreement of the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries, properties or assets is subject or bound, (2) constitute a breach or violation of, or a default under, the Company’s

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Articles of Incorporation or Code of Regulations, or (3) require the consent or approval of any third party or Governmental Authority under any such law, rule, regulation, judgment, decree, order, permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, franchise or other agreement.

(b) As of the date hereof, the Company has no Knowledge of any reasons relating to the Company or the Company Bank (including, without limitation, compliance with the Community Reinvestment Act (the “CRA”) or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “USA PATRIOT Act”)) (i) why any of the Regulatory Approvals or the Bank Merger Approvals shall not be received in customary time frames from the applicable Governmental Authorities having jurisdiction over the transactions contemplated by this Agreement or (ii) why any Burdensome Condition would be imposed.

Section 3.08 Articles of Incorporation; Code of Regulations; Corporate Records. The Company has made available to Buyer a complete and correct copy of its Articles of Incorporation and the Code of Regulations or equivalent organizational documents, each as amended to date, of the Company and each of its Subsidiaries. The Company is not in violation of any of the terms of its Articles of Incorporation or Code of Regulations. The minute books of the Company and each of its Subsidiaries contain complete and accurate records of all meetings held by, and complete and accurate records of all other corporate actions of, their respective shareholders and boards of directors (including committees of their respective boards of directors) or other governing bodies.

Section 3.09 Compliance with Laws. Each of the Company and its Subsidiaries:

(a) Since January 1, 2010, has been and is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting their businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the CRA, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

(b) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, authorizations, orders and approvals are in full force and effect and, to the Knowledge of the Company, no suspension or cancellation of any of them is threatened;

(c) has received, since January 1, 2010, no notification or communication from any Governmental Authority (i) asserting that the Company or any of its Subsidiaries is not in material compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces, (ii) threatening to revoke any license, franchise, permit, or governmental authorization, (iii) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, federal deposit insurance or (iv) failing to approve any proposed acquisition, or stating its intention not to approve acquisitions, proposed to be effected by the Company within a certain time period or indefinitely (nor, to the Knowledge of the Company, do any grounds for any of the foregoing exist); and

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(d) Since January 1, 2012, has conducted any finance activities (including, without limitation, mortgage banking and mortgage lending activities and consumer finance activities) in compliance with all applicable statutes and regulations regulating the business of consumer lending, including, without limitation, state usury laws, the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Consumer Credit Protection Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Homeowners Ownership and Equity Protection Act, the Fair Debt Collections Act and other federal, state, local and foreign laws regulating lending (“Finance Laws”), and with all applicable origination, servicing and collection practices with respect to any loan or credit extension by such entity. In addition, there is no pending or, to the Knowledge of the Company, threatened charge by any Governmental Authority that any of the Company and its Subsidiaries has violated, nor any pending or, to the Knowledge of the Company, threatened investigation by any Governmental Authority with respect to possible violations of, any applicable Finance Laws.

Section 3.10 Litigation; Regulatory Action.

(a) Except as set forth on Schedule 3.10(a) of the Company Disclosure Schedule, no litigation, claim, suit, investigation or other proceeding before any court, governmental agency or arbitrator is pending against the Company or any of its Subsidiaries, and, to the Knowledge of the Company, (i) no such litigation, claim, suit, investigation or other proceeding has been threatened and (ii) there are no facts which would reasonably be expected to give rise to such litigation, claim, suit, investigation or other proceeding.

(b) Neither the Company nor any of its Subsidiaries nor any of their respective properties is a party to or is subject to any assistance agreement, board resolution, order, decree, supervisory agreement, memorandum of understanding, condition or similar arrangement with, or a commitment letter or similar submission to, any Governmental Authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits (including, without limitation, the FRB, the Division of Financial Institutions of the Ohio Department of Commerce (“Ohio Division”) and FDIC or the supervision or regulation of the Company or any of its Subsidiaries. Except as set forth on Schedule 3.10(b) of the Company Disclosure Schedule, since January 1, 2010 neither the Company nor any of its Subsidiaries has been subject to any order or directive by, or been ordered to pay any civil money penalty by, or has been a recipient of any supervisory letter from, or has adopted any policies, procedures or board resolutions at the request or suggestion of, any Governmental Authority that currently regulates in any material respect the conduct of its business or that in any manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business, other than those of general application that apply to similarly-situated bank or financial holding companies or their subsidiaries.

(c) Since January 1, 2010, neither the Company nor any of its Subsidiaries has been advised by a Governmental Authority that it will issue, or has Knowledge of any facts which would reasonably be expected to give rise to the issuance by any Governmental Authority or has Knowledge that such Governmental Authority is contemplating issuing or requesting (or is

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considering the appropriateness of issuing or requesting), any such order, decree, agreement, board resolution, memorandum of understanding, supervisory letter, commitment letter, condition or similar submission.

Section 3.11 Financial Reports and Regulatory Reports.

(a) The Company has previously delivered to Buyer true, correct and complete copies of the consolidated statements of condition of the Company and its Subsidiaries as of December 31 for the fiscal years 2011 and 2012 and the related consolidated statements of income, stockholders’ equity and cash flows for the fiscal years 2010 through 2012, inclusive, in each case accompanied by the audit report of S.R. Snodgrass AC, independent public accountants with respect to the Company. The financial statements referred to in this Section 3.11 (including related notes, where applicable) fairly present in all material respects, and the financial statements referred to in Section 6.12 will fairly represent in all material respects (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and consolidated financial condition of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 6.12 will be, prepared in accordance with generally accepted accounting principles in the United States consistently applied during the periods involved (“GAAP”), except in each case as indicated in such statements or in the notes thereto or, in the case of unaudited statements. The books and records of the Company have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. Except as set forth on Schedule 3.11 of the Company Disclosure and except for those liabilities that are fully reflected or reserved against in the most recent audited consolidated balance sheet of the Company and its Subsidiaries and except for liabilities incurred in the ordinary course of business consistent with past practices or in connection with this Agreement, since December 31, 2012, neither the Company nor any Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on its consolidated balance sheet or in the notes thereto.

(b) Since January 1, 2010, the Company and its Subsidiaries have duly filed with the FRB, the FDIC, the Ohio Division and any other applicable Governmental Authority, in correct form in all material respects, the reports required to be filed under applicable laws and regulations and such reports were complete and accurate and in compliance with the requirements of applicable laws and regulations.

Section 3.12 Absence of Certain Changes or Events. Except as set forth on Schedule 3.12 of the Company Disclosure Schedule, or as expressly permitted or expressly contemplated by this Agreement, since December 31, 2012, there has not been (a) any change or development in the business, operations, assets, liabilities, condition (financial or otherwise), results of operations, cash flows or properties of the Company or any of its Subsidiaries which has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (b) any change by the Company or any of its Subsidiaries in its accounting methods, principles or practices, other than changes required by applicable law or GAAP or regulatory accounting as concurred in by the Company’s independent registered public

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accounting firm or (c) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any of its Subsidiaries or any redemption, purchase or other acquisition of any of its securities, other than in the ordinary course of business consistent with past practice.

Section 3.13 Taxes and Tax Returns. For purposes of this Section 3.13, any reference to the Company or its Subsidiaries shall be deemed to include a reference to the Company’s predecessors or the predecessors of its Subsidiaries, respectively, except where inconsistent with the language of this Section 3.13. Except as set forth on Schedule 3.13 of the Company Disclosure Schedule:

(a) Each of the Company and its Subsidiaries has filed all Tax Returns that it was required to file under applicable laws and regulations, other than Tax Returns that are not yet due or for which a request for extension was filed. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid other than Taxes that have been reserved or accrued on the balance sheet of the Company or its Subsidiaries or which the Company and/or its Subsidiaries is contesting in good faith. None of the Company or its Subsidiaries is the beneficiary of any extension of time within which to file any Tax Return, and other than as set forth on Schedule 3.13, neither the Company nor any of its Subsidiaries currently has any open Tax years. No claim has ever been made by an authority in a jurisdiction where the Company or its Subsidiaries does not file Tax Returns that the Company or its Subsidiaries are or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company or any of its Subsidiaries.

(b) Each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

(c) No foreign, federal, state, or local Tax audits or administrative or judicial Tax proceedings are being conducted or, to the Knowledge of the Company, are pending with respect to the Company or its Subsidiaries. Neither the Company or its Subsidiaries have received from any foreign, federal, state, or local Tax authority (including jurisdictions where the Company and any of its Subsidiaries have not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any Tax authority against the Company or its Subsidiaries.

(d) The Company has provided Buyer with true and complete copies of the United States federal, state, local, and foreign income Tax Returns filed with respect to the Company and its Subsidiaries for Tax periods ended December 31, 2011, 2010 and 2009. The Company has delivered to Buyer correct and complete copies of all examination reports, and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries pertaining to Tax Returns filed for the years ended December 31, 2011, 2010 and 2009. The Company and each of its Subsidiaries have timely and properly taken such actions in response to and in compliance with notices the Company or any of its Subsidiaries have received from the Internal Revenue Service (the “IRS”) in respect of information reporting and backup and nonresident withholding as are required by law.

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(e) None of the Company or any of its Subsidiaries have waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(f) None of the Company or any of its Subsidiaries have been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Each of the Company and its Subsidiaries have disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. None of the Company or any of its Subsidiaries is a party to or bound by any Tax allocation or sharing agreement. The Company (i) has not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group of which Parent is or was the common parent), and (ii) has no liability for the Taxes of any individual, bank, corporation, partnership, association, joint stock company, business trust, limited liability company, or unincorporated organization (other than the Company or any of its Subsidiaries) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(g) The unpaid Taxes of the Company or any of its Subsidiaries (i) did not, as of the end of the most recent period covered by the Company’ or any of its Subsidiaries’ call reports filed on or prior to the date hereof, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements included in the Company’s or any of its Subsidiaries’ call reports filed on or prior to the date hereof (rather than in any notes thereto), and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of each of the Company or any of its Subsidiaries in filing its Tax Returns. Since the end of the most recent period covered by the Company’s or any of its Subsidiaries’ call reports filed prior to the date hereof, none of the Company or any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

(h) None of the Company or any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

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(i) None of the Company or any of its Subsidiaries has distributed stock of another Person or had its stock distributed by another Person in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(j) None of the Company or any of its Subsidiaries has participated in a listed transaction within the meaning of Reg. Section 1.6011-4(b)(2) of the Treasury Regulations (or any predecessor provision) and none of the Company or any of its Subsidiaries has been notified of, or to Company’s Knowledge has participated in, a transaction that is described as a “reportable transaction” within the meaning of Section 1.6011-4(b)(1) of the Treasury Regulations.

Section 3.14 Employee Benefit Plans.

(a) All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of the Company (the “Company Employees”) and current or former directors of the Company including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the “Company Benefit Plans”), are identified in Schedule 3.14 of the Company Disclosure Schedule. True and complete copies of all Company Benefit Plans including, but not limited to, any trust instruments and insurance contracts forming a part of any Company Benefit Plans and all amendments thereto, have been made available to Buyer.

(b) All Company Benefit Plans covering Company Employees, to the extent subject to ERISA, are in substantial compliance with ERISA. Each Company Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Company Pension Plan”) and which is intended to be qualified under Section 401(a) of the Code, has received a current favorable determination letter from the IRS, or may rely on an opinion letter issued by the IRS with respect to a prototype plan adopted in accordance with the requirements for such reliance, or has time remaining for application to the IRS for a determination of the qualified status of such Company Pension Plan for any period for which such Company Pension Plan would not otherwise be covered by an IRS determination, and to the Knowledge of the Company, there are no circumstances likely to result in revocation of, or inability to rely upon, any such favorable determination letter or the loss of the qualification of such Company Pension Plan under Section 401(a) of the Code. There is no pending or, to the Company’s Knowledge, threatened litigation relating to the Company Benefit Plans. The Company has not engaged in a transaction with respect to any Company Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject Company to a material tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

(c) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company with respect to any ongoing, frozen or terminated “single employer plan,” within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (a “Company ERISA Affiliate”). The Company has not incurred, and does not expect to incur, any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of

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whether based on contributions of a Company ERISA Affiliate). No notice of a “reportable event,” within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Company Pension Plan or by any Company ERISA Affiliate within the 12 month period ending on the date hereof or will be required to be filed in connection with the Transactions contemplated by this Agreement.

(d) All contributions required to be made under the terms of any Company Benefit Plan have been timely made or have been reflected on the financial statements of the Company. No Company Pension Plan or single-employer plan of a Company ERISA Affiliate has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no Company ERISA Affiliate has an outstanding funding waiver. The Company has not provided, and is not required to provide, security to any Company Pension Plan or to any single-employer plan of a Company ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

(e) Other than as set forth in Schedule 3.14(e) of the Company Disclosure Schedule, the Company has no obligations for retiree health and life benefits under any Company Benefit Plan, other than coverage as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality. The Company may amend or terminate any such Company Benefit Plan at any time without incurring any liability thereunder.

(f) Other than as set forth in Schedule 3.14(f) of the Company Disclosure Schedule, the execution of this Agreement, shareholder approval of this Agreement or consummation of any of the transactions contemplated by this Agreement will not (i) entitle any Company Employees to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Company Benefit Plans, (iii) result in any breach or violation of, or a default under, any of the Company Benefit Plans, (iv) result in any payment that would be a “parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future, (v) limit or restrict the right of the Company, or after the consummation of the transactions contemplated hereby, Buyer or the Surviving Corporation, to merge amend, or terminate any of the Company Benefit Plans, or (vi) result in payments that would not be deductible under Section 162(m) of the Code. Schedule 3.14(f) of the Company Disclosure Schedule contains a schedule showing the present value of the monetary amounts payable as of the date specified in such schedule, whether individually or in the aggregate (including good faith estimates of all amounts not subject to precise quantification as of the date of this Agreement), under any employment, change-in-control, severance or similar contract, plan or arrangement with or which covers any present or former director, officer or employee of the Company who may be entitled to any such amount and identifying the types and estimated amounts of the in-kind benefits due under any Company Benefit Plans (other than a plan qualified under Section 401(a) of the Code) for each such person, specifying the assumptions in such schedule and providing estimates of other related fees or expenses together with such detail as is needed to ensure that no such payment or benefit would result in a parachute payment to a disqualified individual within the meaning of Section 280G of the Code.

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(g) Each Company Benefit Plan that is a deferred compensation plan (or any other type of plan or arrangement subject to Section 409A of the Code) and all deferral elections thereunder, if any, are in compliance with Section 409A of the Code, to the extent applicable.

(h) Each Company Option (i) was granted in compliance with all applicable laws and all of the terms and conditions of the applicable plan pursuant to which it was issued, (ii) has an exercise price per share equal to or greater than the fair market value of a share of Company Common Stock on the date of such grant, (iii) has a grant date identical to the date on which the Company Board or the Company’s compensation committee actually awarded it, (iv) is exempt from the Section 409A of the Code, and (v) qualifies for the tax and accounting treatment afforded to such award in the Company’s Tax Returns and the Company’s financial statements, respectively.

Section 3.15 Labor Matters. None of the Company or any of its Subsidiaries is a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act, as amended) or seeking to compel the Company or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it pending or, to the Company’s Knowledge, threatened, nor is the Company aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

Section 3.16 Insurance. The Company and each of its Subsidiaries is insured, and during each of the past three (3) calendar years has been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured, and has maintained all insurance required by applicable laws and regulations. Schedule 3.16 of the Company Disclosure Schedule lists all insurance policies maintained by the Company and each of its Subsidiaries as of the date hereof, including, without limitation, any bank-owned life insurance policies (“BOLI”). All of the policies and bonds maintained by the Company or any of its Subsidiaries are in full force and effect. No claims under such policies and bonds have been filed. Neither the Company nor any of its Subsidiaries is in breach of or default under any insurance policy, and, to the Knowledge of the Company, there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a breach or default. The value of the BOLI set forth on Schedule 3.16 of the Company Disclosure Schedule is fairly and accurately reflected on the Company’s balance sheet as of December 31, 2012.

Section 3.17 Environmental Matters.

(a) The Company and its Owned Real Properties are in material compliance with all Environmental Laws. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received notice of, any past, present, or future conditions, events, activities, practices or incidents that may interfere with or prevent the material compliance of the Company with all Environmental Laws.

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(b) The Company and its Subsidiaries have obtained all material permits, licenses and authorizations that are required under all Environmental Laws in connection with the operation of its business and the Owned Real Properties.

(c) To the Knowledge of the Company, no Hazardous Substance exist on, about or within any of the Owned Real Properties, nor to the Company’s Knowledge have any Hazardous Material previously existed on, about or within or been used, generated, stored, transported, disposed of, on or released from any of the properties. The use that the Company makes and intends to make of the Owned Real Properties shall not result in the use, generation, storage, transportation, accumulation, disposal or release of any Hazardous Material on, in or from any of those properties.

(d) To the knowledge of the Company, there is no action, suit, proceeding, investigation, or inquiry before any court, administrative agency or other Governmental Authority pending or to the Company’s Knowledge threatened against the Company or any of its Subsidiaries relating in any way to any Environmental Law. None of the Company or any of its Subsidiaries has any liability for remedial action under any Environmental Law. None of the Company or any of its Subsidiaries has received any request for information by any Governmental Authority with respect to any Environmental Law regarding the condition, use or operation of any of the Owned Real Properties or Company Loan Property nor has the Company received any notice of any kind from any Governmental Authority or other person with respect to any violation of or claimed or potential liability of any kind under any Environmental Law with respect to any of the Owned Real Properties or Company Loan Property. “Loan Property” means any property in which the Company or any of its Subsidiaries holds a security interest, and, where required by the context (as a result of foreclosure), said term includes any property owned or operated by the Company or any of its Subsidiaries.

Section 3.18 Intellectual Property. Schedule 3.18 of the Company Disclosure Schedule contains a complete and accurate list of all Marks (as defined below) and Patents (as defined below) owned or purported to be owned by the Company and its Subsidiaries or used or held for use by the Company and its Subsidiaries in the Business (as defined below). Except as set forth on Schedule 3.18 of the Company Disclosure Schedule:

(a) the Company and its Subsidiaries exclusively own or possess adequate and enforceable rights to use, without payment to a third party, all of the Intellectual Property Assets (as defined below) necessary for the operation of the Business, free and clear of all mortgages, pledges, charges, liens, equities, security interests, or other encumbrances or similar agreements;

(b) all Company Intellectual Property Assets (as defined below) owned or purported to be owned by the Company or any of its Subsidiaries which have been issued by or registered with the U.S. Patent and Trademark Office or in any similar office or agency anywhere in the world have been duly maintained (including the payment of maintenance fees) and are not expired, cancelled or abandoned and are valid and enforceable;

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(c) there are no pending, or, to the Knowledge of the Company, threatened claims against the Company or any of its Subsidiaries alleging that any activity by the Company or any of its Subsidiaries or any Product (as defined below) infringes on or violates (or in the past infringed on or violated) the rights of others in or to any Intellectual Property Assets (“Third Party Rights”) or that any of the Company Intellectual Property Assets is invalid or unenforceable;

(d) neither any activity of the Company or any of its Subsidiaries nor any Product infringes on or violates (or in the past infringed on or violated) any Third Party Right, other than the rights of any person or entity under any patent, and to the Company’s Knowledge, neither any activity of the Company or any of its Subsidiaries nor any Product infringes on or violates (or in the past infringed on or violated) the rights of any person or entity under any patent;

(e) to the Knowledge of the Company, no third party is violating or infringing any of the Company Intellectual Property Assets; and

(f) the Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all Trade Secrets (as defined below) owned by the Company and its Subsidiaries or used or held for use by the Company and its Subsidiaries in the Business.

(g) For purposes of this Section 3.18, (i) “Business” means the business of the Company and its Subsidiaries as currently conducted; (ii) “Company Intellectual Property Assets” means all Intellectual Property Assets owned or purported to be owned by the Company or any of its Subsidiaries or used or held for use by the Company or any of its Subsidiaries in the Business; (iii) “Intellectual Property Assets” means, collectively, (A) patents and patent applications (“Patents”); (B) trade names, logos, slogans, Internet domain names, registered and unregistered trademarks and service marks and related registrations and applications for registration (“Marks”); (C) copyrights in both published and unpublished works, including, without limitation, all compilations, databases and computer programs, manuals and other documentation and all copyright registrations and applications; and (D) rights under applicable US state trade secret laws as are applicable to know-how and confidential information (“Trade Secrets”); and (iv) “Products” means those products and/or services researched, designed, developed, manufactured, marketed, performed, licensed, sold and/or distributed by the Company or any of its Subsidiaries.

Section 3.19 Material Agreements; Defaults.

(a) Except as set forth on Schedule 3.19(a) of the Company Disclosure Schedule, and except for this Agreement and the transactions contemplated hereby, neither the Company nor any of its Subsidiaries is a party to or is bound by (i) any agreement, arrangement, or commitment that is material to the financial condition, results of operations or business of the Company or any of its Subsidiaries; (ii) any written (or oral) agreement, arrangement, or commitment relating to the employment, including, without limitation, engagement as a consultant of any Person, or the election or retention in office or severance of any present or former director or officer of the Company or any of its Subsidiaries; (iii) any contract, agreement, or understanding with any labor union; (iv) any agreement by and among the

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Company or any of its Subsidiaries, and/or any Affiliate thereof; (v) any agreement, arrangement, or commitment (whether written or oral) which, upon the consummation of the transactions contemplated by this Agreement would result in any payment (whether of severance pay or otherwise) becoming due from the Company or any of its Subsidiaries to any director, officer or employee thereof; (vii) any agreement, arrangement or commitment (whether written or oral) which is a consulting or other agreement (including agreements entered into in the ordinary course and data processing, software programming and licensing contracts) not terminable on sixty (60) days or less notice involving the payment of in excess of $50,000 per annum or $100,000 in the aggregate; (viii) any agreement, arrangement or commitment (whether written or oral) which restricts the conduct of any line of business by the Company or any of its Subsidiaries; or (ix) any agreement, arrangement or commitment (whether written or oral) (including any stock option plan, restricted stock plan, stock-based deferred compensation plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Each contract, arrangement, commitment or understanding of the type described in this Section 3.19(a), whether or not set forth on Schedule 3.19(a) of the Company Disclosure Schedule, is referred to herein as a “Company Material Contract.” The Company has previously made available to Buyer complete and correct copies of all of the Company Material Contracts, including any and all amendments and modifications thereto.

(b) Each Company Material Contract is legal, valid and binding upon the Company or its Subsidiaries, as the case may be, and, to the Knowledge of the Company, all other parties thereto, and is in full force and effect. Neither the Company nor any of its Subsidiaries is in breach of or default under any Company Material Contract, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a breach or default. To the Knowledge of the Company, no other party to any Company Material Contract is in breach of or default under such Company Material Contract, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a breach or default.

Section 3.20 Property and Leases.

(a) Each of the Company and its Subsidiaries has good and marketable title to all the real property and all other property owned by it and included in the Company’s most recent balance sheet free and clear of all Liens, other than (i) Liens that secure liabilities that are reflected in the Company’s most recent balance sheet or incurred in the ordinary course of business after the date of such balance sheet, (ii) Liens for current taxes and assessments not yet past due or which are being contested in good faith, (iii) inchoate mechanics’ and materialmen’s Liens for construction in progress, (iv) workmen’s, repairmen’s, warehousemen’s and carriers’ Liens arising in the ordinary course of business of the Company or any of its Subsidiaries consistent with past practice, and (v) those items that secure public or statutory obligations or any discount with, borrowing from, or obligations to any FRB or Federal Home Loan Bank, interbank credit facilities, or any transaction by the Company’s Subsidiaries acting in a fiduciary capacity.

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(b) Each lease or sublease of real property to which the Company or any of its Subsidiaries is a party is listed on Schedule 3.20(b) of the Company Disclosure Schedule, including all amendments and modifications thereto, and is in full force and effect. There exists no breach or default under any such lease by the Company or any of its Subsidiaries, nor any event which with notice or lapse of time or both would constitute a breach or default thereunder by the Company or any of its Subsidiaries, and, to the Knowledge of the Company, there exists no default under any such lease or sublease by any other party, nor any event which with notice or lapse of time or both would constitute a breach or default thereunder by such other party. The Company has previously made available to Buyer complete and correct copies of all such leases, including all amendments and modifications thereto.

(c) Schedule 3.20(c) of the Company Disclosure Schedule sets forth a complete and accurate list of all real property owned by the Company or any of its Subsidiaries. No tenant or other party in possession of any of such property has any right to purchase, or holds any right of first refusal to purchase, such properties.

(d) None of the properties required to be listed on Schedule 3.20(c) of the Company Disclosure Schedule and, to the Knowledge of the Company, none of the properties required to be listed on Schedule 3.20(b) of the Company Disclosure Schedule, or the buildings, structures, facilities, fixtures or other improvements thereon, or the use thereof, contravenes or violates any building, zoning, administrative, occupational safety and health or other applicable statute, law, ordinance, rule or regulation in any respect that would reasonably be expected to require expenditures by the Company or any of its Subsidiaries or to result in an impairment in or limitation on the activities presently conducted there. The plants, buildings, structures and equipment located on the properties required to be listed on Schedule 3.20(c) of the Company Disclosure Schedule, and to the Knowledge of the Company, the plants, buildings, structures and equipment located on the properties required to be listed on Schedule 3.20(b) of the Company Disclosure Schedule are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used and, to the Knowledge of the Company, there are no condemnation or appropriation proceedings pending or threatened against any of such properties or any plants, buildings or other structures thereon.

Section 3.21 Inapplicability of Takeover Laws. The Company has taken all action required to be taken by it in order to exempt this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby from, and this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby are exempt from, certain requirements of any “moratorium,” “business combination,” “control share,” “fair price” or other takeover defense laws and regulations (collectively, “Takeover Laws”), if any, of the State of Ohio.

Section 3.22 Regulatory Capitalization. The Company Bank is, and immediately after the Effective Time will be, “well capitalized,” as such term is defined in the applicable laws and regulations of the Ohio Division and the FDIC, as amended from time to time. The Company is, and immediately prior to the Effective Time will be, “well capitalized” as such term is defined in the rules and regulations promulgated by the FRB, as amended from time to time.

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Section 3.23 Loans; Nonperforming and Classified Assets.

(a) Each loan agreement, note or borrowing arrangement, including, without limitation, portions of outstanding lines of credit and loan commitments (collectively, “Loans”), on the Company’s or any of its Subsidiaries’ books and records, was made and has been serviced in accordance with the Company’s lending policies in the ordinary course of business; is evidenced by appropriate and sufficient documentation; to the extent secured, has been secured by valid liens and security interests which have been perfected; and to the Knowledge of the Company, constitutes the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditor’s rights and to general equity principles. The Company has made available to Buyer complete and correct copies of its lending policies. The deposit and loan agreements of the Company and its Subsidiaries comply with all applicable laws, rules and regulations. The allowance for loan losses reflected in the Company’s financial statements, as of their respective dates, is adequate under GAAP and all regulatory requirements applicable to financial institutions.

(b) Schedule 3.23(b) of the Company Disclosure Schedule discloses as of February 28, 2013: (i) any Loan under the terms of which the obligor is thirty (30) or more days delinquent in payment of principal or interest, or to the Knowledge of the Company, in default of any other provision thereof; (ii) each Loan which has been classified as “other loans specially maintained,” “classified,” “criticized,” “substandard,” “doubtful,” “credit risk assets,” “watch list assets,” “loss” or “special mention” (or words of similar import) by the Company, its Subsidiaries or a Governmental Authority (the “Classified Loans”); (iii) a listing of the real estate owned, acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof; and (iv) each Loan with any director, executive officer or five percent (5%) or greater shareholder of the Company, or to the Knowledge of the Company, any Person controlling, controlled by or under common control with any of the foregoing. All Loans which are classified as “Insider Transactions” by Regulation O of the FRB have been made by the Company or any of its Subsidiaries in an arms-length manner made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons and do not involve more than normal risk of collectability or present other unfavorable features.

Section 3.24 Investment Securities. Each of the Company and its Subsidiaries has good title to all securities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Liens, except to the extent such securities are pledged in the ordinary course of business to secure obligations of the Company or its Subsidiaries. Such securities are valued on the books of the Company in accordance with GAAP. The Company and its Subsidiaries and their respective businesses employ investment, securities, risk management and other policies, practices and procedures which the Company believes are prudent and reasonable in the context of such businesses.

Section 3.25 Investment Management and Related Activities. Except as set forth on Schedule 3.25 of the Company Disclosure Schedule, none of the Company, any of its Subsidiaries or the Company’s or its Subsidiaries’ directors, officers or employees is required to be registered, licensed or authorized under the laws or regulations issued by any Governmental

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Authority as an investment adviser, a broker or dealer, an insurance agency or company, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, investment adviser, representative or solicitor, a counseling officer, an insurance agent, a sales person or in any similar capacity with a Governmental Authority.

Section 3.26 Derivative Transactions. All Derivative Transactions (as defined below) entered into by the Company or any of its Subsidiaries were entered into in accordance with applicable rules, regulations and policies of any Governmental Authority, and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by the Company and its Subsidiaries, and were entered into with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions. The Company and its Subsidiaries have duly performed all of their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and, to the Knowledge of the Company, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder. The Company and its Subsidiaries have adopted policies and procedures consistent with the publications of Governmental Authorities with respect to their derivatives program. For purposes of this Section 3.26, “Derivative Transactions” shall mean any swap transaction, option, warrant, forward purchase or forward sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

Section 3.27 Repurchase Agreements. With respect to all agreements pursuant to which the Company or any of its Subsidiaries has purchased securities subject to an agreement to resell, if any, the Company or any of its Subsidiaries, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and, as of the date hereof, the value of such collateral equals or exceeds the amount of the debt secured thereby.

Section 3.28 Deposit Insurance. The deposits of the Company Bank are insured by the FDIC in accordance with the Federal Deposit Insurance Act (“FDIA”) to the fullest extent permitted by law, and the Company Bank has paid all premiums and assessments and filed all reports required by the FDIA. No proceedings for the revocation or termination of such deposit insurance are pending or, to the Knowledge of the Company, threatened.

Section 3.29 CRA, Anti-money Laundering and Customer Information Security. Neither the Company nor any of its Subsidiaries is a party to any agreement with any individual or group regarding CRA matters and the Company has no Knowledge of, and none of the Company and its Subsidiaries has been advised of, or has any Knowledge (because of the Company Bank’s Home Mortgage Disclosure Act data for the year ended December 31, 2012, filed with the FDIC, or otherwise) that any facts or circumstances exist, which would cause the Company Bank: (a) to be deemed not to be in satisfactory compliance with the CRA, and the

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regulations promulgated thereunder, or to be assigned a rating for CRA purposes by federal or state bank regulators of lower than “satisfactory”; (b) to be deemed to be operating in violation of the federal Bank Secrecy Act, as amended, and its implementing regulations (31 C.F.R. Part 103), the USA PATRIOT Act, and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (c) to be deemed not to be in satisfactory compliance with the applicable requirements contained in any federal and state privacy or data security laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by the Company Bank pursuant to 12 C.F.R. Part 30. Furthermore, the Board of Directors of the Company Bank has adopted and the Company Bank has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Authority and that meets the requirements of Sections 352 and 326 and all other applicable provisions of the USA PATRIOT Act and the regulations thereunder.

Section 3.30 Transactions with Affiliates. Except as set forth on Schedule 3.30 of the Company Disclosure Schedule, there are no outstanding amounts payable to or receivable from, or advances by the Company or any of its Subsidiaries to, and neither the Company nor any of its Subsidiaries is otherwise a creditor or debtor to, any shareholder owning five percent (5%) or more of the outstanding Company Common Stock, director, employee or Affiliate of the Company or any of its Subsidiaries, other than as part of the normal and customary terms of such persons’ employment or service as a director with the Company or any of its Subsidiaries. Except as set forth in Schedule 3.30 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any transaction or agreement with any of its respective Affiliates, shareholders owning five percent (5%) or more of the outstanding Company Common Stock, directors or executive officers or any material transaction or agreement with any employee other than executive officers. All agreements between the Company and any of its Affiliates comply, to the extent applicable, with Regulation W of the FRB.

Section 3.31 Brokers; Fairness Opinion. No action has been taken by the Company or any of its Subsidiaries that would give rise to any valid claim against the Company for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement, except in connection with the engagement of Boenning & Scattergood, Inc. (the “Financial Advisor”) by the Company. The fee payable to the Financial Advisor in connection with the transactions contemplated by this Agreement is described in an engagement letter between the Company and the Financial Advisor, a complete and correct copy of which has been made available to Buyer. The Company has received the opinion of the Financial Advisor, to the effect that, as of the date hereof, the Merger Consideration to be received by the shareholders of the Company pursuant to the Merger is fair from a financial point of view to such shareholders, and such opinion has not been amended or rescinded, and remains in full force and effect. The Company has been authorized by the Financial Advisor to permit the inclusion of such opinion in its entirety in the Proxy Statement/Prospectus.

Section 3.32 Financial Controls and Procedures. During the periods covered by the Company’s financial statements referenced above in Section 3.11, the Company and its

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Subsidiaries have had in place internal controls over financial reporting which are designed and maintained to ensure that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth on Schedule 3.32 of the Company Disclosure Schedule, none of the Company’s or any of its Subsidiaries’ records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company or its accountants.

Section 3.33 Proxy Statement/Prospectus. As of the date of the Proxy Statement/Prospectus and the dates of the meeting of the shareholders of the Company to which such Proxy Statement/Prospectus relates, the Proxy Statement/Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date, and further provided that no representation or warranty is made with respect to information relating to Buyer included in the Proxy Statement/Prospectus.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Section 4.01 Making of Representations and Warranties.

(a) As a material inducement to the Company to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer hereby makes to the Company the representations and warranties contained in this Article IV, subject to the standards established by Section 9.01.

(b) On or prior to the date hereof, Buyer has delivered to the Company a schedule (the “Buyer Disclosure Schedule”) listing, among other things, items the disclosure of which is necessary or appropriate in relation to any or all of its representations and warranties; provided, however, that no such item is required to be set forth on the Buyer Disclosure Schedule as an exception to a representation or warranty if its absence is not reasonably likely to result in the related representation or warranty being untrue or incorrect under the standards established by Section 9.01.

Section 4.02 Organization, Standing and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Buyer is a financial holding company under the BHCA and the regulations of the FRB promulgated thereunder. Buyer is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. Each of Buyer’s Subsidiaries has been duly organized and qualified under

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the laws of the jurisdiction of its organization and is duly qualified to do business and in good standing in the jurisdiction where its ownership or leasing of property or the conduct of its business requires such Subsidiary to be so qualified. Buyer owns, directly or indirectly, all of the issued and outstanding equity securities of each of its Subsidiaries. The Buyer Bank is a state-chartered bank duly organized, validly existing and in good standing under the laws of the State of Pennsylvania. Deposit accounts of the Buyer Bank are insured by the FDIC through the Deposit Insurance Fund, and all premiums and assessments required in connection therewith have been paid by the Buyer Bank.

Section 4.03 Capitalization.

(a) As of the date hereof, the authorized capital stock of Buyer consists of (i) 50,000,000 shares of stock, no par value, of which 12,599,603 shares are issued as common stock and outstanding, (ii) 90,314 shares that are held, directly or indirectly, by Buyer as treasury stock and (iii) 424,941 shares reserved for issuance upon exercise of outstanding stock options or otherwise. The outstanding shares of Buyer’s capital stock are validly issued, fully paid and nonassessable (and were not issued in violation of any preemptive or similar rights). The shares of Buyer Common Stock to be issued in the Merger have been duly and validly reserved for issuance, and when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of any preemptive or similar rights.

(b) Except as set forth in Section 4.03(a), there are no additional shares of the Buyer’s capital stock authorized or reserved for issuance, Buyer does not have any securities (including units of beneficial ownership interest in any partnership or limited liability company) convertible into or exchangeable for any additional shares of stock, any stock appreciation rights, phantom units or any other rights to subscribe for or acquire shares of its capital stock issued and outstanding, and Buyer does not have, and is not bound by, any commitment to authorize, issue or sell any such shares or other rights. Other than this Agreement, there are no agreements to which Buyer is a party with respect to the voting, sale or transfer, or registration of any securities of Buyer. To the Knowledge of Buyer, there are no agreements among other parties, to which Buyer is not a party, with respect to the voting or sale or transfer of any securities of Buyer.

(c) There are no outstanding contractual obligations of Buyer to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity interests in, Buyer or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of Buyer.

Section 4.04 Corporate Power. Each of Buyer and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all of its properties and assets; and Buyer has the corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

Section 4.05 Corporate Authority. This Agreement and the transactions contemplated hereby, have been authorized by all necessary corporate action of Buyer and the Board of Directors of Buyer (the “Buyer Board”). Buyer has duly executed and delivered this

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Agreement and, assuming the due authorization, execution and delivery by the Company, this Agreement is a legal, valid and binding agreement of Buyer, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general principles of equity).

Section 4.06 Non-Contravention.

(a) Subject to the receipt of the Regulatory Approvals and the Bank Merger Approvals, and the required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the Merger and the Bank Merger) by Buyer do not and will not (i) constitute a breach or violation of, or a default under, result in a right of termination, or the acceleration of any right or obligation under, any law, rule or regulation or any judgment, decree, order, permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, franchise or other agreement of Buyer or of any of its Subsidiaries or to which Buyer or any of its Subsidiaries, properties or assets is subject or bound, (ii) constitute a breach or violation of, or a default under, Buyer’s Articles of Incorporation or Bylaws, or (iii) require the consent or approval of any third party or Governmental Authority under any such law, rule, regulation, judgment, decree, order, permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, franchise or other agreement.

(b) As of the date hereof, Buyer has no Knowledge of any reasons relating to Buyer or the Buyer Bank (including, without limitation, compliance with the CRA or the USA PATRIOT Act) why (i) any of the Regulatory Approvals or the Bank Merger Approvals shall not be received from the applicable Governmental Authorities having jurisdiction over the transactions contemplated by this Agreement or (ii) why any Burdensome Condition would be imposed.

Section 4.07 Articles of Incorporation; Bylaws. Buyer has made available to the Company a complete and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, of Buyer. Buyer is not in violation of any of the terms of its Articles of Incorporation or Bylaws. The minute books of Buyer and each of its Subsidiaries contain complete and accurate records of all meetings held by, and complete and accurate records of all other corporate actions of, their respective shareholders and boards of directors (including committees of their respective boards of directors).

Section 4.08 Compliance with Laws.

Each of Buyer and its Subsidiaries:

(a) Since January 1, 2010, has been and is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting their businesses, including, without limitation, all Finance Laws, and all other applicable fair lending laws and other laws relating to discriminatory business practices. In addition, there is no pending or, to the Knowledge of Buyer,

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threatened charge by any Governmental Authority that any of Buyer and its Subsidiaries has violated, nor any pending or, to the Knowledge of Buyer, threatened investigation by any Governmental Authority with respect to possible violations of, any applicable Finance Laws;

(b) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, authorizations, orders and approvals are in full force and effect and, to the Knowledge of Buyer, no suspension or cancellation of any of them is threatened; and

(c) has received, since January 1, 2010, no notification or communication from any Governmental Authority (i) asserting that Buyer or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces, (ii) threatening to revoke any license, franchise, permit, or governmental authorization, (iii) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, federal deposit insurance or (iv) failing to approve any proposed acquisition, or stating its intention not to approve acquisitions, proposed to be effected by Buyer within a certain time period or indefinitely (nor, to the Knowledge of Buyer, do any grounds for any of the foregoing exist).

Section 4.09 Litigation; Regulatory Action.

(a) Except as set forth on Schedule 4.09(a) of the Buyer Disclosure Schedule, no litigation, claim, suit, investigation or other proceeding before any court, governmental agency or arbitrator is pending against Buyer or any of its Subsidiaries, and, to the Knowledge of Buyer, (i) no litigation, claim, suit, investigation or other proceeding has been threatened and (ii) there are no facts which would reasonably be expected to give rise to such litigation, claim, suit, investigation or other proceeding.

(b) Neither Buyer nor any of its Subsidiaries nor any of their respective properties is a party to or is subject to any assistance agreement, board resolution, order, decree, supervisory agreement, memorandum of understanding, condition or similar arrangement with, or a commitment letter or similar submission to, any Governmental Authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of Buyer or any of its Subsidiaries. Since January 1, 2010, neither Buyer nor any of its Subsidiaries has been subject to any order or directive by, or been ordered to pay any civil money penalty by, or has been a recipient of any supervisory letter from, or has adopted any policies, procedures or board resolutions at the request or suggestion of, any Governmental Authority that currently regulates in any material respect the conduct of its business or that in any manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business, other than those of general application that apply to similarly-situated bank or financial holding companies or their subsidiaries.

(c) Since January 1, 2010, neither Buyer nor any of its Subsidiaries, has been advised by a Governmental Authority that it will issue, or has Knowledge of any facts which would

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reasonably be expected to give rise to the issuance by any Governmental Authority or has Knowledge that such Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, board resolution, memorandum of understanding, supervisory letter, commitment letter, condition or similar submission.

Section 4.10 SEC Documents; Financial Reports; and Regulatory Reports.

(a) Buyer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (the “Buyer 2012 Form 10-K”), and all other reports, registration statements, definitive proxy statements or information statements required to be filed or furnished by Buyer or any of its Subsidiaries subsequent to January 1, 2010, under the Securities Act, or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (collectively, the “Buyer SEC Documents”), with the SEC, and all of the Buyer SEC Documents filed with the SEC after the date hereof, in the form filed or to be filed, (i) complied or will comply as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Buyer SEC Document (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which such balance sheet relates as of its date, and each of the statements of income and changes in stockholders’ equity and cash flows or equivalent statements in such Buyer SEC Documents (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders’ equity and changes in cash flows, as the case may be, of the entity or entities to which such statement relates for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year end audit adjustments in the case of unaudited financial statements. Except for those liabilities that are fully reflected or reserved against in the most recent audited consolidated balance sheet of Buyer and its Subsidiaries contained in the Buyer 2012 Form 10-K and, except for liabilities reflected in Buyer SEC Documents filed prior to the date hereof or incurred in the ordinary course of business consistent with past practices or in connection with this Agreement, since December 31, 2012, neither Buyer nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on its consolidated balance sheet or in the notes thereto.

(b) Buyer and each of its Subsidiaries, officers and directors are in compliance with, and have complied, with (1) the applicable provisions of Sarbanes-Oxley and the related rules and regulations promulgated under such act and the Exchange Act and (2) the applicable listing and corporate governance rules and regulations of NASDAQ. Buyer (i) has established and maintained disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, and (ii) has disclosed based on its most recent evaluations, to its outside auditors and the audit committee of the Buyer Board (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are

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reasonably likely to adversely affect Buyer’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Buyer’s internal control over financial reporting.

(c) Since January 1, 2010, Buyer and its Subsidiaries have duly filed with the FRB, the FDIC, the Pennsylvania Department of Banking and any other applicable Governmental Authority, in correct form in all material respects, the reports required to be filed under applicable laws and regulations and such reports were complete and accurate and in compliance with the requirements of applicable laws and regulations.

Section 4.11 Absence of Certain Changes or Events. Except as disclosed in the Buyer SEC Documents filed or furnished prior to the date hereof, or as otherwise expressly permitted or expressly contemplated by this Agreement, since December 31, 2012, there has been no change or development in the business, operations, assets, liabilities, condition (financial or otherwise), results of operations, cash flows or properties of Buyer or any of its Subsidiaries which has had, or would reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

Section 4.12 Taxes and Tax Returns. (a) Each of Buyer and its Subsidiaries has filed all Tax Returns that it was required to file under applicable laws and regulations, other than Tax Returns that are not yet due or for which a request for extension was filed. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by Buyer and its Subsidiaries (whether or not shown on any Tax Return) have been paid other than Taxes that have been reserved or accrued on the balance sheet of Buyer or its Subsidiaries or which Buyer and/or its Subsidiaries are contesting in good faith. None of Buyer or its Subsidiaries is the beneficiary of any extension of time within which to file any Tax Return, and neither Buyer nor any of its Subsidiaries currently has any open Tax years. No claim has ever been made by an authority in a jurisdiction where Buyer or its Subsidiaries do not file Tax Returns that Buyer or its Subsidiaries are or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Buyer or its Subsidiaries.

(b) Each of Buyer and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

(c) Except as set forth on Schedule 4.12(c) of the Buyer Disclosure Schedule, no foreign, federal, state, or local Tax audits or administrative or judicial Tax proceedings are being conducted or to the Knowledge of Buyer are pending with respect to Buyer or its Subsidiaries. Neither Buyer nor any of its Subsidiaries has received from any foreign, federal, state, or local Tax authority (including jurisdictions where Buyer and any of its Subsidiaries have not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any Tax authority against Buyer or its Subsidiaries.

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(d) Buyer has provided the Company with true and complete copies of the United States federal, state, local, and foreign income Tax Returns filed with respect to Buyer and its Subsidiaries for Tax periods ended December 31, 2011, 2010 and 2009. Buyer has delivered to the Company correct and complete copies of all examination reports, and statements of deficiencies assessed against or agreed to by Buyer or any of its Subsidiaries pertaining to Tax Returns filed for the years ended December 31, 2011, 2010 and 2009. Buyer and each of its Subsidiaries have timely and properly taken such actions in response to and in compliance with notices Buyer or any of its Subsidiaries have received from the IRS in respect of information reporting and backup and nonresident withholding as are required by law.

(e) None of Buyer or any of its Subsidiaries have waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(f) None of Buyer or any of its Subsidiaries have been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Each of Buyer and its Subsidiaries have disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. None of Buyer or any of its Subsidiaries is a party to or bound by any Tax allocation or sharing agreement. Buyer (i) has not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group of which Buyer is or was the common parent), and (ii) has no liability for the Taxes of any individual, bank, corporation, partnership, association, joint stock company, business trust, limited liability company, or unincorporated organization (other than Buyer or any of its Subsidiaries) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(g) The unpaid Taxes of Buyer or any of its Subsidiaries (i) did not, as of the end of the most recent period covered by Buyer’s or any of its Subsidiaries’ call reports filed on or prior to the date hereof, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements included in Buyer’s or any of its Subsidiaries’ call reports filed on or prior to the date hereof (rather than in any notes thereto), and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of each of Buyer or any of its Subsidiaries in filing its Tax Returns. Since the end of the most recent period covered by Buyer’s or any of its Subsidiaries’ call reports filed prior to the date hereof, none of Buyer or any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

(h) None of Buyer or any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) intercompany

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transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

(i) None of Buyer or any of its Subsidiaries has distributed stock of another Person or had its stock distributed by another Person in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(j) None of Buyer or any of its Subsidiaries has participated in a “listed transaction” within the meaning of Section 1.6011-4(b)(2) of the Treasury Regulations (or any predecessor provision) and none of Buyer or any of its Subsidiaries has been notified of, or to Buyer’s Knowledge has participated in, a transaction that is described as a “reportable transaction” within the meaning of Section 1.6011-4(b)(1) of the Treasury Regulations.

Section 4.13 Employee Benefit Plans.

(a) Schedule 4.13 of the Buyer Disclosure Schedule sets forth a list of every material Employee Program currently maintained by Buyer or an ERISA Affiliate (“Buyer Employee Program”).

(b) Each Buyer Employee Program that is intended to qualify under Section 401(a) or 501(c)(9) of the Code is so qualified and has received a favorable determination or approval letter from the IRS with respect to such qualification, or may rely on an opinion letter issued by the IRS with respect to a prototype plan adopted in accordance with the requirements for such reliance, or has time remaining for application to the IRS for a determination of the qualified status of such Buyer Employee Program for any period for which such Buyer Employee Program would not otherwise be covered by an IRS determination and, to the Knowledge of Buyer, no event or omission has occurred that would cause any Buyer Employee Program to lose such qualification.

(c) Each Buyer Employee Program is and has been operated in substantial compliance with applicable laws and regulations and with its terms. No litigation or governmental administrative proceeding, audit or other proceeding (other than those relating to routine claims for benefits) is pending or, to the Knowledge of Buyer, threatened with respect to any Buyer Employee Program or any fiduciary or service provider thereof. All payments and/or contributions required to have been made with respect to all Buyer Employee Programs either have been made or have been accrued in accordance with the terms of the applicable Buyer Employee Program and applicable law.

(d) No Buyer Employee Program is a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any ERISA Affiliate could incur liability under Section 4063 or 4064 of ERISA or a plan maintained by more than one employer as described in Section 413(c) of the Code.

(e) Neither Buyer nor any current ERISA Affiliate maintains or contributes to, or within the past six (6) years has maintained or contributed to, any Employee Program that is or was subject to Title IV of ERISA, Section 412 of the Code, Section 302 of ERISA or is a

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Multiemployer Plan and neither Buyer nor any ERISA Affiliate has incurred any liability under Title IV of ERISA that has not been paid in full. “Multiemployer Plan” means an employee pension or welfare benefit plan to which more than one unaffiliated employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

Section 4.14 Brokers. No action has been taken by Buyer or any of its Subsidiaries that would give rise to any valid claim against Buyer for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement, other than the engagement of Griffin Financial Group, LLC, whose expenses shall be paid by Buyer.

Section 4.15 Deposit Insurance. The deposits of the Buyer Bank are insured by the FDIC in accordance with the FDIA to the fullest extent permitted by law, and the Buyer Bank has paid all premiums and assessments and filed all reports required by the FDIA. No proceedings for the revocation or termination of such deposit insurance are pending or, to the Knowledge of Buyer, threatened.

Section 4.16 Financial Controls and Procedures. During the periods covered by the Buyer’s financial statements referenced above in Section 4.10, Buyer has had in place internal controls over financial reporting which are designed and maintained to ensure that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. None of Buyer’s or any of its Subsidiaries’ records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of Buyer or its accountants.

Section 4.17 Financial Ability. On the Effective Date, Buyer will have all funds necessary to consummate the Merger and pay the aggregate Total Consideration to holders of Company Common Stock pursuant to Article II hereof.

Section 4.18 Buyer Common Stock. The shares of Buyer Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, will not be subject to preemptive or similar rights and will be issued in compliance with applicable United States federal and state securities laws.

Section 4.19 CRA, Anti-money Laundering and Customer Information Security. Neither Buyer nor any of its Subsidiaries is a party to any agreement with any individual or group regarding CRA matters and Buyer has no Knowledge of, and none of Buyer and its Subsidiaries has been advised of, or has any Knowledge (because of the Buyer Bank’s Home Mortgage Disclosure Act data for the year ended December 31, 2012, filed with the FDIC, or

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otherwise) that any facts or circumstances exist, which would cause Buyer Bank: (a) to be deemed not to be in satisfactory compliance with the CRA, and the regulations promulgated thereunder, or to be assigned a rating for CRA purposes by federal or state bank regulators of lower than “satisfactory”; (b) to be deemed to be operating in violation of the federal Bank Secrecy Act, as amended, and its implementing regulations (31 C.F.R. Part 103), the USA PATRIOT Act, and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (c) to be deemed not to be in satisfactory compliance with the applicable requirements contained in any federal and state privacy or data security laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by Buyer Bank pursuant to 12 C.F.R. Part 30. Furthermore, the Board of Directors of the Buyer Bank has adopted and Buyer Bank has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Authority and that meets the requirements of Sections 352 and 326 and all other applicable provisions of the USA PATRIOT Act and the regulations thereunder.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 5.01 Company Forbearances. From the date hereof until the Effective Time, except as set forth on the Company Disclosure Schedule or as expressly contemplated by this Agreement, without the prior written consent (including via email) of Buyer (which consent shall not be unreasonably withheld or delayed), the Company will not, and will cause each of its Subsidiaries not to:

(a) Ordinary Course. Conduct its business other than in the ordinary and usual course consistent with past practice, or fail to use reasonable best efforts to preserve intact its business organizations and assets and maintain its rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action that would reasonably be expected to (i) adversely affect the ability of any party to obtain any necessary approval of the Company’s shareholders or any Governmental Authority required for the transactions contemplated hereby (including, without limitation, the Regulatory Approvals and the Bank Merger Approvals) or (ii) adversely affect the Company’s ability to perform any of its material obligations under this Agreement.

(b) Stock. (i) Other than pursuant to stock-based awards outstanding as of the date hereof and listed on the Company Disclosure Schedule, issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of stock, any securities (including units of beneficial ownership interest in any partnership or limited liability company) convertible into or exchangeable for any additional shares of stock, any stock options or stock appreciation rights, or any other rights to subscribe for or acquire shares of stock, or take any action related to such issuance or sale, (ii) enter into any agreement with respect to the foregoing, (iii) accelerate the vesting of any existing stock-based awards (other than as required by the terms of existing stock-based awards), or (iv) change (or establish a record date for changing) the number of, or provide for the exchange of, shares of its stock, any securities (including units of beneficial

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ownership interest in any partnership or limited liability company) convertible into or exchangeable for any additional shares of stock, any stock appreciation rights, or any other rights to subscribe for or acquire shares of stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to its outstanding stock or any other such securities.

(c) Dividends, Etc. (i) Make, declare or pay any dividend on or in respect of, or declare or make any distribution on, any shares of stock (including Company Convertible Preferred Stock) other than (x) dividends from wholly owned Subsidiaries to the Company or any other wholly owned Subsidiary of the Company, as applicable, or (y) regular quarterly cash dividends on Company Common Stock no greater than the rate paid during the fiscal quarter immediately preceding the date hereof with record and payment dates consistent with past practice (subject to the last sentence of this clause (c)), or (ii) directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of its stock. After the date hereof, the Company shall coordinate with Buyer regarding the declaration of any dividends in respect of Company Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Company Common Stock shall receive exactly one (1) dividend for the calendar quarter in which the Merger is consummated with respect to their shares of Company Common Stock and any shares of Buyer Common Stock that such holders receive in exchange therefor in the Merger.

(d) Compensation; Employment Agreements; Etc. Enter into or amend any employment, severance or similar agreements or arrangements with any of its directors, officers, employees or consultants, grant any salary or wage increase, increase any employee benefit, or make any incentive or bonus payments, except for (i) normal merit increases in base salary in the ordinary course of business consistent with past practice, not to exceed an aggregate increase of more than three percent (3%) from the aggregate base salary paid in 2012, (ii) as may be required by law, (iii) to satisfy contractual obligations existing as of the date hereof and disclosed on Schedule 3.14(a) of the Company Disclosure Schedule or (iv) as set forth on Schedule 5.01(d) or otherwise expressly provided in this Agreement.

(e) Benefit Plans. Except as may be required (i) by applicable law or the express terms of this Agreement or (ii) to satisfy contractual obligations existing as of the date hereof and disclosed on Schedule 3.14(a) of the Company Disclosure Schedule, enter into, establish, adopt or amend any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any director, officer or other employee of the Company or any of its Subsidiaries, including, without limitation, taking any action that accelerates the vesting or exercise of any benefits payable thereunder.

(f) Company Employees. Hire or terminate the employment of any officer, member of senior management or other employee exempt from overtime requirements, elect to any office any person who is not a member of the Company’s management team as of the date of this Agreement or elect to the Company Board or the board of directors of the Company Bank any person who is not a member of the Company Board or the board of the Company Bank, respectively, as of the date of this Agreement, except (i) to satisfy contractual obligations

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existing as of the date hereof and set forth on Schedule 5.01(f) of the Company’s Disclosure Schedule and (ii) persons hired to fill any vacancies arising after the date hereof as a result of the termination or resignation of an existing employee at an annual salary of less than $30,000 and whose employment is terminable at the will of the Company, as applicable.

(g) Dispositions. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business consistent with past practice and in a transaction that, together with all other such transactions, is not material to the Company and its Subsidiaries taken as a whole.

(h) Governing Documents. Amend its Articles of Incorporation or Code of Regulations (or equivalent documents).

(i) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) all or any portion of the assets, business, securities, deposits or properties of any other entity.

(j) Capital Expenditures. Make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $10,000 individually or $50,000 in the aggregate.

(k) Contracts. Enter into or terminate any Company Material Contract, amend or modify in any material respect any Company Material Contract, or waive any rights under any Company Material Contract.

(l) Claims. Enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which the Company or any of its Subsidiaries is a party, or waive or release any material rights or claims, or agree or consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting its business or operations in any material respect.

(m) Banking Operations. Enter into any new material line of business; change its material lending, investment, underwriting, risk and asset liability management or other material banking and operating policies, except as required by applicable law, regulation or policies imposed by any Governmental Authority; introduce any material new products or services, any material marketing campaigns or any material new sales compensation or incentive programs or arrangements; or file any application or make any contract with respect to branching or site location or branching or site relocation.

(n) Derivative Transactions. Enter into any Derivative Transactions.

(o) Indebtedness. Incur, modify, extend or renegotiate any indebtedness for borrowed money (other than deposits, federal funds purchased, federal home loan bank advances, and securities sold under agreements to repurchase, in each case in the ordinary course of business consistent with past practice), prepay any indebtedness or other similar arrangements so as to cause the Company or any of its Subsidiaries to incur any prepayment penalty thereunder, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than in the ordinary course of business consistent with past practice.

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(p) Investment Securities. Acquire (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) (i) any debt security or equity investment of a type or in an amount that is not permissible for the Company Bank under applicable law or (ii) any other debt security other than in the ordinary course of business consistent with past practice, or restructure or materially change its investment securities portfolio or its interest rate risk position, through purchases, sales or otherwise, or in the manner in which the portfolio is classified; provided that the foregoing shall not restrict the Company from complying with Section 6.17 hereof.

(q) Loans. Except for Loans or commitments for Loans that have been approved prior to the date of this Agreement, (i) make or acquire, or issue new commitments for, (A) any commercial and industrial loans in a principal amount in excess of $1,000,000, (B) any unsecured loans in a principal amount in excess of $250,000, or (C) any other new Loan in a principal amount in excess of $2,000,000, (ii) renegotiate, renew, increase or modify any existing Loan in a principal amount in excess of $3,000,000, or (iii) purchase any participation in any Loan; provided, however, that no such action shall be taken with respect to any Classified Loans with a principal amount balance in excess of $500,000; provided, further, that the Loan thresholds referenced herein shall refer to the amount of all Loans to any one borrower or related borrowers in the aggregate, as defined in the Company’s credit policies.

(r) Investments in Real Estate. Make any investment or commitment to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice); or foreclose on or take a deed or title to any real estate other than one (1)—four (4) family residential properties or properties valued at less than $200,000 without first conducting a Phase I environmental assessment of the property that satisfies the requirements of all appropriate inquiries standard of the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), or foreclose or take a deed or title to any real estate if such environmental assessment indicates the presence of Hazardous Material.

(s) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by changes in laws or regulations or by GAAP.

(t) Tax Matters. Make or change any Tax election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, fail to timely file any Tax Return, enter into any closing agreement, settle or compromise any liability with respect to Taxes, agree to any adjustment of any Tax attribute, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax.

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(u) Loan Policies. Change its loan policies or procedures in effect as of the date hereof, except as required by any Governmental Authority.

(v) Adverse Actions. (i) Knowingly take any action that would, or would be reasonably likely to, prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; or (ii) take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article VII not being satisfied, or (z) a material violation of any provision of this Agreement.

(w) Agreements. Agree or commit to do anything prohibited by this Section 5.01.

Section 5.02 Buyer Forbearances. From the date hereof until the Effective Time, except as set forth on the Buyer Disclosure Schedule or as expressly contemplated by this Agreement, without the prior written consent of the Company, Buyer will not, and will cause each of its Subsidiaries not to: (a) amend its Articles of Incorporation or Bylaws in a manner that would materially and adversely affect the economic benefit of the Merger to the holders of Company Common Stock; (b) knowingly take any action that would, or would be reasonably likely to, prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; or (c) take any action that is intended or is reasonably likely to result in any of the conditions to the Merger set forth in Article VII not being satisfied.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.01 Shareholder Approval.

(a) Company Shareholder Approval.

(i) Following the execution of this Agreement, the Company shall take, in accordance with applicable law and its Articles of Incorporation and Code of Regulations, all action necessary to convene a meeting of its shareholders as promptly as practicable (and in any event within forty-five (45) days following the time when the Registration Statement becomes effective, subject to extension with the consent of Buyer) to consider and vote upon the approval of this Agreement and the transactions contemplated hereby (including the Merger) and any other matter required to be approved by the shareholders of the Company in order to consummate the Merger and the transactions contemplated hereby (including any adjournment or postponement thereof, the “Company Meeting”).

(ii) Subject to Section 6.05 hereof, the Company shall use its reasonable best efforts to obtain the requisite vote of the Company’s shareholders to consummate the Merger and the other transactions contemplated hereby, and shall ensure that the Company Meeting is called, noticed, convened, held and conducted in compliance with the ORC, the Articles of Incorporation of the Company and the Code of Regulations of the Company, and all other applicable legal requirements. The Company shall keep Buyer updated with respect to the voting results in connection with the Company Meeting as reasonably requested by Buyer.

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(iii) Subject to Section 6.05 hereof, (A) the Company Board shall recommend that the Company’s shareholders vote to approve this Agreement and the transactions contemplated hereby (including the Merger) and any other matters required to be approved by the Company’s shareholders for consummation of the Merger and the transactions contemplated hereby (the “Company Recommendation”), and (B) the Proxy Statement/Prospectus shall include the Company Recommendation.

Section 6.02 Registration Statement.

(a) Within twenty (20) Business Days of the date hereof, Buyer shall submit to the Company an initial draft of a registration statement on Form S-4 (the “Draft Registration Statement”) to be filed by Buyer with the SEC in connection with the issuance of the Buyer Common Stock in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of Buyer and the Company relating to the Company Meeting and a Buyer meeting, as applicable, and constituting a part thereof (the “Proxy Statement/Prospectus”) and all related documents). Buyer and the Company agree to cooperate to complete the Draft Registration Statement so it is in a mutually agreeable final form (the “Registration Statement”) (which shall include the Proxy statement/Prospectus and all related documents). Buyer will file the Registration Statement with the SEC as soon as practicable after it is in such mutually agreeable final form. Each of Buyer and the Company agree to use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as promptly as reasonably practicable after the filing thereof. The Company agrees to cooperate with Buyer and Buyer’s counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from the Financial Advisor and the Company’s independent registered public accounting firm in connection with the Registration Statement and the Proxy Statement/Prospectus. After the Registration Statement is declared effective under the Securities Act, the Company, at its expense, shall promptly mail the Proxy Statement/Prospectus to the Company’s shareholders.

(b) Each of Buyer and the Company agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Registration Statement, the Proxy Statement/Prospectus or any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any Governmental Authority in connection with the transactions contemplated hereby. Each of Buyer and the Company agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto, at the date of mailing by or on behalf of the Company to shareholders and at the time of a Buyer meeting, as applicable, will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Each of Buyer and the Company further agrees that if it shall become aware, prior to the Company Meeting, of any information that would cause any of the statements in the Proxy Statement/Prospectus to be false or misleading with respect to any material fact, or to omit to

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state any material fact necessary to make the statements therein not false or misleading, it shall promptly inform the other party thereof and shall take the necessary steps to correct the Proxy Statement/Prospectus.

(c) Buyer will advise the Company, promptly after Buyer receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Buyer Common Stock for offering or sale in any jurisdiction, of the initiation of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information and provide the Company with a copy of such SEC request.

Section 6.03 Press Releases. Buyer and the Company will consult with each other before issuing any press release with respect to this Agreement and the transactions contemplated hereby and will not issue any press release or written statement for general circulation relating to the transactions contemplated hereby or make any such public statements or other disclosure regarding this Agreement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party (but after consultation with the other party, to the extent practicable), issue such press release or public statements as may be required by applicable law or the rules and regulations of any stock exchange.

Section 6.04 Access; Information.

(a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Company shall, and shall cause its Subsidiaries to, afford Buyer and its officers, employees, counsel, accountants, advisors and other authorized representatives (collectively, the “Buyer Representatives”), access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records (including, without limitation, work papers of independent auditors), and to its officers, employees, accountants, counsel or other representatives, and, during such period, it shall, and shall cause its Subsidiaries to, furnish promptly to Buyer and the Buyer Representatives (i) a copy of each material report, schedule and other document filed with any Governmental Authority (other than reports or documents that the Company or its Subsidiaries, as the case may be, are not permitted to disclose under applicable law), and (ii) all other information concerning the business, properties and personnel of the Company and its Subsidiaries as Buyer or any Buyer Representative may reasonably request. Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access jeopardizes the attorney-client privilege of the institution in possession or control of such information or contravenes any law, rule, regulation, order, judgment or decree. Consistent with the foregoing, the Company agrees to make appropriate substitute disclosure arrangements under the circumstances in which the restrictions of the preceding sentence apply.

(b) Buyer agrees to hold all information and documents obtained pursuant to this Section 6.04 in confidence (as provided in, and subject to the provisions of, the Confidentiality Agreement, as if it were the party receiving the confidential information as described therein). No investigation by Buyer of the business and affairs of the Company shall affect or be deemed

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to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to Buyer’s obligation to consummate the transactions contemplated by this Agreement.

Section 6.05 No Solicitation.

(a) The Company shall not, and shall cause its Subsidiaries and the respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants, consultants, affiliates and other agents of the Company and its Subsidiaries (collectively, the “Company Representatives”) not to, directly or indirectly, (i) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (ii) except as provided in Section 6.05(b), participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any Person (other than Buyer) any information or data with respect to the Company or any of its Subsidiaries or otherwise relating to an Acquisition Proposal; (iii) release any Person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which the Company is a party; or (iv) except as provided in Section 6.05(b) enter into any agreement, agreement in principle or letter of intent with respect to any Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to an Acquisition Proposal. Any violation of the foregoing restrictions by any of the Company Representatives, whether or not such Company Representative is so authorized and whether or not such Company Representative is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this Agreement by the Company. The Company and its Subsidiaries shall, and shall cause each of the Company Representatives to, immediately cease and cause to be terminated any and all existing discussions, negotiations, and communications existing on the date hereof with any Persons with respect to any existing or potential Acquisition Proposal.

For purposes of this Agreement, “Acquisition Proposal” shall mean any inquiry, offer or proposal (other than an inquiry, offer or proposal from Buyer), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an Acquisition Transaction. For purposes of this Agreement, “Acquisition Transaction” shall mean (A) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries; (B) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, any assets of the Company or any of its Subsidiaries representing, in the aggregate, 15% or more of the assets of the Company and its Subsidiaries on a consolidated basis; (C) any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing 15% or more of the votes attached to the outstanding securities of the Company or any of its Subsidiaries; (D) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning 15% or more of any class of equity securities of the Company or any of its Subsidiaries; or (E) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

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(b) Notwithstanding Section 6.05(a), prior to the date of the Company Meeting, the Company may take any of the actions described in clause (ii) and (iv) of Section 6.05(a) if, but only if, (i) the Company has received a bona fide unsolicited written Acquisition Proposal that did not result from a breach of this Section 6.05; (ii) the Company Board determines in good faith, after consultation with and having considered the advice of its outside legal counsel and a nationally recognized, independent financial advisor, that (A) such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and (B) it is required to take such actions to comply with its fiduciary duties to the Company’s shareholders under applicable law; (iii) the Company has provided Buyer with at least two (2) Business Days’ prior notice that the Company Board is reasonably likely to make such a determination; and (iv) prior to furnishing or affording access to any information or data with respect to the Company or any of its Subsidiaries or otherwise relating to an Acquisition Proposal, the Company receives from such Person a confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement. The Company shall promptly provide to Buyer any non-public information regarding the Company or its Subsidiaries provided to any other Person which was not previously provided to Buyer, such additional information to be provided no later than the date of provision of such information to such other party.

For purposes of this Agreement, “Superior Proposal” shall mean any bona fide written proposal (on its most recently amended or modified terms, if amended or modified) made by a third party to enter into an Acquisition Transaction on terms that the Company Board determines in its good faith judgment, after consultation with and having considered the advice of outside legal counsel and an independent financial advisor of nationally recognized reputation (x) would, if consummated, result in the acquisition of all, but not less than all, of the issued and outstanding shares of Company Common Stock or all, or substantially all, of the assets of the Company and its Subsidiaries on a consolidated basis; (y) would result in a transaction that (A) involves consideration to the holders of the shares of Company Common Stock that is more favorable, from a financial point of view, than the consideration to be paid to the Company’s shareholders pursuant to this Agreement, considering, among other things, the nature of the consideration being offered and any material regulatory approvals or other risks, financing conditions or other contingencies associated with the consummation or the timing of the proposed transaction beyond or in addition to those specifically contemplated hereby, and (B) is, in light of the other terms of such proposal, more favorable to the Company’s shareholders than the Merger and the transactions contemplated by this Agreement; and (z) is reasonably likely to be completed on the terms proposed, in each case taking into account all legal, financial, regulatory and other aspects of the proposal.

(c) The Company shall promptly (and in any event within 24 hours) notify Buyer in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, the Company or the Company Representatives, in each case in connection with any Acquisition Proposal, and such notice shall indicate the name of the Person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers (and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, providing copies of such materials (including e-mails or other electronic communications) except to the extent that such materials constitute confidential information of the party making such offer or proposal under an effective

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confidentiality agreement). The Company agrees that it shall keep Buyer informed, on a reasonably current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).

(d) Except as provided in Section 6.05(e), neither the Company Board nor any committee thereof shall (i) withdraw, qualify, amend or modify, or propose to withdraw, qualify, amend or modify, in a manner adverse to Buyer in connection with the transactions contemplated by this Agreement (including the Merger), the Company Recommendation, fail to reaffirm the Company Recommendation within five (5) Business Days following a request by Buyer, or make any statement, filing or release, in connection with the Company Meeting or otherwise, inconsistent with the Company Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the Company Recommendation); (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal; or (iii) enter into (or cause the Company or any of its Subsidiaries to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement (A) related to any Acquisition Transaction (other than a confidentiality agreement entered into in accordance with the provisions of Section 6.05(b)) or (B) requiring the Company to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement.

(e) Notwithstanding Section 6.05(d), prior to the date of the Company Meeting, the Company Board may withdraw, qualify, amend or modify the Company Recommendation (a “Company Subsequent Determination”) after the third Business Day following Buyer’s receipt of a notice (the “Notice of Superior Proposal”) from the Company advising Buyer that the Company Board has decided that a bona fide unsolicited written Acquisition Proposal that it received (that did not result from a breach of this Section 6.05) constitutes a Superior Proposal if, but only if, (i) the Company Board has reasonably determined in good faith, after consultation with and having considered the advice of outside legal counsel and an independent financial advisor of nationally recognized reputation, that it is required to take such actions to comply with its fiduciary duties to the Company’s shareholders under applicable law, (ii) during the three (3) Business Day period after receipt of the Notice of Superior Proposal by Buyer (the “Notice Period”), the Company and the Company Board shall have cooperated and negotiated in good faith with Buyer to make such adjustments, modifications or amendments to the terms and conditions of this Agreement as would enable the Company to proceed with the Company Recommendation without a Company Subsequent Determination; provided, however, that Buyer shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement and (iii) at the end of the Notice Period, after taking into account any such adjusted, modified or amended terms as may have been proposed by Buyer since its receipt of such Notice of Superior Proposal, the Company Board has again in good faith made the determination (A) in clause (i) of this Section 6.05(e) and (B) that such Acquisition Proposal constitutes a Superior Proposal. In the event of any material revisions to the Superior Proposal, the Company shall be required to deliver a new Notice of Superior Proposal to Buyer and again comply with the requirements of this Section 6.05(e), except that the Notice Period shall be reduced to one (1) Business Day.

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(f) Notwithstanding any Company Subsequent Determination, this Agreement shall be submitted to the Company’s shareholders at the Company Meeting for the purpose of voting on the approval of this Agreement and the transactions contemplated hereby (including the Merger) and nothing contained herein shall be deemed to relieve the Company of such obligation; provided, however, that if the Company Board shall have made a Company Subsequent Determination, then the Company Board may submit this Agreement to the Company’s shareholders without recommendation (although the resolutions adopting this Agreement as of the date hereof may not be rescinded), in which event the Company Board may communicate the basis for its lack of a recommendation to the Company’s shareholders in the Proxy Statement/Prospectus or an appropriate amendment or supplement thereto. In addition to the foregoing, the Company shall not submit to the vote of its shareholders any Acquisition Proposal other than the Merger.

Section 6.06 Takeover Laws. No party shall take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Laws, as applicable, and each party shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Laws, as now or hereafter in effect, that purports to apply to this Agreement or the transactions contemplated hereby.

Section 6.07 Shares Listed. Prior to the Effective Time, to the extent required by NASDAQ, Buyer shall file a notice of additional listing of shares with NASDAQ with respect to the shares of Buyer Common Stock to be issued to the holders of Company Common Stock in the Merger. Such shares of Buyer Common Stock will not be subject to preemptive or similar rights and will be issued in compliance with applicable United States federal and state securities laws.

Section 6.08 Regulatory Applications; Filings; Consents. Buyer and the Company and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts (a) to promptly prepare all documentation, effect all filings and obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities, including, without limitation, the Regulatory Approvals and the Bank Merger Approvals, necessary to consummate the transactions contemplated by this Agreement (including, without limitation, the Merger and the Bank Merger), and (b) to comply with the terms and conditions of such permits, consents, approvals and authorizations; provided, however, that in no event shall Buyer be required to agree to any prohibition, limitation, or other requirement which would prohibit or materially limit the ownership or operation by the Company or any of its Subsidiaries, or by Buyer or any of its Subsidiaries, of all or any material portion of the business or assets of the Company or any of its Subsidiaries or Buyer or its Subsidiaries, or compel Buyer or any of its Subsidiaries to dispose of or hold separate all or any material portion of the business or assets of the Company or any of its Subsidiaries or Buyer or any of its Subsidiaries (together, the “Burdensome Conditions”). Provided that the Company has cooperated as required above, Buyer agrees to file, within thirty (30) days of the date of this Agreement, the requisite applications to be filed by it with the FRB, the FDIC and, if necessary, any other Governmental Authority including Governmental Authorities of Pennsylvania and Ohio, and any other states in which Buyer, the Company and their respective Subsidiaries operate. Each of Buyer and the Company

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shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to obtaining all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party reasonably apprised of the status of material matters relating to completion of the transactions contemplated hereby, including by providing the other party with any comments or questions received from a Governmental Authority in connection with the filings made in contemplation of this Agreement.

Section 6.09 Indemnification; Directors’ and Officers’ Insurance.

(a) Buyer agrees that all rights to indemnification and all limitations of liability existing in favor of any director or officer of the Company or its Subsidiaries (the “Indemnified Parties”) as provided in the Company’s Articles of Incorporation or Code of Regulations or in the similar governing documents of the Company’s Subsidiaries as in effect as of the date hereof with respect to matters occurring on or prior to the Effective Time shall survive the Merger and shall continue in full force and effect, to the extent provided by applicable law.

(b) Prior to the Effective Time, the Company shall purchase an extended reporting period endorsement under the Company’s existing directors’ and officers’ liability insurance coverage for the Company’s directors and officers in a form acceptable to the Company which shall provide such directors and officers with coverage for six (6) years following the Effective Time of not less than the existing coverage under, and have other terms not materially less favorable to, the insured persons than the directors’ and officers’ liability insurance coverage presently maintained by the Company, so long as the aggregate cost is less than 150% of the annual premium currently paid by the Company for such insurance (the “Premium Limit”). In the event that the Premium Limit is insufficient for such coverage, the Company will enter into an agreement to spend up to that amount to purchase such lesser coverage as may be obtained with such amount.

(c) In the event Buyer or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Buyer shall assume the obligations set forth in this Section 6.09.

(d) The provisions of this Section 6.09 are intended to be for the benefit of, and to grant third party rights to, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

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Section 6.10 Employees and Benefit Plans.

(a) As promptly as practicable after the Effective Time as determined in the reasonable discretion of Buyer, Buyer agrees to provide the employees of the Company and any of its Subsidiaries who remain employed after the Effective Time (“Company Employees”) with at least the types and levels of employee benefits comparable in the aggregate to those maintained by Buyer for similarly-situated employees of Buyer. Buyer will treat, and cause its applicable benefit plans to treat, the service of the Company Employees with the Company or any of its Subsidiaries as service rendered to Buyer or any of its Subsidiaries for purposes of eligibility to participate, vesting and for other appropriate benefits including, but not limited to, applicability of minimum waiting periods for participation (but not for benefit accrual under any such applicable plan) and not for participation in or accrual under any retiree health plan or executive supplemental retirement plan of Buyer or any of Buyer’s ERISA Affiliates. Without limiting the foregoing, but subject to the terms and conditions of Buyer’s health and similar plans, Buyer shall not treat any employee of the Company or any of its Subsidiaries as a “new” employee for purposes of any exclusions under any health or similar plan of Buyer for a pre-existing medical condition to the extent that any such exclusion did not apply under a health or similar plan of the Company or its Subsidiaries immediately prior to the Effective Time, and any deductibles, co-payments or out-of-pocket expenses paid under any of the Company’s or any of its Subsidiaries’ health plans shall be credited towards deductibles, co-payments or out-of-pocket expenses under Buyer’s health plans upon delivery to Buyer of appropriate documentation.

(b) Notwithstanding anything to the contrary contained herein, Buyer shall have sole discretion with respect to the determination as to whether or when to terminate, merge or continue any employee benefit plans and programs of the Company; provided, however, that Buyer shall continue to maintain such plans (other than stock-based or incentive plans or defined benefit plans) until the employees of the Company and its Subsidiaries are permitted to participate in Buyer’s plans in accordance with Section 6.10(a).

(c) From and after the Effective Time, Buyer agrees to cause the Company and its Subsidiaries to honor and continue to be obligated to perform, in accordance with their terms (as in effect as of the Effective Time and as amended to the extent set forth on Schedule 5.01(d) and in this Section 6.10), all contractual rights of current and former employees and directors of the Company or any of its Subsidiaries existing as of the date hereof under the employment, severance, deferred compensation, change in control, supplemental retirement plans and split-dollar agreements of the Company and its Subsidiaries listed in Schedule 6.10(c) of the Company Disclosure Schedule. Without limiting the scope of the foregoing and except as set forth in the immediately following sentence, Buyer agrees that those individuals with employment and/or change of control agreements to which the Company is a party that are set forth on Schedule 6.10(c) of the Company Disclosure Schedule shall terminate employment immediately following the Effective Time and be entitled to receive such severance payments as are determined in accordance with a settlement agreement being entered into concurrently herewith and substantially in the form attached hereto as Exhibit C-1 or Exhibit C-2, as appropriate. Notwithstanding the foregoing, Buyer agrees that Doris Lambert and Richard Bauer shall terminate employment immediately following the Effective Time and be entitled to receive such severance payments as are determined in accordance with a settlement agreement being entered into after the date hereof and substantially in the form attached hereto as Exhibit C-2.

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(d) If requested by Buyer, but such request must be made at least thirty (30) days before the Effective Time, the Company shall terminate its 401(k) plan as of the day prior to the Effective Time (but contingent upon the occurrence thereof) and adopt all required compliance amendments pursuant to written resolutions, the form and substance of which shall be reasonably satisfactory to Buyer.

(e) Buyer agrees to pay to each employee of the Company or any Subsidiary that is not covered by a written employment or severance agreement and either (i) not offered continued employment by Buyer or Buyer Bank after the Effective Time, or (ii) is terminated by Buyer or any of its subsidiaries, without cause, within six months following the Effective Time, a severance payment equal to one week of his or her then current base salary multiplied by the number of total completed years of service with the Company or any Subsidiary; provided, however, that the minimum severance payment shall equal four weeks of his or her base salary and the maximum severance payment shall not exceed 26 weeks of his or her base salary. Immediately prior to the Effective Time, the Company shall accrue all unused sick time as set forth on Schedule 6.10(e) of the Company Disclosure Schedule with respect to its employees and pay such amounts to its employees, subject to applicable withholding, as of the Effective Time. Immediately prior to the Effective Time, the Company shall accrue all liabilities under those Director Retirement Agreements to which the Company is a party which have not already been accrued.

(f) The Company and Buyer shall use reasonable efforts to consult with each other, and will consider in good faith each other’s advice, prior to sending any notices or other communication materials to the employees of the Company and its Subsidiaries regarding this Agreement, the Merger or the effects thereof on the employment, compensation or benefits of such employees and, in any case, any such notice or communication materials shall comply with applicable law.

Section 6.11 Notification of Certain Matters. Each of Buyer and the Company shall give prompt notice to the other of any fact, event or circumstance known to it that (a) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any condition set forth in Article VII not being satisfied, or (b) notwithstanding the standards set forth in Section 9.01, would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein. No such notice by Buyer or the Company shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to Buyer’s or the Company’s obligations to consummate the transactions contemplated by this Agreement.

Section 6.12 Financial Statements and Other Current Information. As soon as reasonably practicable after they become available, but in no event more than thirty (30) days after the end of each calendar month ending after the date of this Agreement, the Company shall furnish to Buyer (a) consolidated financial statements (including balance sheets, statements of operations and shareholders’ equity) of the Company and each of its Subsidiaries as of and for such month then ended, (b) internal management financial control reports showing actual financial performance against plan and previous period and (c) any reports provided to the Company Board or any committee thereof, including monthly board packages, relating to the financial performance and risk management of the Company and its Subsidiaries. All information furnished by the Company to Buyer pursuant to this Section 6.12 shall be held in confidence to the same extent of Buyer’s obligations under Section 6.04(b).

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Section 6.13 Confidentiality Agreement. The Confidentiality Agreement shall remain in full force and effect after the date hereof in accordance with its terms.

Section 6.14 Certain Tax Matters. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to: (a) timely file (taking into account any extensions of time within which to file) all Tax Returns required to be filed by it, and such Tax Returns shall be prepared in a manner reasonably consistent with past practice; (b) timely pay all Taxes shown as due and payable on such Tax Returns that are so filed; (c) establish an accrual in its books and records and financial statements in accordance with past practice for all Taxes payable by it for which a Tax Return is due prior to the Effective Time; and (d) promptly notify Buyer of any suit, claim, action, investigation, proceeding or audit pending against or with respect to the Company or any of its Subsidiaries in respect of any Tax matter, including, without limitation, Tax liabilities and refund claims.

Section 6.15 Certain Litigation. The Company shall provide Buyer the opportunity to participate at its own expense in the defense or settlement of any shareholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed to without Buyer’s prior written consent (such consent not to be unreasonably withheld).

Section 6.16 Classified Loans. The Company shall promptly after the end of each quarter after the date hereof and upon Closing provide Buyer with a complete and accurate list, including the amount, of all Loans subject to each type of classification of the Classified Loans.

Section 6.17 Company Convertible Preferred Stock. Unless each holder of Company Convertible Preferred Stock has converted all of its Company Convertible Preferred Stock into Company Common Stock or entered into a valid and binding agreement with the Company pursuant to which such holder agrees to convert all of its Company Convertible Preferred Stock into Company Common Stock prior to the Effective Time, the Company shall take all necessary action to effect the redemption of the Company Convertible Preferred Stock prior to the Effective Time (taking into account all notice, waiting and other periods under the terms of the Company Convertible Preferred Stock).

Section 6.18 Employment Agreement. Buyer will enter into agreements with each of David D. Dygert, W. Eugene Spurbeck, and Louis J. Torchio, substantially in the form attached hereto as Exhibit D, which reflects the terms of his continuing employment, with such agreement signed and dated as of the date of this Agreement, subject to the occurrence of the Effective Time.

Section 6.19 Tax Representation Letters. Officers of Buyer and the Company shall execute and deliver to Hogan Lovells US LLP, tax counsel to Buyer, and Vorys, Sater, Seymour and Pease LLP, tax counsel to the Company, “Tax Representation Letters” substantially in the form agreed to by the parties and such law firms at such time or times as may

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be reasonably requested by such law firms, including at the time the Proxy Statement/Prospectus and Registration Statement are declared effective by the SEC and at the Effective Time, in connection with such tax counsel’s delivery of opinions pursuant to Section 7.02(b) and Section 7.03(b) of this Agreement.

Section 6.20 Regional Board. Effective as of the Effective Time, Buyer agrees to take all action necessary to appoint each of the directors of the Company at the Effective Time who is not a Company Director Designee and who is not an employee of Buyer or Buyer Bank, to a regional advisory board of Buyer Bank, which shall remain in place for at least two (2) years after the Effective Time. Buyer Bank shall pay the members of the regional board a fee per meeting attended in an amount consistent with the amount paid by Buyer Bank to members of its regional boards existing as of the date hereof.

ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE MERGER

Section 7.01 Conditions to Each Party’s Obligations to Effect the Merger. The obligation of each of the parties to consummate the Merger is conditioned upon the satisfaction at or prior to the Effective Time of each of the following conditions:

(a) Shareholder Vote. This Agreement and the transactions contemplated hereby shall have been approved by the requisite affirmative vote of the shareholders of the Company present and voting at the Company Meeting.

(b) Regulatory Approvals; No Burdensome Condition. All Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired. No Regulatory Approval shall impose any term, condition or restriction upon Buyer or any of its Subsidiaries that Buyer reasonably determines is a Burdensome Condition.

(c) No Injunction, Etc. No order, decree or injunction of any court or agency of competent jurisdiction shall be in effect, and no law, statute or regulation shall have been enacted or adopted, that enjoins, prohibits, materially restricts or makes illegal consummation of any of the transactions contemplated hereby (other than the Bank Merger, which is the subject of Section 7.02(c)).

(d) Effective Registration Statement. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Governmental Authority.

Section 7.02 Conditions to the Obligations of Buyer. The obligation of Buyer to consummate the Merger is also conditioned upon the satisfaction or waiver by Buyer, at or prior to the Effective Time, of each of the following conditions:

(a) Representations, Warranties and Covenants of the Company. (i) Each of the representations and warranties of the Company contained herein shall be true and correct as of the date hereof and as of the Closing Date with the same effect as though all such representations

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and warranties had been made on the Closing Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, in any case subject to the standard set forth in Section 9.01, and (ii) each and all of the agreements and covenants of the Company to be performed and complied with pursuant to this Agreement on or prior to the Closing Date shall have been duly performed and complied with in all material respects. Buyer shall have received a certificate, dated the Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that the conditions set forth in this Section 7.02(a) have been satisfied.

(b) Tax Opinion Relating to the Merger. Buyer shall have received an opinion from Hogan Lovells US LLP, dated as of the Closing Date, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the Merger will be treated for federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering its opinion, Hogan Lovells US LLP may require and rely upon representations contained in the Tax Representation Letters.

(c) Bank Merger. All regulatory approvals required to consummate the Bank Merger, including without limitation the approval of the Pennsylvania Department of Banking and Securities and the Ohio Division (such approvals, the “Bank Merger Approvals”), shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired. No Bank Merger Approval shall impose any term, condition or restriction upon Buyer or any of its Subsidiaries that Buyer reasonably determines is a Burdensome Condition. No order, decree or injunction of any court or agency of competent jurisdiction shall be in effect, and no law, statute or regulation shall have been enacted or adopted, that enjoins, prohibits, materially restricts or makes illegal consummation of the Bank Merger.

(d) Company Convertible Preferred Stock. All outstanding shares of Company Convertible Preferred Stock shall have been redeemed or converted into Company Common Stock prior to the Effective Time and no shares of Company Convertible Preferred Stock shall remain outstanding.

Section 7.03 Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is also conditioned upon the satisfaction or waiver by the Company, at or prior to the Effective Time, of each of the following conditions:

(a) Representations, Warranties and Covenants of Buyer. (i) Each of the representations and warranties of Buyer contained herein shall be true and correct as of the date hereof and as of the Closing Date with the same effect as though all such representations and warranties had been made on the Closing Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, in any case subject to the standard set forth in Section 9.01, and (ii) each and all of the agreements and covenants of Buyer to be performed and complied with pursuant to this Agreement on or prior to the Closing Date shall have been duly performed and complied with in all material respects. The Company shall have received a certificate, dated the Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of Buyer, to the effect that the conditions set forth in this Section 7.03(a) have been satisfied.

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(b) Tax Opinion Relating to the Merger. The Company shall have received an opinion from Vorys, Sater, Seymour and Pease LLP, dated as of the Closing Date, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the Merger will be treated for federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering its opinion, Vorys, Sater, Seymour and Pease LLP may require and rely upon representations contained in the Tax Representation Letters.

ARTICLE VIII

TERMINATION

Section 8.01 Termination. This Agreement may be terminated, and the Merger and the transactions contemplated hereby may be abandoned:

(a) by the mutual consent of Buyer and the Company in a written instrument;

(b) by Buyer or the Company, in the event that the Merger is not consummated by December 31, 2013 (the “Outside Date”), except to the extent that the failure of the Merger to be consummated shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

(c) by Buyer or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach or the Outside Date, if earlier, and such breach would entitle the non-breaching party not to consummate the transactions contemplated hereby under Article VII;

(d) by Buyer or the Company, in the event the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement (including, solely with respect to Buyer’s right to terminate this Agreement, the Bank Merger) shall have been denied by final nonappealable action of such Governmental Authority, or any Governmental Authority of competent jurisdiction shall have issued a final nonappealable order, injunction or decree enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement (including, solely with respect to Buyer’s right to terminate this Agreement, the Bank Merger); provided, however, that subject to Section 6.09, the party seeking to terminate this Agreement shall have used its reasonable best efforts to have such order, injunction or decree lifted;

(e) by Buyer or the Company, if the approval of the Company’s shareholders required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at the Company Meeting or at any adjournment or postponement thereof;

(f) by Buyer, if (x) the Company Board (i) withdraws, qualifies, amends, modifies or withholds the Company Recommendation, or makes any statement, filing or release, in connection with the Company Meeting or otherwise, inconsistent with the Company

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Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the Company Recommendation), (ii) materially breaches its obligation to call, give notice of and commence the Company Meeting under Section 6.01, (iii) approves or recommends an Acquisition Proposal, (iv) fails to publicly recommend against a publicly announced Acquisition Proposal within five (5) Business Days of being requested to do so by Buyer, (v) fails to publicly reconfirm the Company Recommendation within five (5) Business Days of being requested to do so by Buyer, except during a period in which the Company Board is evaluating an Acquisition Proposal to comply with its fiduciary duties to the Company’s shareholders under applicable law or (vi) resolves or otherwise determines to take, or announces an intention to take, any of the foregoing actions or (y) there shall have been a material breach of Section 6.05;

(g) by the Company, if the Company Board so determines by a majority vote of the members of the Company Board, at any time during the five (5) Business Day period commencing on the Determination Date if both of the following conditions are satisfied:

(i) the Buyer Market Value is less than 85% of the Initial Buyer Market Value; and

(ii) the number obtained by dividing the Buyer Market Value by the Initial Buyer Market Value (“Buyer Ratio”) shall be less than the quotient obtained by dividing the Final Index Price by the Initial Index Price, minus 0.15 (the “Index Ratio”).

(iii) If the Company elects to exercise its termination right pursuant to this Section 8.01(g), it shall give prompt written notice thereof to Buyer. During the five (5) Business Day period commencing with its receipt of such notice, Buyer shall have the option to increase the Exchange Ratio, at its sole discretion, to (x) a quotient, the numerator of which is equal to the product of the Initial Buyer Market Value, the Exchange Ratio (as then in effect) and the Index Ratio, and the denominator of which is equal to the Buyer Market Value, or (y) the quotient determined by dividing the Initial Buyer Market Value by the Buyer Market Value, and multiplying the quotient by the product of the Exchange Ratio (as then in effect) and 0.85. If Buyer so elects, it shall give, within such five (5) Business Day period, written notice to the Company of such election and the revised Exchange Ratio, whereupon no termination shall be deemed to have occurred pursuant to this Section 8.01(g) and this Agreement shall remain in full force and effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to “Exchange Ratio” shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 8.01(g).

(iv) For purposes of this Section 8.01(g) and Section 8.01(h), the following terms shall have the meanings indicated below:

(A) “Buyer Market Value” shall be the average of the daily closing sales prices of a share of Buyer Common Stock as reported on NASDAQ for the ten (10) consecutive trading days immediately preceding the Determination Date.

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(B) “Determination Date” shall mean the latest of the date on which (i) all Regulatory Approvals (and waivers, if applicable) have been received (disregarding any waiting period), (ii) all Bank Merger Approvals (and waivers, if applicable) have been received (disregarding any waiting period) (unless the condition in Section 7.02(c) is waived by Buyer), and (iii) the approval of this Agreement, the Merger and any other matter required to be approved by the shareholders of the Company in order to consummate the Merger and the transactions contemplated herein is obtained.

(C) “Final Index Price” means the average of the closing price of the Index on each of ten (10) consecutive trading days immediately preceding the Determination Date.

(D) “Index” means the NASDAQ Bank Index; provided, however, that if the NASDAQ Bank Index is not available for any reason, “Index” shall mean the KBW Bank Index.

(E) “Initial Buyer Market Value” means the average of the daily closing sales prices of a share of Buyer Common Stock, as reported on NASDAQ, for the ten (10) consecutive trading days immediately preceding the date of this Agreement.

(F) “Initial Index Price” means the average of the closing prices of the Index for the ten (10) consecutive trading days immediately preceding the date of this Agreement.

(v) If Buyer or any company belonging to the Index declares or effects a stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to the outstanding common stock, and the record date therefor shall be after the date of this Agreement and prior to the Determination Date, the prices for the common stock of such company shall be proportionately and appropriately adjusted for the purpose of applying this Section 8.01(g);

(h) by Buyer, if the Buyer Board so determines by vote of a majority of the members of the Buyer Board, at any time during the five (5) Business Day period commencing on the Determination Date if both of the following conditions are satisfied:

(i) the Buyer Market Value is greater than 115% of the Initial Buyer Market Value; and

(ii) (A) the Buyer Ratio is greater than (B) the quotient obtained by dividing the Final Index Price by the Initial Index Price, plus 0.15 (such number, the “Upside Index Ratio”).

(iii) If Buyer elects to exercise its termination right pursuant to this Section 8.01(h), it shall give prompt notice thereof to the Company. During the five (5) Business Day period commencing with its receipt of such notice, the Company shall have the option to decrease the Exchange Ratio, at its sole discretion, to a number equal to the greater of (x) a

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quotient, the numerator of which is the product of 1.15, the Initial Buyer Market Value and the Exchange Ratio (as then in effect) and the denominator of which is the Buyer Market Value or (y) a quotient, the numerator of which is equal to the product of the Exchange Ratio (as then in effect) and the Upside Index Ratio, and the denominator of which is equal to the number obtained by dividing the Buyer Market Value by the Initial Buyer Market Value. If the Company makes an election contemplated by the preceding sentence within such five (5) Business Day period, it shall give prompt written notice to Buyer of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 8.01(h) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to “Exchange Ratio” shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 8.01(h).

Section 8.02 Effect of Termination and Abandonment.

(a) In the event of termination of this Agreement by either Buyer or the Company as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, and none of Buyer, the Company, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that Section 6.03 (Press Releases), Section 6.13 (Confidentiality Agreement), Section 9.05 (Expenses) and this Section 8.02 and all other obligations of the parties specifically intended to be performed after the termination of this Agreement shall survive any termination of this Agreement; provided, however, that, notwithstanding anything to the contrary herein, neither Buyer nor the Company shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

(b) In the event this Agreement is terminated by Buyer pursuant to Section 8.01(f) and within 12 months of such termination, the Company shall have (x) recommended to its shareholders or consummated a transaction qualifying as an Acquisition Transaction or (y) entered into a definitive agreement with respect to an Acquisition Transaction, the Company shall pay to Buyer an amount equal to $1,600,000 (the “Termination Fee”). In the event this Agreement is terminated by Buyer pursuant to Section 8.01(f) and neither of the other conditions of the preceding sentence are satisfied, the Company shall pay to Buyer an amount equal to $800,000 and all references herein to “Termination Fee” shall mean such amount.

(c) In the event that this Agreement is terminated by Buyer or the Company pursuant to Section 8.01(e) or Section 8.01(b) due to the failure to obtain the approval of the Company’s shareholders required for the consummation of the Merger, and (i) an Acquisition Proposal with respect to the Company shall have been publicly announced, disclosed or otherwise communicated to the Company Board or senior management of the Company prior to the Company Meeting or prior to the date specified in Section 8.01(b), as applicable, and (ii) within 12 months of such termination, the Company shall have (x) recommended to its shareholders or consummated a transaction qualifying as an Acquisition Transaction or (y) entered into a definitive agreement with respect to an Acquisition Transaction, then the Company shall pay to Buyer an amount equal to the Termination Fee. For purposes of this Section 8.02(c), all references in the definition of Acquisition Transaction to “15%” shall instead refer to “50%.”

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(d) In the event that this Agreement is terminated by Buyer pursuant to Section 8.01(c) and (i) an Acquisition Proposal with respect to the Company shall have been publicly announced, disclosed or otherwise communicated to the Company Board or senior management of the Company prior to any breach by the Company of any representation, warranty, covenant or other agreement giving rise to such termination by Buyer or during the cure period therefor provided in Section 8.01(c) and (ii) within 12 months of such termination, the Company shall have (x) recommended to its shareholders or consummated a transaction qualifying as an Acquisition Transaction or (y) entered into a definitive agreement with respect to an Acquisition Transaction, then the Company shall pay to Buyer an amount equal to the Termination Fee. For purposes of this Section 8.02(d), all references in the definition of Acquisition Transaction to “15%” shall instead refer to “50%.” Notwithstanding the foregoing, for purposes of this Section 8.02(d) only, the Termination Fee shall not be payable to Buyer if the Acquisition Transaction referred to in the immediately preceding sentence shall be for an aggregate consideration (whether payable to Company shareholders, the Company or the Company Bank) equal to or less than $20 million (whether payable in cash, stock or other consideration).

(e) Any payment of the Termination Fee required to be made pursuant to this Section 8.02 shall be made within two (2) Business Days after the date of the event giving rise to the obligation to make such payment. All payments under this Section 8.02 shall be made by wire transfer of immediately available funds to an account designated by Buyer.

(f) Buyer and the Company acknowledge that the agreements contained in this Section 8.02 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Buyer would not have entered into this Agreement. Accordingly, if the Company fails promptly to pay any amount due pursuant to this Section 8.02 and, in order to obtain such payment, Buyer commences a suit which results in a judgment against the Company for the amount set forth in this Section 8.02, the Company shall pay to Buyer its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amount of the Termination Fee at the prime rate (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source) on the date such payment was required to be made.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Standard. No representation or warranty of the Company contained in Article III or of Buyer contained in Article IV shall be deemed untrue or incorrect for any purpose under this Agreement, and no party hereto shall be deemed to have breached a representation or warranty for any purpose under this Agreement, in any case as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with any representations or warranties contained in Article III, in the case of the Company, or Article IV, in the case of Buyer, has had or would be reasonably likely to have a Company Material Adverse Effect or a Buyer Material Adverse Effect, respectively (disregarding for purposes of this Section 9.01 any materiality or Material Adverse Effect qualification contained in any representations or warranties other than in Section 3.12(a) and Section 4.11). Notwithstanding the immediately preceding sentence, the representations and

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warranties contained in (x) Section 3.03(a), Section 3.03(b) and Section 3.03(d) shall be deemed untrue and incorrect if not true and correct except to a de minimis extent, (y) Section 3.04, Section 3.05, Section 3.06, Section 3.07(a)(ii), Section 3.21, Section 3.31 and the first three sentences of Section 3.02, in the case of the Company, and Section 4.03, Section 4.04, Section 4.05, Section 4.06(a)(ii), Section 4.14 and the first two sentences of Section 4.02, in the case of Buyer, shall be deemed untrue and incorrect if not true and correct in all material respects and (z) Section 3.12(a), in the case of the Company, and Section 4.11, in the case of Buyer, shall be deemed untrue and incorrect if not true and correct in all respects.

Section 9.02 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time, except for those agreements and covenants that expressly apply or are to be performed in whole or in part after the Effective Time.

Section 9.03 Certain Definitions.

(a) As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” shall mean, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

“Business Day” shall mean Monday through Friday of each week, except any legal holiday recognized as such by the U.S. Government or any day on which banking institutions in the Commonwealth of Pennsylvania or the State of Ohio are authorized or obligated to close.

“Buyer Board” shall mean the Board of Directors of Buyer.

“Buyer Material Adverse Effect” shall mean any fact, change, event, development, effect or circumstance that, individually or in the aggregate, (a) are, or would reasonably be expected to be, materially adverse to the current or prospective business, prospects, operations, assets, liabilities, condition (financial or otherwise), results of operations, cash flows or properties of Buyer and its Subsidiaries, taken as a whole, or (b) would reasonably be expected to prevent Buyer from materially performing its obligations under this Agreement or consummating the transactions contemplated by this Agreement; provided, however, that notwithstanding the foregoing, the term Buyer Material Adverse Effect shall not include (i) any fact, change, event, development, effect or circumstance arising after the date hereof affecting banks or their holding companies generally or arising from changes in general business or economic conditions (and not specifically relating to or having the effect of specifically relating to or having a materially disproportionate effect on Buyer and its Subsidiaries, taken as a whole); (ii) any fact, change, event, development, effect or circumstance resulting from any change in law, GAAP or regulatory accounting after the date hereof, which affects generally entities such

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as Buyer and its Subsidiaries, taken as a whole (and not specifically relating to or having the effect of specifically relating to or having a materially disproportionate effect on Buyer and its Subsidiaries taken as a whole); (iii) actions and omissions of Buyer and its Subsidiaries taken with the prior written consent of the Company in furtherance of the transactions contemplated hereby or otherwise permitted to be taken by Buyer under this Agreement; (iv) any fact, change, event, development, effect or circumstance resulting from the announcement or pendency of the transactions contemplated by this Agreement; (v) any failure by Buyer to meet any internal or published industry analyst projections or forecasts or estimates of revenues or earnings for any period (it being understood and agreed that the facts and circumstances giving rise to such failure that are not otherwise excluded from the definition of Buyer Material Adverse Effect may be taken into account in determining whether there has been a Buyer Material Adverse Effect); and (vi) changes in the trading price or trading volume of Buyer Common Stock (it being understood and agreed that the facts and circumstances giving rise to each of the changes that are not otherwise excluded from the definition of Buyer Material Adverse Effect may be taken into account in determining whether there has been a Buyer Material Adverse Effect).

“Closing Buyer Share Value” shall mean the arithmetic average of the 4:00 p.m. Eastern Time closing sales prices of Buyer Common Stock reported on the NASDAQ Global Select Market for the five consecutive trading days immediately preceding but not including the trading day prior to the Closing Date; provided, however, if necessary to comply with any requirements of the SEC, the term Closing Buyer Share Value shall mean the 4:00 p.m. Eastern Time closing sales price of Buyer Common Stock reported on the NASDAQ Global Select Market for the date which is the closest in time but prior to the Closing Date which complies with such rules and regulations.

“Company Board” shall mean the Board of Directors of the Company.

“Company Material Adverse Effect” shall mean any fact, change, event, development, effect or circumstance that, individually or in the aggregate, (a) are, or would reasonably be expected to be, materially adverse to the current or prospective business, prospects, operations, assets, liabilities, condition (financial or otherwise), results of operations, cash flows or properties of the Company and its Subsidiaries, taken as a whole, or (b) would reasonably be expected to prevent the Company from materially performing its obligations under this Agreement or consummating the transactions contemplated by this Agreement; provided, however, that notwithstanding the foregoing, the term Company Material Adverse Effect shall not include (i) any fact, change, event, development, effect or circumstance arising after the date hereof affecting banks or their holding companies generally or arising from changes in general business or economic conditions (and not specifically relating to or having the effect of specifically relating to or having a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole); (ii) any fact, change, event, development, effect or circumstance resulting from any change in law, GAAP or regulatory accounting after the date hereof, which affects generally entities such as the Company and its Subsidiaries, taken as a whole (and not specifically relating to or having the effect of specifically relating to or having a materially disproportionate effect on the Company and its Subsidiaries taken as a whole); (iii) actions and omissions of the Company and its Subsidiaries taken with the prior written consent of Buyer in furtherance of the transactions contemplated hereby or otherwise permitted to be taken by the Company under this Agreement; (iv) any fact, change, event, development, effect or

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circumstance resulting from the announcement or pendency of the transactions contemplated by this Agreement; and (v) any failure by the Company to meet any internal projections or forecasts or estimates of revenues or earnings for any period (it being understood and agreed that the facts and circumstances giving rise to such failure that are not otherwise excluded from the definition of Company Material Adverse Effect may be taken into account in determining whether there has been a Company Material Adverse Effect).

“Confidentiality Agreement” shall mean the Confidentiality Agreement, dated November 16, 2012, by and between Buyer and the Company.

“Employee Program” shall mean (i) an employee benefit plan within the meaning of Section 3(3) of ERISA whether or not subject to ERISA; (ii) stock option plans, stock purchase plans, bonus or incentive award plans, severance pay plans, programs or arrangements, deferred compensation arrangements or agreements, employment agreements, executive compensation plans, programs, agreements or arrangements, change in control plans, programs, agreements or arrangements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements, not described in (i) above; and (iii) plans or arrangements providing compensation to employee and non-employee directors. In the case of an Employee Program funded through a trust described in Section 401(a) of the Code or an organization described in Section 501(c)(9) of the Code, or any other funding vehicle, each reference to such Employee Program shall include a reference to such trust, organization or other vehicle. An entity “maintains” an Employee Program if such entity sponsors, contributes to, or provides benefits under or through such Employee Program, or has any obligation to contribute to or provide benefits under or through such Employee Program, or if such Employee Program provides benefits to or otherwise covers any current or former employee, officer or director of such entity (or their spouses, dependents, or beneficiaries).

“Environmental Laws” means any applicable federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Authority relating to (A) the protection, preservation or restoration of the environment, and/or (B) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Material or oil. The term Environmental Law includes without limitation (a) CERCLA; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901 et seq.; the Clean Air Act, as amended, 42 U.S.C. § 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601 et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 11001 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; and all comparable state and local laws, and (b) any common law (including, without limitation, common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Hazardous Material or oil as in effect on or prior to the date of this Agreement.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

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“ERISA Affiliate” of a Person means an entity if it would have ever been considered a single employer with such Person under Section 4001(b) of ERISA or part of the same “controlled group” as such Person for purposes of Section 302(d)(3) of ERISA.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Governmental Authority” shall mean any U.S. or foreign federal, state or local governmental commission, board, body, bureau or other regulatory authority or agency, including, without limitation, courts and other judicial bodies, bank regulators, insurance regulators, applicable state securities authorities, the SEC, the IRS or any self-regulatory body or authority, including any instrumentality or entity designed to act for or on behalf of the foregoing.

“Hazardous Material” means any compound, chemical, pollutant, contaminant, toxic substance, hazardous waste, hazardous material, or hazardous substance, as any of the foregoing are defined, identified or regulated under or pursuant to any Environmental Laws, and including without limitation, asbestos, asbestos-containing materials, polychlorinated biphenyls, toxic mold, or fungi, or any other material that poses a threat to the environment or to human health and safety but excludes substances in kind and amounts typically used or stored for cleaning purposes or other routine maintenance or operation of motor vehicles used by tenants (if applicable) or guests and otherwise in compliance with Environmental Laws.

“Knowledge” shall mean, with respect to any fact, event or occurrence, the actual knowledge after reasonable inquiry of one or more of (i) in the case of the Company, the individuals listed on Schedule 9.03(a)(i), or (ii) in the case of Buyer, the individuals listed on Schedule 9.03(a)(ii); provided, however, that in no event shall “reasonable inquiry” require environmental sampling or testing of any kind.

“Owned Real Property” shall mean the real property on which the Company or the Company Bank operate an office or branch.

“Person” or “person” shall mean any individual, bank, corporation, partnership, limited liability company, association, joint-stock company, business trust or unincorporated organization.

“Regulatory Approvals” shall mean any consent, approval, authorization or non-objection from any Governmental Authority necessary to consummate the Merger and the other transactions contemplated by this Agreement (other than the Bank Merger Approvals), including, without limitation, the approval of the FRB.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“SEC” shall mean the United States Securities and Exchange Commission.

“Subsidiary” shall mean, when used with reference to a party, any corporation or organization, whether incorporated or unincorporated, of which such party or any other

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Subsidiary of such party is a general partner or serves in a similar capacity, or with respect to such corporation or other organization, at least 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

“Tax Returns” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Tax” or “Taxes” shall mean (i) all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority, whether disputed or not; and (ii) any liability for the payment of amounts with respect to payments of a type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation under any tax sharing arrangement or tax indemnity agreement.

“Treasury Regulations” shall mean the Treasury Department regulations promulgated under the Code.

(b) The following terms are defined elsewhere in this Agreement, as indicated below:

“Acquisition Proposal” shall have the meaning set forth in Section 6.05(a).

“Acquisition Transaction” shall have the meaning set forth in Section 6.05(a).

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Bank Merger” shall have the meaning set forth in Section 1.09(a).

“Bank Merger Agreement” shall have the meaning set forth in Section 1.09(b).

“Bank Merger Approvals” shall have the meaning set forth in Section 7.02(c).

“BHCA” shall have the meaning set forth in Section 3.02(a).

“BLC” shall have the meaning set forth in Section 1.01.

“BOLI” shall have the meaning set forth in Section 3.16.

“Burdensome Conditions” shall have the meaning set forth in Section 6.08.

“Business” shall have the meaning set forth in Section 3.18(g).

“Buyer” shall have the meaning set forth in the preamble to this Agreement.

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“Buyer 2012 Form 10-K” shall have the meaning set forth in Section 4.10(a).

“Buyer Adjustment Event” shall have the meaning set forth in Section 2.04.

“Buyer Bank” shall have the meaning set forth in the recitals to this Agreement.

“Buyer Bank Common Stock” shall have the meaning set forth in Section 4.03(d).

“Buyer Board” shall have the meaning set forth in Section 4.05.

“Buyer Common Stock” shall have the meaning set forth in Section 2.01(a)(ii).

“Buyer Disclosure Schedule” shall have the meaning set forth in Section 4.01(b).

“Buyer Employee Program” shall have the meaning set forth in Section 4.13(a).

“Buyer Market Value” shall have the meaning set forth in Section 8.01(g)(iv)(A).

“Buyer Ratio” shall have the meaning set forth in Section 8.1(h)(ii).

“Buyer Representatives” shall have the meaning set forth in Section 6.04(a).

“Buyer Stock Certificate” shall have the meaning set forth in Section 2.03(k).

“Buyer SEC Documents” shall have the meaning set forth in Section 4.10(a).

“Cash Consideration” shall have the meaning set forth in Section 2.01(a)(i).

“Cash Election” shall have the meaning set forth in Section 2.01(a)(i).

“Cash Election Shares” shall have the meaning set forth in Section 2.01(a)(i).

“CERCLA” shall have the meaning set forth in Section 5.01(r).

“Classified Loans” shall have the meaning set forth in Section 3.23(b).

“Closing” shall have the meaning set forth in Section 1.04.

“Closing Date” shall have the meaning set forth in Section 1.04.

“Code” shall have the meaning set forth in the recitals to this Agreement.

“Company” shall have the meaning set forth in the preamble to this Agreement.

“Company Bank” shall have the meaning set forth in the recitals to this Agreement.

“Company Bank Common Stock” shall have the meaning set forth in Section 3.03(d).

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“Company Benefit Plans” shall have the meaning set forth in Section 3.14(a).

“Company Common Stock” shall have the meaning set forth in the recitals to this Agreement.

“Company Convertible Preferred Stock” shall have the meaning set forth in Section 3.03(a).

“Company Director Designee” shall have the meaning set forth in Section 1.06.

“Company Disclosure Schedule” shall have the meaning set forth in Section 3.01(b).

“Company Employees” shall have the meaning set forth in Section 6.10(a).

“Company ERISA Affiliate” shall have the meaning set forth in Section 3.14(c).

“Company Intellectual Property Assets” shall have the meaning set forth in Section 3.18(g).

“Company Loan Property” shall have the meaning set forth in Section 3.17(d).

“Company Material Contract” shall have the meaning set forth in Section 3.19(a).

“Company Meeting” shall have the meaning set forth in Section 6.01(a)(i).

“Company Options” shall have the meaning set forth in Section 3.03(c).

“Company Pension Plan” shall have the meaning set forth in Section 3.14(b).

“Company Recommendation” shall have the meaning set forth in Section 6.01(a)(iii).

“Company Representatives” shall have the meaning set forth in Section 6.05(a).

“Company Stock Certificate” shall have the meaning set forth in Section 2.03(g).

“Company Equity Plans” shall have the meaning set forth in Section 2.06.

“Company Subsequent Determination” shall have the meaning set forth in Section 6.05(e).

“Company/Subsidiary Employee” shall have the meaning set forth in Section 6.11.

“CRA” shall have the meaning set forth in Section 3.07.

“Derivative Transactions” shall have the meaning set forth in Section 3.26.

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“Determination Date” shall have the meaning set forth in Section 8.01(iv)(B).

“Dissenters’ Shares” shall have the meaning set forth in Section 2.05.

“Draft Registration Statement” shall have the meaning set forth in Section 6.02(a).

“Election” shall have the meaning set forth in Section 2.03(a).

“Election Deadline” shall have the meaning set forth in Section 2.03(d).

“Exchange Fund” shall have the meaning set forth in Section 2.03(i).

“Exchange Ratio” shall have the meaning set forth in Section 2.01(a).

“Effective Time” shall have the meaning set forth in Section 1.02.

“Exchange Agent” shall have the meaning set forth in Section 2.03(b)

“Exchange Ratio” shall have the meaning set forth in Section 2.01(a).

“Exchange Fund” shall have the meaning set forth in Section 2.03(i).

“FDIA” shall have the meaning set forth in Section 3.28.

“FDIC” shall have the meaning set forth in Section 3.10(b).

“FHLB” shall have the meaning set forth in Section 3.02(b).

“Final Index Price” shall have the meaning set forth in Section 8.01(g)(iv)(C).

“Finance Laws” shall have the meaning set forth in Section 3.09(d).

“Financial Advisor” shall have the meaning set forth in Section 3.31.

“Form of Election” shall have the meaning set forth in Section 2.03(b).

“FRB” shall have the meaning set forth in Section 3.02(a).

“GAAP” shall have the meaning set forth in Section 3.11(a).

“Holder” shall have the meaning set forth in Section 2.03.

“Indemnified Parties” shall have the meaning set forth in Section 6.09(a).

“Index” shall have the meaning set forth in Section 8.01(g)(iv)(D).

“Index Ratio” shall have the meaning set forth in Section 8.01(g)(ii).

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“Initial Buyer Market Value” shall have the meaning set forth in Section 8.01(g)(iv)(E).

“Initial Index Price” shall have the meaning set forth in Section 8.01(g)(iv)(F).

“Intellectual Property Assets” shall have the meaning set forth in Section 3.18(g).

“IRS” shall have the meaning set forth in Section 3.13(d).

“Letter of Transmittal” shall have the meaning set forth in Section 2.03(o).

“Liens” shall have the meaning set forth in Section 3.04(a).

“Loan Property” shall have the meaning set forth in Section 3.17.

“Loans” shall have the meaning set forth in Section 3.23(a).

“Marks” shall have the meaning set forth in Section 3.18(g).

“Maximum Cash Conversion Number” shall have the meaning set forth in Section 2.02(a).

“Merger” shall have the meaning set forth in the recitals to this Agreement.

“Merger Consideration” shall have the meaning set forth in Section 2.01(a).

“Multiemployer Plan” shall have the meaning set forth in Section 4.13(e).

“Non-Election Shares” shall have the meaning set forth in Section 2.01(a)(iii).

“Notice of Superior Proposal” shall have the meaning set forth in Section 6.05(e).

“Notice Period” shall have the meaning set forth in Section 6.05(e).

“Ohio Division” shall have the meaning set forth in Section 3.10(b).

“Option Payment” shall have the meaning set forth in Section 2.06.

“ORC” shall have the meaning set forth in Section 1.01.

“Outside Date” shall have the meaning set forth in Section 8.01(b).

“Patents” shall have the meaning set forth in Section 3.18(g).

“Premium Limit” shall have the meaning set forth in Section 6.09(b).

“Products” shall have the meaning set forth in Section 3.18(g).

“Proxy Statement/Prospectus” shall have the meaning set forth in Section 6.02(a).

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“Registration Statement” shall have the meaning set forth in Section 6.02(a).

“Shortfall Number” shall have the meaning set forth in Section 2.02(b)(ii).

“Stock Consideration” shall have the meaning set forth in Section 2.01(a)(ii).

“Stock Election” shall have the meaning set forth in Section 2.01(a)(ii).

“Stock Election Shares” shall have the meaning set forth in Section 2.01(a)(ii).

“Superior Proposal” shall have the meaning set forth in Section 6.05(b).

“Surviving Corporation” shall have the meaning set forth in Section 1.01.

“Takeover Laws” shall have the meaning set forth in Section 3.21.

“Tax Representation Letters” shall have the meaning set forth in Section 6.19.

“Termination Fee” shall have the meaning set forth in Section 8.02(b).

“Third Party Rights” shall have the meaning set forth in Section 3.18(c).

“Total Consideration” shall have the meaning set forth in Section 2.01(c).

“Trade Secrets” shall have the meaning set forth in Section 3.18(g).

“Upside Index Ratio” shall have the meaning set forth in Section 8.01(i)(ii).

“USA PATRIOT Act” shall have the meaning set forth in Section 3.07(a).

“Voting Agreements” shall have the meaning set forth in the recitals to this Agreement.

Section 9.04 Waiver; Amendment. Subject to compliance with applicable law, prior to the Effective Time, any provision of this Agreement may be (a) waived by the party intended to benefit by the provision, or (b) amended or modified at any time, by an agreement in writing between the parties hereto approved by their respective Boards of Directors and executed in the same manner as this Agreement; provided, however, that after any approval of the transactions contemplated by this Agreement by the shareholders of the Company, no amendment of this Agreement shall be made which by law requires further approval of the shareholders of the Company without obtaining such approval.

Section 9.05 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing expenses and SEC filing and registration fees shall be incurred by Buyer.

Section 9.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the other party hereto.

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If to Buyer:

CNB Financial Corporation

1 South Second Street

P.O. Box 42

Clearfield, Pennsylvania 16830

Attention:	Joseph B. Bower, Jr., President and Chief Executive Officer
Facsimile:	(814) 765-4511

With a copy to (which shall not constitute notice):

Hogan Lovells US LLP

Columbia Square

555 Thirteenth Street, NW

Washington, DC 20004

Attention:	Richard A. Schaberg, Esq.
Facsimile:	(202) 637-5910

If to the Company, to:

FC Banc Corp.

105 Washington Square

Bucyrus, Ohio 44820

Attention:	Coleman J. Clougherty, President
Facsimile:	(419) 562-6526

With a copy to (which shall not constitute notice):

Vorys, Sater, Seymour and Pease LLP

301 East Fourth Street

Suite 3500, Great American Tower

Cincinnati, OH 45202

Attention:	Kimberly J. Schaefer, Esq.
Facsimile:	(513) 852-7892

Section 9.07 Understanding; No Third Party Beneficiaries. Except for the Confidentiality Agreement, which shall remain in effect, this Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and supersedes any and all other oral or written agreements heretofore made. Except for Section 6.09 (Indemnification; Directors’ and Officers’ Insurance), nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

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Section 9.08 Assignability; Binding Effect. Prior to the Closing, this Agreement may not be assigned by Buyer without the written consent of the Company and no such assignment shall release Buyer of its obligations hereunder. After the Closing, Buyer’s rights and obligations hereunder shall be freely assignable. This Agreement may not be assigned by the Company without the prior written consent of Buyer. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

Section 9.09 Headings; Interpretation. The headings contained in this Agreement are for reference purposes only and are not part of this Agreement. The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified. Words of number may be read as singular or plural, as required by context.

Section 9.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

Section 9.11 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to the conflict of law principles thereof. EACH OF BUYER AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.12 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Each party agrees that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled to seek (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.

Section 9.13 Certain Matters Required by Section 1701.79 of the ORC.

(a) The location of the principal office of the Surviving Corporation in the Commonwealth of Pennsylvania is CNB Financial Corporation, 1 South Second Street, P.O. Box 42, Clearfield, Pennsylvania 16830.

(b) Subject to the consummation of the Merger, the Surviving Corporation hereby consents to being sued and served with process in the State of Ohio and the irrevocable appointment of the Ohio Secretary of State as its agent to accept service of process in any proceeding in the State of Ohio to enforce against the Surviving Corporation any obligation of the Company or to enforce the rights of a dissenting shareholder of the Company.

(c) The Surviving Corporation desires to transact business in the State of Ohio as a foreign corporation. Subject to the consummation of the Merger, the Surviving Corporation appoints CT Corporation System, with a mailing address of 1300 East 9th Street, Cleveland, Ohio

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44114, as its statutory agent upon whom process against the Surviving Corporation may be served in the State of Ohio. Subject to the consummation of the Merger, the Surviving Corporation irrevocably consents to service of process on such statutory agent as long as the authority of such statutory agent continues, and to service of process upon the Ohio Secretary of State if: (i) the Surviving Corporation’s statutory agent cannot be found; (ii) the Surviving Corporation has failed to designate another statutory agent when required to do so under Sections 1703.01 to 1703.31 of the ORC; or (iii) the license of the Surviving Corporation to do business in the State of Ohio has expired or has been cancelled.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

CNB FINANCIAL CORPORATION

By:	/s/ Joseph B. Bower, Jr.
	Name:	Joseph B. Bower, Jr.
	Title:	President and Chief Executive Officer

FC BANC CORP.

By:	/s/ Coleman J. Clougherty
	Name:	Coleman J. Clougherty
	Title:	President

[Signature Page to Agreement and Plan of Merger]

Exhibit A

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is dated as of March 26, 2013, by and between the undersigned holder (“Shareholder”) of Company Common Stock, no par value per share, of FC Banc Corp., an Ohio corporation (“Company”), and CNB Financial Corporation, a Pennsylvania corporation (“Buyer”). All capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (defined below).

WHEREAS, concurrently with the execution of this Agreement, Buyer and Company are entering into an Agreement and Plan of Merger (as such agreement may be subsequently amended or modified, the “Merger Agreement”), pursuant to which Company shall merge with and into Buyer and, in connection therewith, each outstanding share of Company Common Stock will be converted into the right to receive the Merger Consideration;

WHEREAS, Shareholder beneficially owns and has sole or shared voting power with respect to the number of shares of Company Common Stock identified on Exhibit A hereto (such shares, together with all shares of Company Common Stock subsequently acquired by Shareholder during the term of this Agreement, including through the exercise of any stock option or other equity award, warrant or similar instrument, being referred to as the “Shares”), and holds stock options or other rights to acquire the number of shares of Company Common Stock identified on Exhibit A hereto; and

WHEREAS, it is a condition to the willingness of Buyer to enter into the Merger Agreement that Shareholder execute and deliver this Agreement.

NOW, THEREFORE, in consideration of, and as a condition to, Buyer entering into the Merger Agreement and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by Buyer in connection therewith, Shareholder, solely in his, her or its capacity as a shareholder of Company, and Buyer agree as follows:

SECTION 1. Agreement to Vote Shares. Shareholder agrees that, while this Agreement is in effect, at any meeting of shareholders of Company, however called, or at any adjournment thereof, or in any other circumstances in which Shareholder is entitled to vote, consent or give any other approval, except as otherwise agreed to in writing in advance by Buyer, Shareholder shall:

(a) appear at each such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

(b) vote (or cause to be voted), in person or by proxy, all the Shares that are beneficially owned as of the applicable record date by Shareholder or as to which Shareholder has, directly or indirectly, the right to vote or direct the voting, (i) in favor of adoption and approval of the Merger Agreement and the transactions contemplated thereby; (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Company contained in the Merger Agreement or of Shareholder contained in this Agreement; and (iii) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the transactions contemplated by the Merger Agreement or of this Agreement or the performance by Shareholder of his, her or its obligations under this Agreement.

Nothing contained in this Agreement shall be deemed to vest in Buyer or any other Person any direct or indirect ownership or incidence of ownership.

SECTION 2. No Transfers.

(a) While this Agreement is in effect, Shareholder agrees not to, directly or indirectly, (i) sell, transfer, pledge, assign, make any short sale, distribute by gift or donation, or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Shares (or any securities convertible into or exercisable for Shares) or any interest therein, whether by actual disposition, physical settlement or effective economic disposition through hedging transactions, derivative instruments or other means, (ii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or could reasonably be expected to violate or conflict with Shareholder’s representations, warranties, covenants and obligations under this Agreement, or (iii) take any other action that could reasonably be expected to impair or otherwise adversely affect, in any material respect, Shareholder’s power, authority and ability to comply with and perform his, her or its covenants and obligations under this Agreement; provided, that the following transfers shall be permitted: (w) transfers by will or operation of law, in which case this Agreement shall bind the transferee, (x) transfers pursuant to any pledge agreement, subject to the pledgee agreeing in writing to be bound by the terms of this Agreement, (y) transfers in connection with estate and tax planning purposes, including transfers to relatives, trusts and charitable organizations, subject to the transferee agreeing in writing to be bound by the terms of this Agreement, and (z) such transfers as Buyer may otherwise permit in its sole discretion. Any transfer or other disposition in violation of the terms of this Section 2 shall be null and void. If so requested by Buyer, Shareholder agrees that the certificates representing the Shares shall bear a legend stating that they are subject to this Agreement and to the irrevocable proxy granted in Section 4 of this Agreement.

(b) Except as provided for herein, Shareholder hereby agrees that Shareholder shall not deposit any Shares in a voting trust, grant any proxy or power of attorney, or enter into any voting agreement or similar agreement or arrangement with respect to any of the Shares.

SECTION 3. Representations and Warranties of Shareholder. As of the date of this Agreement and as of the Closing Date, Shareholder represents and warrants to and agrees with Buyer as follows:

(a) Shareholder has all requisite capacity and authority to enter into and perform his, her or its obligations under this Agreement.

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(b) This Agreement has been duly executed and delivered by Shareholder, and assuming the due authorization, execution and delivery by Buyer, constitutes the valid and legally binding obligation of Shareholder enforceable against Shareholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c) The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder or any of Shareholder’s properties or assets (including the Shares) is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.

(d) Shareholder is the record and beneficial owner of, or is the trustee that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good title to all of the Shares and options set forth on Exhibit A hereto, and the Shares and options are so owned free and clear of any liens, security interests, charges or other encumbrances except as otherwise described on Exhibit A hereto. Shareholder does not own, of record or beneficially, any shares of capital stock of Company other than the Shares (other than shares of capital stock subject to stock options over which Shareholder will have no voting rights until the exercise of such stock options). The Shares do not include shares over which Shareholder exercises control in a fiduciary capacity and no representation by Shareholder is made thereby pursuant to the terms hereof. Shareholder has and will have at all times during the term of this Agreement (i) sole voting power and sole power to issue instructions with respect to the matters set forth in Section 1 hereof, (ii) sole power of disposition and (iii) sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares owned by Shareholder on the date of this Agreement and all of the Shares hereafter acquired by Shareholder and owned beneficially or of record by him, her or it during the term of this Agreement. None of the Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Shares, except as contemplated by this Agreement. For purposes of this Agreement, the term “beneficial ownership” shall be interpreted in accordance with Rule 13d-3 under the Exchange Act, provided that a Person shall be deemed to beneficially own any securities which may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time within 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing).

(e) The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations under this Agreement and the consummation by him, her or it of the transactions contemplated hereby will not, require Shareholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority.

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(f) There is no suit, action, investigation or proceeding pending or, to the knowledge of Shareholder, threatened against or affecting Shareholder or any of his, her or its affiliates before or by any Governmental Authority that could reasonably be expected to materially impair the ability of Shareholder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

SECTION 4. Irrevocable Proxy. Subject to the last sentence of this Section 4, by execution of this Agreement, Shareholder does hereby appoint Buyer and each of its designees, and each of them individually, with full power of substitution and resubstitution, as Shareholder’s true and lawful attorney and irrevocable proxy, to the full extent of Shareholder’s rights with respect to the Shares, to vote, if Shareholder is unable to perform his, her or its obligations under this Agreement, each of such Shares that Shareholder shall be entitled to so vote with respect to the matters set forth in Section 1 hereof at any meeting of the shareholders of Company, and at any adjournment or postponement thereof, and in connection with any action of the shareholders of Company taken by written consent. Shareholder intends this proxy to be irrevocable and coupled with an interest hereafter until the termination of this Agreement pursuant to the terms of Section 7 hereof and hereby revokes any proxy previously granted by Shareholder with respect to the Shares. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the termination of this Agreement.

SECTION 5. No Solicitation. Except as otherwise expressly permitted under Section 6.05 of the Merger Agreement, from and after the date hereof until the termination of this Agreement pursuant to Section 7 hereof, Shareholder, in his, her or its capacity as a shareholder of Company, shall not, nor shall such Shareholder authorize any partner, officer, director, advisor or representative of, such Shareholder or any of his, her or its affiliates to (and, to the extent applicable to Shareholder, such Shareholder shall use reasonable best efforts to prohibit any of his, her or its representatives or affiliates to), (a) initiate, solicit, induce or knowingly encourage, or knowingly take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (b) participate in any discussions or negotiations regarding any Acquisition Proposal, or furnish, or otherwise afford access, to any Person (other than Buyer) any information or data with respect to Company or otherwise relating to an Acquisition Proposal, (c) enter into any agreement, agreement in principle or letter of intent with respect to an Acquisition Proposal, (d) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Acquisition Proposal (other than the Merger Agreement) or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (e) initiate a shareholders’ vote or action by consent of Company’s shareholders with respect to an Acquisition Proposal, or (f) except by reason of this Agreement, become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Company that takes any action in support of an Acquisition Proposal. Shareholder agrees immediately to cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any Persons other than Buyer with respect to any possible Acquisition Proposal.

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SECTION 6. Specific Performance; Remedies; Attorneys Fees. Shareholder acknowledges that it is a condition to the willingness of Buyer to enter into the Merger Agreement that Shareholder execute and deliver this Agreement and that it will be impossible to measure in money the damage to Buyer if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, Buyer will not have an adequate remedy at law or in equity. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that Buyer has an adequate remedy at law. Shareholder further agrees that Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Buyer’s seeking or obtaining such equitable relief. In addition, after discussing the matter with Shareholder, Buyer shall have the right to inform any third party that Buyer reasonably believes to be, or to be contemplating, participating with Shareholder or receiving from Shareholder assistance in violation of this Agreement, of the terms of this Agreement and of the rights of Buyer hereunder, and that participation by any such persons with Shareholder in activities in violation of Shareholder’s agreement with Buyer set forth in this Agreement may give rise to claims by Buyer against such third party.

SECTION 7. Term of Agreement; Termination. The term of this Agreement shall commence on the date hereof. This Agreement may be terminated at any time prior to consummation of the transactions contemplated by the Merger Agreement by the written consent of the parties hereto, and shall be automatically terminated in the event that the Merger Agreement is terminated in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any willful breach of this Agreement prior to such termination.

SECTION 8. Entire Agreement; Amendments. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provision hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

SECTION 9. Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

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SECTION 10. Capacity as Shareholder. The covenants contained herein shall apply to Shareholder solely in his or her capacity as a shareholder of Company, and no covenant contained herein shall apply to Shareholder in his or her capacity as a director, officer or employee of Company or in any other capacity. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of Shareholder to comply with his or her fiduciary duties as a director of Company.

SECTION 11. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania, without regard for conflict of law provisions.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO IT THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.

SECTION 12. Successors and Assigns; Third Party Beneficiaries. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part, by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

SECTION 13. Public Disclosure. Shareholder shall not issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with the Merger Agreement) with respect to this Agreement, the Merger Agreement or the transactions contemplated by the Merger Agreement, without the prior consent of Buyer. Shareholder hereby permits Buyer to publish and disclose in any document and/or schedule filed by Buyer with the Securities and Exchange Commission such Shareholder’s identity and ownership of Shares and the nature of Shareholder’s commitments and obligations pursuant to this Agreement.

6

SECTION 14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

(remainder of page intentionally left blank)

7

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

CNB FINANCIAL CORPORATION

By:
Name:
Title:

SHAREHOLDER

Name:

[Signature Page to Voting Agreement]

8

EXHIBIT A

Shareholder	Shares	Options

9

Exhibit B

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Plan of Merger”) is made and entered into as of the      day of [            ], 2013 between CNB Bank, a Pennsylvania-chartered bank (“Buyer Bank”), and Farmers Citizens Bank, an Ohio-chartered bank (“Company Bank”).

WITNESSETH

WHEREAS, CNB Financial Corporation, a Pennsylvania corporation and the parent company of Buyer Bank (“Buyer”), has entered into an Agreement and Plan of Merger (the “Agreement”), dated as of March 26, 2013, with FC Banc Corp., an Ohio corporation and the parent company of Company Bank (“Company”), providing for the merger of Company with and into Buyer (the “Merger”);

WHEREAS, in connection with the Agreement, this Plan of Merger provides for the merger of Company Bank with and into Buyer Bank, promptly following the consummation of the Merger; and

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein and in the Agreement, the parties hereto do mutually agree, intending to be legally bound, as follows:

ARTICLE 1

DEFINITIONS

Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

1.1 “Bank Merger” shall mean the merger of Company Bank with and into Buyer Bank as provided in Section 2.1 of this Plan of Merger.

1.2 “Effective Time” shall mean the date and time at which the merger contemplated by this Plan of Merger becomes effective as provided in Section 2.2 hereof.

1.3 “FDIC” shall mean the Federal Deposit Insurance Corporation.

1.4 “Merging Banks” shall mean, collectively, Buyer Bank and Company Bank.

1.5 “Resulting Bank” shall refer to Buyer Bank as the surviving bank in the Bank Merger.

1.6 “Pennsylvania Banking Code” shall mean the Pennsylvania Banking Code of 1965.

ARTICLE 2

TERMS OF THE BANK MERGER

2.1 The Bank Merger

(a) Subject to the terms and conditions set forth in the Agreement, and in accordance with the Federal Bank Merger Act, 12 U.S.C. § 1828(c) and the regulations of the

FDIC promulgated thereunder, Chapter 16 of the Pennsylvania Banking Code, Chapter 1115 of the Ohio Revised Code and the regulations of the Commonwealth of Pennsylvania Department of Banking and Securities and State of Ohio Division of Financial Institutions, at the Effective Time, Company Bank shall be merged with and into Buyer Bank pursuant to and upon the terms set forth in this Plan of Merger. Buyer Bank shall continue as the Resulting Bank in the Bank Merger and the separate existence of Company Bank shall cease. At the Effective Time, all of the rights, privileges, powers, franchises, properties and assets of Company Bank and Buyer Bank shall be vested in the Resulting Bank, and all debts, liabilities, obligations, restrictions, disabilities and duties of Company Bank and Buyer Bank shall become the debts, liabilities, obligations, restrictions and duties of the Resulting Bank.

(b) As a result of the Bank Merger, (i) each share of capital stock, par value $[        ] per share, of Company Bank issued and outstanding immediately prior to the Effective Time shall be canceled without receipt of any consideration therefor by Buyer Bank, and (ii) each share of common stock, par value $[        ] per share, of Buyer Bank issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall constitute the only shares of common stock of the Resulting Bank issued and outstanding immediately after the Effective Time.

(c) On and after the Effective Time, the Bank Merger shall have the effects set forth in Chapter 16, Section 1606 of the Pennsylvania Banking Code and Section 1115.11 of the Ohio Revised Code.

2.2 Effective Time

The Bank Merger shall become effective (the “Effective Time”) on the date and at the time specified in the (i) Articles of Merger filed with the Department of State of the Commonwealth of Pennsylvania (the “Pennsylvania Articles of Merger”) and (ii) Certificate of Merger filed with the Secretary of State of the State of Ohio (the “Ohio Certificate”) or, if such date and time differ as between the Pennsylvania Articles of Merger and the Ohio Certificate, 5:00 p.m., Eastern time, on [                 ], 201[3].

2.3 Name of the Resulting Bank

The name of the Resulting Bank shall continue to be “CNB Bank.”

2.4 Articles of Incorporation

On and after the Effective Time, the Articles of Incorporation of Buyer Bank shall be the Articles of Incorporation of the Resulting Bank, unless and until amended in accordance with applicable law.

2.5 Bylaws

On and after the Effective Time, the bylaws of Buyer Bank shall be the bylaws of the Resulting Bank, unless and until amended in accordance with applicable law.

2.6 Directors and Officers

On and after the Effective Time, the executive officers of Buyer Bank immediately prior to the Effective Time shall be the executive officers of the Resulting Bank and the directors of Buyer Bank immediately prior to the Effective Time shall be the directors of the Resulting Bank. If for some reason the Merger is consummated and the Effective Time shall not have occurred within one business day thereof, the officers and directors of Company Bank shall resign and the officers and directors of Buyer Bank shall be appointed to serve in their place and stead.

2.7 Corporate Action

This Plan of Merger and the consummation of the transactions contemplated hereby have been duly and validly adopted and approved by at least a majority of the Board of Directors of Buyer Bank and Company Bank.

2.8 Offices of the Resulting Bank

Buyer Bank, as the Resulting Bank, shall continue to maintain after the Bank Merger its principal and branch offices and shall also maintain the offices of Company Bank that are offices as of the Effective Time. The location of the main office and other offices of the Resulting Bank shall be as set forth at Annex 1 hereto.

2.9 Deposits

All deposit accounts of Company Bank shall be and become deposit accounts in the Resulting Bank without change in their respective terms, maturity, minimum required balances or withdrawal value. Appropriate evidence of the deposit account in the Resulting Bank shall be provided by the Resulting Bank to each deposit account holder of Company Bank, as necessary, after consummation of the Merger. All deposit accounts of Buyer Bank prior to consummation of the Merger shall continue to be deposit accounts in the Resulting Bank after consummation of the Merger without any change whatsoever in any of the provisions of such deposit accounts, including, without limitation, their respective terms, maturity, minimum required balances or withdrawal value.

2.10 Additional Actions

If, at any time after the Effective Time, the Resulting Bank shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (i) to vest, perfect or confirm, of record or otherwise, in the Resulting Bank, title to and possession of any property or right of the Company Bank acquired or to be acquired by an reason of, or as a result of, the Bank Merger, or (ii) otherwise to carry out the purposes of this Plan of Merger, Company Bank and its proper officers and directors shall be deemed to have granted to the Resulting Bank an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Resulting Bank and otherwise to carry out the purposes of this Plan of Merger; and the proper officers and directors of the Resulting Bank are fully authorized in the name of Company Bank or otherwise to take any and all such action.

ARTICLE 3

REPRESENTATIONS

Each of the Merging Banks represents that this Plan of Merger has been duly authorized, executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with the terms hereof.

ARTICLE 4

TERMINATION

This Plan of Merger may be terminated and the Bank Merger and the other transactions contemplated by this Plan of Merger may be abandoned at any time prior to the Effective Time:

(a)	by mutual consent of Buyer Bank and Company Bank;

(b)	by either Buyer Bank or Company Bank if the Agreement is terminated in accordance with Article VIII thereof;

(c)	by either Buyer Bank or Company Bank for a material breach on the part of the other party of any representation, warranty or covenant contained in this Plan of Merger that (i) is not cured within 30 days after the giving of written notice to the breaching party of such breach or (ii) by its nature cannot be cured prior to the Effective Time; or

(d)	by either Buyer Bank or Company Bank if an approval of the Pennsylvania Department of Banking and Securities required for consummation of the Bank Merger is denied by final, nonappealable action of the Pennsylvania Department of Banking and Securities, as the case may be, or if any governmental entity of competent jurisdiction has issued a final, nonappealable order enjoining or otherwise prohibiting the consummation of the Bank Merger.

ARTICLE 5

MISCELLANEOUS

5.1 Successors

This Plan of Merger shall be binding on the successors of Company Bank and Buyer Bank.

5.2 Counterparts

This Plan of Merger may be executed in two counterparts, each of which shall be deemed an original, but which taken together shall constitute one and the same document.

5.3 Governing Law

This Plan of Merger shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania and the laws of the State of Ohio and the United States, without regard to any applicable conflicts of law rules.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties has caused this Plan of Merger to be duly executed on its behalf by an officer thereunto duly authorized, all as of the day and year first above written.

CNB BANK

By:
Name:
Title:

FARMERS CITIZENS BANK

By:
Name:
Title:

Annex 1

Offices of Resulting Bank after the Bank Merger

On and after the Effective Time, the Resulting Bank will have the following offices:

[TO COME]

Exhibit C-1

FORM

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is entered into as of March 26, 2013 by and among [Insert Name] (the “Executive”), CNB Financial Corporation, a Pennsylvania corporation (“Buyer”), FC Banc Corp., a bank holding company (“Seller”), and The Farmers Citizens Bank, a wholly-owned subsidiary of Seller (“Seller Bank”).

WITNESSETH:

WHEREAS, concurrently with the execution of this Agreement, Buyer and Seller are entering into an Agreement and Plan of Merger, dated as of March 26, 2013 (the “Merger Agreement”), and all capitalized terms not defined herein shall have the meaning set forth in the Merger Agreement; and

WHEREAS, Buyer, Seller, Seller Bank, and the Executive desire to enter into this Agreement, which shall supersede, except as set forth in Section 1.4 and Section 3.2 hereof, the [Insert Agreement] by and among Seller and the Executive, dated [Insert Date] (the “Change in Control Agreement”), effective immediately prior to the Effective Time of the Merger, and in lieu of any rights and payments under the Change in Control Agreement, the Executive shall be entitled to the rights and payments set forth herein (which for the avoidance of doubt, the parties agree shall be the rights and payments to which the Executive is entitled in the event of the Executive’s termination of employment in the event of a “Change in Control” (as such term is defined in the Change in Control Agreement) as contemplated by Section [X] of the Change in Control Agreement).

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Executive, Buyer, Seller, and Seller Bank agree as follows:

1. Settlement Amount.

1.1 Change in Control Agreement Amount. On the Closing Date, provided the Executive has remained employed with the Seller and Seller Bank to and including the Closing Date, Seller shall, or shall cause an affiliate to, pay to the Executive a lump-sum cash amount equal to the total of [Insert Amount], in full satisfaction of the payment obligations of Seller and Seller Bank under Sections [X] and [X] of the Change in Control Agreement, less applicable tax withholdings (the total of such sum, the “Change in Control Agreement Amount”).

For the avoidance of doubt, the payment of the Change in Control Agreement Amount under this Agreement shall not release Buyer, Seller, or Seller Bank, as applicable, from any of the following obligations: (a) obligations to pay to the Executive accrued but unpaid wages, and make payments for accrued but unused vacation, earned up to the Effective Time of the Merger to the extent required by applicable law; (b) the payment of any of the Executive’s vested benefits under the tax-qualified plans of Seller or Seller Bank; (c) obligations regarding accelerated vesting of equity awards, if any, under any equity awards granted by Seller or Seller Bank to the Executive and outstanding immediately prior to the Effective Time; (d) the payment of the Merger Consideration with respect to the Executive’s common stock of Seller as

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contemplated by Section 2.01 of the Merger Agreement (including, for the avoidance of doubt, payments of Merger Consideration for restricted stock which has had its vesting schedule accelerated); or (e) rights to indemnification under applicable corporate law or the organizational documents of Seller or Seller Bank or as an insured under any director’s and officer’s liability insurance policy new or previously in force.

1.2 Section 280G Cut-Back. Notwithstanding anything in this Agreement to the contrary, if the Change in Control Agreement Amount provided for in this Agreement, together with any other payments which the Executive has the right to receive from Buyer, Seller, Seller Bank, or any corporation which is a member of an “affiliated group” (as defined in Code Section 1504(a), without regard to Code Section 1504(b)) of which Buyer, Seller, or Seller Bank is a member, would constitute an “excess parachute payment” (as defined in Code Section 280G(b)(2)), payments pursuant to this Agreement shall be reduced to the extent necessary to ensure that no portion of such payments will be subject to the excise tax imposed by Code Section 4999. Any determination required under this Section 1.2 shall be made by Buyer and its tax advisors, whose determination shall be conclusive and binding upon the Executive, Seller, and Seller Bank.

1.3 No Further Adjustment. The parties hereby agree that the Change in Control Agreement Amount as determined in the manner provided under Section 1.1 and Section 1.2 hereof is final and binding on all parties and shall not otherwise be subject to further adjustment.

1.4 Complete Satisfaction. In consideration of the payment of the Change in Control Agreement Amount and the other provisions of this Agreement, the Executive, Buyer, Seller, and Seller Bank hereby agree that effective immediately following the Effective Time of the Merger, the Executive agrees that the full payment of the Change in Control Agreement Amount, as determined in accordance Section 1.1 and Section 1.2 shall be in complete satisfaction of all rights to payments due to Executive under the Change in Control Agreement. Notwithstanding anything to the contrary contained herein, to the extent that the restrictive covenants in Section [X] of the Change in Control Agreement are not superseded by a separate written employment agreement by and between the Buyer and the Executive as of the first date written above, the restrictive covenants in Section [X] of the Change in Control Agreement shall continue to apply to the Executive.

2. Code Section 409A Compliance. The intent of the parties is that payments under this Agreement either be exempt from or comply with Code Section 409A and the Treasury Regulations and guidance promulgated thereunder and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. To that end, Executive, Buyer, Seller, and Seller Bank agree that the payment described in Section 1 is intended to be excepted from compliance with Code Section 409A as a short-term deferral pursuant to Treasury Regulation Section 1.409A-1(b)(4). In no event whatsoever shall Buyer or its affiliates be liable for any additional tax, interest, or penalty that may be imposed on Executive by Code Section 409A or damages for failing to comply with Code Section 409A. Notwithstanding any other provision of this Agreement to the contrary, in no event shall any payment under this Agreement that constitutes “deferred compensation” for purposes of Code Section 409A be subject to offset, counterclaim, or recoupment by any other amount payable to

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Executive unless otherwise permitted by Code Section 409A. Buyer, Seller, and Seller Bank make no representation or warranty and shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Code Section 409A but do not satisfy an exemption from, or the conditions of, such Section.

3. General.

3.1 Heirs, Successors, and Assigns. The terms of this Agreement shall be binding upon the parties hereto and their respective heirs, successors, and assigns.

3.2 Final Agreement. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings, written or oral, except as set forth in a separate written employment agreement by and between Buyer and the Executive. The terms of this Agreement may be changed, modified, or discharged only by an instrument in writing signed by each of the parties hereto.

3.3 Withholdings. Seller, Seller Bank, and Buyer may withhold from any amounts payable under this Agreement such federal, state, or local taxes as may be required to be withheld pursuant to applicable law or regulation.

3.4 Governing Law. This Agreement shall be construed, enforced, and interpreted in accordance with and governed by the laws of the Commonwealth of Pennsylvania, without reference to its principles of conflicts of law, except to the extent that federal law shall be deemed to preempt such state laws.

3.5 Regulatory Limitations. Notwithstanding any other provision of this Agreement, neither Buyer, Seller, nor Seller Bank shall be obligated to make, and Executive shall have no right to receive, any payment under this Agreement which would violate any law, regulation, or regulatory order applicable to Buyer, Seller, or Seller Bank, as applicable, at the time such payment is due, including, without limitation, Section 1828(k)(1) of Title 12 of the United States Code and any regulation or order thereunder of the Federal Deposit Insurance Corporation.

3.6 Voluntary Action and Waiver. The Executive acknowledges that by his free and voluntary act of signing below, the Executive agrees to all of the terms of this Agreement and intends to be legally bound thereby. The Executive acknowledges that he has been advised to consult with an attorney prior to executing this Agreement.

3.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

4. Effectiveness. Notwithstanding anything to the contrary contained herein, this Agreement shall be subject to consummation of the Merger in accordance with the terms of the Merger Agreement, as the same may be amended by the parties thereto in accordance with its terms. In the event the Merger Agreement is terminated for any reason or the Merger does not occur, this Agreement shall be deemed null and void with respect to all actions not yet taken pursuant to this Agreement.

FORM

IN WITNESS WHEREOF, Buyer, Seller, and Seller Bank have each caused this Agreement to be executed by their duly authorized officers, and the Executive has signed this Agreement, effective as of the date first above written.

EXECUTIVE:

[Insert Name]

CNB FINANCIAL CORPORATION

By:
Name:
Title:

FC BANC CORPORATION

By:
Name:
Title:

THE FARMERS CITIZENS BANK

By:
Name:
Title:

[SIGNATURE PAGE TO THE SETTLEMENT AGREEMENT]

Exhibit C-2

FORM

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is entered into as of March 26, 2013 by and among [Insert Name] (the “Executive”), CNB Financial Corporation, a Pennsylvania corporation (“Buyer”), FC Banc Corp., a bank holding company (“Seller”), and The Farmers Citizens Bank, a wholly-owned subsidiary of Seller (“Seller Bank”).

WITNESSETH:

WHEREAS, concurrently with the execution of this Agreement, Buyer and Seller are entering into an Agreement and Plan of Merger, dated as of March 26, 2013 (the “Merger Agreement”), and all capitalized terms not defined herein shall have the meaning set forth in the Merger Agreement; and

WHEREAS, Buyer, Seller, Seller Bank, and the Executive desire to enter into this Agreement, which shall supersede, except as set forth in Section 5 and Section 6.2 hereof, the [Insert Agreement] by and among Seller, Seller Bank, and the Executive, dated [Insert Date] (the “Change of Control Agreement”), effective immediately prior to the Effective Time of the Merger, and in lieu of any rights and payments under the Change of Control Agreement, the Executive shall be entitled to the rights and payments set forth herein (which for the avoidance of doubt, the parties agree shall be the rights and payments to which the Executive is entitled in the event of the Executive’s giving written notice in the event of a “Change of Control” (as such term is defined in the Change of Control Agreement) as contemplated by Sections [X] and [X] of the Change of Control Agreement).

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Executive, Buyer, Seller, and Seller Bank agree as follows:

1. Severance Amount.

1.1 Change of Control Agreement Amount. On the eighth (8th) day following the Closing Date, provided the Executive has not revoked the releases contained and referenced in Section 3 hereof and the Executive has remained employed with the Seller and Seller Bank to and including the Closing Date, Buyer shall, or shall cause an affiliate to, pay to the Executive a lump-sum cash amount equal to the total of [Insert Amount], in full satisfaction of the payment obligations of Seller and Seller Bank under Sections [X] and [X] of the Change of Control Agreement, less applicable tax withholdings (the total of such sum, the “Change of Control Agreement Amount”). Notwithstanding the foregoing, if the eighth (8th) day following the Closing Date is not a business day, such payment shall be due on the next following business day.

1.2 Section 280G Cut-Back. Notwithstanding anything in this Agreement to the contrary, if the Change of Control Agreement Amount provided for in this Agreement, together with any other payments which the Executive has the right to receive from Buyer, Seller, Seller Bank, or any corporation which is a member of an “affiliated group” (as defined in Code Section 1504(a), without regard to Code Section 1504(b)) of which Buyer, Seller, or Seller Bank is a member, would constitute an “excess parachute payment” (as defined in Code Section

FORM

280G(b)(2)), payments pursuant to this Agreement shall be reduced to the extent necessary to ensure that no portion of such payments will be subject to the excise tax imposed by Code Section 4999. Any determination required under this Section 1.2 shall be made by Buyer and its tax advisors, whose determination shall be conclusive and binding upon the Executive.

1.3 No Further Adjustment. The parties hereby agree that the Change of Control Agreement Amount as determined in the manner provided under Section 1.1 and Section 1.2 hereof is final and binding on all parties and shall not otherwise be subject to further adjustment.

1.4 Complete Satisfaction. In consideration of the payment of the Change of Control Agreement Amount and the other provisions of this Agreement, the Executive, Buyer, Seller, and Seller Bank hereby agree that effective immediately following the Effective Time of the Merger, the Executive agrees that the full payment of the Change of Control Agreement Amount, as determined in accordance Section 1.1 and Section 1.2 shall be in complete satisfaction of all rights to payments due to Executive under the Change of Control Agreement.

2. Code Section 409A Compliance. The Executive and Buyer acknowledge that the Executive’s employment with Seller and/or Seller Bank will be terminated in connection with the Merger, effective immediately upon the Effective Time of the Merger, and that such termination will be a “separation from service” (within the meaning of Code Section 409A and the regulations thereunder) as an employee of Seller and Seller Bank. Anything in this Agreement to the contrary notwithstanding, if at the time of the Executive’s “separation from service,” Buyer determines that the Executive is a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i), then to the extent the Change of Control Agreement Amount would be considered deferred compensation otherwise subject to the 20 percent additional tax imposed pursuant to Code Section 409A(a) as a result of the application of Code Section 409A(a)(2)(B)(i), such payment shall not be payable until the date that is the earlier of (A) six months and one day after the Executive’s separation from service, or (B) the Executive’s death. The intent of the parties is that payments and benefits under this Agreement either be exempt from or comply with Code Section 409A and the regulations and guidance promulgated thereunder and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. In no event whatsoever shall Buyer or its affiliates be liable for any additional tax, interest, or penalty that may be imposed on Executive by Code Section 409A or damages for failing to comply with Code Section 409A. Notwithstanding any other provision of this Agreement to the contrary, in no event shall any payment under this Agreement that constitutes “deferred compensation” for purposes of Code Section 409A be subject to offset, counterclaim, or recoupment by any other amount payable to Executive unless otherwise permitted by Code Section 409A. Buyer, Seller, and Seller Bank make no representation or warranty and shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Code Section 409A but do not satisfy an exemption from, or the conditions of, such Section.

FORM

3. Releases.

3.1 Release Upon Execution. In consideration of Buyer’s agreement to pay (or to cause to be paid) to the Executive the Change of Control Agreement Amount and, subject to the payment of the foregoing specified dollar amounts, all as provided under this Agreement, and other good and valuable consideration, the sufficiency of which is hereby acknowledged by the Executive, for himself and for his heirs, successors, and assigns, does hereby release completely and forever discharge Buyer, Seller, and Seller Bank, their respective affiliates, successors, predecessors, subsidiaries, related entities or assigns, and their respective current and former directors, officers, employees, agents, benefit plans, benefit plan administrators and trustees, attorneys, insurers, representatives, successors, and assigns (any and all of which are referred to below as the “Releasees”), from any and all obligations, claims, actions, causes of action, demands, liabilities, expenses, or damages of any kind (including attorneys’ fees and costs actually incurred), regardless of whether known or unknown, that the Executive now has, owns, or holds, or claims to have, own, or hold, or that he at any time had, owned, or held, or claimed to have had, owned, or held against any Releasee. This general release of claims includes, without implication of limitation, the release of all claims:

•	relating to the Executive’s employment by Seller and Seller Bank and the determination not to continue the Executive’s employment by Seller and Seller Bank beyond the Closing Date;

•	relating to the Change of Control Agreement and all employee benefit plans of Seller or Seller Bank;

•	of wrongful discharge;

•	of breach of contract;

•

of retaliation or discrimination under federal, state, or local law (including, without limitation, claims of age discrimination or retaliation under the Age Discrimination in Employment Act, claims of disability discrimination or retaliation under the Americans with Disabilities Act, claims of discrimination or retaliation under Title VII of the Civil Rights Act of 1964, and claims of discrimination or retaliation under state law);

•	under any other federal or state statute, to the fullest extent that claims may be released;

•	relating to any employment decisions communicated by Buyer to the Executive;

•	of defamation or other torts;

•	of violation of public policy;

•	for salary, bonuses, vacation pay, or any other compensation or benefits; and

•	for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief, and attorney’s fees.

Notwithstanding the foregoing, this Agreement shall not release Buyer, Seller, or Seller Bank, as applicable, from any of the following: (a) obligations to pay to the Executive accrued but unpaid wages, and make payments for accrued but unused vacation, earned up to the Effective Time of the Merger to the extent required by applicable law; (b) the payment of any of the Executive’s vested benefits under the tax-qualified plans of Seller or Seller Bank; (c) obligations regarding accelerated vesting of equity awards, if any, under any equity awards granted by Seller or Seller Bank to the Executive and outstanding immediately prior to the Effective Time; (d) the payment of the Merger Consideration with respect to the Executive’s common stock of Seller as contemplated by Section 2.01 of the Merger Agreement (including, for the avoidance of doubt, payments of Merger Consideration for restricted stock which has had

FORM

its vesting schedule accelerated); or (e) rights to indemnification under applicable corporate law or the organizational documents of Seller or Seller Bank or as an insured under any director’s and officer’s liability insurance policy new or previously in force. The Executive acknowledges that the consideration given for this Agreement is in addition to anything of value to which the Executive is already entitled. The Executive hereby represents and warrants that he has not filed any action, complaint, charge, grievance, arbitration, or similar proceeding against any of the Releasees. The Executive agrees that he shall not accept any award, damages, recovery, or settlement from any proceeding brought by him or on his behalf pertaining to the claims released herein.

3.2 Release Upon Closing. Upon the Closing Date, the Executive shall be considered to have been tendered a release of claims in the form attached to this Agreement as Exhibit A. No later than the Closing Date, the Executive shall execute and deliver to Buyer such release of claims in the form attached to this Agreement as Exhibit A.

4. Time for Consideration; Right to Revoke. The Executive acknowledges that he has been given the opportunity to consider this Agreement for the period of forty-five (45) days from the date of its delivery to him. In the event the Executive executed this Agreement within less than forty-five (45) days after such date, he acknowledges that such decision was entirely voluntary and that he had the opportunity to consider this Agreement until the end of the forty-five (45) day period. The Executive further acknowledges that: (i) he has seven (7) days following his execution of this Agreement to revoke this Agreement (the “Revocation Period”) in a writing delivered to Buyer by certified mail, by hand, or courier service (signature of receipt required); and (ii) this Agreement shall not be effective, and no payment shall be due, owing, or paid, until the Revocation Period has expired without the Executive revoking the Agreement and otherwise in accordance with the Agreement.

5. Surviving Terms. Notwithstanding anything to the contrary contained herein, to the extent the Executive is subject to restrictive covenants in a written agreement by and between the Seller and/or Seller Bank and the Executive, such restrictive covenants shall survive the Executive’s termination of employment as contemplated herein.

6. General.

6.1 Heirs, Successors, and Assigns. The terms of this Agreement shall be binding upon the parties hereto and their respective heirs, successors, and assigns.

6.2 Final Agreement. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings, written or oral, except as set forth in Section 5 hereof. The terms of this Agreement may be changed, modified, or discharged only by an instrument in writing signed by each of the parties hereto.

6.3 Withholdings. Seller, Seller Bank, and Buyer may withhold from any amounts payable under this Agreement such federal, state, or local taxes as may be required to be withheld pursuant to applicable law or regulation.

FORM

6.4 Governing Law. This Agreement shall be construed, enforced, and interpreted in accordance with and governed by the laws of the Commonwealth of Pennsylvania, without reference to its principles of conflicts of law, except to the extent that federal law shall be deemed to preempt such state laws.

6.5 Regulatory Limitations. Notwithstanding any other provision of this Agreement, neither Buyer, Seller, nor Seller Bank shall be obligated to make, and Executive shall have no right to receive, any payment under this Agreement which would violate any law, regulation, or regulatory order applicable to Buyer, Seller, or Seller Bank, as applicable, at the time such payment is due, including, without limitation, Section 1828(k)(1) of Title 12 of the United States Code and any regulation or order thereunder of the Federal Deposit Insurance Corporation.

6.6 Voluntary Action and Waiver. The Executive acknowledges that by his free and voluntary act of signing below, the Executive agrees to all of the terms of this Agreement and intends to be legally bound thereby. The Executive acknowledges that he has been advised to consult with an attorney prior to executing this Agreement.

6.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

7. Effectiveness. Notwithstanding anything to the contrary contained herein, this Agreement shall be subject to consummation of the Merger in accordance with the terms of the Merger Agreement, as the same may be amended by the parties thereto in accordance with its terms. In the event the Merger Agreement is terminated for any reason or the Merger does not occur, this Agreement shall be deemed null and void with respect to all actions not yet taken pursuant to this Agreement.

[SIGNATURE PAGE FOLLOWS]

FORM

IN WITNESS WHEREOF, Buyer, Seller, and Seller Bank have each caused this Agreement to be executed by their duly authorized officers, and the Executive has signed this Agreement, effective as of the date first above written.

EXECUTIVE:

[Insert Name]

CNB FINANCIAL CORPORATION

By:
Name:
Title:

FC BANC CORPORATION

By:
Name:
Title:

THE FARMERS CITIZENS BANK

By:
Name:
Title:

[SIGNATURE PAGE TO THE SETTLEMENT AGREEMENT]

FORM

EXHIBIT A

RELEASE OF CLAIMS

For and in consideration of the payments to be provided to me upon the termination of my employment (the “Applicable Date”) pursuant to the Settlement Agreement, between CNB Financial Corporation, a Pennsylvania corporation (“Buyer”), FC Banc Corp., a bank holding company (“Seller”), The Farmers Citizens Bank, a wholly-owned subsidiary of Seller (“Seller Bank”) (together, the “Companies”), and me, executed March 26, 2013 and effective as of [Date] (the “Agreement”), which are conditioned on my signing this Release of Claims:

I, [Insert Name], on my own behalf and on behalf of my heirs, executors, administrators, beneficiaries, representatives, and assigns, and all others connected with or claiming through me, hereby release and forever discharge the Companies, their affiliates, and all of their respective past, present, and future officers, directors, trustees, shareholders, employees, employee benefit plans, agents, general and limited partners, members, managers, joint venturers, representatives, successors, and assigns, and all others connected with any of them, both individually and in their official capacities, from any and all causes of action, rights, or claims of any type or description, known or unknown, which I have had in the past, now have, or might now have, through the date of my signing of this Release of Claims, in any way resulting from or arising out of my employment by the Companies or any of its affiliates (including, if applicable, the termination of that employment) or pursuant to any federal, state, or local law, regulation, or other requirement, including without limitation Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and the fair employment practices laws of the state or states in which I have been employed by the Companies or any of their affiliates, each as amended from time to time.

In signing this Release of Claims, I acknowledge my understanding that I may not sign it prior to the Applicable Date, but that I may consider the terms of this Release of Claims for up to forty-five (45) days (or such longer period as the Companies may specify) from the later of the Applicable Date or the date I receive this Release of Claims.

I also acknowledge that I was advised by the Companies and their affiliates to seek the advice of an attorney prior to signing this Release of Claims; that I have had sufficient time to consider this Release of Claims and to consult with an attorney, if I wished to do so, or to consult with any other person of my choosing before signing; and that I am signing this Release of Claims voluntarily and with a full understanding of its terms. I understand that capitalized terms not defined in this Release of Claims have the meaning assigned to them in the Agreement.

I further acknowledge that, in signing this Release of Claims, I have not relied on any promises or representations, express or implied, that are not set forth expressly in the Agreement. I understand that I may revoke this Release of Claims at any time within seven (7) days of the date of my signing by written notice delivered to Buyer by certified mail, by hand, or courier service (signature of receipt required) and that this Release of Claims will take effect only upon the expiration of such seven-day revocation period and only if I have not timely revoked it.

FORM

Notwithstanding anything in this Release of Claims to the contrary, this Release of Claims shall not release the Companies from any of the following: (a) obligations to pay to the wages and make payments for accrued but unused paid time off earned up to the date of my termination of employment to the extent required by applicable law or the policies of the Companies; (b) the payment of any of the vested benefits under the tax-qualified plans and nonqualified plans of the Companies; (c) the rights to any vested equity grants with common stock pursuant to the terms of the award agreements and plan governing such equity grants; (d) vested rights under any welfare or insurance plan of the Companies including, but not limited to, COBRA insurance continuation rights with respect to health insurance coverage; or (e) the continuing obligations of the Companies under any indemnity provisions currently applicable to my service with the Companies in any capacity.

Intending to be legally bound, I have signed this Release of Claims under seal as of the date written below.

Signature:

Name (please print):

Date:

Exhibit D

FORM

EMPLOYMENT CONTRACT

THIS EMPLOYMENT CONTRACT (the “Agreement”) is made by and between CNB FINANCIAL CORPORATION, a Pennsylvania business corporation, CNB BANK, a state banking institution organized under the laws of the Commonwealth of Pennsylvania, with its principal office at One South Second Street, P.O. Box 42, Clearfield, Pennsylvania 16830 (hereinafter collectively referred to as “CNB”), and [INSERT NAME], an adult individual, residing at [Insert Address] (hereinafter the “Officer”), to be effective as of the Effective Date (as defined below).

WHEREAS, Officer previously served as the [Insert Title] for The Farmers Citizens Bank (“FC Bank”);

WHEREAS, concurrently with the execution of this Agreement, CNB has entered into an Agreement and Plan of Merger, dated as of March 26, 2013, by and between CNB and FC Banc Corp. (the “Merger Agreement”), pursuant to which FC Bank will merge with and into CNB Bank, with CNB Bank being the surviving corporation;

WHEREAS, CNB desires to employ Officer after the Merger (as defined in the Merger Agreement), and Officer desires to accept such employment upon the terms and conditions set forth herein, including, without limitation, the restrictive covenants in Sections 6 and 7 herein; and

WHEREAS, CNB and Officer (the “Parties,” each a “Party”) desire this Agreement to be contingent upon and effective as of the consummation of the Merger (as defined in the Merger Agreement) in accordance with the terms of the Merger Agreement (the “Effective Date”).

NOW WITNESSETH:

The Parties for themselves, their heirs, successors, and assigns, in consideration of their mutual promises contained herein, intending to be legally bound, hereby agree to the following terms and conditions.

1. EMPLOYMENT: As of the Effective Date, CNB will employ Officer as the [Insert Title] of FC Bank, a division of CNB Bank, and Officer agrees to serve in such capacity. Officer promises that during the term of this Agreement he shall dedicate his full time, attention, and energies to his employment with CNB. Officer further promises that he will report to the [Insert Title] of FC Bank, a division of CNB Bank, and the [Insert Title] of CNB Bank and carry out the decisions and otherwise abide by and enforce the policies of CNB.

Officer shall also perform such other reasonable duties as may hereafter be assigned to him by CNB, consistent with his abilities and position, including but not limited to services to CNB Bank’s parent, CNB Financial Corporation, and its other subsidiaries.

Officer will not engage in any other employment during the term of this Agreement, nor shall he engage in self-employed activities.

Officer also recognizes that CNB’s success and recognition depend on his involvement with charitable and social organizations. In this regard, Officer agrees to engage in such social and charitable activities or organizations as are consistent with his personal responsibilities and with his position with CNB.

Officer shall also comply with all other CNB procedures and polices now or hereafter in effect.

Officer further agrees that he shall comport himself at all times in a manner that reflects upon CNB in a positive fashion.

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2. TERM: The term of this Agreement shall be for two (2) years commencing on the Effective Date, unless terminated sooner pursuant to the other provisions of this Agreement.

However, the provisions of Section 6 and 7 shall continue in force in accordance with the provisions therein and shall survive the expiration or termination of the term of employment and this Agreement.

3. COMPENSATION: Officer’s annual base salary shall be [Insert Amount]. During the term of employment, Officer is eligible for an annual bonus with a target equal to [Insert Percentage] of his annual base salary based on goals and other conditions as the CEO and the President of CNB Bank, in their sole discretion, shall determine on an annual basis (“Bonus Component I”). In addition to Bonus Component I, Officer is eligible to receive an annual amount up to [Insert Percentage] of his annual base salary determined by the following factors: [Insert Factors] (together, “Bonus Component II”). Notwithstanding anything to the contrary contained herein, the sum of Bonus Component I and Bonus Component II shall not exceed an amount equal to [Insert Percentage] of Officer’s annual base salary.

In addition, Officer will be provided the use of an automobile during the term of this Agreement.

4. RESTRICTED STOCK: Upon the Officer’s commencement of employment on the Effective Date, CNB shall grant to the Officer restricted shares of CNB common stock having an aggregate fair market value of [Insert Value] as of the Effective Date (the “Restricted Stock Award”). The Restricted Stock Award shall vest in four annual installments at a rate of twenty-five percent (25%) per year on each of the first four anniversaries of the Effective Date. The terms and conditions of the Restricted Stock Award shall be evidenced by a separate restricted stock agreement, to be entered into between CNB and Officer and shall be subject to the terms and provisions of the CNB 2009 Stock Incentive Plan.

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5. OTHER BENEFITS: Officer shall be entitled to participate in CNB’s retirement plan, health insurance plan, life insurance plan, and such other benefits as CNB from time to time may provide to its employees.

Officer shall also be entitled to twenty-two (22) days paid vacation plus such sick leave as he may reasonably and actually require, both of which are upon condition that, consistent with the past practice of CNB and upon condition that, in the opinion of the CEO and the President of CNB Bank, the amount and timing of his vacation does not unreasonably interfere with or detract from the fulfillment of his duties under this Agreement.

Officer shall be entitled to bereavement and such other employee benefits as now or hereafter may be granted by CNB’s personnel policies.

6. CONFIDENTIAL INFORMATION: Officer acknowledges and agrees that as an inducement to CNB to employ him and enter this Agreement with him, that he shall not disclose, directly or indirectly, intentionally or unintentionally, during the term of this Agreement or at any time after its expiration or termination, any of CNB’s proprietary information, account information, customer lists, customer information, policies, pricing, strategy, codes, strategic plan, plans for expansion or business development, or other information of a confidential nature (hereinafter referred to as “Confidential Information”), whatsoever regarding CNB without first obtaining the prior, written consent from CNB’s Chairperson of the Board of Directors that such disclosure is authorized. Communications with CNB’s employees, customers, and business relations are excepted from the foregoing prohibition during the term of this Agreement to the extent that such communications are consistent with Officer’s duties.

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Confidential Information shall include all information recorded, memorialized, or communicated in any form whether written, printed, verbal, video, photographic, electronic, magnetic, digital, or otherwise. This concept shall also include such confidential information as Officer may have memorized or remembered, notwithstanding the law of the Commonwealth of Pennsylvania or other law to the contrary.

Upon expiration or termination of this Agreement for any reason, Officer promises that he shall promptly return to CNB or its designated representative any Confidential Information, automobile, insurance cards, owner’s cards, keys, credit cards, or other CNB property in his possession.

Officer further promises that he will not take, keep, or record copies, duplications, or reproductions of the Confidential Information or other property subject to this Agreement after expiration or termination of this Agreement.

7. COVENANT NOT TO COMPETE: As additional consideration to CNB for entering this Agreement, and for granting the severance benefits described in Section 8 below, which are a new benefit, Officer covenants that he shall not compete against CNB, its parent, affiliates, or subsidiaries, either directly or indirectly, by taking employment, gratuitously assisting or serving as an independent contractor, consultant, partner, director, or officer with a competitor of CNB, or starting his own business which would compete directly or indirectly with CNB, or have a material interest in any business, corporation, partnership, LLC, savings and loan, bank, financial institution, brokerage, or other venture which competes directly or indirectly with CNB (except for holdings of no greater than 1% of the total outstanding shares in a publicly-traded company) while he is employed by CNB and until the expiration of a period of one (1) year following the date on which Officer is last employed by CNB. For the purpose of defining and

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enforcing this covenant, CNB’s competitors will be identified at the time the Officer terminates employment with CNB. This determination shall be based on CNB’s market area and CNB’s plans for expansion or acquisition into other market areas at the time the Officer terminates employment with CNB. For purposes of the foregoing sentence, the market area shall be considered to be the twenty-five (25)-mile radius of any location, branch, or division of CNB, its parent, affiliates, or subsidiaries.

The Parties further agree that Officer’s covenant not to compete shall apply in the event of his regular retirement or voluntary termination of his employment hereunder. Officer agrees in this regard that the security provided by this Agreement is adequate consideration for his covenant not to compete.

Officer agrees that the relevant public policy and legal aspects of covenants not to compete have been discussed with him and that every effort has been made to limit the restrictions placed upon Officer to those that are reasonable and necessary to protect CNB’s legitimate interests. Officer acknowledges that, based upon his education, experience, and training, the non-compete and non-solicitation provisions of this Section 7 will not prevent Officer from earning a livelihood and supporting Officer and his family during the relevant time period.

The existence of a claim, charge, or cause of action by Officer against CNB or any of its affiliates shall not constitute a defense to the enforcement by CNB of the foregoing restrictive covenants, but such claim, charge, or cause of action shall be litigated separately.

If any restriction set forth in this Section 7 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, the court is hereby expressly authorized to modify this Agreement or to interpret this Agreement to extend only over the maximum period of time, range of activities, or geographic areas as to which it may be enforceable.

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8. SEVERANCE PAY: If Officer’s employment is terminated without cause during the term of this Agreement, (1) Officer shall be entitled to a severance payment equal to one (1) times his annual base salary for the year in which his employment ends and (2) any unvested portion of Officer’s Restricted Stock Award under Section 4 shall fully vest. The severance payment shall be tendered to Officer in cash in lump sum following his separation from service.

Notwithstanding anything in this Agreement to the contrary, it will be a condition to Officer’s right to receive any severance benefits under this Section 8 that he execute and deliver to CNB no later than fifty-three (53) days following his separation from service and not revoke a release of claims in favor of CNB in the form as may be reasonably prescribed by CNB. Subject to Sections 13 and 14, the severance payment under this Section 8 will be paid the day after the expiration of the sixty (60)-day period following Officer’s separation from service, provided that Officer has executed, delivered, and not revoked the release no later than fifty-three (53) days following his separation from service and such release is effective upon the sixtieth (60th) day following his separation from service.

A form of the release which Officer will be required to sign in order to receive the foregoing severance benefits is attached hereto as Exhibit A, and Officer hereby expressly approves it.

9. TERMINATION: This Agreement may be terminated on the occurrence of any of the following events and if terminated under this paragraph, Officer shall not be entitled to severance pay under Section 8:

A.	The execution of a written agreement between CNB and Officer to terminate this Agreement;

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B.	Officer’s death;

C.	Officer’s breach of any term or condition of this Agreement;

D.	Officer’s failure or refusal to comply with such reasonable policies, directions, standards, and regulations that CNB may establish from time to time;

E.	Officer’s inability to fully and competently perform his duties hereunder for a period of 180 continuous days due to physical, mental, or psychological illness, injury, or condition; or

F.	Officer ceases to qualify for his offices and responsibilities under this Agreement pursuant to any statute or regulation, now or hereafter issued by the United States of America, the Federal Reserve, the Office of the Comptroller of Currency, the Pennsylvania Department of Banking, or other regulatory agency or body duly invested with authority over CNB, its parent, or affiliate(s).

10. NOTICES: All notices or communications required by or bearing upon this Agreement or between the Parties shall be in writing and sent by First Class Mail to the Parties as follows, unless otherwise specified above:

CNB Financial Corporation	[Insert Name]
CNB Bank	[Insert Address]
Attention: Chairperson of the Board	[Insert Address]
One South Second Street, P.O. Box 42
Clearfield, PA 16830

11. NON-ASSIGNMENT: The Parties acknowledge the unique nature of services to be provided by Officer under this Agreement, the high degree of responsibility borne by him and the personal nature of his relationship to CNB’s Board of Directors and customers. Therefore, the Parties agree that Officer may not assign this Agreement.

12. ARBITRATION: The Parties agree that all disputes or questions arising under this Agreement or because of their employment relationship shall be submitted to arbitration by

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three (3) arbitrators. Each Party shall select one (1) arbitrator, and then those two (2) arbitrators shall select a third (3rd) arbitrator. The arbitrators’ decision need not be unanimous. Arbitration shall be conducted at a private location in Clearfield County convenient to the Parties. The arbitrators must reach and give notice of their decision within five (5) days after completion of an arbitration. The Pennsylvania Uniform Arbitration Act, 42 Pa.C.S.A. § 57301 et seq. shall govern arbitrations hereunder. CNB shall compensate the arbitrators and stenographer if used. CNB shall also pay for the arbitration room. Each Party shall pay their attorney fees and other costs.

13. LIMITATION ON PAYMENTS: In the event that the severance pay provided for in this Agreement or otherwise payable to Officer (i) constitutes “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) but for this Section 13, would be subject to the excise tax imposed by Section 4999 of the Code, than Officer’s severance benefits shall be delivered as to such lesser extent which would result in no portion of such severance benefits being subject to the excise tax under Section 4999 of the Code (the “Reduced Amount”). When determining the Reduced Amount, the payments and benefits to be provided under this Agreement shall be reduced, but not below zero, by reducing or eliminating the cash payment. Unless CNB and Officer otherwise agree in writing, any determination required under this Section 13 shall be made in writing by CNB’s independent public accountants, whose determination shall be conclusive and binding upon CNB and Officer for all purposes. For purposes of making the calculations required by this Section 13, the accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. CNB and Officer shall furnish such information and documents as the accountants may reasonably request in order to make a determination under this Section. CNB shall bear all costs the accountants may reasonably incur in connection with any calculations contemplated by this Section 13.

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14. COMPLIANCE WITH SECTION 409A OF THE CODE: Officer and CNB acknowledge that each of the payments and benefits promised to Officer under this Agreement must either comply with the requirements of Section 409A of the Code (“Section 409A”), and the regulations thereunder or qualify for an exception from compliance. To that end, Officer and CNB agree that the payment described in Section 8 is intended to be excepted from compliance with Section 409A as a short-term deferral pursuant to Treasury Regulation Section 1.409A-1(b)(4).

In the case of a payment that is not excepted from compliance with Section 409A, and that is not otherwise designated to be paid immediately upon a permissible payment event within the meaning of Treasury Regulation Section 1.409A-3(a), the payment shall not be made prior to, and shall, if necessary, be deferred to and paid on the later of the date sixty (60) days after Officer’s earliest separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)) and, if Officer is a specified employee (within the meaning of Treasury Regulation Section 1.409A-1(i)) on the date of his separation from service, the first day of the seventh month following Officer’s separation from service. Furthermore, this Agreement shall be construed and administered in such manner as shall be necessary to effect compliance with Section 409A.

15. INJUNCTIVE RELIEF: Officer acknowledges and accepts that his compliance with Sections 6, 7, and/or 8 is an integral part of the consideration to be received by CNB and is necessary to protect the equity value, business and goodwill, and other proprietary interests of CNB. Officer acknowledges that a breach of Sections 6, 7 and/or 8 will result in irreparable and continuing damage to CNB and the business of CNB for which the remedies at law will be inadequate, and agrees that, in the event of any breach of the aforesaid Sections of this Agreement, CNB and its successors and assigns shall be entitled to seek injunctive relief and to any such other and further relief as may be proper.

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16. ENFORCEABILITY: If any provision of this Agreement shall be found by a court with proper jurisdiction to be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified, narrowed, or restricted only to the limited extent and in the manner necessary to render the same valid and enforceable, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified, narrowed, or restricted.

17. GENERAL PROVISIONS:

A.	This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without reference to its principles of conflicts of law.

B.	In construing or interpreting this Agreement, “CNB” and “Officer” shall mean, wherever applicable, the singular or plural, the masculine or the feminine, individual, individuals, partnership, or corporation, as the case may be.

C.	This Agreement represents the sole agreement of the Parties on these subjects and supersedes all prior communications, representations, and negotiations, whether oral or written, except as set forth in a separate written settlement agreement by and between CNB and the Officer as of the date hereof.

D.	This Agreement can only be modified or amended by the prior written consent of both Parties hereto.

E.	Jurisdiction and venue shall rest in the Court of Common Pleas of Clearfield, Pennsylvania, for all suits, claims, and causes of action whatsoever.

F.	Failure by either Party to pursue remedies or assert rights under this Agreement shall not be construed as waiver of that Party’s rights or remedies, nor shall a Party’s failure to demand strict compliance with the terms and conditions of this Agreement prohibit or estop that Party from insisting upon strict compliance in the future.

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G.	The Parties deem that the terms of this Agreement are unique, and in addition to their other rights and remedies at law, and at equity, either Party shall have the right to specifically enforce the terms of this Agreement.

H.	This Agreement shall bind the Parties’ heirs, successors, representatives, related corporations, and assigns.

I.	Notwithstanding anything herein contained to the contrary, and payment to Officer by CNB, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(k), and any regulations promulgated thereunder.

18. EFFECTIVENESS: Notwithstanding anything to the contrary contained herein, this Agreement shall be subject to consummation of the Merger (as defined in the Merger Agreement) in accordance with the terms of the Merger Agreement, as the same may be amended by the parties thereto in accordance with its terms. In the event the Merger Agreement is terminated for any reason or the Merger (as defined in the Merger Agreement) does not occur, this Agreement shall be deemed null and void with respect to all actions not yet taken pursuant to this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have executed this Agreement this 26th day of March, 2013, to be effective on the Effective Date, for the purposes herein contained.

CNB FINANCIAL CORPORATION		OFFICER

By:
	[Name, Title]	[Insert Name]

By:
[Name, Title]

CNB BANK

By:
[Name, Title]

By:
[Name, Title]

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EXHIBIT A

RELEASE OF CLAIMS

For and in consideration of the payments to be provided to me upon the expiration of the term of the Agreement or upon the termination of my employment, as applicable (the “Applicable Date”) pursuant to the applicable provision of the Employment Contract, between CNB Financial Corporation, CNB Bank (together, the “Employer”) and me, executed March 26, 2013 and effective as of [Date] (the “Agreement”), which are conditioned on my signing this Release of Claims:

I, [Insert Name], on my own behalf and on behalf of my heirs, executors, administrators, beneficiaries, representatives, and assigns, and all others connected with or claiming through me, hereby release and forever discharge the Employer, its affiliates, and all of their respective past, present, and future officers, directors, trustees, shareholders, employees, employee benefit plans, agents, general and limited partners, members, managers, joint venturers, representatives, successors, and assigns, and all others connected with any of them, both individually and in their official capacities, from any and all causes of action, rights, or claims of any type or description, known or unknown, which I have had in the past, now have, or might now have, through the date of my signing of this Release of Claims, in any way resulting from or arising out of my employment by the Employer or any of its affiliates (including, if applicable, the termination of that employment) or pursuant to any federal, state, or local law, regulation, or other requirement, including without limitation Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and the fair employment practices laws of the state or states in which I have been employed by the Employer or any of its affiliates, each as amended from time to time.

In signing this Release of Claims, I acknowledge my understanding that I may not sign it prior to the Applicable Date, but that I may consider the terms of this Release of Claims for up to twenty-one (21) days (or such longer period as the Employer may specify) from the later of the Applicable Date or the date I receive this Release of Claims, provided that this Release of Claims, signed and dated by me, is received not later than the fifty-third (53rd) day following the Applicable Date by the person designated under the Agreement to receive notices on behalf of the Employer in order for me to qualify for severance pay under the applicable provision of the Agreement.

I also acknowledge that I was advised by the Employer and its affiliates to seek the advice of an attorney prior to signing this Release of Claims; that I have had sufficient time to consider this Release of Claims and to consult with an attorney, if I wished to do so, or to consult with any other person of my choosing before signing; and that I am signing this Release of Claims voluntarily and with a full understanding of its terms. I understand that capitalized terms not defined in this Release of Claims have the meaning assigned to them in the Agreement.

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I further acknowledge that, in signing this Release of Claims, I have not relied on any promises or representations, express or implied, that are not set forth expressly in the Agreement. I understand that I may revoke this Release of Claims at any time within seven (7) days of the date of my signing by written notice to the person designated under the Agreement to receive notices on behalf of the Employer and that this Release of Claims will take effect only upon the expiration of such seven-day revocation period and only if I have not timely revoked it.

Notwithstanding anything in this Release of Claims to the contrary, this Release of Claims shall not release the Employer from any of the following: (a) obligations to pay to the wages and make payments for accrued but unused paid time off earned up to the date of my termination of employment to the extent required by applicable law or the policies of the Employer; (b) the payment of any of the vested benefits under the tax-qualified plans and nonqualified plans of the Employer; (c) the rights to any vested equity grants with Employer common stock pursuant to the terms of the award agreements and plan governing such equity grants; (d) vested rights under any welfare or insurance plan of the Employer including, but not limited to, COBRA insurance continuation rights with respect to health insurance coverage; or (e) the continuing obligations of the Employer under any indemnity provisions currently applicable to my service with the Employer in any capacity.

Intending to be legally bound, I have signed this Release of Claims under seal as of the date written below.

Signature:

Name (please print):

Date:

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ANNEX B

Section 1701.85 of the Ohio Revised Code

Qualifications of and procedures for dissenting shareholders

(A) (1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

(2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which the dissenting shareholder seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal.

(3) Not later than twenty days before the date of the meeting at which the proposal will be submitted to the shareholders, the corporation may notify the corporation’s shareholders that relief under this section is available. The notice shall include or be accompanied by all of the following:

(a) A copy of this section;

(b) A statement that the proposal can give rise to rights under this section if the proposal is approved by the required vote of the shareholders;

(c) A statement that the shareholder will be eligible as a dissenting shareholder under this section only if the shareholder delivers to the corporation a written demand with the information provided for in division (A)(4) of this section before the vote on the proposal will be taken at the meeting of the shareholders and the shareholder does not vote in favor of the proposal.

(4) If the corporation delivers notice to its shareholders as provided in division (A)(3) of this section, a shareholder electing to be eligible as a dissenting shareholder under this section shall deliver to the corporation before the vote on the proposal is taken a written demand for payment of the fair cash value of the shares as to which the shareholder seeks relief. The demand for payment shall include the shareholder’s address, the number and class of such shares, and the amount claimed by the shareholder as the fair cash value of the shares.

(5) If the corporation does not notify the corporation’s shareholders pursuant to division (A)(3) of this section, not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to the dissenting shareholder of the fair cash value of the shares as to which the dissenting shareholder seeks relief, which demand shall state the dissenting shareholder’s address, the number and class of such shares, and the amount claimed by the dissenting shareholder as the fair cash value of the shares.

(6) If a signatory, designated and approved by the dissenting shareholder, executes the demand, then at any time after receiving the demand, the corporation may make a written request that the dissenting shareholder provide evidence of the signatory’s authority. The shareholder shall provide the evidence within a reasonable time but not sooner than twenty days after the dissenting shareholder has received the corporation’s written request for evidence.

(7) The dissenting shareholder entitled to relief under division (A)(3) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (A)(5) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701. 801 of the Revised Code shall be a record holder of the shares of the corporation as to which the dissenting shareholder seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after the dissenting shareholder has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(4) of this section.

(8) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation. In the case of a conversion, a demand served on the converting corporation constitutes service on the converted entity, whether the demand is served before, on, or after the effective date of the conversion.

(9) If the corporation sends to the dissenting shareholder, at the address specified in the dissenting shareholder’s demand, a request for the certificates representing the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return the endorsed certificates to the dissenting shareholder. A dissenting shareholder’s failure to deliver the certificates terminates the dissenting shareholder’s rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of the shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only the rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

(B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, or in the case of a conversion may be the converted entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to a complaint is required. Upon the filing of a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from evidence submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have power and authority specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at a rate and from a date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

(C) (1) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing fair cash value, both of the following shall be excluded:

(a) Any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders;

(b) Any premium associated with control of the corporation, or any discount for lack of marketability or minority status.

(2) For the purposes of this section, the fair cash value of a share that was listed on a national securities exchange at any of the following times shall be the closing sale price on the national securities exchange as of the applicable date provided in division (C)(1) of this section:

(a)	Immediately before the effective time of a merger or consolidation;

(b) Immediately before the filing of an amendment to the articles of incorporation as described in division (A) of section 1701.74 of the Revised Code;

(c) Immediately before the time of the vote described in division (A)(1)(b) of section 1701.76 of the Revised Code.

(D) (1) The right and obligation of a dissenting shareholder to receive fair cash value and to sell such shares as to which the dissenting shareholder seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

(a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

(b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

(c) The dissenting shareholder withdraws the dissenting shareholder’s demand, with the consent of the corporation by its directors;

(d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

(2) For purposes of division (D)(1) of this section, if the merger, consolidation, or conversion has become effective and the surviving, new, or converted entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the partners of a surviving, new, or converted partnership or the comparable representatives of any other surviving, new, or converted entity.

(E) From the time of the dissenting shareholder’s giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

ANNEX C

March 26, 2013

Board of Directors

FC Banc Corp.

105 Washington Square

Bucyrus, Ohio 44820

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to FC Banc Corp, Inc. (“FC”) of the Merger Consideration (as defined below) in the proposed merger (the “Proposed Merger”) by and between FC and CNB Financial Corp. (“CNB”) as set forth in the Agreement and Plan of Merger dated March 26, 2013 (the “Merger Agreement”). As detailed in the Merger Agreement, FC will merge with and into CNB, and each share and common share equivalent of FC will be converted into the right to receive either 1.754 shares of CNB common stock or $30.00 in cash without interest (the “Merger Consideration”). All shareholder elections will be subject to allocation and proration procedures set forth in the Merger Agreement which are designed to ensure that, in the aggregate, a minimum of 80% of the aggregate merger consideration will consist of CNB common stock.

Boenning & Scattergood, Inc., as part of its investment banking business, regularly is engaged in the valuation of assets, securities and companies in connection with various types of asset and security transactions, including mergers, acquisitions, private placements, public offerings and valuations for various other purposes, and in the determination of adequate consideration in such transactions. In the ordinary course of our business as a broker-dealer, we may, from time to time, purchase securities from, and sell securities to, CNB and FC or their respective affiliates. In the ordinary course of business, we may also actively trade the securities of CNB and FC for our own account and for the accounts of customers and accordingly may at any time hold a long or short position in such securities.

We have acted as FC’s financial advisor in connection with the Merger and will receive a fee for our service, a portion of which is contingent upon consummation of the Proposed Merger. We will also receive a fee for rendering this opinion. Our fee for rendering this opinion is not contingent upon any conclusion that we may reach or upon completion of the Proposed Merger. FC has also agreed to indemnify us against certain liabilities that may arise out of our engagement.

In arriving at our opinion, we have, among other things: (i) reviewed the historical financial performances, current financial positions and general prospects of CNB and FC and reviewed certain internal financial analyses and forecasts prepared by the management of CNB and FC, (ii) reviewed the Merger Agreement, (iii) reviewed and analyzed the stock market performance of CNB and FC, (iv) studied and analyzed the consolidated financial and operating data of CNB and FC, (v) reviewed the pro forma financial impact of the Proposed Merger on CNB, based on assumptions relating to transaction expenses, purchase accounting adjustments, cost savings and other synergies determined by senior management of CNB and FC, (vi) considered the terms and conditions of the Proposed Merger between CNB and FC as compared with the terms and conditions of comparable bank and bank holding company mergers and acquisitions, (vii) met and/or communicated with certain members of CNB’s and FC’s senior management to discuss their respective operations, historical financial statements and future prospects, and (viii) conducted such other financial analyses, studies and investigations as we deemed appropriate.

Our opinion is given in reliance on information and representations made or given by CNB and FC, and their respective officers, directors, auditors, counsel and other agents, and on filings, releases and other information issued by CNB and FC including financial statements, financial projections, and stock price data as well as certain information from recognized independent sources. We have not independently verified the information concerning CNB and FC nor other data which we have considered in our review and, for purposes of the opinion set forth below, we have assumed and relied upon the accuracy and completeness of all such information and data. We have assumed that all forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates and good faith judgments of the management of CNB and FC as to their most likely future financial performance. We express no opinion as to any financial projections or the assumptions on which they are based. We have not conducted any valuation or appraisal of any assets or liabilities of CNB or FC, nor have any such valuations or appraisals been provided to us. Additionally, we assume that the Proposed Merger is, in all respects, lawful under applicable law.

With respect to anticipated transaction costs, purchase accounting adjustments, expected cost savings and other synergies and financial and other information relating to the general prospects of CNB and FC, we have assumed that such information has been reasonably prepared and reflects the best currently available estimates and good faith judgment of the management of CNB and FC as to their most likely future performance. We have further relied on the assurances of management of CNB and FC that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We have assumed that the allowance for loan losses indicated on the balance sheets of CNB and FC are adequate to cover such losses; we have not reviewed individual loans or credit files of CNB and FC. We have assumed that all of the representations and warranties contained in the Merger Agreement and all related agreements are true and correct, that each party under the agreements will perform all of the covenants required to be performed by such party under the agreements, and that the conditions precedent in the agreements are not waived. We have assumed that the Proposed Merger will qualify as a tax-free reorganization for federal income tax purposes. Also, in rendering our opinion, we have assumed that in the course of obtaining the necessary regulatory approvals for the consummation of the Proposed Merger no conditions will be imposed that will have a material adverse effect on the combined entity or contemplated benefits of the Proposed Merger, including the cost savings and related expenses expected to result from the Proposed Merger.

Our opinion is based upon information provided to us by the management of CNB and FC, as well as market, economic, financial and other conditions as they exist and can be evaluated only as of the date hereof and accordingly, it speaks to no other period. We have not undertaken to reaffirm or revise this opinion or otherwise comment on events occurring after the date hereof and do not have an obligation to update, revise or reaffirm our opinion. Our opinion does not address the relative merits of the Merger and the other business strategies that FC’s Board of Directors has considered or may be considering, nor does it address the underlying business decision of FC’s Board of Directors to proceed with the Merger. In connection with the preparation of our opinion, we were not authorized to solicit, and did not solicit, third parties regarding alternatives to the Proposed Merger. We are expressing no opinion as to the value of the shares of CNB common stock when issued to holders of outstanding FC common stock pursuant to the Merger Agreement or the prices at which the Shares may trade at any time. Our opinion is for the information of FC’s Board of Directors in connection with its evaluation of the Proposed Merger and does not constitute a recommendation to the Board of Directors of FC in connection with the Proposed Merger or a recommendation to any shareholder of FC as to how such shareholder should vote or act with respect to the Proposed Merger. This opinion should not be construed as creating any fiduciary duty on Boenning & Scattergood, Inc.’s part to any party or person. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purpose, without our prior written consent, except that, if required by applicable law, this opinion may be referenced and included in its entirety in any filing made by CNB in respect to the Proposed Merger with the Securities and Exchange Commission; provided, however, any description of or reference to our opinion or to Boenning & Scattergood, Inc. be in a form reasonably acceptable to us and our counsel. We shall have no responsibility for the form or content of any such disclosure, other than the opinion itself.

Boenning & Scattergood, Inc. has provided investment banking services in the past to both FC and CNB. However, Boenning & Scattergood, Inc. has not had any material relationship with FC or CNB during the past two years in which compensation was received or was intended to be received as a result of the relationship between Boenning & Scattergood, Inc. and FC or CNB, as applicable. Boenning & Scattergood, Inc. may provide investment banking services to CNB in the future, although as of the date of this opinion, there is no agreement to do so.

This opinion has been approved by Boenning & Scattergood, Inc.’s fairness opinion committee. We do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Proposed Merger by FC’s officers, directors, or employees, or class of such persons, relative to the compensation to be received in the Proposed Merger by any other shareholders of FC.

Based on the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration offered pursuant to the Merger Agreement, is fair, from a financial point of view, to FC.

Sincerely,

/s/ Boenning & Scattergood, Inc.

Boenning & Scattergood, Inc.

ANNEX D

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF FC BANC CORP. AND ITS SUBSIDIARIES

FC BANC CORP.

BUCYRUS, OHIO

AUDIT REPORT

DECEMBER 31, 2012

FC BANC CORP.

CONSOLIDATED AUDITED FINANCIAL STATEMENTS

DECEMBER 31, 2012

INDEPENDENT AUDITOR’S REPORT

Board of Directors and Stockholders

FC Banc Corp.

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of FC Banc Corp. and its subsidiaries which comprise the consolidated balance sheet as of December 31, 2012 and 2011; and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for the three years in the period ended December 31, 2012; and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

S.R. Snodgrass, A.C. * 2100 Corporate Drive, Suite 400 * Wexford, Pennsylvania 15090-8399 * Phone: (724) 934-0344 * Facsimile: (724) 934-0345

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FC Banc Corp. and its subsidiaries as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the three years in the period ended December 31, 2012, ended in accordance with accounting principles generally accepted in the United States of America.

By:	/s/ S.R. Snodgrass, A.C.

Wexford, Pennsylvania

March 27, 2013

FC BANC CORP.

CONSOLIDATED BALANCE SHEET

	December 31,
	2012	2011
	(Dollars in thousands)
ASSETS
Cash and due from banks	$15,250	$7,767
Federal funds sold	3,860	1,028

Cash and cash equivalents	19,110	8,795
Investment securities available for sale	96,835	129,881
Loans held for sale	1,016	950
Loans	239,923	205,613
Less allowance for loan losses	3,252	2,633

Net loans	236,671	202,980
Premises and equipment, net	5,833	5,909
Bank-owned life insurance	3,880	3,779
Regulatory stock	1,463	1,463
Accrued interest and other assets	2,532	2,856

TOTAL ASSETS	$367,340	$356,613

LIABILITIES
Deposits:
Non-interest-bearing	$9,942	$13,099
Interest-bearing demand	17,841	17,484
Savings	210,607	190,303
Money market	7,781	9,672
Time	77,266	82,161

Total deposits	323,437	312,719
Short-term borrowings	—	128
Other borrowings	7,500	7,500
Accrued interest and other liabilities	2,199	4,466

TOTAL LIABILITIES	333,136	324,813

STOCKHOLDERS’ EQUITY
Preferred stock of $100 par value; 100,000 shares authorized, 500 and 15,311 issued and outstanding	50	1,531
Additional paid-in capital-preferred stock	136	4,172
Common stock, no par value; 3,945,390 shares authorized, 1,422,736 and 1,102,498 shares issued	18,453	12,922
Retained earnings	16,595	14,457
Accumulated other comprehensive income	1,476	1,224
Treasury stock, at cost (98,123 shares)	(2,506)	(2,506)

TOTAL STOCKHOLDERS’ EQUITY	34,204	31,800

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$367,340	$356,613

See accompanying notes to consolidated financial statements.

FC BANC CORP.

CONSOLIDATED STATEMENT OF INCOME

	Year Ended December 31,
	2012	2011	2010
	(Dollars in thousands)
INTEREST INCOME
Interest and fees on loans	$12,759	$11,714	11,723
Federal funds sold	1	1	2
Investment securities:
Taxable	2,007	2,772	3,027
Exempt from federal income tax	840	643	424

Total interest income	15,607	15,130	15,176

INTEREST EXPENSE
Deposits	3,009	3,875	5,987
Short-term borrowings	1	5	12
Other borrowings	293	293	371

Total interest expense	3,303	4,173	6,370

NET INTEREST INCOME	12,304	10,957	8,806
Provision for loan losses	408	960	680

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	11,896	9,997	8,126

NON-INTEREST INCOME
Service charges on deposit accounts	634	626	726
Investment securities gains, net	862	853	725
Gains on loan sales, net	954	230	145
Bank-owned life insurance earnings	101	111	116
Loan servicing income	254	94	64
Fees on investment services	355	310	213
Debit card fees	469	424	360
Other income	129	154	207

Total non-interest income	3,758	2,802	2,556

NON-INTEREST EXPENSE
Salaries and employee benefits	6,199	5,064	3,731
Net occupancy and equipment expenses	1,201	1,188	1,167
Professional fees	433	390	406
State franchise tax	386	354	257
Federal deposit insurance	347	336	347
Data processing	213	364	423
Advertising	401	393	450
Other expense	1,686	1,460	1,331

Total non-interest expense	10,866	9,549	8,112

Income before income taxes	4,788	3,250	2,570
Income taxes	1,283	879	718

NET INCOME	3,505	2,371	1,852
Less: Preferred stock dividends	166	451	364

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$3,339	$1,920	1,488

EARNINGS PER SHARE
Basic	$2.77	$2.18	$1.73
Diluted	2.77	2.18	1.73

See accompanying notes to consolidated financial statements.

FC BANC CORP.

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Year Ended December 31,
	2012	2011	2010
	(Dollars in Thousands)
Net income	$3,505	$2,371	$1,852
Other comprehensive income (loss):
Increase in unrealized gains on available-for-sale securities	1,266	2,438	406
Income tax effect related to unrealized gains on available-for-sale securities	(430)	(829)	(138)
Reclassification adjustment for investment security gains included in net income	(862)	(853)	(725)
Income tax effect related to the reclassification adjustment for investment security gains	293	290	247
Change in unrealized loss on pension costs	(22)	(47)	(21)
Income tax effect related to change in unrealized loss on pension costs	7	16	7

Other comprehensive income (loss), net of tax	252	1,015	(224)

Comprehensive income	$3,757	$3,386	$1,628

See accompanying notes to consolidated financial statements.

FC BANC CORP.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Preferred Shares Outstanding	Preferred Stock	Additional Paid-in Capital- Preferred Stock	Common Shares Outstanding	Common Stock	Retained Earnings	Accumulated Other Comprehensive Income	Treasury Stock	Total Stockholders’ Equity
	(Dollars in thousands)
Balance, December 31, 2009	2,929	$293	$806	882,045	$11,060	$12,188	$433	$(2,777)	$22,003
Net income						1,852			1,852
Comprehensive loss							(224)		(224)
Cash dividends declared on preferred stock						(364)			(364)
Cash dividends declared on common stock ($0.56 per share)									—
						(498)			(498)
Sale of preferred stock, net of offering costs of $491	17,550	1,755	4,774						17,550
Stock-based compensation effect					12				12
Restricted stock awards				7,000	(59)			179	120

Balance, December 31, 2010	20,479	2,048	5,580	889,045	11,013	13,178	209	(2,598)	29,430
Net income						2,371			2,371
Other comprehensive income							1,015		1,015
Cash dividends declared on preferred stock						(451)			(451)
Cash dividends declared on common stock ($0.72 per share)						(641)			(641)
Conversion of preferred stock	(5,168)	(517)	1,408)	111,730	1,925				—
Compensation expense related to stock options					13				13
Restricted stock awards				3,600	(29)			92	63

Balance, December 31, 2011	15,311	1,531	4,172	1,004,375	12,922	14,457	1,224	(2,506)	31,800
Net income						3,505			3,505
Other comprehensive income							252		252
Cash dividends declared on preferred stock						(166)			(166)
Cash dividends declared on common stock ($1.03 per share)
						(1,201)			(1,201)
Conversion of preferred stock	(14,811)	(1,481)	(4,036)	320,238	5,517				—
Compensation expense related to stock options					14				14

Balance, December 31, 2012	500	$50	$136	1,324,613	$18,453	$16,595	$1,476	$(2,506)	$34,204

See accompanying notes to consolidated financial statements.

FC BANC CORP.

CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended December 31,
	2012	2011	2010
	(Dollars in thousands)
OPERATING ACTIVITIES
Net income	$3,505	$2,371	$1,852
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	413	960	680
Investment securities gains, net	(862)	(853)	(725)
Depreciation, amortization, and accretion	1,726	1,824	2,004
Compensation expense related to restricted stock awards	77	83	106
Deferred income taxes	(177)	(188)	(132)
Proceeds from sale of loans	35,516	9,893	10,185
Originations of loans held for sale	(34,628)	(9,663)	(10,040)
Gain on loan sales, net	(954)	(230)	(145)
Decrease in prepaid federal deposit insurance	191	345	388
Decrease in accrued interest receivable	186	32	157
Decrease in accrued interest payable	(47)	(82)	(38)
Earnings on bank-owned life insurance	(101)	(111)	(116)
Other, net	(57)	753	(249)

Net cash provided by operating activities	4,788	5,134	3,927

INVESTING ACTIVITIES
Investment securities available for sale:
Proceeds from repayments and maturities	46,649	56,880	44,119
Proceeds from sales	50,934	72,049	82,608
Purchases	(66,741)	(115,110)	(154,562)
Increase in loans, net	(34,019)	(18,186)	(7,702)
Purchases of premises and equipment	(535)	(134)	(470)
Sale of premises and equipment	16	—	—

Net cash used for investing activities	(3,696)	(4,501)	(36,007)

FINANCING ACTIVITIES
Increase in deposits, net	10,718	2,821	32,672
Increase (decrease) in short-term borrowings, net	(128)	(6,413)	2,152
Repayments of other borrowings	—	(12)	(10,012)
Proceeds from sale of preferred stock	—	—	6,529
Cash dividends paid on preferred stock	(166)	(451)	(364)
Cash dividends paid on common stock	(1,201)	(641)	(498)

Net cash provided by (used for) financing activities	9,223	(4,696)	30,479

Increase (decrease) in cash and cash equivalents	10,315	(4,063)	(1,601)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	8,795	12,858	14,459

CASH AND CASH EQUIVALENTS AT END OF YEAR	$19,110	$8,795	$12,858

SUPPLEMENTAL INFORMATION
Cash paid during the year for:
Interest on deposits and borrowings	$3,350	$4,255	6,408
Income taxes	1,335	1,125	735
NONCASH INVESTING TRANSACTIONS:
Purchase of investment security available for sale	$—	$2,254	$973

See accompanying notes to consolidated financial statements.

FC BANC CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except per share amounts)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting and reporting policies applied in the presentation of the accompanying financial statements follows:

Nature of Operations and Basis of Presentation

FC Banc Corp. (the “Company”) is a bank holding company whose principal activity is the ownership and management of its wholly owned subsidiary, Farmers Citizens Bank (the “Bank”). The Bank generates commercial (including agricultural), mortgage, and consumer loans and receives deposits from customers located primarily in Crawford, Knox, Franklin, Morrow, and Richland counties in Ohio and the surrounding areas. The Bank operates under a state bank charter and provides full banking services. As a state bank, the Bank is subject to regulations by the state of Ohio Division of Financial Institutions and the Company is subject to regulations by the Federal Reserve System through the Federal Reserve Bank of Cleveland.

The consolidated financial statements include the accounts of FC Banc Corp. and its wholly owned subsidiary, Farmers Citizens Bank, after elimination of all intercompany transactions and balances.

The accounting principles followed by the Company and the methods of applying these principles conform to U.S. generally accepted accounting principles and to general practice within the banking industry. Management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the Consolidated Balance Sheet date and reported amounts of revenues and expenses for that period. Actual results could differ from those estimates.

Investment Securities

Currently, the Company’s investment securities portfolio is classified as available for sale. The portfolio serves principally as a source of liquidity and is carried at fair value with unrealized holding gains and losses for available-for-sale securities reported as a separate component of stockholders’ equity, net of tax, until realized. Debt securities acquired with the intent to hold to maturity would be classified as held to maturity and carried at cost adjusted for amortization of premium and accretion of discount, which are computed using the interest method and recognized as adjustments of interest income. Realized security gains and losses are computed using the specific identification method. Interest and dividends on investment securities are recognized as income when earned.

Securities are periodically reviewed for other-than-temporary impairment based upon a number of factors, including, but not limited to, the length of time and extent to which the market value has been less than cost, the financial condition of the underlying issuer, the ability of the issuer to meet contractual obligations, the likelihood of the security’s ability to recover any decline in its market value, and whether or not the Company intends to sell the security or whether its more likely than not that the Company would be required to sell the security before its anticipated recovery in market value. A decline in value that is considered to be other than temporary is recorded as a loss within non-interest income in the Consolidated Statement of Income.

Common stock of the Federal Home Loan Bank (“FHLB”), Federal Reserve Bank, and Great Lakes Bankers Bank represents ownership in institutions which are wholly owned by other financial institutions. These equity securities are accounted for at cost and are included in other assets.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investment Securities (Continued)

The Bank is a member of the FHLB of Cincinnati and, as such, is required to maintain a minimum investment in stock of the FHLB that varies with the level of advances outstanding with the FHLB. The stock is bought from and sold to the FHLB based upon its $100 par value. The stock does not have a readily determinable fair value and, as such, is classified as restricted stock, carried at cost, and evaluated by management. The stock’s value is determined by the ultimate recoverability of the par value rather than by recognizing temporary declines. The determination of whether the par value will ultimately be recovered is influenced by criteria such as the following: (a) the significance of the decline in net assets of the FHLB as compared with the capital stock amount and the length of time this situation has persisted; (b) Commitments by the FHLB to make payments required by law or regulation and the level of such payments in relation to the operating performance; (c) The impact of legislative and regulatory changes on the customer base of the FHLB; and (d) The liquidity position of the FHLB. Management concluded that the stock was not impaired at December 31, 2012, 2011, or 2010.

Loans Held For Sale and Loans Serviced

Loans held for sale are carried at the lower of cost or fair value, as determined on an aggregate basis. Gains and losses on sales of loans held for sale are recognized on settlement dates and are determined by the difference between the sale proceeds and the carrying value of loans. All sales are made with limited recourse. There were $1,016 and $950 loans held for sale at December 31, 2012 and 2011, respectively. At December 31, 2012 and 2011, the amounts of loans serviced by the institution for the benefit of others were $28,663 and $30,298, respectively.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their principal amount net of the allowance for loan losses. Interest income is recognized as income when earned on the accrual method. The accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions, the borrower’s financial condition is such that collection of interest is doubtful. Loans are returned to accrual status when past due interest is collected and the collection of principal is probable.

Loan origination fees and certain direct loan origination costs are being deferred and the net amount amortized as an adjustment of the related loans yield. Management is amortizing these amounts over the contractual life of the related loans.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses

The allowance for loan losses represents the amount which management estimates is adequate to provide for probable losses inherent in its loan portfolio. The allowance method is used in providing for loan losses. Accordingly, all loan losses are charged to the allowance, and all recoveries are credited to it. The allowance for loan losses is established through a provision for loan losses which is charged to operations. The provision is based on management’s periodic evaluation of the adequacy of the allowance for loan losses which encompasses the overall risk characteristics of the various portfolio segments, past experience with losses, the impact of economic conditions on borrowers, and other relevant factors. The estimates used in determining the adequacy of the allowance for loan losses, including the amounts and timing of future cash flows expected on impaired loans, are particularly susceptible to significant change in the near term.

A loan is considered impaired when it is probable the borrower will not repay the loan according to the original contractual terms of the loan agreement. Management has determined that first mortgage loans on one-to-four family properties and all consumer loans represent large groups of smaller-balance homogeneous loans that are to be collectively evaluated. Loans that experience insignificant payment delays, which are defined as 90 days or less, generally are not classified as impaired. A loan is not impaired during a period of delay in payment if the Company expects to collect all amounts due, including interest accrued at the contractual interest rate for the period of delay. All loans identified as impaired are evaluated independently by management. Management determines the significance of payment delays on a case-by-case basis, taking into consideration all circumstances concerning the loan, the creditworthiness and payment history of the borrower, the length of the payment delay, and the amount of shortfall in relation to the principal and interest owed. The Company estimates credit losses on impaired loans based on the present value of expected cash flows or the fair value of the underlying collateral if the loan repayment is expected to come from the sale or operation of such collateral. Impaired loans, or portions thereof, are charged off when it is determined a realized loss has occurred. Until such time, an allowance for loan losses is maintained for estimated losses. Cash receipts on impaired loans are applied first to accrued interest receivable unless otherwise required by the loan terms, except when an impaired loan is also a nonaccrual loan. Payments received on nonaccrual loans are recorded as income or applied against principal according to management’s judgment as to the collectability of such principal.

Management establishes the allowance for loan losses based upon its evaluation of the pertinent factors underlying the types and quality of loans in the portfolio. Commercial loans and commercial real estate loans are reviewed on a regular basis, with a focus on larger loans along with loans that have experienced past payment or financial deficiencies. Larger commercial loans and commercial real estate loans which are 90 days or more past due are selected for impairment testing. These loans are analyzed to determine whether they are “impaired,” which means that it is probable that all amounts will not be collected according to the contractual terms of the loan agreement. All commercial loans that are delinquent 90 days and residential mortgage loans that are 120 days delinquent and are placed on nonaccrual status are classified on an individual basis. The remaining loans are evaluated and classified as groups of loans with similar risk characteristics. The Company allocates allowances based on the factors described below, which conform to the Company’s asset classification policy. In reviewing risk within the Bank’s loan portfolio, management has determined there to be several different risk categories within the loan portfolio. The allowance for loan losses consists of amounts applicable to: (i) the loans secured by residential real estate portfolio; (ii) the commercial real estate portfolio; (iii) the consumer loan portfolio; and (iv) the commercial loan

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses (Continued)

portfolio. Factors considered in this process included general loan terms, collateral, and availability of historical data to support the analysis. Historical loss percentages for each risk category are calculated and used as the basis for calculating allowance allocations. Certain qualitative factors are then added to the historical allocation percentage to get the total factor to be applied to nonclassified loans. The following qualitative factors are analyzed:

•	Levels of and trends in delinquencies

•	Trends in volume and terms

•	Trends in credit quality ratings

•	Changes in management and lending staff

•	Economic trends

•	Concentrations of credit

The Company analyzes its loan portfolio each quarter to determine the appropriateness of its allowance for loan losses.

Premises and Equipment

Land is carried at cost. Premises and equipment are stated at cost, less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the related assets, which range from 3 to 10 years for furniture, fixtures, and equipment and 25 to 50 years for building premises. Leasehold improvements are amortized over the shorter of their estimated useful lives or their respective lease terms, which range from 7 to 15 years. Expenditures for maintenance and repairs are charged against income as incurred. Costs of major additions and improvements are capitalized.

Bank-Owned Life Insurance (“BOLI”)

The Company owns insurance on the lives of a certain group of former key employees. The policies were purchased to help offset the increase in the costs of various fringe benefit plans including healthcare. The cash surrender value of these policies is included as an asset on the Consolidated Balance Sheet, and any increases in the cash surrender value are recorded as noninterest income on the Consolidated Statement of Income. In the event of the death of an insured individual under these policies, the Company would receive a death benefit, which would be recorded as non-interest income.

Postretirement Benefits

The Company maintains a noncontributory defined postretirement plan covering all employees. The plan provides a level of life and health insurance to retirees. The Company amended the plan disallowing any additional employees from participation.

Income Taxes

The Company and the Bank file a consolidated federal income tax return. Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Earnings Per Share

The Company provides dual presentation of basic and diluted earnings per share. Basic earnings per share are calculated utilizing net income as reported, less dividends accumulated on preferred stock, in the numerator and average shares outstanding in the denominator. Dividends accumulated on preferred stock reduce the earnings available to common stockholders in the computation. There were dividends on preferred stock amounting to $166, $451, and $364 for 2012, 2011, and 2010, respectively. The computation of diluted earnings per share differs in that the dilutive effects of any stock options, warrants, and convertible securities are adjusted in the denominator.

Stock Options

The Company accounts for stock-based compensation issued to employees and non-employees in accordance with fair value provisions. Under fair value provisions, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the appropriate vesting period using the straight-line method. The amount of stock-based compensation recognized at any date must at least equal the portion of the grant date fair value of the award that is vested at that date and, as a result, it may be necessary to recognize the expense using a ratable method. Determining the fair value of stock-based awards at the date of grant requires judgment, including estimating the expected term of the stock options and the expected volatility of the Company’s stock. In addition, judgment is required in estimating the amount of stock-based awards that are expected to be forfeited. If actual results differ significantly from these estimates or different key assumptions were used, it could have a material effect on the Company’s consolidated financial statements.

For purposes of computing results, the Company estimated the fair value of stock options using the Black-Scholes option pricing model. The model requires the use of subjective assumptions that can materially affect fair value estimates. The fair value of each option is amortized into compensation expense on a straight-line basis between the grant for the option and each vesting date. The fair value of each stock option granted was estimated using the following weighted-average assumptions:

Grant Year	Expected Dividend Yield	Risk-Free Interest Rate	Expected Volatility	Expected Life (in years)
2011	3.60%	2.54%	13.64%	7

The weighted-average fair value of the stock option granted for 2011 was $1.59.

During each of the years ended December 31, 2012, 2011, and 2010, the Company recorded $14, $13, and $12 in compensation expense on the Company’s Consolidated Statement of Income. As of December 31, 2012 and 2011, there was approximately $25 and $33 of unrecognized compensation cost related to unvested share-based compensation awards granted, respectively. That cost is expected to be recognized over the next three years. There were no stock options exercised during the years ended December 31, 2012, 2011, and 2010.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock Incentive Plan

The shareholders of the Company approved a stock incentive plan which covers eligible employees and nonemployee corporate directors. Under the plan, restricted stock awards are granted based upon the Board of Directors’ sole discretion and are subject to certain vesting criteria. Compensation cost related to restricted stock is recognized based on the market price of the stock at the grant date over the vesting period.

Mortgage Servicing Rights (“MSRs”)

The Company has agreements for the express purpose of selling loans in the secondary market. The Company maintains servicing rights for certain loans. Originated MSRs are recorded by allocating total costs incurred between the loan and servicing rights based on their relative fair values. MSRs are amortized in proportion to the estimated servicing income over the estimated life of the servicing portfolio. Annually, the Company performs an impairment review of the MSRs and recognizes impairment through a valuation account. MSRs are a component of other assets on the Consolidated Balance Sheet.

Cash Flow Information

The Company has defined cash and cash equivalents as those amounts included in the Consolidated Balance Sheet captions “Cash and due from banks” and “Federal funds sold.”

Comprehensive Income

The Company is required to present comprehensive income and its components in a full set of general-purpose financial statements for all periods presented. Other comprehensive income (loss) is composed of net unrealized holding gains or losses on its available-for-sale investment and mortgage-backed securities portfolio, as well as changes in unrecognized pension cost.

The components of accumulated other comprehensive gain, net of tax, as of December 31 were as follows:

	2012	2011	2010
Net unrealized gain on securities available for sale	$1,572	$1,305	$259
Net unrecognized pension cost	(96)	(81)	(50)

Total	$1,476	$1,224	$209

Advertising Costs

Advertising costs are expensed as incurred.

Reclassification of Comparative Amounts

Certain comparative amounts for the prior year have been reclassified to conform to current-year classifications. Such reclassifications had no effect on net income or stockholders’ equity.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

2.	EARNINGS PER SHARE

Basic earnings per share represents net income available to common stockholders divided by the weighted-average number of shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company relate to outstanding stock options and non-vested restricted stock.

The following table sets forth the composition of the weighted-average common shares (denominator) used in the basic and diluted earnings per share computation.

	2012	2011	2010
Net income	$3,505	$2,371	$1,852
Less: Preferred stock dividends	166	451	364

Net income available to common stockholders	$3,339	$1,920	$1,920

Weighted-average common shares outstanding	1,308,115	991,074	974,135
Average treasury stock shares	(98,123)	(99,307)	(101,800)
Average unearned nonvested shares	(4,555)	(10,138)	(14,038)

Weighted-average common shares and common stock equivalents used to calculate basic earnings per share	1,205,437	881,629	858,297
Additional common stock equivalents
(nonvested stock) used to calculate diluted earnings per share	1,277	—	1,822

Weighted-average common shares and common stock equivalents used to calculate diluted earnings per share	1,206,714	881,629	860,119

Per share information:
Basic earnings per share	$2.77	$2.18	$2.24
Diluted earnings per share	$2.77	$2.18	$2.23

Options to purchase 54,480 share of common stock at prices ranging from $23.97 to $29.00 as of December 31, 2012, were not included in the computation of diluted earnings per share because to do so would have been anti-dilutive. Options to purchase 73,080 and 71,159 shares of common stock at prices ranging from $18.00 to $29.00, as of December 31, 2011 and 2010, respectively, were not included in the computation of diluted earnings per share because to do so would have been antidilutive.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

3.	INVESTMENT SECURITIES AVAILABLE FOR SALE

The amortized cost and fair values of securities available for sale are as follows:

	2012
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. government agency securities	$3,001	$12	$—	$3,013
Obligations of states and political subdivisions	28,100	1,877	(73)	29,904
Mortgage-backed securities in government-sponsored entities	63,231	923	(302)	63,852

Total debt securities	94,332	2,812	(375)	96,769
Equity securities in financial institutions	121	—	(55)	66

Total	$94,453	$2,812	$(430)	$96,835

	2011
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. government agency securities	$27,516	$103	$(23)	$27,596
Obligations of states and political subdivisions	25,587	1,073	(72)	26,588
Mortgage-backed securities in government-sponsored entities	74,679	989	(19)	75,649

Total debt securities	127,782	2,165	(114)	129,833
Equity securities in financial institutions	121	—	(73)	48

Total	$127,903	$2,165	$(187)	$129,881

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

3.	INVESTMENT SECURITIES AVAILABLE FOR SALE (Continued)

The following table shows the Company’s gross unrealized losses and fair value, aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position, at December 31:

	2012
	Less than Twelve Months		Twelve Months or Greater		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Obligations of states and political subdivisions	$2,053	$(58)	$536	$(15)	$2,589	$(73)
Mortgage-backed securities in government-sponsored entities	38,297	(302)	—	—	38,297	(302)
Equity securities in financial institutions	—	—	66	(55)	66	(55)

Total	$40,350	$(360)	$602	$(70)	$40,952	$(430)

	2011
	Less than Twelve Months		Twelve Months or Greater		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
U.S. government agency securities	$5,477	$(23)	$—	$—	$5,477	$(23)
Obligations of states and political subdivisions	3,363	(72)	—	—	3,363	(72)
Mortgage-backed securities in government-sponsored entities	12,748	(19)	—	—	12,748	(19)
Equity securities in financial institutions	—	—	48	(73)	48	(73)

Total	$21,588	$(114)	$48	$(73)	$21,636	$(187)

There were 18 and 16 positions that were temporarily impaired at December 31, 2012 and 2011, respectively. Declines in the fair value of available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses to the extent the impairment is related to credit losses. The amount of the impairment related to other factors is recognized in other comprehensive income. In estimating other-than-temporary impairment losses, management considers, among other things, (i) the length of time and the extent to which the fair value has been less than cost; (ii) the financial condition and near-term prospects of the issuer; and (iii) whether or not the Company is more likely than not to sell the security before recovery of its cost basis.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

3.	INVESTMENT SECURITIES AVAILABLE FOR SALE (Continued)

As of December 31, 2012, management does not have the intent to sell any of the securities in the table on the previous page and believes that it is more likely than not that the Company will not have to sell any such securities before a recovery of cost. The Company has concluded that any impairment of its investment securities portfolio is not other than temporary but is the result of interest rate changes, sector credit ratings changes, or Company-specific ratings changes that are not expected to result in the noncollection of principal and interest during the period. Management does not believe any of the securities are impaired due to reasons of credit quality. Accordingly, as of December 31, 2012, management believes the impairments detailed in the table on the previous page are temporary and no impairment loss has been realized in the Company’s Consolidated Statement of Income.

The amortized cost and fair value of debt securities at December 31, 2012, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Fair Value
Due within one year	$7	$7
Due after one year through five years	1,797	1,888
Due after five years through ten years	9,404	9,643
Due after ten years	83,124	85,231

Total	$94,332	$96,769

Investment securities with a carrying value of $47,481 and $33,981 at December 31, 2012 and 2011, respectively, were pledged to secure deposits and other purposes as required by law.

The following is a summary of proceeds received, gross gains, and gross losses realized on the sale of investment securities available for sale for the years ended December 31.

	2012	2011	2010
Proceeds from sales	$50,934	$72,049	$82,608
Gross gains	866	918	794
Gross losses	4	65	69

4.	LOANS

Major classifications of loans are summarized as follows:

	2012	2011
Loans secured by real estate:
Residential	$29,873	$45,996
Commercial	192,451	140,525
Construction	699	2,610
Commercial, industrial, and agricultural	16,282	15,330
Consumer	618	1,152

	239,923	205,613
Less allowance for loan losses	3,252	2,633

Net loans	$236,671	$202,980

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

4.	LOANS (Continued)

The Company grants residential, commercial, and consumer loans to customers throughout its trade area which is concentrated in Crawford, Franklin, Knox, Morrow, and Richland counties in Ohio. Although the Company has a diversified loan portfolio at December 31, 2012 and 2011, a substantial portion of its debtors’ ability to honor their loan agreements is dependent upon the economic stability of its immediate trade area.

Certain directors and executive officers of the Company, members of their immediate families, and companies in which they are principal owners (i.e., at least 10 percent) were indebted to the Company at December 31, 2012 and 2011. A summary of loan activity for those directors, executive officers, and their associates for the year ended December 31, 2012, is as follows:

2011	New Loans	Repayments	2012
$1,197	$368	$552	$1,013

2010	New Loans	Repayments	2011
$1,215	$475	$493	$1,197

5.	ALLOWANCE FOR LOAN LOSSES

Management has an established methodology to determine the adequacy of the allowance for loan losses that assesses the risks and losses inherent in the loan portfolio. For purposes of determining the allowance for loan losses, the Company has segmented certain loans in the portfolio by product type. Loans are segmented into the following pools: residential real estate loans, commercial real estate loans, consumer loans, and commercial loans. Historical loss percentages for each risk category are calculated and used as the basis for calculating allowance allocations. These historical loss percentages are calculated over a four-year period for all portfolio segments. Certain qualitative factors are then added to the historical allocation percentage to get the adjusted factor to be applied to nonclassified loans. The following qualitative factors are analyzed for each portfolio segment:

•	Levels of and trends in delinquencies

•	Trends in volume and terms

•	Trends in credit quality ratings

•	Changes in management and lending staff

•	Economic trends

•	Concentrations of credit

These qualitative factors are reviewed each quarter and adjusted based upon relevant changes within the portfolio. Overall the qualitative factors for remained the same as in the prior year.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

5.	ALLOWANCE FOR LOAN LOSSES (Continued)

Changes in the allowance for loan losses by loan portfolio segment for the years ended December 31 are as follows:

	2012
	Residential Real Estate	Commercial Real Estate	Construction Real Estate	Commercial, Industrial, & Agricultural	Consumer	Total
Beginning balance	$349	$2,085	$25	$117	$57	$2,633
Charge-offs	(93)	(134)	—	—	(19)	(246)
Recoveries	2	436	—	—	19	457
Provision	71	390	(19)	(10)	(24)	408

Ending balance	$329	$2,777	$6	$107	$33	$3,252

	2011
	Residential Real Estate	Commercial Real Estate	Construction Real Estate	Commercial, Industrial, & Agricultural	Consumer	Total
Beginning balance	$425	$1,666	$77	$176	$12	$2,356
Charge-offs	(40)	—	(651)	(17)	(31)	(739)
Recoveries	—	—	30	4	22	56
Provision	(36)	419	569	(46)	54	960

Ending balance	$349	$2,085	$25	$117	$57	$2,633

	2010
	Residential Real Estate	Commercial Real Estate	Construction Real Estate	Commercial, Industrial, & Agricultural	Consumer	Total
Beginning balance	$207	$1,301	$66	$446	$8	$2,028
Charge-offs	(104)	(231)	—	—	(44)	(379)
Recoveries	2	5	—	—	20	27
Provision	320	591	11	(270)	28	680

Ending balance	$425	$1,666	$77	$176	$12	$2,356

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

5.	ALLOWANCE FOR LOAN LOSSES (Continued)

The total allowance reflects management’s estimate of loan losses inherent in the loan portfolio at the balance sheet date. The Company considers the allowance for loan losses of $3,252 and $2,633 adequate to cover loan losses inherent in the loan portfolio, at December 31, 2012 and 2011. The following table presents the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method as of December 31:

	2012
	Residential Real Estate	Commercial Real Estate	Construction Real Estate	Commercial, Industrial, and Agricultural	Consumer	Total
Allowance for loan losses:
Individually evaluated for impairment	$49	$735	$—	$—	$—	$784
Collectively evaluated for impairment	280	2,042	6	107	33	2,468

Total	$329	$2,777	$6	$107	$33	$3,252

Loans:
Individually evaluated for impairment	$245	$5,736	$—	$—	$—	$5,981
Collectively evaluated for impairment	29,628	186,715	699	16,282	618	233,942

Total	$29,873	$192,451	$699	$16,282	$618	$239,923

	2011
	Residential Real Estate	Commercial Real Estate	Construction Real Estate	Commercial, Industrial, and Agricultural	Consumer	Total
Allowance for loan losses:
Individually evaluated for impairment	$—	$270	$—	$—	$—	$270
Collectively evaluated for impairment	349	1,815	25	117	57	2,363

Total	$349	$2,085	$25	$117	$57	$2,633

Loans:
Individually evaluated for impairment	$—	$5,796	$—	$—	$—	$5,796
Collectively evaluated for impairment	45,996	134,729	2,610	15,330	1,152	199,817

Total	$45,996	$140,525	$2,610	$15,330	$1,152	$205,613

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

5.	ALLOWANCE FOR LOAN LOSSES (Continued)

Credit Quality Information

The following tables represent credit exposures by internally assigned grades for the years ended December 31, 2012 and 2011. The grading analysis estimates the capability of the borrower to repay the contractual obligations of the loan agreements as scheduled or at all. The Company’s internal credit risk grading system is based on experiences with similarly graded loans.

The Company’s internally assigned grades are as follows:

Pass loans – loans which are protected by the current net worth and paying capacity of the obligor or by the value of the underlying collateral. There are three sub-grades within the Pass category to further distinguish the loan.

Special Mention loans – loans for which a potential weakness or risk exists, which could cause a more serious problem if not corrected.

Substandard loans – have a well-defined weakness based on objective evidence and are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.

Doubtful loans – have all the weaknesses inherent in a substandard asset. In addition, these weaknesses make collection or liquidation in full highly questionable and improbable, based on existing circumstances.

Loss – loans classified as a loss are considered uncollectible, or of such value that continuance as an asset is not warranted.

	2012
	Commercial Real Estate	Construction Real Estate	Commercial, Industrial, and Agricultural	Total
Pass	$183,721	$699	$15,786	$200,206
Special Mention	2,994	—	496	3,490
Substandard	5,736	—	—	5,736
Doubtful	—	—	—	—

Ending balance	$192,451	$699	$16,282	$209,432

	2011
	Commercial Real Estate	Construction Real Estate	Commercial, Industrial, and Agricultural	Total
Pass	$131,998	$2,041	$14,738	$148,777
Special Mention	3,702	—	498	4,200
Substandard	4,825	569	94	5,488
Doubtful	—	—	—	—

Ending balance	$140,525	$2,610	$15,330	$158,465

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

5.	ALLOWANCE FOR LOAN LOSSES (Continued)

Credit Quality Information (Continued)

The following tables present performing and nonperforming residential real estate and consumer loans based on payment activity for the year ended December 31, 2012 and 2011. Payment activity is reviewed by management on a monthly basis to determine how loans are performing. Loans are considered to be nonperforming when they become 90 days past due.

	2012
	Residential Real Estate	Consumer	Total
Nonperforming loans	$98	$—	$98
Performing loans	29,775	618	30,393

	$29,873	$618	$30,491

	2011
	Residential Real Estate	Consumer	Total
Nonperforming loans	$359	$—	$359
Performing loans	45,637	1,152	46,789

	$45,996	$1,152	$47,148

Following is a table which includes an aging analysis of the recorded investment of past-due loans.

	2012
	30-59 Days Past Due	60-89 Days Past Due	90 Days Or Greater	Total Past Due	Current	Total Loans
Loans secured by real estate:
Residential	$235	$—	$98	$333	$29,540	$29,873
Commercial	9	1,007	1,711	2,727	189,724	192,451
Construction	—	—	—	—	699	699
Commercial, industrial, and agricultural	—	—	—	—	16,282	16,282
Consumer	—	—	—	—	618	618

Total	$244	$1,007	$1,809	$3,060	$236,863	$239,923

	2011
	30-59 Days Past Due	60-89 Days Past Due	90 Days Or Greater	Total Past Due	Current	Total Loans
Loans secured by real estate:
Residential	$204	$149	$359	$712	$45,284	$45,996
Commercial	—	—	—	—	140,525	140,525
Construction	—	—	—	—	2,610	2,610
Commercial, industrial, and agricultural	14	—	—	14	15,316	15,330
Consumer	16	—	—	16	1,136	1,152

Total	$234	$149	$359	$742	$204,871	$205,613

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

5.	ALLOWANCE FOR LOAN LOSSES (Continued)

Impaired Loans

Management evaluates commercial loans and commercial real estate loans which are 90 days or more past due and considers them to be impaired. Loans rated Substandard or Doubtful are also evaluated for impairment. These loans are analyzed to determine whether it is probable that all amounts will not be collected according to the contractual terms of the loan agreement. If management determines that the value of the impaired loan is less than the recorded investment in the loan (net of previous charge-offs, deferred loan fees, or costs and unamortized premium or discount), impairment is recognized through an allowance estimate or a charge-off to the allowance.

The following table includes the recorded investment and unpaid principal balances for impaired loans with the associated allowance amount, if applicable, as of and for the years ending December 31:

	2012
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
Loans secured by real estate:
Residential	$147	$147	$—	$148	$10
Commercial	3,399	3,399	—	3,388	26
Construction	—	—	—	—	—
Commercial, industrial, and agricultural	—	—	—	—	—
Consumer	—	—	—	—	—
With an allowance recorded:
Loans secured by real estate:
Residential	98	98	49	108	—
Commercial	2,337	2,337	735	2,363	87
Construction	—	—	—	—	—
Commercial, industrial, and agricultural	—	—	—	—	—
Consumer	—	—	—	—	—

Total	$5,981	$5,981	$784	$6,007	$123

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

5.	ALLOWANCE FOR LOAN LOSSES (Continued)

Impaired Loans (Continued)

	2011
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
Loans secured by real estate:
Residential	$—	$—	$—	$—	$—
Commercial	2,634	2,634	—	3,241	181
Construction	569	569	—	904	16
Commercial, industrial, and agricultural	94	94	—	95	6
Consumer	—	—	—	—	—
With an allowance recorded:
Loans secured by real estate:
Residential	—	—	—	—	—
Commercial	2,499	2,499	270	2,451	124
Construction	—	—	—	—	—
Commercial, industrial, and agricultural	—	—	—	—	—
Consumer	—	—	—	—	—

Total	$5,796	$5,796	$270	$6,691	$327

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

5.	ALLOWANCE FOR LOAN LOSSES (Continued)

Nonaccrual Loans

Loans are considered for nonaccrual status upon 90 days delinquency. When a loan is placed on nonaccrual status, previously accrued but unpaid interest is deducted from interest income.

The following table presents loans that are on nonaccrual status and that are 90 days delinquent and still accruing interest by portfolio segment as of December 31:

	2012		2011
	Nonaccrual	Past due 90 days or more and still accruing	Nonaccrual	Past due 90 days or more and still accruing
Loans secured by real estate:
Residential	$98	$—	$227	$132
Commercial	2,718	—	—	—
Construction	—	—	—	—
Commercial, industrial, and agricultural	—	—	—	—
Consumer	—	—	—	—

Total	$2,816	$—	$227	$132

Interest income on nonaccrual loans not recognized during 2012, 2011, and 2010 was $67, $60, and $77, respectively.

Troubled Debt Restructuring

The following table includes loan modifications that are considered TDRs completed during the year ended December 31:

	2012
	Number of Contracts	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
Loans secured by real estate:
Commercial	3	2,243,176	2,243,176

Total	3	2,243,176	2,243,176

There were not troubled debt restructurings in previous years. The concessions granted in the modification of the original terms of the loans were in the form of interest rate reductions. Management determined these loans to be impaired and maintains a specific reservation of $602.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

6.	PREMISES AND EQUIPMENT

Major classifications of premises and equipment are summarized as follows:

	2012	2011
Land and land improvements	$809	$808
Building and leasehold improvements	6,326	6,294
Furniture, fixtures, and equipment	2,947	2,634
Construction in process	149	—

	10,231	9,736
Less accumulated depreciation	4,398	3,827

Total	$5,833	$5,909

Depreciation charged to operations was $595 in 2012, $571 in 2011, and $577 in 2010.

7.	DEPOSITS

Time deposits at December 31, 2012, mature $49,539, $17,396, $3,327, $2,425, and $4,579 during 2013, 2014, 2015, 2016, and 2017, respectively.

Time deposits include certificates of deposit in denominations of $100,000 or more. Such deposits aggregated $44,692 and $44,313 at December 31, 2012 and 2011, respectively. Maturities on time deposits of $100,000 or more at December 31, 2012, are as follows:

Within three months	$3,922
Beyond three but within six months	6,995
Beyond six but within twelve months	17,719
Beyond one year	16,056

Total	$44,692

8.	SHORT-TERM BORROWINGS

The outstanding balances and related information of short-term borrowings, which includes federal funds purchased and securities sold under agreements to repurchase, are summarized as follows:

	2012	2011	2010
Balance at year-end	$—	$128	$6,541
Average balance outstanding	251	5,260	5,365
Maximum month-end balance	395	6,900	9,203
Weighted-average rate at year-end	0.00%	0.10%	0.15%
Weighted-average rate during the year	0.59%	0.10%	0.22%

Average balances outstanding during the year represent daily average balances, and average interest rates represent interest expense divided by the related average balance.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

9.	OTHER BORROWINGS

The following table sets forth information concerning other borrowings with the FHLB:

	Maturity Range		Weighted- Average			At December 31,
Description	from	to	Interest Rate	Rate from	Rate to	2012	2011
Convertible	01/28/13	08/11/15	3.90%	3.51%	4.09%	$7,500	$7,500

Maturities of other borrowings at December 31, 2012, are summarized as follows:

Year Ending December 31,	Amount	Weighted- Average Rate
2013	$2,500	3.51%
2015	5,000	4.09

	$7,500	3.90%

The terms of the convertible borrowings allow the FHLB to convert the interest rate to an adjustable rate based on the three-month London Interbank Offered Rate (“LIBOR”) at a predetermined anniversary year of the borrowing’s origination, ranging from one to seven years. The initial conversion date ranges are through August 2015.

Borrowing capacity consists of credit arrangements with the FHLB of Cincinnati. FHLB borrowings are subject to annual renewal, incur no service charges, and are secured by a blanket security agreement on certain investment and mortgage-backed securities, outstanding residential mortgages, and the Bank’s investment in FHLB stock. As of December 31, 2012, the Bank’s maximum borrowing capacity with the FHLB was approximately $26,526.

10.	INCOME TAXES

The provision for federal income taxes consists of:

	2012	2011	2010
Current payable	$1,460	$1,067	$850
Deferred	(177)	(188)	(132)

Total provision	$1,283	$879	$718

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

10.	INCOME TAXES (Continued)

The tax effects of deductible and taxable temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

	2012	2011
Deferred tax assets:
Allowance for loan losses	$711	$571
Accrued expenses and employee benefits	258	251
Restricted stock	58	74
Unrealized pension obligation	50	42

Deferred tax assets	1,077	938

Deferred tax liabilities:
Premises and equipment	147	191
Unrealized gain on available-for-sale securities	810	673
Other	160	162

Deferred tax liabilities	1,117	1,026

Net deferred tax liability	$(40)	$(88)

No valuation allowance was established at December 31, 2012 and 2011, in view of the Company’s ability to carryback taxes paid in previous years and certain tax strategies coupled with the anticipated future taxable income as evidenced by the Company’s earnings potential.

The reconciliation between the federal statutory rate and the Company’s effective consolidated income tax rate is as follows:

	2012		2011		2010
	Amount	% of Pretax Income	Amount	% of Pretax Income	Amount	% of Pretax Income
Provision at statutory rate	$1,628	34.0%	$1,105	34.0%	$874	34.0
Tax-exempt interest	(279)	(5.8)	(217)	(6.7)	(132)	(5.1)
Life insurance income	(34)	(0.7)	(38)	(1.2)	(39)	(1.5)
Other	(32)	(0.7)	29	0.9	15	0.5

Actual tax expense and effective rate	$1,283	26.8%	$879	27.0%	$718	27.9

The Company prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Benefits from tax positions should be recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

10.	INCOME TAXES (Continued)

than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met.

There is currently no liability for uncertain tax positions and no known unrecognized tax benefits. The Bank recognizes, when applicable, interest and penalties related to unrecognized tax benefits in the provision for income taxes in the Consolidated Statement of Income. With few exceptions, the Bank is no longer subject to U.S. federal income tax examinations by tax authorities for years through 2008.

11.	EMPLOYEE BENEFITS

Savings Plan

The Bank maintains a 401(k) retirement savings plan, with all employees eligible for inclusion in the plan. Participants may make salary savings contributions up to 15 percent of their compensation, a portion of which will be matched by the Bank. Additional contributions to the plan may be made at the discretion of the Board of Directors based upon earnings of the Bank. Contributions by the Bank charged to operations were $135, $96, and $87 for the years ended December 31, 2012, 2011, and 2010, respectively.

Directors Retirement

The Bank maintains a director’s retirement plan, which provides that any director who served on the Board of Directors prior to December 31, 2004, with 15 years of continuous service, will receive an annual retirement benefit based on the benefit level at inception, with 2 percent annual increases until retirement. The annual benefit may be adjusted based upon the director’s date of separation from service and will be paid for 15 years. The plan has been amended to provide for pro rata benefits for any director who was unable to satisfy the 15 years of continuous service requirement due to the mandatory director’s retirement provision upon reaching 70 years of age. The Bank has purchased individual life insurance contracts with respect to this program. The Bank is the owner and beneficiary of the insurance contracts. The expense charged to operations was $33, $31, and $30 for the years ended December 31, 2012, 2011, and 2010, respectively.

Executive Compensation

The Company and the Bank entered into Salary Continuation Agreements with former executive officers. As of December 31, 2012 and 2011, the Company had recorded an accrual related to these contracts of $128 and $145, respectively. This accrual represents the estimated present value (using a discount rate of 8 percent) of the total future distributions. The Company has purchased individual life insurance contracts with respect to the retirement portion of this program. The Company is the owner and beneficiary of the insurance contracts. The former executive officers are general creditors of the Company with respect to the retirement benefit. The expense charged to operations was $11, $13, and $12 for the years ending December 31, 2012, 2011, and 2010, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

11.	EMPLOYEE BENEFITS (Continued)

The Bank has employment agreements with two officers of the Bank. Under these agreements, the officers are employed for rolling 18 month or three-year periods. Unless the Bank serves a termination notice to the officers before December 31 of each year, the agreements are automatically extended for one additional year. The agreements prohibit the officers from soliciting banking business from customers of the Bank for a period of one year following the termination of the employment agreements.

Postretirement Benefits

The Bank sponsors a trusteed, noncontributory defined benefit postretirement plan providing health care coverage. The Bank’s funding policy is to contribute as billed with their normal health plan. For 2012, 2011, and 2010, the aggregate contributions were $26, $29, and $26, respectively.

The following table sets forth the obligation and funded status as of December 31:

	2012	2011
Accumulated postretirement benefit obligation:
Retirees	$317	$298
Other active plan participants	—	—

Total	317	298
Plan assets at fair value	—	—

Accumulated postretirement benefit obligation in excess of plan assets	317	298
Prior service cost not yet recognized in net periodic postretirement benefit cost	(60)	(72)
Unrecognized net loss from past experience different from that assumed and effects of any changes in assumptions	(86)	(52)

Accrued postretirement cost	$171	$174

Amounts not yet recognized as a component of net pension cost:
Amounts recognized in accumulated other comprehensive loss consists of:
Net loss	$86	$52
Prior service cost	60	72

Total	$146	$124

Components of Net Periodic Benefit Cost

	2012	2011	2010
Interest cost	$11	$11	$11
Amortization of prior service cost	12	13	13
Amortization of loss	2	—	(2)

Total	$25	$24	$22

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

11.	EMPLOYEE BENEFITS (Continued)

The estimated net loss and prior service cost for the postretirement benefit plan that will be amortized from accumulated other comprehensive loss into net periodic benefit cost over the next fiscal year are $14 and $13, respectively.

Assumptions

The weighted-average assumptions used to determine benefit obligations at December 31:

	2012	2011
Discount rate	3.50%	3.75%

The weighted-average assumptions used to determine net periodic cost for years ended December 31:

	2012	2011
Discount rate	3.75%	5.00%

Cash Flows

The following benefit payments that reflect expected future service, as appropriate, are expected to be paid:

Postretirement Benefits
2013	$29
2014	30
2015	30
2016	29
2017	29
Years 2018 through 2022	126

Total	$273

Stock Option Plan

The Company has a fixed director and employee stock-based compensation plan. Under the plan, the Company may grant options for up to 83,060 shares of common stock. The exercise price for the purchase of shares subject to a stock option may not be less than 100 percent of the fair market value of the shares covered by the option on the date of the grant. The term of stock options will not exceed ten years from the grant date. Vesting occurs at 20 percent per year of service.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

11.	EMPLOYEE BENEFITS (Continued)

Stock Option Plan (Continued)

The following table presents share data related to the outstanding options:

	2012	Weighted- Average Exercise Price	2011	Weighted- Average Exercise Price	2010	Weighted- Average Exercise Price
Outstanding, January 1	73,080	$25.05	71,159	$27.30	72,925	$27.21
Granted	—	$—	16,100	$18.00	—	$—
Exercised	—	$—	—	$—	—	$—
Forfeited	—	$—	(14,179)	$28.34	(1,766)	$23.35

Outstanding, December 31	73,080	$25.05	73,080	$25.05	71,159	$27.30

Exercisable at year-end	59,200	$26.59	51,280	$26.98	50,621	$27.16

The following table summarizes the characteristics of stock options at December 31, 2012:

		Outstanding			Exercisable
Grant Date	Exercise Price	Shares	Remaining Average Life	Average Exercise Price	Shares	Average Exercise Price
02/17/04	$23.97	484	1.13	$23.97	484	$23.97
01/11/05	$25.62	3,461	2.03	$25.62	3,461	$25.62
02/08/05	$25.62	3,025	2.10	$25.62	3,025	$25.62
02/23/06	$24.07	2,420	3.15	$24.07	2,420	$24.07
11/21/06	$26.73	24,090	3.89	$26.73	24,090	$26.73
11/06/07	$29.00	18,500	4.85	$29.00	18,500	$29.00
01/22/08	$26.85	2,500	5.06	$26.85	2,000	$26.85
08/19/08	$22.90	2,500	5.63	$22.90	2,000	$22.90
05/05/11	$18.00	16,100	8.34	$18.00	3,220	$18.00

		73,080		$25.05	59,200	$26.59

Stock Incentive Plan

The shareholders of the Company approved the Stock Incentive Plan (the “Plan”). Directors, Officers, and all other key employees of the Company are eligible to receive awards of restricted stock based upon the Board of Directors’ sole discretion. There were 24,000 shares authorized under the Plan. Awards granted under the Plan are in the form of the Company’s common stock and are subject to certain vesting requirements including continuous employment or service with the Company.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

11.	EMPLOYEE BENEFITS (Continued)

Stock Incentive Plan (Continued)

The following is a summary of changes in the restricted stock during the years ended December 31, 2012, 2011, and 2010:

Shares
Nonvested restricted stock as of January 1, 2010	5,400
Granted	8,400
Vested	(5,900)
Forfeited	(300)

Nonvested restricted stock as of January 1, 2011	7,600
Granted	7,000
Vested	(7,022)
Forfeited	(1,400)

Nonvested restricted stock as of January 1, 2012	6,178
Granted	—
Vested	(4,134)
Forfeited	—

Nonvested restricted stock as of December 31, 2012	2,044

During 2012, no shares of restricted stock were awarded. During 2011, 7,000 shares of restricted stock were awarded. During 2012 and 2011, 4,134 and 7,022 shares were vested, respectively. There were no forfeitures of shares during 2012. Shares amounting to 1,400 were forfeited during 2011. Compensation cost related to restricted stock is recognized based on the market price of the stock at the grant date over the vesting period. Compensation expense related to restricted stock was $77, $83, and $106 for the years ended December 31, 2012, 2011, and 2010, respectively. The total compensation cost related to nonvested awards not yet recognized amounted to $37 and $138 and will be recognized over the next two years.

12.	COMMITMENTS

In the normal course of business, there are various outstanding commitments and certain contingent liabilities which are not reflected in the accompanying consolidated financial statements. These commitments and contingent liabilities represent financial instruments with off-balance sheet risk. The contract or notional amounts of those instruments reflect the extent of involvement in particular types of financial instruments which comprise the following:

	2012	2011
Commitments to extend credit	$24,569	$23,264
Standby letters of credit	10	10

Total	$24,579	$23,274

The instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the Consolidated Balance Sheet. The same credit policies are used in making commitments and conditional obligations as for on-balance sheet instruments. Generally, collateral is not required to support financial instruments with credit risk. The terms are typically for a one-year period with an annual renewal option subject to prior approval by management.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

12.	COMMITMENTS (Continued)

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the loan agreement. These commitments comprise available commercial and personal lines of credit. Standby letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party.

The exposure to loss under these commitments is limited by subjecting them to credit approval and monitoring procedures. Substantially all commitments to extend credit are contingent upon customers maintaining specific credit standards at the time of the loan funding. Management assesses the credit risk associated with certain commitments to extend credit in determining the level of the allowance for loan losses. Since many of the commitments are expected to expire without being drawn upon, the contractual amounts do not necessarily represent future funding requirements.

Standby letters of credit represent conditional commitments issued by the Company and the Bank to guarantee the performance of a customer to a third party. These instruments are issued primarily to support bid or performance-related contracts. The coverage period for these instruments is typically a one-year period with an annual renewal option subject to prior approval by management. Fees earned from the issuance of these letters are recognized at the expiration of the coverage period. For secured letters of credit, the collateral is typically Bank deposit instruments.

13.	REGULATORY RESTRICTIONS

Restriction on Cash and Due From Banks

The Bank is required to maintain reserve funds in cash or on deposit with the Federal Reserve Bank. The required reserve was $290 and $426 for the years ended December 31, 2012 and 2011, respectively.

Loans

Federal law prevents the Company from borrowing from the Bank unless the loans are secured by specific obligations. Further, such secured loans are limited in amount of 10 percent of the Bank’s common stock and capital surplus.

Dividends

The Bank is subject to a dividend restriction that generally limits the amount of dividends that can be paid by an Ohio state-chartered bank. Under the Ohio Banking Code, cash dividends may not exceed net profits as defined for that year combined with retained net profits for the two preceding years less any required transfers to surplus. Under this formula, the amount available for payment of dividends in 2012 is $3,833 plus 2012 profits retained up to the date of the dividend declaration.

14.	REGULATORY CAPITAL

Federal regulations require the Company and the Bank to maintain minimum amounts of capital. Specifically, each is required to maintain certain minimum dollar amounts and ratios of Total and Tier I capital to risk-weighted assets and of Tier I capital to average total assets.

In addition to the capital requirements, the Federal Deposit Insurance Corporation Improvement Act (“FDICIA”) established five capital categories ranging from “well capitalized” to “critically undercapitalized.” Should any institution fail to meet the requirements to be considered “adequately capitalized,” it would become subject to a series of increasingly restrictive regulatory actions.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

14.	REGULATORY CAPITAL (Continued)

As of December 31, 2012 and 2011, the FDIC categorized the Company and the Bank as well capitalized under the regulatory framework for prompt corrective action. To be classified as a well capitalized financial institution, Total risk-based, Tier I risk-based, and Tier I leverage capital ratios must be at least 10 percent, 6 percent, and 5 percent, respectively.

The Company’s actual capital ratios are presented in the following table that shows the Company met all regulatory capital requirements. The capital position of the Bank does not differ significantly from the Company’s.

	2012		2011
	Amount	Ratio	Amount	Ratio
Total capital (to risk-weighted assets)
Actual	$35,662	15.28%	$33,257	15.34%
For capital adequacy purposes	18,670	8.00	17,344	8.00
To be well capitalized	23,337	10.00	21,680	10.00
Tier I capital (to risk-weighted assets)
Actual	$32,743	14.03%	$30,624	14.13%
For capital adequacy purposes	9,335	4.00	8,672	4.00
To be well capitalized	14,002	6.00	13,008	6.00
Tier I capital (to average assets)
Actual	$32,742	9.07%	$30,624	8.60%
For capital adequacy purposes	14,442	4.00	14,251	4.00
To be well capitalized	18,050	5.00	17,814	5.00

15.	FAIR VALUE MEASUREMENTS

The following disclosures show the hierarchal disclosure framework associated with the level of pricing observations utilized in measuring assets and liabilities at fair value. The three broad levels of pricing observations are as follows:

Level I:	Quoted prices are available in active markets for identical assets or liabilities as of the reported date.

Level II:	Pricing inputs are other than the quoted prices in active markets, which are either directly or indirectly observable as of the reported date. The nature of these assets and liabilities includes items for which quoted prices are available but traded less frequently and items that are fair-valued using other financial instruments, the parameters of which can be directly observed.

Level III:	Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

This hierarchy requires the use of observable market data when available.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

15.	FAIR VALUE MEASUREMENTS (Continued)

The following table presents the assets reported on the balance sheet at their fair value as of December 31, 2012 and 2011, by level within the fair value hierarchy. Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

	December 31, 2012
	Level I	Level II	Level III	Total
Fair value measurements on recurring basis:
Securities available for sale:
U.S. government agency securities	$—	$3,013	$—	$3,013
Obligations of states and political subdivisions	—	29,904	—	29,904
Mortgage-backed securities	—	63,852	—	63,852
Equity securities	66	—	—	66

Total	$66	$96,769	$—	$96,835

	December 31, 2011
	Level I	Level II	Level III	Total
Fair value measurements on recurring basis:
Securities available for sale:
U.S. government agency securities	$—	$27,596	$—	$27,596
Obligations of states and political subdivisions	—	26,588	—	26,588
Mortgage-backed securities	—	75,649	—	75,649
Equity securities	48	—	—	48

Total	$48	$129,833	$—	$129,881

The following table presents the assets measured on a nonrecurring basis on the consolidated balance sheet at their fair value as of December 31, 2012 and 2011, by level within the fair value hierarchy. Impaired loans that are collateral dependent are written down to fair value through the establishment of specific reserves. Techniques used to value the collateral that secure the impaired loan include: quoted market prices for identical assets classified as Level I inputs; observable inputs, employed by certified appraisers, for similar assets classified as Level II inputs. In cases where valuation techniques included inputs that are unobservable and are based on estimates and assumptions developed by management based on the best information available under each circumstance, the asset valuation is classified as Level III inputs.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

15.	FAIR VALUE MEASUREMENTS (Continued)

Impaired Loans

The Company has measured impairment on impaired loans generally based on the fair value of the loan’s collateral. Fair value is generally determined based upon independent third-party appraisals of the properties. These assets are included below as Level II fair values. The fair value of assets included below as Level III fair values is management’s estimate based on the best information available which include unobservable inputs. The fair value consists of the loan balances of $5,981 and $5,796 less their valuation allowances of $784 and $270 at December 31, 2012 and 2011, respectively.

	December 31, 2012
	Level I	Level II	Level III	Total
Fair value measurements on nonrecurring basis:
Impaired loans	$—	$—	$5,197	$5,197

	December 31, 2011
	Level I	Level II	Level III	Total
Fair value measurements on nonrecurring basis:
Impaired loans	$—	$—	$5,526	$5,526

The following table presents additional qualitative information about assets measured at fair value on a nonrecurring basis and for which the Company uses Level III inputs to determine fair value:

	Quantitative Information about Level III Fair Value Measurements
	Fair Value	Valuation Techniques	Unobservable Input	Range (Weighted Average)
Impaired loans	$5,197	Appraisal of collateral (1)	Appraisal adjustments (2)	25% - 50% (35%)

(1)	Fair value is generally determined through appraisals if the underlying collateral, which generally include various Level III inputs, are not identifiable.
(2)	Appraisals may be adjusted by management for qualitative factors such as economic conditions and estimated liquidation expenses. The range and weighted-average of liquidation expenses and other appraisal adjustments are presented as a percent of the appraisal.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

16.	FAIR VALUE DISCLOSURE OF FINANCIAL INSTRUMENTS

The estimated fair value of the Company’s financial instruments at December 31 is as follows:

	2012
	Carrying Value	Level I	Level II	Level III	Fair Value
Financial Assets:
Cash and cash equivalents	$19,110	$19,110	$—	$—	$19,110
Investment securities AFS	96,835	66	96,769	—	96,835
Net loans	237,688	—	—	251,369	251,369
Bank-owned life insurance	3,880	3,880	—	—	3,880
Regulatory stock	1,463	1,463	—	—	1,463
Accrued interest receivable	1,403	1,403	—	—	1,403
Mortgage servicing rights	216	—	—	169	169
Financial Liabililities:
Deposits	$323,437	$246,171	$—	$78,318	$324,489
Other borrowings	7,500	—	—	8,159	8,159
Accrued interest payable	87	—	—	—	87

	2011
	Carrying Value	Fair Value
Financial assets:
Cash and cash equivalents	$8,795	$8,795
Investment securities available for sale	129,881	129,881
Net loans	203,930	207,879
Bank-owned life insurance	3,779	3,779
Regulatory stock	1,463	1,463
Accrued interest receivable	1,589	1,589
Mortgage servicing rights	161	215
Financial liabilities:
Deposits	$312,719	$314,024
Short-term borrowings	128	128
Other borrowings	7,500	8,073
Accrued interest payable	134	134

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

16.	FAIR VALUE DISCLOSURE OF FINANCIAL INSTRUMENTS (Continued)

Financial instruments are defined as cash, evidence of ownership interest in an entity, or a contract which creates an obligation or right to receive or deliver cash or another financial instrument from/to a second entity on potentially favorable or unfavorable terms.

Fair value is defined as the amount at which a financial instrument could be exchanged in a current transaction between willing parties other than in a forced liquidation sale. If a quoted market price is available for a financial instrument, the estimated fair value would be calculated based upon the market price per trading unit of the instrument.

If no readily available market exists, the fair value estimates for financial instruments should be based upon management’s judgment regarding current economic conditions, interest rate risk, expected cash flows, future estimated losses, and other factors as determined through various option pricing formulas or simulation modeling. As many of these assumptions result from judgments made by management based upon estimates which are inherently uncertain, the resulting estimated fair values may not be indicative of the amount realizable in the sale of a particular financial instrument. In addition, changes in assumptions on which the estimated fair values are based may have a significant impact on the resulting estimated fair values.

As certain assets such as deferred tax assets and premises and equipment are not considered financial instruments, the estimated fair value of financial instruments would not represent the full value of the Company.

The Company employed simulation modeling in determining the estimated fair value of financial instruments for which quoted market prices were not available based upon the following assumptions:

Cash and Cash Equivalents, Regulatory Stock, Accrued Interest Receivable, Accrued Interest Payable, and Short-Term Borrowings

The fair value is equal to the current carrying value.

Investment Securities

The fair value of investment securities available for sale is equal to the available quoted market price. If no quoted market price is available, fair value is estimated using the quoted market price for similar securities.

Loans

The fair value is estimated by discounting future cash flows using current market inputs at which loans with similar terms and qualities would be made to borrowers of similar credit quality. Where quoted market prices were available, primarily for certain residential mortgage loans, such market rates were utilized as estimates for fair value.

Bank-Owned Life Insurance

The fair value is equal to the cash surrender value of the life insurance policies.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

16.	FAIR VALUE DISCLOSURE OF FINANCIAL INSTRUMENTS (Continued)

Mortgage Servicing Rights

The fair value for mortgage servicing rights is estimated by discounting contractual cash flows and adjusting for prepayment estimates. Discount rates are based upon rates generally charged for such loans with similar characteristics.

Deposits and Other Borrowings

The fair value of certificates of deposit and other borrowings is estimated by discounting the future cash flows using a simulation model which estimates future cash flows and constructs discount rates that consider reinvestment opportunities, operating expenses, non-interest income, credit quality, and prepayment risk. Demand, savings, and money market deposit accounts are valued at the amount payable on demand as of year-end.

Commitments to Extend Credit

These financial instruments are generally not subject to sale, and estimated fair values are not readily available. The carrying value, represented by the net deferred fee arising from the unrecognized commitment or letter of credit, and the fair value, determined by discounting the remaining contractual fee over the term of the commitment using fees currently charged to enter into similar agreements with similar credit risk, are not considered material for disclosure. The contractual amounts of unfunded commitments and letters of credit are presented in Note 12.

17.	PREFERRED STOCK

In December 2011, 5,168 shares of preferred stock were converted into 111,730 shares of common stock. In May 2012, 14,811 shares of preferred stock were converted into 320,238 shares of common stock.

18.	SUBSEQUENT EVENTS

The Company entered into a definitive agreement with CNB Financial Corporation, the parent company of CNB Bank on Tuesday, March 26, 2013, whereby the Company will be acquired for $30.00 per share in cash and stock, or approximately $40.4 million in the aggregate. Under the definitive terms of the agreement, which has been approved by the Boards of Directors of both companies, shareholders of the Company will be entitled to receive either a fixed exchange of 1.754 shares of CNB common stock for each share of FC Banc Corp. common stock, which is based on a 10-day average closing price of CNB common stock as of March 25, 2013, of $17.106 per share, or $30.00 per share in cash, with at least 80 percent of the consideration to be paid in the form of CNB common stock. The transaction is expected to close in the fourth quarter of 2013, subject to customary closing conditions, including regulatory approvals and the approval of the Company’s shareholders.

Management has reviewed events occurring through March 27, 2013, the date the financial statements were issued, and no other subsequent events occurred requiring accrual or disclosure.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

19.	PARENT COMPANY

Following are condensed financial statements for the Company.

CONDENSED BALANCE SHEET

	December 31,
	2012	2011
ASSETS
Cash and due from banks	$46	$40
Investment securities available for sale	65	48
Investment in subsidiary bank	33,939	31,521
Other assets	154	201

TOTAL ASSETS	$34,204	$31,810

LIABILITIES
Other liabilities	$—	$10
STOCKHOLDERS’ EQUITY	34,204	31,800

TOTAL LIABILITES AND STOCKHOLDERS’ EQUITY	$34,204	$31,810

CONDENSED STATEMENT OF INCOME

	Year Ended December 31,
	2012	2011	2010
INCOME
Dividends from subsidiary bank	$1,401	$810	745
Other income	—	—	1

Total income	1,401	810	746
EXPENSES
Professional fees	71	113	203
Other	39	31	9

Total expenses	110	144	212
Income before tax benefit and equity in undistributed net income of subsidiary	1,291	666	534
Income tax benefit	37	49	72
Equity in undistributed earnings of subsidiary	2,177	1,656	1,246

NET INCOME	$3,505	$2,371	1,852

COMPREHENSIVE INCOME	$3,757	$3,386	1,628

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except per share amounts)

19.	PARENT COMPANY (Continued)

CONDENSED STATEMENT OF CASH FLOWS

	Year Ended December 31,
	2012	2011	2011
OPERATING ACTIVITIES
Net income	$3,505	$2,371	1,852
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in undistributed earnings of subsidiary	(2,177)	(1,656)	(1,246)
Other	45	349	6

Net cash provided by operating activities	1,373	1,064	612

INVESTING ACTIVITIES
Capital contribution to subsidiary bank	—	—	(6,275)

Net cash used for investing activities	—	—	(6,275)

FINANCING ACTIVITIES
Proceeds from the sale of preferred stock	—	—	6,529
Cash dividends paid on preferred stock	(166)	(451)	(364)
Cash dividends paid on common stock	(1,201)	(641)	(498)

Net cash (used for) provided by financing activities	(1,367)	(1,092)	5,667

Increase (decrease) in cash	6	(28)	4
CASH AT BEGINNING OF YEAR	40	68	64

CASH AT END OF YEAR	$46	$40	68

FC BANC CORP.

CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2013

FC BANC CORP.

CONSOLIDATED BALANCE SHEET (UNAUDITED)

(Dollars in thousands)

	March 31, 2013	December 31, 2012
ASSETS
Cash and due from banks	$15,470	$15,250
Federal funds sold	7,460	3,860

Cash and cash equivalents	22,930	19,110
Investment securities available for sale	98,667	96,835
Loans held for sale	1,507	1,016
Loans	239,516	239,923
Less allowance for loan losses	2,748	3,252

Net loans	236,768	236,671

Premises and equipment, net	5,930	5,833
Bank-owned life insurance	3,906	3,880
Regulatory stock	1,463	1,463
Accrued interest and other assets	3,257	2,532

TOTAL ASSETS	$374,428	$367,340

LIABILITIES
Deposits:
Non-interest-bearing	$10,712	$9,942
Interest-bearing demand	18,252	17,841
Savings	220,239	210,607
Money market	7,710	7,781
Time	77,637	77,266

Total deposits	334,550	323,437
Other borrowings	5,000	7,500
Accrued interest and other liabilities	1,393	2,199

TOTAL LIABILITIES	340,943	333,136

STOCKHOLDERS’ EQUITY
Preferred stock of $100 par value; 100,000 shares authorized, 500 share issued and outstanding	50	50
Additional paid-in capital-preferred stock	136	136
Common stock, no par value; 3,945,390 shares authorized, 1,422,736 shares issued	18,454	18,453
Retained earnings	16,997	16,595
Accumulated other comprehensive income	311	1,476
Treasury stock, at cost (96,423 and 98,123 shares)	(2,463)	(2,506)

TOTAL STOCKHOLDERS’ EQUITY	33,485	34,204

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$374,428	$367,340

See accompanying notes to the unaudited consolidated financial statements.

FC BANC CORP.

CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

(Dollars in thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
INTEREST INCOME
Interest and fees on loans	$3,089	$3,053
Federal funds sold	1	1
Investment securities:
Taxable	477	609
Exempt from federal income tax	197	206

Total interest income	3,764	3,869

INTEREST EXPENSE
Deposits	659	781
Other borrowings	58	74

Total interest expense	717	855

NET INTEREST INCOME	3,047	3,014
Provision for loan losses	375	150

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	2,672	2,864

NONINTEREST INCOME
Service charges on deposit accounts	126	146
Investment securities gains, net	760	44
Gains on loan sales, net	165	150
Bank-owned life insurance earnings	25	24
Other income	234	343

Total noninterest income	1,310	707

NONINTEREST EXPENSE
Salaries and employee benefits	1,646	1,413
Net occupancy and equipment expenses	328	290
Professional fees	106	88
State franchise tax	107	91
Federal deposit insurance	52	54
Data processing	111	101
Advertising	146	121
Other expense	424	389

Total noninterest expense	2,920	2,547

Income before income taxes	1,062	1,024
Income taxes	287	273

NET INCOME	775	751
Less: Preferred stock dividends	3	80

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$772	$671

EARNINGS PER SHARE
Basic	$0.58	$0.67
Diluted	0.58	0.67

See accompanying notes to the unaudited consolidated financial statements.

FC BANC CORP.

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

(Dollars in thousands)

	Three Months Ended March 31,
	2013	2012
Net income	$775	$751
Other comprehensive income (loss):
Increase (decrease) in unrealized gains on available-for-sale securities	(1,009)	447
Income tax effect related to unrealized gains (losses) on available-for-sale securities	343	(152)
Reclassification adjustment for investment security gains included in net income	(760)	(44)
Income tax effect related to the reclassification adjustment for investment security gains	258	15
Change in unrealized loss on pension costs	4	4
Income tax effect related to change in unrealized loss on pension costs	(1)	(1)

Other comprehensive income (loss), net of tax	(1,165)	269

Comprehensive income (loss)	$(390)	$1,020

See accompanying notes to the unaudited consolidated financial statements.

FC BANC CORP.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (UNAUDITED)

(Dollars in thousands)

	Preferred Shares Outstanding	Preferred Stock	Additional Paid-in Capital- Preferred Stock	Common Shares Outstanding	Common Stock	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total Stockholders’ Equity
Balance, December 31, 2012	500	$50	$136	1,324,613	$18,453	$16,595	$1,476	$(2,506)	$34,204
Net income						775			775
Other comprehensive loss							(1,165)		(1,165)
Cash dividends declared on preferred stock						(2)			(2)
Cash dividends declared on common stock ($.28 per share)						(371)			(371)
Restricted stock awards				1,700	(3)			43	40
Compensation expense related to stock options					4				4

Balance, March 31, 2013	500	$50	$136	1,326,313	$18,454	$16,997	$311	$(2,463)	$33,485

See accompanying notes to unaudited consolidated financial statements

FC BANC CORP.

CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Three Months Ended March 31,
	2013	2012
OPERATING ACTIVITIES
Net income	$775	$751
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Provision for loan losses	375	150
Investment securities gains, net	(760)	(44)
Depreciation, amortization, and accretion	399	481
Gain on loan sales, net	(165)	(150)
Decrease (increase) in accrued interest receivable	(32)	4
Decrease in accrued interest payable	(15)	(17)
Earnings on bank-owned life insurance	(25)	(24)
Other, net	(603)	(440)

Net cash provided by (used for) operating activities	(51)	711

INVESTING ACTIVITIES
Investment securities available for sale:
Proceeds from repayments and maturities	5,425	22,315
Proceeds from sales	16,753	3,102
Purchases	(25,262)	(16,881)
Increase in loans, net	(998)	(5,347)
Purchases of premises and equipment	(287)	(75)

Net provided by (cash used) for investing activities	(4,369)	3,114

FINANCING ACTIVITIES
Increase (decrease) in deposits, net	11,113	(2,865)
Decrease in short-term borrowings, net	—	(128)
Repayments of other borrowings	(2,500)	—
Cash dividends paid on preferred stock	(2)	(80)
Cash dividends paid on common stock	(371)	(251)

Net cash provided by (used for) financing activities	8,240	(3,324)

Increase in cash and cash equivalents	3,820	501
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	19,110	8,795

CASH AND CASH EQUIVALENTS AT END OF YEAR	$22,930	$9,296

SUPPLEMENTAL INFORMATION
Cash paid during the year for:
Interest on deposits and borrowings	$732	$872
Income taxes	$730	$635

See accompanying notes to the unaudited consolidated financial statements.

FC BANC CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(In thousands, except per share amounts)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting and reporting policies applied in the presentation of the accompanying financial statements follows:

Nature of Operations and Basis of Presentation

FC Banc Corp. (the “Company”) is a bank holding company whose principal activity is the ownership and management of its wholly owned subsidiary, Farmers Citizens Bank (the “Bank”). The Bank generates commercial (including agricultural), mortgage, and consumer loans and receives deposits from customers located primarily in Crawford, Knox, Franklin, Morrow, and Richland counties in Ohio and the surrounding areas. The Bank operates under a state bank charter and provides full banking services. As a state bank, the Bank is subject to regulations by the state of Ohio Division of Financial Institutions and the Company is subject to regulations by the Federal Reserve System through the Federal Reserve Bank of Cleveland.

The consolidated financial statements include the accounts of FC Banc Corp. and its wholly owned subsidiary, Farmers Citizens Bank, after elimination of all intercompany transactions and balances.

The accounting principles followed by the Company and the methods of applying these principles conform to U.S. generally accepted accounting principles and to general practice within the banking industry. Management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the Consolidated Balance Sheet date and reported amounts of revenues and expenses for that period. Actual results could differ from those estimates.

2.	EARNINGS PER SHARE

Basic earnings per share represents net income available to common stockholders divided by the weighted-average number of shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company relate to outstanding stock options and non-vested restricted stock.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

(In thousands, except per share amounts)

2.	EARNINGS PER SHARE (CONTINUED)

The following table sets forth the composition of the weighted-average common shares (denominator) used in the basic and diluted earnings per share computation.

	For the Three Months
(Dollars in thousands, except share and per share data)	Ended March 31,
	2013	2012
Net income	$775	$751
Less: Preferred stock dividends	3	80

Net income available to common stockholders	$772	$671

Weighted-average common shares outstanding	1,422,736	1,102,498
Average treasury stock shares	(97,235)	(98,123)
Average unearned nonvested shares	(1,917)	(3,670)

Weighted-average common shares and common stock equivalents used to calculate basic earnings per share	1,323,584	1,000,705
Additional common stock equivalents (nonvested stock) used to calculate diluted earnings per share	4,039	—

Weighted-average common shares and common stock equivalents used to calculate diluted earnings per share	1,327,623	1,000,705

Per share information:
Basic earnings per share	$0.58	$0.67
Diluted earnings per share	$0.58	$0.67

Options to purchase 51,576 and 60,480 shares of common stock at prices ranging from $18.00 to $29.00, as of March 31, 2013 and 2012, respectively, were not included in the computation of diluted earnings per share because to do so would have been antidilutive.

3.	INVESTMENT SECURITIES AVAILABLE FOR SALE

The Company’s investment securities portfolio is classified as available for sale. The portfolio serves principally as a source of liquidity and is carried at fair value with unrealized holding gains and losses for available-for-sale securities reported as a separate component of stockholders’ equity, net of tax, until realized. Securities are adjusted for amortization of premium and accretion of discount, which are computed using the interest method and recognized as adjustments of interest income. Realized security gains and losses are computed using the specific identification method. Interest and dividends on investment securities are recognized as income when earned.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

(In thousands, except per share amounts)

3.	INVESTMENT SECURITIES AVAILABLE FOR SALE (CONTINUED)

The amortized cost and fair values of securities available for sale are as follows:

	March 31, 2013
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(Dollars in thousands)
Obligations of states and political subdivisions	$24,263	$1,175	$(165)	$25,273
Mortgage-backed securities in government-sponsored entities	73,671	325	(674)	73,322

Total debt securities	97,934	1,500	(839)	98,595
Equity securities in financial institutions	121	—	(49)	72

Total	$98,055	$1,500	$(888)	$98,667

	December 31, 2012
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(Dollars in thousands)
U.S. government agency securities	$3,001	$12	$—	$3,013
Obligations of states and political subdivisions	28,100	1,877	(73)	29,904
Mortgage-backed securities in government-sponsored entities	63,231	923	(302)	63,852

Total debt securities	94,332	2,812	(375)	96,769
Equity securities in financial institutions	121	—	(55)	66

Total	$94,453	$2,812	$(430)	$96,835

The amortized cost and fair value of debt securities at March 31, 2013, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized	Fair
(Dollars in thousands)	Cost	Value
Due after one year through five years	$1,655	$1,730
Due after five years through ten years	3,261	3,315
Due after ten years	93,018	93,550

Total	$97,934	$98,595

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

(In thousands, except per share amounts)

3.	INVESTMENT SECURITIES AVAILABLE FOR SALE (CONTINUED)

Investment securities with a carrying value of $43,068,000 and $47,481,000 at March 31, 2013 and December 31, 2012, respectively, were pledged to secure deposits and other purposes as required by law.

The following table is a summary of proceeds received, gross gains, and gross losses realized on the sale of investment securities available for sale for the three months ended March 31:

(Dollars in thousands)	2013	2012
Proceeds from sales	$16,753	$3,102
Gross gains	836	44
Gross losses	76	—

The following table shows the Company’s gross unrealized losses and fair value, aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position, at March 31, 2013 and December 31, 2012:

	March 31, 2013
	Less than Twelve Months		Twelve Months or Greater		Total
(Dollars in thousands)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Obligations of states and political subdivisions	$5,234	$(153)	$536	$(12)	$5,770	$(165)
Mortgage-backed securities in government-sponsored entities	57,652	(674)	—	—	57,652	(674)
Equity securities in financial institutions	—	—	71,868	(49)	71,868	(49)

Total	$62,886	$(827)	$72,404	$(61)	$135,290	$(888)

	December 31, 2012
	Less than Twelve Months		Twelve Months or Greater		Total
(Dollars in thousands)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Obligations of states and political subdivisions	$2,053	$(58)	$536	$(15)	$2,589	$(73)
Mortgage-backed securities in government-sponsored entities	38,297	(302)	—	—	38,297	(302)
Equity securities in financial institutions	—	—	65	(55)	65	(55)

Total	$40,350	$(360)	$601	$(70)	$40,951	$(430)

There were 31 positions that were temporarily impaired at March 31, 2013. Declines in the fair value of available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses to the extent the impairment is related to credit losses. The amount of the impairment related to other factors is recognized in other comprehensive income. In estimating other-than-temporary impairment losses, management considers, among other things, (i) the length of time and the extent to which the fair value has been less than cost; (ii) the financial condition and near-term prospects of the issuer; and (iii) whether or not the Company is more likely than not to sell the security before recovery of its cost basis.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

(In thousands, except per share amounts)

3.	INVESTMENT SECURITIES AVAILABLE FOR SALE (CONTINUED)

As of March 31, 2013, management does not have the intent to sell any of the securities in the table on the previous page and believes that it is more likely than not that the Company will not have to sell any such securities before a recovery of cost. The Company has concluded that any impairment of its investment securities portfolio is not other than temporary but is the result of interest rate changes, sector credit ratings changes, or Company-specific ratings changes that are not expected to result in the noncollection of principal and interest during the period. Management does not believe any of the securities are impaired due to reasons of credit quality. Accordingly, as of March 31, 2013, management believes the impairments detailed in the table on the previous page are temporary and no impairment loss has been realized in the Company’s Consolidated Statement of Income.

4.	LOANS

Major classifications of loans are summarized as follows:

(Dollars in thousands)	March 31, 2013	December 31, 2012
Loans secured by real estate:
Residential	$32,746	$29,873
Commercial	191,372	192,451
Construction	585	699
Commercial, industrial, and agricultural	14,392	16,282
Consumer	421	618

	239,516	239,923
Less allowance for loan losses	2,748	3,252

Net loans	$236,768	$236,671

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their principal amount net of the allowance for loan losses. Interest income is recognized as income when earned on the accrual method. The accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions, the borrower’s financial condition is such that collection of interest is doubtful. Loans are returned to accrual status when past-due interest is collected and the collection of principal is probable.

Loan origination fees and certain direct loan origination costs are being deferred and the net amount is amortized as an adjustment of the related loans yield. Management is amortizing these amounts over the contractual life of the related loans.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

(In thousands, except per share amounts)

5.	ALLOWANCE FOR LOAN LOSSES

Changes in the allowance for loan losses by loan portfolio segment for the three months ended March 31, 2013 and 2012 are as follows:

	March 31, 2013
(Dollars in thousands)	Residential Real Estate	Commercial Real Estate	Construction Real Estate	Commercial, Industrial, & Agricultural	Consumer	Total
Beginning Balance	$329	$2,777	$6	$107	$33	$3,252
Charge-offs	(62)	(608)	—	(209)	(4)	(883)
Recoveries	—	—	—	—	4	4
Provision	26	109	(1)	254	(13)	375

Ending Balance	$293	$2,278	$5	$152	$20	$2,748

	March 31, 2012
(Dollars in thousands)	Residential Real Estate	Commercial Real Estate	Construction Real Estate	Commercial, Industrial, & Agricultural	Consumer	Total
Beginning Balance	$349	$2,085	$25	$117	$57	$2,633
Charge-offs	(17)	(56)	—	—	(5)	(78)
Recoveries	1	5	—	—	5	11
Provision	(52)	244	(18)	(4)	(20)	150

Ending Balance	$281	$2,278	$7	$113	$37	$2,716

The allowance for loan losses represents the amount which management estimates is adequate to provide for probable losses inherent in its loan portfolio. The allowance method is used in providing for loan losses. Accordingly, all loan losses are charged to the allowance, and all recoveries are credited to it. The allowance for loan losses is established through a provision for loan losses which is charged to operations. The provision is based on management’s periodic evaluation of the adequacy of the allowance for loan losses which encompasses the overall risk characteristics of the various portfolio segments, past experience with losses, the impact of economic conditions on borrowers, and other relevant factors. The estimates used in determining the adequacy of the allowance for loan losses, including the amounts and timing of future cash flows expected on impaired loans, are particularly susceptible to significant change in the near term.

Management establishes the allowance for loan losses based upon its evaluation of the pertinent factors underlying the types and quality of loans in the portfolio. Commercial loans and commercial real estate loans are reviewed on a regular basis, with a focus on larger loans along with loans that have experienced past payment or financial deficiencies. Larger commercial loans and commercial real estate loans which are 90 days or more past due are selected for impairment testing. These loans are analyzed to determine whether they are “impaired,” which means that it is probable that all amounts will not be collected according to the contractual terms of the loan agreement. All commercial loans that are delinquent 90 days and residential mortgage loans that are 120 days delinquent and are placed on nonaccrual status are classified on an individual basis. The remaining loans are evaluated and classified as groups of loans with similar risk characteristics. The Company allocates allowances based on the factors described below, which conform to the Company’s asset classification policy. In reviewing risk within the Bank’s loan portfolio, management has determined there to be several different risk categories within the loan portfolio. The allowance for loan losses consists of amounts

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

(In thousands, except per share amounts)

5.	ALLOWANCE FOR LOAN LOSSES (CONTINUED)

applicable to: (i) the commercial loan portfolio; (ii) the commercial real estate portfolio; (iii) the consumer loan portfolio; (iv) the construction loan portfolio (v) and the loans secured by residential real estate portfolio. Factors considered in this process included general loan terms, collateral, and availability of historical data to support the analysis. Historical loss percentages for each risk category are calculated and used as the basis for calculating allowance allocations. Certain qualitative factors are then added to the historical allocation percentage to get the total factor to be applied to nonclassified loans. The following qualitative factors are analyzed:

•	Levels of and trends in delinquencies

•	Trends in volume and terms

•	Trends in credit quality ratings

•	Changes in management and lending staff

•	Economic trends

•	Concentrations of credit

The Company analyzes its loan portfolio each quarter to determine the appropriateness of its allowance for loan losses.

The total allowance reflects management’s estimate of loan losses inherent in the loan portfolio at the balance sheet date. The Company considers the allowance for loan losses of $2,748,000 and $3,252,000 adequate to cover loan losses inherent in the loan portfolio, at March 31, 2013 and December 31, 2012. The following table presents the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method as of March 31, 2013 and December 31, 2012.

	March 31, 2013
	Residential Real Estate	Commercial Real Estate	Construction Real Estate	Commercial, Industrial, and Agricultural	Consumer	Total
	(Dollars in thousands)
Allowance for loan losses:
Individually evaluated for impairment	$—	$96	$—	$—	$—	$96
Collectively evaluated for impairment	293	2,182	5	152	20	2,652

Total	$293	$2,278	$5	$152	$20	$2,748

Loans:
Individually evaluated for impairment	$—	$5,414	$—	$—	$—	$5,414
Collectively evaluated for impairment	32,746	185,958	585	14,392	421	234,102

Total	$32,746	$191,372	$585	$14,392	$421	$239,516

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

(In thousands, except per share amounts)

5.	ALLOWANCE FOR LOAN LOSSES (CONTINUED)

	December 31, 2012
	Residential Real Estate	Commercial Real Estate	Construction Real Estate	Commercial, Industrial, and Agricultural	Consumer	Total
	(Dollars in thousands)
Allowance for loan losses:
Individually evaluated for impairment	$49	$735	$—	$—	$—	$784
Collectively evaluated for impairment	280	2,042	6	107	33	2,468

Total	$329	$2,777	$6	$107	$33	$3,252

Loans:
Individually evaluated for impairment	$245	$5,736	$—	$—	$—	$5,981
Collectively evaluated for impairment	29,628	186,715	699	16,282	618	233,942

Total	$29,873	$192,451	$699	$16,282	$618	$239,923

Credit Quality Information

The following tables represent credit exposures by internally assigned grades. The grading analysis estimates the capability of the borrower to repay the contractual obligations of the loan agreements as scheduled or at all. The Company’s internal credit risk grading system is based on experiences with similarly graded loans.

The Company’s internally assigned grades are as follows:

Pass loans – loans which are protected by the current net worth and paying capacity of the obligor or by the value of the underlying collateral. There are three sub-grades within the Pass category to further distinguish the loan.

Special Mention loans – loans for which a potential weakness or risk exists, which could cause a more serious problem if not corrected.

Substandard loans – have a well-defined weakness based on objective evidence and are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.

Doubtful loans – have all the weaknesses inherent in a substandard asset. In addition, these weaknesses make collection or liquidation in full highly questionable and improbable, based on existing circumstances.

Loss – loans classified as a loss are considered uncollectible, or of such value that continuance as an asset is not warranted.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

(In thousands, except per share amounts)

5.	ALLOWANCE FOR LOAN LOSSES (CONTINUED)

Credit quality indicators as of March 31, 2013 were as follows:

	March 31, 2013
(Dollars in thousands)	Commercial Real Estate	Construction Real Estate	Commercial, Industrial, and Agricultural	Total
Pass	$184,126	$585	$13,907	$198,618
Special Mention	1,823	—	485	2,308
Substandard	5,423	—	—	5,423
Doubtful	—	—	—	—

Ending Balance	$191,372	$585	$14,392	$206,349

Credit quality indicators as of December 31, 2012 were as follows:

	December 31, 2012
(Dollars in thousands)	Commercial Real Estate	Construction Real Estate	Commercial, Industrial, and Agricultural	Total
Pass	$183,721	$699	$15,786	$200,206
Special Mention	2,994	—	496	3,490
Substandard	5,736	—	—	5,736
Doubtful	—	—	—	—

Ending Balance	$192,451	$699	$16,282	$209,432

The following tables present performing and nonperforming residential real estate and consumer loans based on payment activity as of March 31, 2013 and December 31, 2012. Payment activity is reviewed by management on a monthly basis to determine how loans are performing. Loans are considered to be nonperforming when they become 90 days past due.

	March 31, 2013
(Dollars in thousands)	Residential Real Estate	Consumer	Total
Nonperforming loans	$—	$—	$—
Performing loans	32,746	421	33,167

	$32,746	$421	$33,167

	December 31, 2012
(Dollars in thousands)	Residential Real Estate	Consumer	Total
Nonperforming loans	$98	$—	$98
Performing loans	29,775	618	30,393

	$29,873	$618	$30,491

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

(In thousands, except per share amounts)

5.	ALLOWANCE FOR LOAN LOSSES (CONTINUED)

Following is a table which includes an aging analysis of the recorded investment of past-due loans.

	March 31, 2013
(Dollars in thousands)	30-59 Days Past Due	60-89 Days Past Due	90 Days Or Greater	Total Past Due	Current	Total Loans
Loans secured by real estate:
Residential	$399	$—	$—	$399	$32,347	$32,746
Commercial	—	—	1,818	1,818	189,554	191,372
Construction	—	—	—	—	585	585
Commercial, industrial, and agricultural	89	—	—	89	14,303	14,392
Consumer	—	—	—	—	421	421

Total	$488	$—	$1,818	$2,306	$237,210	$239,516

	December 31, 2012
(Dollars in thousands)	30-59 Days Past Due	60-89 Days Past Due	90 Days Or Greater	Total Past Due	Current	Total Loans
Loans secured by real estate:
Residential	$235	$—	$98	$333	$29,540	$29,873
Commercial	9	1,007	1,711	2,727	189,724	192,451
Construction	—	—	—	—	699	699
Commercial, industrial, and agricultural	—	—	—	—	16,282	16,282
Consumer	—	—	—	—	618	618

Total	$244	$1,007	$1,809	$3,060	$236,863	$239,923

Management evaluates commercial loans and commercial real estate loans which are 90 days or more past due and considers them to be impaired. Loans rated Substandard or Doubtful are also evaluated for impairment. These loans are analyzed to determine whether it is probable that all amounts will not be collected according to the contractual terms of the loan agreement. If management determines that the value of the impaired loan is less than the recorded investment in the loan (net of previous charge-offs, deferred loan fees, or costs and unamortized premium or discount), impairment is recognized through an allowance estimate or a charge-off to the allowance.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

(In thousands, except per share amounts)

5.	ALLOWANCE FOR LOAN LOSSES (CONTINUED)

The following table presents impaired loans by class, segregated by those for which a specific allowance was required and those for which a specific allowance was not necessary:

(Dollars in thousands)	Recorded Investment	Unpaid Principal Balance	Related Allowance	Recorded Investment	Unpaid Principal Balance	Related Allowance
With no related allowance recorded:
Loans secured by real estate:
Residential	$—	$—	$—	$147	$147	$—
Commercial	4,709	4,709	—	3,399	3,399	—
Construction	—	—	—	—	—	—
Commercial, industrial, and agricultural	—	—	—	—	—	—
Consumer	—	—	—	—	—	—

With an allowance recorded:
Loans secured by real estate:
Residential	—	—	—	98	98	49
Commercial	705	705	96	2,337	2,337	735
Construction	—	—	—	—	—	—
Commercial, industrial, and agricultural	—	—	—	—	—	—
Consumer	—	—	—	—	—	—

Total	$5,414	$5,414	$96	$5,981	$5,981	$784

The following table presents the average balances of impaired loans and interest income by class, recognized on impaired loans:

	March 31, 2013		March 31, 2012
(Dollars in thousands)	Average Recorded Investment	Interest Income Recognized	Average Recorded Investment	Interest Income Recognized
Loans secured by real estate:
Residential	$—	$—	$239	$3
Commercial	5,338	50	4,539	63
Construction	—	—	312	—
Commercial, industrial, and agricultural	—	—	695	21
Consumer	—	—	—	—

Total	$5,338	$50	$5,785	$87

Loans are considered for nonaccrual status upon 90 days delinquency. When a loan is placed in nonaccrual status, previously accrued but unpaid interest is deducted from interest income.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

(In thousands, except per share amounts)

5.	ALLOWANCE FOR LOAN LOSSES (CONTINUED)

The following table presents loans that are on nonaccrual status and that are 90 days delinquent and still accruing interest by portfolio segment as of March 31, 2013 and December 31, 2012.

	March 31, 2013		December 31, 2012
(Dollars in thousands)	Nonaccrual	Past due 90 days or more and still accruing	Nonaccrual	Past due 90 days or more and still accruing
Loans secured by real estate:
Residential	$—	$—	$98	$—
Commercial	1,818	—	2,718	—
Construction	—	—	—	—
Commercial, industrial, and agricultural	—	—	—	—
Consumer	—	—	—	—

Total	$1,818	$—	$2,816	$—

As of March 31, 2013 and December 31, 2012, there were three troubled debt restructurings within one loan relationship, all of which are classified as impaired and on nonaccrual status, totaling $1,715,000 and $2,243,000, respectively. These loans were restructured in the fourth quarter of 2012. There was a specific allocation in the allowance for loan loss associated with the loan relationship totaling $490,000. Management has subsequently charged off $500,000 against the specific allocation related to one of the loans in the first quarter of 2013.

6.	ACCUMULATED OTHER COMPREHENSIVE INCOME

The following table presents the changes in accumulated other comprehensive income by component net of tax for the three months ended March 31, 2013:

(Dollars in thousands)	Unrealized gains on available for sale securities (a)	Defined benefit pension items	Total
Balance as of December 31, 2012	$1,572	$(96)	$1,476
Other comprehensive income (loss) before reclassification	(666)	3	(663)
Amount reclassified from accumulated other comprehensive income	(502)	—	(502)

Total other comprehensive income (loss)	(1,168)	3	(1,165)

Balance as of March 31, 2013	$404	$(93)	$311

(a)	All amounts are net of tax. Amounts in parentheses indicate debits.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

(In thousands, except per share amounts)

6.	ACCUMULATED OTHER COMPREHENSIVE INCOME (CONTINUED)

The following table presents significant amounts reclassified out of each component of accumulated other comprehensive income for the three months ended March 31, 2013:

(Dollars in thousands) Details about other comprehensive income	Amount Reclassified from Accumulated Other Comprehensive Income (a)	Affected Line Item in the Consolidated Statement of Income
Unrealized gains on available for sale securities
	$760	Investment securities gains, net
	(258)	Income taxes

	$502	Net of tax

(a)	Amounts in parentheses indicate debits to net income.

7.	FAIR VALUE MEASUREMENTS

The following disclosures show the hierarchal disclosure framework associated with the level of pricing observations utilized in measuring assets and liabilities at fair value. The three broad levels of pricing observations are as follows:

Level I:	Quoted prices are available in active markets for identical assets or liabilities as of the reported date.

Level II:	Pricing inputs are other than the quoted prices in active markets, which are either directly or indirectly observable as of the reported date. The nature of these assets and liabilities includes items for which quoted prices are available but traded less frequently and items that are fair-valued using other financial instruments, the parameters of which can be directly observed.

Level III:	Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

This hierarchy requires the use of observable market data when available.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

(In thousands, except per share amounts)

7.	FAIR VALUE MEASUREMENTS (CONTINUED)

The following table presents the assets reported on the consolidated balance sheet at their fair value as of March 31, 2013 and December 31, 2012, by level within the fair value hierarchy. Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

	March 31, 2013
	Level I	Level II	Level III	Total
	(Dollars in thousands)
Fair value measurements on a recurring basis:
Securities available for sale:
Obligations of states and political subdivisions	$—	$25,273	$—	$25,273
Mortgage-backed securities in government-sponsored entities	—	73,322	—	73,322
Equity securities	72	—	—	72

Total	$72	$98,595	$—	$98,667

	December 31, 2012
	Level I	Level II	Level III	Total
	(Dollars in thousands)
Fair value measurements on a recurring basis:
Securities available for sale:
U.S. government agency securities	$—	$3,013	$—	$3,013
Obligations of states and political subdivisions	—	29,904	—	29,904
Mortgage-backed securities in government-sponsored entities	—	63,852	—	63,852
Equity securities	66	—	—	66

Total	$66	$96,769	$—	$96,835

The following table presents the assets measured on a nonrecurring basis on the consolidated balance sheet at their fair value as of March 31, 2013 and December 31, 2012, by level within the fair value hierarchy. Impaired loans that are collateral dependent are written down to fair value through the establishment of specific reserves. Techniques used to value the collateral that secure the impaired loan include: quoted market prices for identical assets classified as Level I inputs; observable inputs, employed by certified appraisers, for similar assets classified as Level II inputs. In cases where valuation techniques included inputs that are unobservable and are based on estimates and assumptions developed by management based on the best information available under each circumstance, the asset valuation is classified as Level III inputs.

The Company has measured impairment on impaired loans generally based on the fair value of the loan’s collateral. Fair value is generally determined based upon independent third-party appraisals of the properties. These assets are included below as Level II fair values. The fair value of assets included below as Level III fair values is management’s estimate based on the best information available which include unobservable inputs. The fair value consists of the loan balances of $5,414,000 and $5,981,000 less their valuation allowances of $96,000 and $784,000 at March 31, 2013 and December 31, 2012, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

(In thousands, except per share amounts)

7.	FAIR VALUE MEASUREMENTS (CONTINUED)

	March 31, 2013
	Level I	Level II	Level III	Total
	(Dollars in thousands)
Fair value measurements on a nonrecurring basis:
Impaired loans	$—	$—	$5,318	$5,318
Other real estate owned	—	—	35	35

Total	$—	$—	$5,353	$5,353

	December 31, 2012
	Level I	Level II	Level III	Total
	(Dollars in thousands)
Fair value measurements on a nonrecurring basis:
Impaired loans	$—	$—	$5,197	$5,197

The following table presents additional qualitative information about assets measured at fair value on a nonrecurring basis and for which the Company uses Level III inputs to determine fair value:

	March 31, 2013
	Quantitative Information about Level III Fair Value Measurements
(Dollars in thousands)		Valuation	Unobservable	Range (Weighted
	Fair Value	Techniques	Input	Average)
Impaired loans	$5,318	Appraisal of collateral (1)	Appraisal adjustments (2)	0% -20% (3%)
Other real estate owned	35	Appraisal of collateral (1)	N/A	N/A

	December 31, 2012
	Quantitative Information about Level III Fair Value Measurements
(Dollars in thousands)		Valuation	Unobservable	Range (Weighted
	Fair Value	Techniques	Input	Average)
Impaired loans	$5,197	Appraisal of collateral(1)	Appraisal adjustments (2)	25% -50% (35%)

(1)	Fair value is generally determined through appraisals if the underlying collateral, which generally include various Level III inputs, are not identifiable.
(2)	Appraisals may be adjusted by management for qualitative factors such as economic conditions and estimated liquidation expenses. The range and weighted-average of liquidation expenses and other appraisal adjustments are presented as a percent of the appraisal.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

(In thousands, except per share amounts)

8.	FAIR VALUE DISCLOSURE OF FINANCIAL INSTRUMENTS

The estimated fair value of the Company’s financial instruments at March 31, 2013 and December 31, 2012 is as follows:

	March 31, 2013
(Dollars in thousands)	Carrying				Fair
	Value	Level I	Level II	Level III	Value
Financial assets:
Cash and cash equivalents	$22,930	$22,930	$—	$—	$22,930
Investment securities available for sale	98,667	72	98,595	—	98,667
Net loans	238,275	—	—	254,348	254,348
Bank-owned life insurance	3,906	3,906	—	—	3,906
Regulatory stock	1,463	1,463	—	—	1,463
Accrued interest receivable	1,435	1,435	—	—	1,435
Mortgage servicing rights	169	—	—	169	169
Financial liabilities:
Deposits	$334,550	$256,913	$—	$78,497	$335,410
Other borrowings	5,000	—	—	5,438	5,438
Accrued interest payable	72	72	—	—	72

	December 31, 2012
(Dollars in thousands)	Carrying				Fair
	Value	Level I	Level II	Level III	Value
Financial assets:
Cash and cash equivalents	$19,110	$19,110	$—	$—	$19,110
Investment securities available for sale	96,835	66	96,769	—	96,835
Net loans	237,688	—	—	251,369	251,369
Bank-owned life insurance	3,880	3,880	—	—	3,880
Regulatory stock	1,463	1,463	—	—	1,463
Accrued interest receivable	1,403	1,403	—	—	1,403
Mortgage servicing rights	216	—	—	169	169
Financial liabilities:
Deposits	$323,437	$246,171	$—	$78,318	$324,489
Other borrowings	7,500	—	—	8,159	8,159
Accrued interest payable	87	87	—	—	87

Financial instruments are defined as cash, evidence of ownership interest in an entity, or a contract which creates an obligation or right to receive or deliver cash or another financial instrument from/to a second entity on potentially favorable or unfavorable terms.

Fair value is defined as the amount at which a financial instrument could be exchanged in a current transaction between willing parties other than in a forced liquidation sale. If a quoted market price is available for a financial instrument, the estimated fair value would be calculated based upon the market price per trading unit of the instrument.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

(In thousands, except per share amounts)

8.	FAIR VALUE DISCLOSURE OF FINANCIAL INSTRUMENTS (CONTINUED)

If no readily available market exists, the fair value estimates for financial instruments should be based upon management’s judgment regarding current economic conditions, interest rate risk, expected cash flows, future estimated losses, and other factors as determined through various option pricing formulas or simulation modeling. As many of these assumptions result from judgments made by management based upon estimates which are inherently uncertain, the resulting estimated fair values may not be indicative of the amount realizable in the sale of a particular financial instrument. In addition, changes in assumptions on which the estimated fair values are based may have a significant impact on the resulting estimated fair values.

As certain assets such as deferred tax assets and premises and equipment are not considered financial instruments, the estimated fair value of financial instruments would not represent the full value of the Company.

The Company employed simulation modeling in determining the estimated fair value of financial instruments for which quoted market prices were not available based upon the following assumptions:

Cash and Cash Equivalents, Regulatory Stock, Accrued Interest Receivable, Accrued Interest Payable, and Short-Term Borrowings

The fair value is equal to the current carrying value.

Investment Securities

The fair value of investment securities available for sale is equal to the available quoted market price. If no quoted market price is available, fair value is estimated using the quoted market price for similar securities.

Loans

The fair value is estimated by discounting future cash flows using current market inputs at which loans with similar terms and qualities would be made to borrowers of similar credit quality. Where quoted market prices were available, primarily for certain residential mortgage loans, such market rates were utilized as estimates for fair value.

Bank-Owned Life Insurance

The fair value is equal to the cash surrender value of the life insurance policies.

Mortgage Servicing Rights

The fair value for mortgage servicing rights is estimated by discounting contractual cash flows and adjusting for prepayment estimates. Discount rates are based upon rates generally charged for such loans with similar characteristics.

Deposits and Other Borrowings

The fair value of certificates of deposit and other borrowings is estimated by discounting the future cash flows using a simulation model which estimates future cash flows and constructs discount rates that consider reinvestment opportunities, operating expenses, noninterest income, credit quality, and prepayment risk.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

(In thousands, except per share amounts)

8.	FAIR VALUE DISCLOSURE OF FINANCIAL INSTRUMENTS (CONTINUED)

Demand, savings, and money market deposit accounts are valued at the amount payable on demand as of year-end.

Commitments to Extend Credit

These financial instruments are generally not subject to sale, and estimated fair values are not readily available. The carrying value, represented by the net deferred fee arising from the unrecognized commitment or letter of credit, and the fair value, determined by discounting the remaining contractual fee over the term of the commitment using fees currently charged to enter into similar agreements with similar credit risk, are not considered material for disclosure.

9.	STOCK BASED COMPENSATION

Stock Options Plan

The Company maintains a fixed director and employee stock-based compensation plan. The plan authorizes the granting of options to purchase shares of the Company’s stock, which may be nonqualified stock options or incentive stock options which are subject to vesting conditions and other restrictions. Under the plan, the Company may grant options for up to 83,060 shares of common stock.

During the three months ended March 31, 2013 and 2012, the Company recorded approximately $3,000 and $4,000, respectively, in compensation expense related to our stock option awards. As of March 31, 2013, there was approximately $22,000 of unrecognized compensation cost related to unvested stock option awards granted. That cost is expected to be recognized over the next three years.

Stock Incentive Plan

The shareholders of the Company approved the Stock Incentive Plan (the “Plan”). Directors, Officers, and all other key employees of the Company are eligible to receive awards of restricted stock based upon the Board of Directors’ sole discretion. There were 49,000 shares authorized under the Plan. Awards granted under the Plan are in the form of the Company’s common stock and are subject to certain vesting requirements, including continuous employment or service with the Company.

During the three ended March 31, 2013 and 2012, the Company recorded approximately $9,000 and $19,000, respectively, in compensation expense related to our restricted stock awards. As of March 31, 2013, there was approximately $69,500 of unrecognized compensation cost related to unvested restricted stock awards granted. That cost is expected to be recognized over the next three years.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The following is only a general summary of certain aspects of Pennsylvania law and CNB’s by-laws related to indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of the Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”), and CNB’s by-laws cited herein.

Sections 1741 through 1743 of the BCL provide that a business corporation may indemnify directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in the best interests of the corporation. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification shall have been adjudged to be liable to the corporation unless and only to the extent a court determines that the person is fairly and reasonably entitled to indemnification. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Section 1746 of the BCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure or act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Section 1747 of the BCL authorizes a corporation to purchase insurance for directors and other representatives. The foregoing statement is subject to the detailed provisions of Sections 1741 through 1850 of the BCL.

As permitted by the BCL, CNB’s by-laws, as amended and restated, provide that CNB shall, subject to certain authorizations and determinations, indemnify its directors and officers, including the advancement of expenses. The by-laws contain the procedures pursuant to which such indemnification and advancement of expenses may be authorized and effectuated, including receipt of certain undertakings by the director or officer as a condition precedent to the advancement of expenses. The by-laws, as amended and restated, provide, among other things, that indemnification shall not be made where the indemnification is expressly prohibited by law or where a final adjudication establishes that the director’s or officer’s conduct constitutes willful misconduct or recklessness or was based upon or attributable to the receipt from CNB of a personal benefit to which the director or officer was not legally entitled.

As permitted by the BCL, CNB maintains directors and officers liability insurance in amounts and on terms which CNB’s board of directors deems reasonable. In the ordinary course of business, CNB’s board of directors regularly reviews the scope and adequacy of such insurance coverage.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The exhibits required by this item are set forth on the Exhibit Index attached hereto and are incorporated herein by reference.

ITEM 22.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)(1) The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearfield, Pennsylvania, on August 6, 2013.

CNB FINANCIAL CORPORATION

By:	/s/ Joseph B. Bower, Jr.
Name:	Joseph B. Bower, Jr.
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities on August 6, 2013.

Name	Title

/s/ Joseph B. Bower, Jr. Joseph B. Bower, Jr.	President and Chief Executive Officer

/s/ Brian W. Wingard Brian W. Wingard	Treasurer and Principal Financial Officer

* Timothy Bracken	Controller

* Dennis L. Merrey	Chairman of the Board of Directors

* William F. Falger	Director

* Richard L. Greslick, Jr.	Director

* Robert W. Montler	Director

* Joel E. Peterson	Director

Deborah Dick Pontzer	Director

* Jeffrey S. Powell	Director

* Charles H. Reams	Director

* James B. Ryan	Director

* Nick Scott, Jr.	Director

* Richard B. Seager	Director

* Peter F. Smith	Director

* By:	/s/ Joseph B. Bower, Jr.
Joseph B. Bower, Jr.
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger dated as of March 26, 2013, between CNB Financial Corporation and FC Banc Corp. (filed as Exhibit 2.1 to CNB Financial Corporation’s Form 8-K filed with the SEC on March 27, 2013 and incorporated herein by reference).

3.1	Amended and Restated Articles of Incorporation of CNB Financial Corporation (filed as Appendix B to CNB Financial Corporation’s 2006 Proxy Statement filed with the SEC on March 24, 2006, and incorporated herein by reference).

3.4	By-Laws of CNB Financial Corporation, as amended and restated (filed as Appendix C to CNB Financial Corporation’s 2006 Proxy Statement filed with the SEC on March 24, 2006, and incorporated herein by reference).

4.1**	Stock Certificate.

5.1**	Opinion of Hogan Lovells US LLP.

8.1**	Opinion of Hogan Lovells US LLP.

8.2**	Opinion of Vorys, Sater, Seymour and Pease LLP.

10.1	Form of Voting Agreement, dated as of March 26, 2013, by and among CNB Financial Corporation and certain shareholders of FC Banc Corp. (filed as Exhibit A to Exhibit 2.1 of the Registrant’s Form 8-K filed with the SEC on March 27, 2013 and incorporated herein by reference).

10.2	Form of Settlement Agreement, dated as of March 26, 2013, by and among CNB Financial Corporation and certain executives of FC Banc Corp. (filed as Exhibit C-1 to Exhibit 2.1 of the Registrant’s Form 8-K filed with the SEC on March 27, 2013 and incorporated herein by reference).

10.3	Form of Settlement Agreement, dated as of March 26, 2013 and April 25, 2013, by and among CNB Financial Corporation and certain executives of FC Banc Corp. (filed as Exhibit C-2 to Exhibit 2.1 of the Registrant’s Form 8-K filed with the SEC on March 27, 2013 and incorporated herein by reference).

10.4	Form of Employment Agreement, dated as of March 26, 2013, by and among CNB Financial Corporation and certain executives of FC Banc Corp. (filed as Exhibit D to Exhibit 2.1 of the Registrant’s Form 8-K filed with the SEC on March 27, 2013 and incorporated herein by reference).

10.5**	Settlement Agreement, dated as of March 26, 2013, by and among Coleman J. Clougherty, CNB Financial Corporation, FC Banc Corp. and The Farmers Citizens Bank.

10.6**	Settlement Agreement, dated as of March 26, 2013, by and among David D. Dygert, CNB Financial Corporation, FC Banc Corp. and The Farmers Citizens Bank.

10.7**	Settlement Agreement, dated as of March 26, 2013, by and among W. Eugene Spurbeck, CNB Financial Corporation, FC Banc Corp. and The Farmers Citizens Bank.

10.8**	Settlement Agreement, dated as of March 26, 2013, by and among Louis J. Torchio, CNB Financial Corporation, FC Banc Corp. and The Farmers Citizens Bank.

10.9**	Settlement Agreement, dated as of March 26, 2013, by and among Jeffrey A. Wise, CNB Financial Corporation, FC Banc Corp. and The Farmers Citizens Bank.

10.10**	Settlement Agreement, dated as of March 26, 2013, by and among Richard E. Bauer, CNB Financial Corporation, FC Banc Corp. and The Farmers Citizens Bank.

10.11**	Settlement Agreement, dated as of June 20, 2013, by and among Cynthia Sparling, CNB Financial Corporation, FC Banc Corp. and The Farmers Citizens Bank.

10.12**	Settlement Agreement, dated as of March 26, 2013, by and among Doris M. Lambert, CNB Financial Corporation, FC Banc Corp. and The Farmers Citizens Bank.

10.13**	Employment Agreement, dated as of March 26, 2013, by and among David D. Dygert, CNB Financial Corporation and CNB Bank.

10.14**	Employment Agreement, dated as of March 26, 2013, by and among W. Eugene Spurbeck, CNB Financial Corporation and CNB Bank.

10.15**	Employment Agreement, dated as of March 26, 2013, by and among Louis J. Torchio, CNB Financial Corporation and CNB Bank.

23.1	Consent of Crowe Horwath LLP.

23.2	Consent of S.R. Snodgrass AC.

23.3**	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

23.4**	Consent of Hogan Lovells US LLP (included in Exhibit 8.1).

23.5**	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 8.2).

24.1**	Power of Attorney (included on signature page hereto).

99.1	Consent of Boenning & Scattergood, Inc.

99.2	Form of Proxy Card for Special Meeting of Shareholders of FC Banc Corp.

**	Previously filed.